As filed with the Securities and Exchange Commission on April
2
6
, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Movella Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	98-1575384
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)
3535 Executive Terminal Drive, Suite 110
Henderson, Nevada 89052
(310) 481-1800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dennis Calderon, Esq.
General Counsel
Movella Holdings Inc.
3535 Executive Terminal Drive, Suite 110
(310) 481-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Allison Leopold Tilley, Esq.
Davina K. Kaile, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
Tel: (650)
233-4500
Fax: (650)
233-4545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2023

PRELIMINARY PROSPECTUS

Movella Holdings Inc.

Up to 23,523,776 shares of common stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus or their permitted transferees of up to 23,523,776 shares of our common stock, $0.00001 par value per share (the “common stock”), which includes (i) up to 4,100,000 shares of common stock held by Pathfinder Acquisition LLC (the “Sponsor”) and certain other persons and entities (collectively with the Sponsor, the “Original Holders”) holding shares of common stock initially purchased in a private placement in connection with the initial public offering (the “IPO”) of Pathfinder Acquisition Corporation (“Pathfinder”); (ii) 4,250,000 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock at an exercise price of $11.50 per share held by the Original Holders; (iii) 6,576,036 shares held by certain affiliates and former affiliates of Movella Inc. (“Legacy Movella”) (the “Movella-Related Holders”); (iv) 8,500,000 shares of common stock held by FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P. (collectively, the “FP Purchasers”) as a result of the transfer of 1,000,000 shares from Pathfinder to the FP Purchasers pursuant to that certain Equity Grant Agreement, dated as of November 14, 2022, by and among Pathfinder and the FP Purchasers and the purchase of 7,500,000 shares of common stock by the FP Purchasers from Pathfinder in a private placement in connection with the VLN Facility (as defined herein) (the “FP VLN Shares” and collectively with the 1,000,000 shares transferred by the Sponsor to the FP Purchasers, the “FP Shares”); and (v) up to 97,740 shares of common stock issuable upon exercise of certain outstanding options to acquire shares of our common stock held by former employees of Legacy Movella. We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus. We will receive proceeds from the cash exercise of any options and warrants to purchase shares of our common stock and will be entitled to a credit against the VLN Facility in connection with the sale of any FP VLN Shares, as described in “Use of Proceeds.” We are registering the offer and sale of certain of the shares covered by this prospectus to satisfy registration rights we have granted to the selling stockholders. Our registration of the shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution.”

Our shares of common stock and warrants to purchase shares of common stock (the “public warrants”) are listed on Nasdaq under the symbols “MVLA” and “MVLAW,” respectively. On April 25, 2023, the closing price of our shares of common stock was $1.41 and the closing price for our public warrants was $0.0772. We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 15 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

(Prospectus cover continued on the following page)

(Prospectus cover continued from preceding page)

We will not receive any proceeds from the sale of shares of common stock by the selling shareholders pursuant to this prospectus. We will receive up to an aggregate of approximately $49.0 million from the exercise of the warrants and the options, assuming the exercise in full of all warrants and options for cash. If the options or warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants and options, if any, for general corporate purposes. In addition, in connection with the VLN Facility, we are entitled to receive a credit from the sale of any FP VLN Shares toward repayment of the VLN Facility as further described in “Use of Proceeds.” We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.” In connection with any sales of securities offered hereunder, the selling shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The shares covered by this prospectus were issued in connection with consummation of the business combination among Pathfinder, Motion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pathfinder (“Merger Sub”) and Legacy Movella pursuant to which Pathfinder’s name was changed to “Movella Holdings Inc.” and Legacy Movella merged into Merger Sub and became a wholly owned subsidiary of New Movella.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Except as otherwise set forth in this prospectus, neither we nor the selling stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On February 10, 2023 (the “Closing Date”), Movella Holdings Inc., a Delaware corporation (formerly known as Pathfinder Acquisition Corporation (“Pathfinder”)) consummated the previously announced business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated October 3, 2022 (the “Business Combination Agreement”), by and among Pathfinder, Motion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pathfinder (“Merger Sub”) and Movella Inc., a Delaware corporation (“Legacy Movella”). Pathfinder’s stockholders approved the Business Combination and the change of Pathfinder’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware (the “Domestication”) at an extraordinary general meeting of stockholders held on February 8, 2023. In connection with the Domestication, on the Closing Date prior to the Effective Time (as defined below): (i) each issued and outstanding Class A ordinary share, $0.0001 par value per share (“Class A ordinary shares”), and each issued and outstanding Class B ordinary share, $0.0001 par value per share (“Class B ordinary shares”), of Pathfinder were converted into one share of common stock, $0.00001 par value per share, of Movella (“common stock”); (ii) each issued and outstanding whole warrant to purchase Class A ordinary shares of Pathfinder was automatically converted into a warrant to purchase one share of common stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement, dated as of February 16, 2021, between Pathfinder and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); (iii) each outstanding Legacy Movella option to purchase a share of Legacy Movella common stock (a “Legacy Movella Option”) (whether vested or unvested) was cancelled and extinguished in exchange for an option to purchase Movella common stock (on an as-converted basis), subject to the same terms and conditions as applied to the Legacy Movella Options immediately prior to the closing of the Business Combination; (iv) the governing documents of Pathfinder were amended and restated and became the certificate of incorporation and the bylaws of Movella; and (v) Pathfinder’s name changed to “Movella Holdings Inc.” In connection with clauses (i) and (ii) of this paragraph, each issued and outstanding unit of Pathfinder issued in its initial public offering (the “Initial Public Offering”) (“Pathfinder Units”) (each Pathfinder Unit consisting of one Class A ordinary share of Pathfinder and one-fifth of one public warrant) that had not been previously separated into the underlying Class A ordinary shares of Pathfinder and the underlying warrants of Pathfinder prior to the Domestication were cancelled and entitled the holder thereof to one share of common stock and one-fifth of one warrant representing the right to purchase one share of common stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement. On the Closing Date, promptly following the consummation of the Domestication, Merger Sub merged with and into Legacy Movella (the “Merger”), with Legacy Movella continuing as the surviving company in the Merger and, after giving effect to the Merger, Legacy Movella became a wholly owned subsidiary of Movella (the time that the Merger became effective being referred to as the “Effective Time”). Unless the context indicates otherwise, references in this prospectus to the “Company,” “Movella,” “we,” “us,” “our” and similar terms refer to Movella Holdings Inc., and, as the context requires, its consolidated subsidiaries (including Legacy Movella).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus or in the documents incorporated herein by reference that are not historical in nature constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the financial position, business strategy, and the plans and objectives of management, and Movella’s product development plans and timeline and anticipated customer and strategic relationships, and are not guarantees of performance. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “developing,” “enable,” “estimate,” “eventual,” “expand,” “expect,” “focus,” “future,” “goal,” “intend,” “may,” “might,” “opportunity,” “outlook,” “plan,” “possible,” “position,” “potential,” “predict,” “project,” “seem,” “should,” “trend,” “will,” “would,” and other terms that predict or indicate future events, trends, or expectations, and similar expressions or the negative of such expressions may identify forward-looking statements, but the absence of these words or terms does not mean that a statement is not forward-looking. The forward-looking statements include, but are not limited to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	changes in client demand for our services and our ability to adapt to such changes;

•	the Company’s growth strategy and market opportunity;

•	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the completion of the Business Combination;

•	the Company’s future financial performance;

•	the ability of the Company to expand or maintain its existing customer base;

•	the effect of global economic conditions or political transitions on the Company’s customers and their ability to continue to purchase the Company’s products;

•	the ability to improve and maintain adequate internal controls over financial and management systems, and remediate identified material weaknesses;

•	the ability to raise financing in the future as and when needed or on market terms;

•	the ability to compete with existing competitors and the entry of new competitors in the market;

•	changes in applicable laws or regulations and the ability to maintain compliance;

•	the ability to protect our intellectual property rights; and

•

other risks and uncertainties indicated from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including those described herein under the heading “Risk Factors.”

The forward-looking statements contained in this prospectus, any prospectus supplement, and the disclosures and documents incorporated herein and therein by reference, are based on information available as of the date hereof or thereof, as well as on various assumptions, whether or not identified herein or therein, and on Movella’s current expectations, beliefs, and assumptions and are not predictions of actual performance. There can be no assurance that future developments affecting Movella will be those that have been anticipated. Accordingly, forward-looking statements in this prospectus and in any disclosure or document incorporated herein by reference should not be relied upon as representing Movella’s views as of any subsequent date.

These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Movella’s control), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. If any of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, actual results may differ materially from those discussed in or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed in the “Risk Factor Summary” and “Risk Factors” sections below.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

These forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and any accompanying prospectus supplement. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTOR SUMMARY

The following is a summary of the principal risks described below in “Risk Factors” in this prospectus. We believe that the risks described in the “Risk Factors” section are material to investors, but other factors not presently known to us or that we currently believe are immaterial may also adversely affect us. The following summary should not be considered an exhaustive summary of the material risks facing us, and it should be read in conjunction with the “Risk Factors” section and the other information contained in this prospectus.

•	We expect to continue to incur losses and may not generate sufficient revenues to achieve profitability.

•	Fluctuations in our financial and operating results may cause the trading price of our common stock to decline.

•	The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and our business could fail to grow at similar rates, if at all.

•

The Note Purchase Agreement (as defined herein) and related security documents that will subject Movella to various risks, including the risk that if we default on our obligations, the agent for the noteholders (at the direction of the majority noteholders) could foreclose on substantially all of our assets.

•	We may not be successful in the timely manufacture and introduction of new products or product categories.

•	We may not be successful in our Metaverse strategy and investments.

•	If we are not able to maintain and enhance our brand and our reputation, our business and results of operations may be adversely affected.

•	If we are unable to develop new products and effectively manage our growth, if any, we may not be able to execute our business plan and our operating results could suffer.

•	Our business could be materially harmed if we fail to successfully identify, complete, and integrate strategic acquisitions, investments, strategic partnerships, or other similar ventures.

•	Any future licensing arrangements, joint ventures, or similar collaborations may not result in commercially viable products or the generation of significant future revenues.

•	If we fail to compete effectively, we could face price reductions, reduced margins, and loss of market share.

•	Our gross margins may fluctuate or decline due to several factors, including risks related to average selling prices, product costs, and inventory management.

•	Our customers do not have long-term subscriptions for our software-as-a-service (“SaaS”) applications, exposing us to risk of non-renewal by our customers, with little or no notice.

•	If our target markets do not develop as expected, or if we fail to successfully penetrate those markets, our revenues and financial condition would be harmed.

•	If we fail to further diversify our customer base, our business and results of operations could suffer.

•

Because we do not have long-term purchase commitments with our customers, orders may be cancelled, reduced, or rescheduled with little or no notice, which may harm our business and results of operations.

•	Maturation or contraction of the market for wearable devices or categories of these devices could adversely affect our revenues and profits.

•

We face risks related to our reliance on independent distributors and resellers to sell our products, the effective management of our sales channel inventory and product mix, and our ability to accurately forecast product demand, control costs, or maintain adequate supply of components and raw materials associated with our operations.

•	We face risks related to intellectual property matters.

•	Our reliance on third parties to manufacture and warehouse our products and to supply technology and components used in our products, exposes us to a number of risks outside our control.

•	Unauthorized access to or releases of proprietary or confidential information could result in significant reputational, financial, legal, and operational consequences.

•

Software or product errors, defects, or other problems, including security vulnerabilities, or incompatibility of our solutions with third- party technologies with which they are integrated, could result in loss of customers, increased costs, and damage to our operating results.

•	Our business is subject to risks from interruption of such Global Navigation Satellite Systems (“GNSS”) services or changes in policies related to their operation.

•	We may not be able to accurately predict our future capital needs or obtain additional financing to fund our operations.

•	If we fail to address the material weakness in our internal controls, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected.

•	Adverse developments affecting the financial industry could adversely affect our business, financial condition and results of operations.

•

If we fail to accurately report and present non-GAAP financial measures, together with our financial results determined in accordance with GAAP, investors may lose confidence and our stock price could decline.

•

In preparing our consolidated financial statements, we make good faith estimates and judgments that may change or turn out to be erroneous, which could adversely affect our operating results for the affected periods.

•	Changes to financial accounting standards or to U.S., or non-U.S. tax laws may affect our results of operations.

•	Tax regulatory authorities may disagree with our positions and conclusions regarding certain tax positions.

•

We are subject to risks related to U.S. and international laws, government regulations, and policies, including those related to: anti- corruption or anti-bribery, U.S. or foreign trade policy, tariff, import, and export matters, economic sanctions, data and privacy protection, conflict minerals, environmental, health, and safety, and social and environmental responsibility.

•

Our international operations subject us to risks related to increased complexity and costs, geopolitical instability, complex and changing global laws and regulations, and fluctuations in foreign currency translation.

•

Our stock price and volume may fluctuate significantly and decline due to a variety of factors, and you could lose all or part of your investment. In addition, ownership of our common stock is concentrated, and as a result, certain stockholders may exercise significant influence over us.

•	If we fail to meet the continued listing standards of Nasdaq, it could result in a de-listing of our common stock.

•	We incur increased costs and are subject to additional regulations and requirements as a result of being a public company and our management team has limited experience managing a public company.

•	Our business may suffer if we are not able to hire and retain sufficient personnel, including our key personnel.

IMPORTANT INFORMATION ABOUT GAAP AND NON-GAAP FINANCIAL MEASURES

Our financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). We refer in various places within this prospectus to EBITDA, Adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross margin and non-GAAP net loss, which are non-GAAP measures that are more fully explained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The presentation of this non-GAAP information is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with GAAP.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to industry data, information, and statistics regarding the markets in which we compete from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. We have supplemented this information where necessary with our own internal estimates, considering publicly available information about other industry participants and our management’s best view as to information that is not publicly available. This information appears in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus. We have taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.

Industry publications, research, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements. Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” and “Movella” refer to Movella Holdings Inc. and, as applicable, its consolidated subsidiaries, following the Business Combination. Movella™, Xsens®, MVN™, MTi®, MVN Awinda®, MVN Link™, MVN Analyze™, MVN Animate®, Xsens Motion Cloud®, Xsens DOT®, Movella DOT™, Kinduct®, and OBSKUR™ are among the trademarks, registered trademarks, or service marks owned by Movella.

Recent Developments

On the Closing Date of the Business Combination, Movella consummated the previously announced Business Combination contemplated by the Business Combination Agreement. In connection with the consummation of the Business Combination, we changed our name from Pathfinder Acquisition Corporation to Movella Holdings Inc. In connection with the Stockholder Meeting and the Business Combination, holders of 28,961,090 of the 32,500,000 then-outstanding Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.16 per share, for an aggregate redemption amount of approximately $294.2 million. In connection with the closing of the Business Combination, all outstanding Class A ordinary shares and Class B ordinary shares automatically converted into shares of common stock on a one-for-one basis. The public warrants and private placement warrants became warrants to purchase common stock. Each outstanding Legacy Movella Option (whether vested or unvested) was cancelled and extinguished in exchange for an option to purchase Movella common stock (on an as-converted basis), subject to the same terms and conditions as applied to the Legacy Movella Options immediately prior to the closing of the Business Combination. Pathfinder Units automatically separated into the component securities and, as a result, no longer trade as a separate security. On February 13, 2023, our common stock and warrants began trading on the Nasdaq Global Market and the Nasdaq Capital Market (collectively, “Nasdaq”) under the symbols “MVLA” and “MVLAW,” respectively.

Overview

Movella is a global full-stack provider of integrated sensors, software, and analytics that enable the digitization of movement. Our solutions accelerate innovation and enable our customers, partners, and users to create extraordinary outcomes. Movella powers real-time character movement in digital environments, transforms movement into digital data that provides meaningful and actionable insights, renders digitized movement to enable the creation of sophisticated and true-to-life animated content, creates new forms of monetizable IP with unique biomechanical digital content, and provides spatial movement orientation and positioning data. Partnering with leading global brands such as Electronic Arts, EPIC Games, 20th Century Studios, Netflix, Toyota, and Siemens and over 2,000 customers in total, we currently serve the entertainment, health and sports, and automation and mobility markets.* Additionally, we believe we are well-positioned to provide critical enabling solutions for applications in emerging high-growth markets such as the Metaverse, next-generation gaming, live streaming, digital health, and autonomous robots with recently introduced offerings and products currently in development.

Our full-stack product portfolio includes differentiated sensor fusion modules, motion capture systems, visualization software, and AI cloud analytics enabled by our proprietary technologies. By offering full-stack solutions, we provide our customers and partners with significant technological advantages in the areas of

*	We believe these customers reflect those with which we are currently actively engaged in terms of our innovation and strategic opportunities across our target markets.

magnetic immunity, accuracy, and ease of use, among others. Our technologies are protected by our broad IP portfolio including 161 issued patents, 15 pending patent applications, extensive trade secrets, and decades of know-how.

We serve large and growing markets where digitized movement is critical to our customers’ success. In the entertainment market, our sensors and software are used by leading global motion picture studios, video game publishers and virtual creators for three-dimensional (“3D”) character animation, and other applications such as virtual concerts. In the health and sports market, our solutions are used to provide actionable movement insights for applications such as elite athlete performance and recovery, patient injury prevention and rehabilitation, and ergonomic studies. In the automation and mobility market, our sensors are used as the movement and orientation intelligence in applications such as robotics and unmanned vehicles. We believe the addressable market opportunity of our current products is approximately $14 billion today and expected to scale to $20 billion in the next five years, with emerging high-growth markets representing additional meaningful upside to that. For a description of our total addressable market, see “Business —Total Addressable Market.”

We plan to continue to scale within our existing markets through global channel expansion and growth in our direct sales force, further development and expansion of our independent application developer platform (which currently supports an ecosystem of 700+ third-party application developers), introductions of new products and software upgrades, enrichment of vTuber and Influencer applications, and potential new strategic partnerships.

In addition to our established markets, our solutions are a critical enabling technology for applications with significant potential in the Metaverse, next-generation gaming, live streaming, and other large, high-growth end markets. Applications include live streaming, virtual performances, monetizable “motion IP,” and virtual meetings with real-time digital representation. Our technology enables the creation and control of life-like digital characters and avatars with real-time 3D human body and facial movement. According to Bloomberg Intelligence, Metaverse and next-generation gaming have the potential to become $856 billion and $457 billion markets by 2025, respectively.

We derive our revenues from the sales of our integrated suite of sensors and right-to-use software licenses. We are in the process of transitioning from a one-time license to an annual subscription model. We sell our products through our direct global sales organization and through regional channel partners around the world. In 2022, approximately 39% of Legacy Movella’s revenues were from our channel partners and the rest was direct, with both sales channels contributing GAAP gross margins of approximately 50% and non-GAAP gross margins of approximately 65%. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for a reconciliation of non-GAAP gross margin to GAAP gross margin. We utilize an “asset-light” contract manufacturer model for the manufacturing of our sensor modules and wearable sensor systems and perform final calibration in-house to maintain consistently high quality and ensure the performance of the solutions.

Our success in developing our technologies, scaling our channel relationships globally, and expanding our applications has led to a continued track record of growth. For the years ended December 31, 2022 and 2021, Legacy Movella’s total revenues were $40.5 million and $34.4 million, respectively. We are headquartered in Henderson, Nevada with offices in Los Angeles and San Jose, California, Canada, the Netherlands, China, India and Taiwan. As of December 31, 2022, Legacy Movella had 221 employees worldwide.

Our shares of common stock and public warrants are currently listed on Nasdaq (“Nasdaq”) under the symbols “MVLA” and “MVLAW,” respectively.

Corporate Information

We were incorporated as a Cayman Islands exempted company in December 2020 as a blank check company under the name Pathfinder Acquisition Corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On February 10, 2023, Movella and Pathfinder consummated the transactions contemplated under the Business Combination Agreement. In connection with the closing of the Business Combination, we changed our name to Movella Holdings Inc.

We file electronically with the SEC, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make available on our website at www.movella.com, free of charge, copies of these reports as soon as reasonably practicable after filing these reports with, or furnishing them to, the SEC. Our website and the information contained on or through that site are not incorporated into this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek stockholder approval of any golden parachute payments not previously approved.

We intend to take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also deemed to be a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act, and are thus allowed to provide simplified executive compensation disclosures in our SEC filings, will be exempt from the provisions of Section 404(b) of Sarbanes-Oxley requiring that an independent registered public accounting firm provide an attestation report on the effectiveness of internal control over financial reporting and will have certain other reduced disclosure obligations with respect to our SEC filings. We may choose to take advantage of some or all of these accommodations. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from U.S. public companies that do not qualify as an emerging growth company or a smaller reporting company.

For additional details see “Risk Factors—We qualify as an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.”

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 15. You should carefully consider such risks before deciding to invest in our securities.

BACKGROUND OF THE OFFERING

This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 23,523,776 shares of our common stock. The shares of common stock that may be offered and sold by the selling stockholders include (i) up to 4,100,000 shares held by the Sponsor and the Original Holders that were issued in a private placement in connection with the IPO of Pathfinder; (ii) 4,250,000 shares of common stock issuable upon the exercise of the warrants held by the Original Holders; (iii) 6,576,036 shares held by the Movella-Related Holders, (iv) 8,500,000 shares of common stock held by the FP Purchasers and acquired pursuant to the Equity Grant Agreement and a private placement in connection with the VLN Facility; and (v) up to 97,740 shares of common stock issuable upon exercise of certain outstanding options to acquire shares of our common stock held by former employees of Movella.

Shares issuable upon exercise of options

As part of this offering, we are registering 97,740 shares of common stock issuable upon the exercise of certain outstanding options held by former employees of Movella that became options to acquire shares of our common stock as part of the Business Combination.

Shares offered for resale by the Selling Stockholders

As part of this offering, we are registering for resale 19,326,035 shares of common stock owned by the Original Holders, the Movella-Related Holders, and the FP Purchasers (including shares of common stock issuable open the exercise of warrants held by the Original Holders). In connection with the Business Combination, we entered into a Shareholder Rights Agreement with the Original Holders, the Movella-Related Holders and the FP Purchasers. Pursuant to the terms of the Shareholder Rights Agreement, we granted these stockholders demand, “piggy-back” and Form S-1 or Form S-3 registration rights, subject to certain minimum requirements and customary conditions. For further details see the section titled “Certain Relationships and Related Person Transactions.”

The shares owned by the Original Holders and the Movella-Related Holders are subject to certain transfer restrictions and the Original Holders and the Movella-Related Holders agreed not to effect any sale or distribution of any equity securities of Movella held by any of them during the period commencing on the Closing Date and ending on the earlier of (a) the date that is three hundred and sixty five (365) days following the Closing Date and (b) (i) the first date on which the closing price of our common stock has been greater than or equal to $12.00 per share (as adjusted for share subdivisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) measured using the daily closing price for any 20 trading days within a 30-trading day period commencing at least one hundred and fifty (150) days after the Closing Date or (ii) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Except for the FP Purchasers with respect to the FP VLN Shares, all other investors party to the Shareholder Rights Agreement have each agreed not to effect any sale or distribution of any equity securities of Movella held by any of them during the period commencing on the Closing Date and ending on the date that is one hundred and eighty (180) days following the Closing Date. For further details see the section entitled “Selling Stockholders—Certain Relationships with Selling Stockholders.”

Shares offered for resale by our affiliates

Rule 144 is not available, including for “affiliates” (as such term is defined under the Securities Act), for the resale of our securities until at least one year has elapsed from the time we file current Form 10 type information with the SEC, which we filed on February 13, 2023. We are registering for resale shares of common stock beneficially owned by our affiliates and certain former affiliates to provide them with access to liquidity opportunities until they are able to rely on Rule 144 for resales of their shares. Our common stock received by these current and former affiliates are subject to a 180 day lock-up period, subject to certain other terms and conditions depending on the price of our common stock. Equity awards granted to such stockholders are generally subject to vesting as described in this prospectus.

THE OFFERING

Issuer	Movella Holdings Inc.

Securities offered by the Selling Stockholders	Up to 23,523,776 shares of common stock (which includes 4,100,000 shares of common stock held by the Original Holders, 4,250,000 shares of common stock issuable upon the exercise of warrants held by the Original Holders, 6,576,036 shares of common stock held by Movella-Related Holders, 8,500,000 shares held by the FP Purchasers and 97,740 shares of common stock issuable upon the exercise of options held by former employees).

Terms of Warrants	Each whole warrant entitles the registered holder one Ordinary Share at a price of $11.50 per share. These warrants expire on February 10, 2028 at 5:00 p.m. New York City time, or earlier upon redemption.

Shares of common stock outstanding	50,907,431 shares (as of April 20, 2023).

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. However, if and to the extent any FP VLN Shares are sold, a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) will be applied as a credit against the outstanding obligations under the VLN Facility upon the repayment of the VLN Facility in full or a refinancing event. We will receive up to an aggregate of approximately $49.0 million from the exercise of the warrants and options, assuming the exercise in full of all the warrants and options for cash. If the warrants or options are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants and options, if any, for general corporate purposes.

Lock-Up restrictions	Certain stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Selling Stockholders—Certain Relationships with Selling Stockholders” for further discussion.

Dividend policy	We have not paid any cash dividends on our shares of common stock to date and have no current plans to pay cash dividends on our shares of common stock. See “Market Information for shares of common stock and Dividend Policy—Dividend Policy.”

Market for shares of common stock and Warrants	Our shares of common stock and public warrants are currently traded on the Nasdaq under the symbols “MVLA” and “MVLAW,” respectively.

Registration rights	We are registering the offer and sale of the shares of common stock covered by this prospectus to satisfy certain registration rights we have granted. See “Certain Relationships and Related Party Transactions —Shareholder Rights Agreement.”

Risk factors	See “Risk Factors” beginning on page 15 and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, results of operations, and prospects. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. If any of the following risks or other risks not specified below materialize, our business financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our shares of common stock could decline.

Risks Related to Our Business and Industry

We have a history of net losses and expect to continue to incur losses for the foreseeable future. If our current products and solutions do not achieve broad commercial acceptance, or if we are not able to fully commercialize products we have under development, or if our products and solutions experience significant delays or other setbacks, our business, financial condition, and results of operation will be materially and adversely affected and we may not be able to generate sufficient revenues to achieve and sustain profitability.

We have experienced net losses since inception. For the years ended December 31, 2022 and 2021, our revenues were $40.5 million and $34.4 million, respectively, and our net loss attributable to common stockholders was ($35.1) million and ($20.2) million, respectively. We expect to continue to incur operating and net losses for the foreseeable future as we expect our costs and expenses to increase in future periods. In particular, we intend to continue to invest significant resources in:

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the continued development of our product lines, including investments in our research and development, the development or acquisition of new products, features, and functionality, and improvements to the scalability, availability, and security of our platform;

•	our technology infrastructure, including enhancements to our network operations and infrastructure, and hiring of additional employees;

•	sales and marketing;

•	additional international expansion, in an effort to increase our customer base and sales; and

•	general administration, including legal, accounting, and other expenses.

In addition, part of our business strategy is to focus on our long-term growth. As a result, our profitability may be lower in the near-term than it would be if our strategy were to maximize short-term profitability. Our future potential profitability is dependent upon the successful development and commercial acceptance of our products and solutions. Because we expect to incur significant expenditures on sales and marketing efforts, expanding our platforms, products, features, and functionality, and expanding our research and development, we may experience losses in future periods and may not ultimately grow our business, or achieve or sustain long-term profitability. If we are ultimately unable to achieve profitability at the level anticipated by industry or financial analysts and our stockholders, our stock price may decline.

Our efforts to grow our business may be costlier than we expect, or our revenue growth rate may be slower than we expect, and we may not be able to increase our revenues enough to offset the increase in operating expenses resulting from these investments. If we are unable to continue to grow our revenues, the value of our business and common stock may significantly decrease.

We expect fluctuations in our financial results, which may cause the trading price of our common stock to fluctuate and make it difficult to project future results. If we fail to meet the expectations of securities analysts or investors with respect to our results of operations, our stock price could decline.

Our revenues, financial, and operating results have fluctuated in the past and may fluctuate from period to period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following factors, as well as other factors described elsewhere in this prospectus:

•	our ability to attract new customers and retain existing customers;

•	our ability to accurately forecast revenues and plan our expenses;

•	our ability to accurately predict customer and end-market demand and plan product life cycles;

•	the receipt, reduction, or cancellation of, or changes in the forecasts or timing of, orders by customers;

•	fluctuations in the levels of inventories held by our distributors and resellers or end customers;

•	the gain or loss of significant customers;

•	market acceptance of our products and our customers’ products;

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our ability to develop, introduce, and market new products and technologies on a timely basis, including our OBSKUR platform which is currently under development and is intended to target the market for live streamers and vTubers;

•	the timing and extent of product development costs;

•	our research and development costs and related new product expenditures, and our ability to achieve cost reductions in a timely or predictable manner;

•	seasonality and fluctuations in sales by our customers;

•	significant warranty claims, including those not covered by our suppliers;

•	changes in, or other factors impacting, our pricing, product cost, production schedules, and product mix;

•	changes in, or other factors impacting, our average selling prices and gross margins;

•	supply chain disruptions, delays, shortages, and capacity limitations;

•	our ability to accurately predict changes in customer demand due to matters beyond our control;

•	the actions of our competitors, including consolidation within the industry, pricing changes or the introduction of new services;

•	our ability to effectively manage our growth;

•	our ability to attract and retain key employees, given intense competition for qualified personnel;

•	our ability to successfully manage and realize the anticipated benefits of any future divestitures or acquisitions of businesses, solutions, or technologies;

•	our ability to successfully launch new products, services or solutions or sell existing services or solutions into additional geographies or vertical markets;

•	the timing and cost of developing or acquiring and integrating technologies, services, or businesses;

•	the timing, operating costs, and capital expenditures related to the operation, maintenance, and expansion of our business;

•	service outages or security breaches and any related occurrences which could impact our reputation;

•	geopolitical crises such as the Russian invasion of Ukraine, other outbreaks of hostilities or acts of aggression, or other international crises;

•	the impact of worldwide economic, industry, and market conditions, including disruptions in financial markets and the deterioration of the underlying economic conditions in some countries;

•	the emergence of global public health emergencies, such as the outbreak of COVID-19, which could further extend lead times in our supply chain and lengthen sales cycles with our customers;

•	fluctuations in currency exchange rates;

•	trade protection measures (such as tariffs and duties) and import or export licensing requirements;

•	costs associated with defending intellectual property infringement and other claims; and

•	changes in laws and regulations affecting our business.

As a result of these and other factors, you should not rely on the results of any prior quarterly or annual periods, or any historical trends reflected in such results, as indications of our future revenues, financial, or other operating performance. Fluctuations in our revenues and financial and other operating results could cause the value of our capital stock to decline and, as a result, you may lose some or all of your investment. In addition, if our results of operations do not meet the expectations of securities analysts or investors, our stock price would likely decline.

The terms of our financing arrangements subject us to various risks, including restrictive debt covenants that may limit our ability to finance our future operations and capital needs and to pursue business opportunities and activities.

The terms of our financing arrangements expose us to significant risks. For example, due to market conditions, regulatory restrictions, liability exposure, or other factors there can be no assurance that we will be able to benefit from provisions under our venture-linked note facility (the “VLN Facility”) that allow us to, subject to certain exceptions, cause the FP Purchasers to sell all or a portion of the FP VLN Shares and to apply a percentage of those proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) as a credit against the outstanding obligations under the VLN Facility upon a repayment of the VLN Facility in full or a refinancing event. Moreover, sales of FP VLN Shares, or the perception that such sales may occur, could materially and adversely impact the price of our common stock. In addition, our obligations under the VLN Facility are guaranteed and secured by substantially all of the assets of Movella, Legacy Movella and certain of their subsidiaries and include affirmative and negative covenants which could impose significant operating and financial restrictions on us. As a result of these covenants and restrictions, we may be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to pursue our business plan or otherwise compete effectively or to take advantage of new business opportunities. These restrictions may significantly limit our ability to operate our businesses and may prohibit or limit activity to enhance our operations or take advantage of potential business opportunities as they arise. These covenants could limit our ability to finance our future operations and capital needs and our ability to pursue business opportunities and activities that may be in our interest. There is no assurance that we will be able to maintain compliance with these covenants in the future or have the ability to obtain waivers from the lenders under the VLN Facility and/or amend the covenants thereunder.

If we breach any of these covenants, we would be in default under the VLN Facility, which may then become immediately due and payable. Our ability to comply with the provisions of our financing arrangements may be affected by changes in economic or business conditions or other events beyond our control. These restrictions and covenants, or our failure to maintain compliance with them, would materially and adversely affect our business, financial condition, results of operations, and our growth prospects.

Our obligations under the VLN Facility are secured by substantially all of our assets. As a result, if we default on those obligations, the agent for the noteholders (on behalf of the noteholders) could foreclose on these assets.

In connection with the VLN Facility, we entered into a Note Purchase Agreement and certain other related note documents. Our obligations under the VLN Facility pursuant to the Note Purchase Agreement and the related note documents are secured by substantially all of Movella’s, Legacy Movella’s and certain of their subsidiaries’ assets. Accordingly, if we default on our obligations under the Note Purchase Agreement or related note documents, the agent for the noteholders (on behalf of the noteholders) could foreclose on its security interest by liquidating some or all of our assets, which would harm our business, financial condition, and results of operations and could require us to reduce or cease operations.

Additionally, in the event of a bankruptcy, insolvency, liquidation, or other reorganization, the agent for the noteholders (on behalf of the noteholders) would have a first priority right to such assets, to the exclusion of our general creditors. In that event, such assets would first be used to repay in full all indebtedness and other obligations under the Note Purchase Agreement and related note documents, resulting in all or a portion of such assets being unavailable to satisfy the claims of our other creditors. Only after satisfying the claims of our secured creditors, unsecured creditors, and our subsidiaries’ secured and unsecured creditors would an amount, if any, be available for distribution to holders of our equity securities.

If we are not successful in the continued development, timely manufacture, and introduction of new products or product categories, overall demand for our products could decrease and we may fail to compete effectively.

We expect that a significant portion of our future revenues will continue to be derived from sales of newly introduced products and services, such as our OBSKUR software that is currently scheduled for commercial launch during the first half of 2023. However, the timing of any future product introductions is uncertain and there can be no assurance that we will be able to launch our OBSKUR software during the anticipated timeframe or at all, if such launch will be successful, or if our OBSKUR platform will achieve broad market acceptance. The market for our products is characterized by rapidly changing technology, evolving industry standards, and changes in customer needs. If we fail to introduce new products, or to modify or improve our existing products, in response to changes in technology, industry standards or customer needs, or if we are delayed in launching new or improved products, our products could rapidly become less competitive or obsolete. We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products, and achieve market acceptance for such products. However, there can be no assurance that development stage products will be successfully completed or, if developed, will achieve significant customer acceptance.

If we are unable to successfully develop and introduce competitive new products, and enhance our existing products, our future results of operations would be materially and adversely affected. Our pursuit of necessary technology may require substantial time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that we can accept or may materially change the gross profits that we are able to obtain on our products. We may not succeed in adapting our products to new technologies as they emerge. Development and manufacturing schedules for technology products are difficult to predict, and there can be no assurance that we will achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success. Any future challenges related to new products, whether due to product development delays, manufacturing delays, supply chain constraints, lack of market acceptance, delays in regulatory approval, or otherwise, could have a material adverse effect on our results of operations.

As we develop and introduce new products, we face the risk that customers may not value or be willing to bear the cost of incorporating these newer products into their product offerings, particularly if they believe their customers are satisfied with prior offerings. Regardless of the improved features or superior performance of the newer products, customers may be unwilling to adopt our new products due to design or pricing constraints, among other reasons. Because of the extensive time and resources that we invest in developing new products, if we are unable to sell new generations of our products, our revenues could decline and our business, financial condition, and results of operations would be negatively affected.

We may not be successful in our Metaverse strategy and investments, which could adversely affect our reputation, business, financial condition, and results of operations.

We believe the Metaverse, an embodied internet where people have immersive experiences beyond two-dimensional screens, is the next evolution in social technology. We are developing solutions to help our customers participate in the Metaverse. We expect this will be a complex, evolving, and long- term initiative that will involve the development of new and emerging technologies, continued investment in privacy, safety, and security efforts, and collaboration with other companies, developers, partners, and other participants. However, the Metaverse may not develop in accordance with our expectations, and market acceptance of features, products, or services we build for the Metaverse is uncertain. We may be unsuccessful in our research and product development efforts, including if we are unable to develop relationships with key participants in the Metaverse or develop products that operate effectively with Metaverse technologies, products, systems, networks, or standards. Our Metaverse efforts may also divert resources and management attention from other areas of our business. We expect to continue to make significant investments to support these efforts, and our ability to support these efforts is dependent on generating sufficient profits from other areas of our business. In addition, as our Metaverse efforts evolve, we may be subject to a variety of existing or new laws and regulations in the United States and international jurisdictions, including in the areas of privacy and e-commerce, which may delay or impede the development of our products and services, increase our operating costs, require significant management time and attention, or otherwise harm our business. As a result of these or other factors, our Metaverse strategy and investments may not be successful in the foreseeable future, or at all, which could adversely affect our business, reputation, or financial results.

If we are not able to establish, maintain and enhance our brand and our reputation as a global leader, our business, and results of operations may be adversely affected.

We believe that establishing, maintaining and enhancing our brand and our reputation as a global leader in our products and solutions is critical to our relationship with existing customers and our channel partners and our ability to attract new customers and channel partners. The successful promotion of our brand will depend on a number of factors, including our marketing efforts, our ability to continue to develop and enhance our software platforms and sensor solutions, and our ability to successfully differentiate our products and services Platform from competitive data intelligence solutions. Although we believe it is important for our growth, our brand promotion activities may not be successful or yield increased revenues.

In addition, independent industry or financial analysts and research firms often test our products and solutions and provide reviews, as well as the products of our competitors, and the perception of our products and services in the marketplace may be significantly influenced by these reviews. If these reviews are negative, or less positive as compared to those of our competitors’ products, our brand may be adversely affected. In addition, we have in the past worked, and continue to work, with high profile customers. Our work with such customers has exposed us to publicity and media coverage. Negative publicity about us, including about our management, the efficacy and reliability of our platform, our products and service offerings, and the customers we work with, even if inaccurate, could adversely affect our reputation and brand.

If we are unable to develop new products, achieve growth, and effectively manage our growth, we may not be able to execute our business plan and our operating results could suffer.

To successfully execute our business plan, including expected debt repayment obligations, we will need to grow and to manage our growth effectively as we make significant investments in research and development, sales and marketing, and expand our operations and infrastructure both domestically and internationally. Our growth trajectory depends on our ability to successfully grow our customer base and enter new markets, and develop new products.

To manage our growth effectively, we must continue to expand our operations, engineering, financial accounting, internal management, and other systems, procedures, and controls. This may require substantial managerial and financial resources, and our efforts may not be successful. Any failure to successfully implement systems enhancements and improvements, or any failure to avoid delays in implementation, will likely have a negative impact on our ability to manage our expected growth, as well as our ability to ensure uninterrupted operation of key business systems and compliance with the rules and regulations applicable to public companies. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new solutions, and we may fail to satisfy customer product or support requirements, maintain the quality of our solutions, execute our business plan or respond to competitive pressures. The occurrence of any of the foregoing could negatively affect our business, financial condition, and results of operations.

We may pursue strategic acquisitions, investments, strategic partnerships or other ventures, and our business could be materially harmed if we fail to successfully identify, evaluate, complete, and integrate such transactions.

We have pursued, and plan to continually evaluate, potential acquisitions and investment opportunities in complementary businesses, technologies, services, or products, or to enter into strategic relationships with parties who can provide access to those assets, additional product or services offerings, additional distribution or marketing synergies, or additional industry expertise. Pursuing such opportunities have been a key component of our strategy to become a full-stack provider of sensors, software, and analytics that enable the digitization of movement. For example, in January 2022, we acquired intangible assets of OBSKUR Inc., a developer of multimedia enablement solutions with a focus on enabling live streaming for influencers, vTubers, and digital avatars. We may not be able to identify suitable acquisition, investment or strategic partnership candidates, or if we do identify suitable candidates in the future, we may not be able to complete those transactions on commercially favorable terms, or at all.

Any acquisitions may disrupt our ongoing operations, divert management from their primary responsibilities, subject us to additional liabilities, increase our expenses, and adversely impact our business, financial condition, and results of operations. We may not achieve the combined revenue, cost synergies, or other benefits from the acquisition that we anticipate, strengthen our competitive position, or achieve our other goals in a timely manner, or at all, and these acquisitions may be viewed negatively by our customers, financial markets, or investors. Integration of acquired companies may result in problems related to integration of technology and inexperienced management teams. Due diligence performed prior to closing acquisitions may not uncover certain risks or liabilities that could materially impact our business and financial results. In addition, the key personnel of the acquired company may decide not to work for us and we may have difficulties assimilating acquired employees. We may not successfully integrate business, operational, and financial activities such as internal controls, Sarbanes-Oxley Act of 2002 compliance, cyber security measures, the European Union’s General Data Protection Regulation (“GDPR”) and other corporate governance and regulatory matters, operations, personnel or products related to acquisitions we may make in the future. If we fail to successfully integrate such transactions, our business could be materially harmed.

Acquisitions may also reduce our cash available for operations and other uses, and could result in an increase in amortization expense related to identifiable assets acquired, potentially dilutive issuances of equity securities, or the incurrence of debt, any of which could harm our business, financial condition, and results of operations.

We may enter into collaborations, licensing arrangements, joint ventures, strategic alliances, or partnerships with third parties that may not result in the development of commercially viable products or the generation of significant future revenues.

In the ordinary course of our business, we may enter into collaborations, licensing arrangements, joint ventures, strategic alliances, or partnerships to develop proposed products and to pursue new markets. Proposing, negotiating, and implementing collaborations, licensing arrangements, joint ventures, strategic alliances or partnerships may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology, or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms, or at all. We have limited institutional knowledge and experience with respect to these business development activities, and we may also not realize the anticipated benefits of any such transaction or arrangement. In particular, these collaborations may not result in the development of products that achieve commercial success or result in significant revenues and could be terminated prior to developing any products.

Additionally, we may not be able to exercise sole decision-making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations, the ownership or control of intellectual property developed during the collaboration or the scope of our or our collaborators’ other rights or obligations related to development or commercialization activities. If any conflicts arise with our current or future collaborators, they may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborators’ or our future products. Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenues.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. Many of the potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services, and larger marketing budgets, as well as greater financial, technical, and other resources. These pressures could result in a substantial loss of our customers, a reduction in our revenues or increased costs as we seek ways to become more competitive. This could lead to more variability in our operating results and could have a material adverse effect on our business, financial condition, and results of operations.

If we are unable to compete effectively with existing or new competitors, the associated loss of competitive position could result in price reductions, fewer customer orders, reduced margins, and loss of market share.

The markets for many of our products are highly competitive, and we expect competition to increase in the future. We compete with inertial motion capture companies such as Noitom Limited and Noraxon USA, Inc., traditional optical camera-based motion capture companies such as NaturalPoint, Inc. dba OptiTrack, Qualisys AB, and Vicon Motion Systems Limited, and inertial sensor module providers such as Analog Devices, Inc., Honeywell International Inc., and SBG Systems in the automation and mobility segment. Some of our competitors have significantly greater financial, technical, and marketing resources than we do. These competitors may be able to respond more rapidly to new or emerging technologies or changes in customer requirements. They may also be able to devote greater resources to the development, promotion, and sale of their products or secure better product positioning with retailers. Increased competition could result in price reductions, fewer customer orders, reduced margins, and loss of market share. Our failure to compete successfully against current or future competitors could seriously harm our business, financial condition, and results of operations.

We are subject to the cyclical nature of the semiconductor industry, which has suffered and may suffer from future recessionary downturns.

Semiconductor technology is a key component that we source from third-party providers for incorporation into our products. The semiconductor industry is highly cyclical and is characterized by constant and rapid technological change, rapid product obsolescence and price erosion, evolving standards, frequent new product introductions, and wide fluctuations in product supply and demand. The industry has experienced significant downturns during recent global recessions. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels, and accelerated erosion of average selling prices. Any future downturns could negatively impact our business and operating results. Furthermore, any upturn in the semiconductor industry could result in increased competition for access to third-party foundry and assembly capacity, which in turn could negatively impact the ability of our suppliers to provide us with the semiconductor components we require for our products. There can be no assurance that any of our suppliers will have access to adequate capacity of the components required for our products.

We may be unable to reduce our ownership stake in the Qingdao JV according to our plans, and continued Qingdao JV losses could negatively impact our financial performance.

We presently hold a controlling joint venture ownership interest in M3C Co., Ltd. (referred to herein as the “Qingdao JV”). We have incurred consolidated losses as a result of the Qingdao JV’s losses attributed to us based on our ownership interest. We plan to reduce our ownership stake in the joint venture in order to eliminate the requirement to consolidate its results. The reduction of our ownership interest may take longer than anticipated and we may not be able to complete a reduction on terms favorable to us or at all. The inability to reduce our ownership interest and continued losses of the Qingdao JV could have a negative impact to our financial performance.

Risks Related to Sales and Marketing of Movella’s Products

Because our customers do not have long-term subscriptions for our SaaS applications, we are at risk to non-renewal by our customers, with little or no notice, which in turn may cause our business and results of operations to suffer.

Our SaaS applications, which currently comprise less than 10% of our business, are generally sold on an annual subscription basis. Some of our customers may elect not to renew their subscriptions for various reasons, including choosing a solution from one of our competitors, developing their own in-house application, or deciding to exit the market for our products and solutions. As a result, our revenues and operating results could fluctuate materially and could be materially and disproportionately impacted by purchasing decisions of our customers, including our larger customers, causing our revenues to decline materially, resulting in material harm to our business, financial condition, and results of operations.

Customer renewal rates, as well as the rate at which customers expand their use of our platforms, may decline or fluctuate as a result of a number of factors, including the customers’ satisfaction with our platforms, defects or performance issues, our customer and product support, our prices, mergers and acquisitions affecting our customer base, the effects of global economic conditions, the entrance of new or competing technologies, and the pricing of such competitive offerings or reductions in the spending levels of our target customers for any reason. If customers do not renew their subscriptions, renew on less favorable terms, or reduce the scope of their subscriptions, our revenues may decline and, as a result, our business, financial condition, and results of operations could be adversely affected.

Our target customer and product markets may not grow or develop as we currently expect, and if we fail to penetrate new markets and scale successfully within those markets, our revenues and financial condition would be harmed.

While our solutions have broad applicability across consumer, industrial, and other end-markets, we primarily target the entertainment, health and sports, and automation markets. Any deterioration in our target customer or product markets or reduction in capital spending to support these markets could lead to a reduction in demand for our products, which would adversely affect our revenues and results of operations. Further, if our target customer markets do not grow or develop in ways that we currently expect, demand for our technology may not materialize as expected, which would also negatively impact our business, financial condition, and results of operations.

We may be unable to predict the timing or development of trends in our target markets with any accuracy, and these trends may not be beneficial to us. If we fail to accurately predict market requirements or market demand for these solutions, our business will suffer. A market shift towards an industry standard that we may not support could significantly decrease the demand for our solutions.

Our future revenue growth, if any, will depend in part on our ability to expand within our existing markets, our ability to continue to penetrate emerging markets, such as the sensor module and data analytics markets. Each of these markets presents distinct and substantial challenges and risks and, in many cases, requires us to develop new customized solutions to address the particular requirements of that market. Meeting the technical requirements in any of these new markets will require a substantial investment of our time and resources. We cannot assure you that we will achieve meaningful revenues from sales in these markets. If any of these markets do not develop as we currently anticipate or if we are unable to penetrate them and scale in them successfully, our revenues could decline.

If we fail to further diversify our customer base, our business, financial condition, and results of operations could suffer.

We derive revenues from several sources, including sales agreements with distributors to assist in the commercialization of our core products, selling our products and related parts to end customers through distributors, and SaaS offerings through our Kinduct platform. Our relationships with existing customers may deter potential customers who compete with these customers from buying our motion sensor solutions. Further, if we become dependent on a few large customers, these customers will have significant leverage with respect to negotiating pricing and other terms with us and may put downward pressure on our revenues, gross margins and results of operations. To attract new customers or retain existing customers, we have in the past and will in the future offer certain customers favorable prices, which would decrease our average selling prices and potentially impact our revenues, gross margins and results of operations. We may also offer pricing incentives to our customers on earlier generations of products that inherently have a higher cost structure, which would negatively affect our revenues, gross margins and results of operations. We need to continue growing our customer base through distributors and resellers in addition to end customers. The loss of, or a reduction in sales to, a significant portion of our customer base, or our inability to attract new customers or to otherwise expand or further diversify our customer base, could harm our competitive position, as well as our business, financial condition, and results of operations.

Because we do not have long-term purchase commitments with our customers, orders may be cancelled, reduced, or rescheduled with little or no notice, which in turn exposes us to inventory risk, and may cause our business and results of operations to suffer.

Most of our products are sold with no long-term or minimum purchase commitments. Most of our sales to date have been made on a purchase order basis, which orders may be cancelled, changed, or rescheduled with little or no notice or penalty. As a result, our revenues and operating results could fluctuate materially and could be materially and disproportionately impacted by purchasing decisions of our customers, including our larger customers. In the future, our customers may decide to purchase fewer units than they have in the past, may alter their purchasing patterns at any time with limited or no notice, or may decide not to continue to purchase our products at all, any of which could cause our revenues to decline materially and materially harm our business, financial condition, and results of operations. Cancellations of, reductions in, or rescheduling of customer orders could also result in the loss of anticipated sales without allowing us sufficient time to reduce our inventory and operating expenses, as a substantial portion of our expenses are fixed at least in the short term. In addition, changes in forecasts or the timing of orders expose us to the risks of inventory shortages or excess inventory. Any of the foregoing events could materially and adversely affect our business, financial condition, and results of operations.

Maturation or contraction of the market for wearable devices or categories of these devices could adversely affect our revenues and profits.

We have experienced annual growth in sales in our solutions serving the health and fitness markets, which have benefited from increased sales of wearable devices. If the overall wearable device market declines, or categories of devices within the wearable device market decline significantly, our business, financial condition, and results of operations could be materially and adversely affected.

We rely on independent distributors and resellers to sell our products, and disruption to these channels would harm our business.

Because we sell many of our products to independent distributors and resellers, we are subject to many risks, including risks related to their inventory levels and support for our products. In particular, our distributors and resellers maintain varying levels of our products in their inventories. If distributors and resellers attempt to reduce their levels of inventory or if they do not maintain sufficient levels to meet customer demand, our sales could be negatively impacted.

Many of our distributors and resellers also sell products offered by our competitors. If our competitors offer our distributors and resellers more favorable terms, those distributors and resellers may de-emphasize or decline to carry our products. In the future, we may not be able to retain or attract a sufficient number of qualified distributors and resellers. If we are unable to maintain successful relationships with distributors and resellers or to expand our distribution channels, our business will suffer. Additionally, the performance of our channel partners may affect our brand and reputation if customers do not have a positive experience with these partners.

If we become dependent on a few large customers, they may seek to leverage their position to improve their profitability through increased promotional programs or other measures, which could have a negative impact on our gross margin. Additionally, the loss of any large customer could adversely affect our sales and profits.

If we do not effectively manage our sales channel inventory and product mix, we may incur costs associated with excess inventory, or lose sales from having too few products.

If we are unable to properly monitor and manage our sales channel inventory and maintain an appropriate level and mix of products with our distributors and within our sales channels, we may incur increased and unexpected costs associated with this inventory. We determine production levels based on our forecasts of demand for our products. Actual demand for our products depends on many factors, which makes it difficult to forecast. We have experienced differences between our actual and our forecasted demand in the past and expect differences to arise in the future. If we improperly forecast demand for our products, we could end up with too many products and be unable to sell the excess inventory in a timely manner, if at all, or, alternatively we could end up with too few products and not be able to satisfy demand. This problem is exacerbated because we attempt to closely match inventory levels with product demand leaving limited margin for error. If these events occur, we could incur increased expenses associated with writing off excessive or obsolete inventory, lose sales, incur penalties for late delivery or have to ship products by air freight to meet immediate demand incurring incremental freight costs above the sea freight costs, a preferred method, and suffering a corresponding decline in gross margins.

Average selling prices of our products generally decrease over time, which could negatively impact our revenues and gross margins.

We expect that the average selling prices of our products may decline over time. In addition, if competition increases in our target markets, we may need to reduce the average unit price of our products in anticipation of competitive pricing pressures, new product introductions by us or our competitors, or for other reasons. If we are unable to offset reductions in our average selling prices by reducing our costs, developing new or enhanced products on a timely basis with higher selling prices or gross margins, increasing our sales volumes, or otherwise, our business, financial condition, and results of operations could be materially and adversely affected.

Our gross margins may fluctuate due to a variety of factors, which could negatively impact our business, financial condition, and results of operations.

Our gross margins may fluctuate due to a number of factors, including customer and product mix, market acceptance of our new products, competitive pricing dynamics and average selling prices, cloud hosting and license fees, amortization of purchased intangibles, timing and seasonality of the end-market demand, currency fluctuations, packaging and test costs, and geographic and market pricing strategies. To attract new customers or retain existing customers, we have in the past and will in the future offer certain customers favorable pricing structures, which would decrease our average selling prices and likely impact gross margins. In addition, in the event our customers, including our larger customers, exert more pressure with respect to pricing and other terms with us, it could put downward pressure on our margins. In addition, in connection with the significant increase in semiconductor demand as a consequence of increases in demand resulting from the COVID-19 pandemic, the cost of certain components and raw materials which are incorporated into our products, has increased as demand has outpaced supply.

Because we do not operate our own manufacturing, assembly, or testing facilities, we may not be able to reduce our costs as rapidly as companies that operate their own facilities, and our costs may even increase, which could further reduce our gross margins. We also rely on third-party cloud service providers as part of our cloud software stack who may increase prices, which in turn would negatively impact gross margin. In addition, we maintain an inventory of our products at various stages of production and in finished good inventory. We hold these inventories in anticipation of customer orders. If those customer orders do not materialize in a timely manner, we may have excess or obsolete inventory which we would have to reserve or write-down, and our gross margins would be adversely affected.

Risks Related to Movella’s Manufacturing Model

If we do not correctly anticipate demand for our products, we may not be able to secure sufficient quantities or cost-effective production of our products or we could have costly excess production or inventories.

The demand for our products depends on many factors and is difficult to forecast. Although we have generally been able to increase or decrease production to meet fluctuations in demand to date, we expect that it will become more difficult to forecast demand as we introduce and support a diverse product portfolio, competition in the market for our products intensifies, and the markets for some of our products mature. Significant unanticipated fluctuations in demand could cause the following problems in our operations:

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If demand increases beyond what we forecast, we would have to rapidly increase production. We would depend on suppliers to provide additional volumes of components and those suppliers might not be able to increase production rapidly enough, due to supply chain issues or other constraints, to meet unexpected demand.

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Rapid increases in production levels to meet unanticipated demand could result in higher costs for manufacturing and supply of components, higher freight costs associated with urgent distribution of the products, and other expenses. These higher costs could lower our profit margins. Further, if production is increased rapidly, manufacturing quality could decline, which may also lower our margins and reduce customer satisfaction.

If forecasted demand does not develop, we could have excess inventories of finished products and components, which would use cash and could lead to write-offs of some or all of the excess inventories. Lower than forecasted demand could also result in excess manufacturing capacity or reduced manufacturing efficiencies at our facilities, which could result in lower margins.

We currently rely on third parties to manufacture and warehouse many of our products, which exposes us to a number of risks and uncertainties outside our control.

We currently outsource the manufacturing of many of our products to companies. If one of these third-party manufacturers were to experience delays, disruptions, capacity constraints or quality control problems in its manufacturing operations, product shipments to our customers could be delayed or rejected or our customers could consequently elect to change product demand or cancel the underlying subscription or service. These disruptions would negatively impact our revenues, competitive position and reputation. Further, if we are unable to manage successfully our relationship with a manufacturer, the quality and availability of products used in our services and solutions may be harmed. None of our third-party manufacturers is obligated to supply us with a specific quantity of products, except as may be provided in a particular purchase order that we have submitted to, and that has been accepted by, such third-party manufacturer. Our third-party manufacturers could, under some circumstances, decline to accept new purchase orders from us or otherwise reduce their business with us. If a manufacturer stopped manufacturing our products for any reason or reduced manufacturing capacity, we may be unable to replace the lost manufacturing capacity on a timely and comparatively cost-effective basis, which would adversely impact our operations. In addition, we generally do not enter into long-term contracts with our manufacturers. As a result, we are subject to price increases due to availability, and subsequent price volatility, in the marketplace of the components and materials needed to manufacture our products. If a third-party manufacturer were to negatively change the product pricing and other terms under which it agrees to manufacture for us and we were unable to locate a suitable alternative manufacturer, our manufacturing costs could increase.

Because we outsource the manufacturing of our products, the cost, quality, and availability of third-party manufacturing operations is essential to the successful production and sale of our products. Our reliance on third-party manufacturers exposes us to a number of risks which are outside our control, including:

•	unexpected increases in manufacturing costs;

•	interruptions in shipments if a third-party manufacturer is unable to complete production in a timely manner;

•	inability to control quality of finished products;

•	inability to control delivery schedules;

•	inability to control production levels and to meet minimum volume commitments to our customers;

•	inability to control manufacturing yield;

•	inability to maintain adequate manufacturing capacity; and

•	inability to secure adequate volumes of acceptable components at suitable prices or in a timely manner.

Although we promote ethical business practices and our operations personnel periodically visit and monitor the operations of our manufacturers, we do not control the manufacturers or their labor and other legal compliance practices. If our current manufacturers, or any other third-party manufacturer which we may use in the future, violate U.S. or foreign laws or regulations, we may be subjected to extra duties, significant monetary penalties, adverse publicity, the seizure and forfeiture of products that we are attempting to import, or the loss of our import privileges. The effects of these factors could render the conduct of our business in a particular country undesirable or impractical and have a negative impact on our operating results.

We depend on third party suppliers and licensors, some of which are sole source, for technology and components used in our products. Our production and business would be seriously harmed if these suppliers or licensors are not able to meet our demand and alternative sources are not available, or if the costs of components rise.

We are dependent on third party suppliers for various components used in our current products. Some of the components that we procure from third party suppliers include semiconductors such as memory chips, microprocessors and communication chips displays, MEMS devices, and batteries. The availability of high-quality components at reasonable cost is essential to the successful production and sale of our products. Some components we use are from sole source suppliers.

We have and may continue to experience shortages of certain components as well as delays in procuring certain components. In addition, a shortage in supply of components may result in an increase of the costs of procuring these components. If suppliers are unable to meet our demand for components on a timely basis or if we are unable to obtain components from an alternative source, or if the price of alternative components is prohibitive, our ability to maintain timely and cost-effective production of our products would be seriously harmed.

Our products are also dependent on certain licensed technology and content. If we are unable to continue sourcing such technology and content from our licensors and are unable to obtain an alternative source, or if our relationships with our licensors change detrimentally, our ability to provide certain features in our products would be seriously harmed.

We may be unable to adequately control the costs or maintain adequate supply of components and raw materials associated with our operations.

From time to time, we may experience increases in the cost or a sustained interruption in the supply or shortage of components or raw materials associated with our operations, including with respect to semiconductor components incorporated into our products. We expect to incur significant costs related to procuring raw materials required to manufacture and assemble our products. The prices for and availability of these raw materials fluctuate depending on factors beyond our control. For example, our business depends on the continued supply of semiconductor chips. A global semiconductor supply shortage is having wide-ranging effects across the technology industry and may negatively impact the supply of semiconductors needed for our testing and production timeline.

Any reduced availability of these raw materials or substantial increases in the prices for such materials may increase the cost of our components and consequently, the cost of our products. There can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which in turn could have a material adverse impact on our financial condition, results of operations, and cash flows.

We continue to work closely with suppliers and customers to minimize the potential adverse impact of the semiconductor supply shortage and monitor the availability of semiconductor chips and other component parts and raw materials. However, if we are not able to mitigate the semiconductor shortage impact, any direct or indirect supply chain disruptions may have a material adverse impact on our financial condition, results of operations, and cash flows.

Our ability to maintain a sufficient supply of components and raw materials for our products or to adequately control the costs thereof have been, and may be, negatively impacted by global supply chain constraints, which in turn may be impacted by geopolitical or other factors beyond our control.

The manufacture of our products incorporate various components and raw materials, such as semiconductors, and our ability to maintain a sufficient supply of such components has been, and may continue to be, impacted by global supply chain issues. Further, the availability of such components and raw materials at reasonable cost, which is essential to the successful production and sale of our products, is subject to factors beyond our control, such as geopolitical unrest, global health crises, and global economic conditions, among others. For example, Russia’s invasion of Ukraine has resulted in sanctions levied by the United States and other countries against Russia, higher energy prices, and higher prices for certain raw materials and goods and services, which in turn is contributing to higher inflation in the United States and globally, and has caused significant disruption to financial markets.

While we do not currently believe our business has been significantly impacted by the Ukraine crisis, we may potentially be indirectly adversely impacted by any significant disruption to the global economy as a result of the ongoing crisis or the escalation thereof. For example, the conflict between Ukraine and Russia could adversely impact and exacerbate global supply chain constraints and disrupt our operations or negatively impact the demand for our products in our primary end markets. Any such disruption could result in an adverse impact to our financial results. Further, military, social, and political instability in a number of countries around the world, including continued hostilities and civil unrest in Ukraine and the Middle East, may have a negative effect on our business, financial condition, and operations as a result of the impact on our customers, the global supply chain, the volatility in the prices of components, the global economy, and the financial markets.

Further, as our products incorporate semiconductor components, our manufacturing processes are subject to risks and trends within the semiconductor industry generally, including wafer foundry manufacturing capacity, wafer prices, and production yields, as well as timely delivery of semiconductors from foundries to our manufacturing partners and regulatory and geopolitical developments in various jurisdictions, including Russia, Ukraine, and Asia. If the cost of raw materials increases, or our manufacturing partners experience difficulties in obtaining sufficient components of sufficient quality for incorporation in our products, it could impact our ability to deliver products to our customers in a timely manner and adversely impact our business, financial condition, and results of operations, including our gross margins. For example, as Russia and Ukraine produce a significant portion of certain key raw materials used in semiconductor manufacturing, Russia’s invasion of Ukraine could exacerbate the ongoing semiconductor supply chain issues. Although we do not currently expect Russia’s invasion of Ukraine to materially impact us directly, we are unable at this time to predict the ultimate impact this conflict will have on our company, our supply chain, our customers, the global economy, or the financial markets. Further, future global pandemics similar to the COVID-19 pandemic may cause manufacturing and supply constraints that affect our products, and increased tensions between the United States and other countries, such as Russia and China, may negatively impact the supply of certain components incorporated in our products, which in turn could harm our business, financial condition, and results of operations.

Risks Related to Movella’s Intellectual Property and Technologies

Our intellectual property rights are important to our operations, and we could suffer loss if they are infringed upon by others. In addition, third parties may claim that the operation of our business infringes on their intellectual proprietary rights. These claims could be costly to defend, result in injunctions and significant damage awards and limit our ability to use key technologies in the future (or require us to implement workarounds), which may cause us to incur significant costs, prevent us from commercializing our products and services or otherwise have a material adverse effect on our business.

We rely on a combination of patents, copyrights, trademarks and trade secrets, confidentiality provisions, and licensing arrangements to establish and protect our proprietary rights. To this end, we hold rights to a number of patents and registered trademarks and regularly file applications to attempt to protect our rights in new technology and trademarks. Even with these precautions, however, it may be possible for another party to infringe, copy or otherwise obtain and use our owned or licensed intellectual property without our authorization or to develop similar intellectual property independently, particularly in those countries where effective trademark, domain name, copyright, patent, and trade secret protection may not be available. Even where effective protection is available, policing unauthorized use of our intellectual property is difficult and expensive. If it becomes necessary for us to litigate to protect these rights, any proceedings could be burdensome and costly, could result in counterclaims challenging our ownership of intellectual property or its validity or enforceability or accusing us of infringement, and we may not prevail. We cannot be certain that the steps that we have taken or will take in the future will prevent misappropriation or infringement of intellectual property used in our business. Unauthorized use and misuse of our intellectual property or intellectual property we otherwise have the rights to use could reduce or eliminate any competitive advantage we have developed, potentially causing us to lose sales or actual or potential clients, or otherwise harm our business, resulting in a material adverse effect on our business, financial condition, and results of operations, and we cannot assure you that legal remedies would adequately compensate us for the damage caused by unauthorized use.

The value of our products relies substantially on our technical innovation in fields in which there are many patent filings. Third parties may claim that we or our customers (some of whom are indemnified by us) are infringing their intellectual property rights. For example, individuals and groups may purchase intellectual property assets for the purpose of asserting claims of infringement and attempting to extract settlements from us or our customers. The number of these claims has increased in recent years and may continue to increase in the future. Litigation concerning patents or other intellectual property is costly and time consuming. We may seek licenses from such parties, but they could refuse to grant us a license or demand commercially unreasonable terms. Such infringement claims could also cause us to incur substantial liabilities and to suspend or permanently cease the use of critical technologies or processes or the production or sale of major products. Moreover, if we are sued for infringement, misappropriation, or other violations of a third party’s intellectual property rights and such claims are successfully asserted against us, we could be required to pay substantial damages or ongoing royalty payments or to indemnify our licensees, or could be enjoined from offering our products or services or using certain technologies or otherwise be subject to other unfavorable circumstances. Accordingly, our exposure to damages resulting from such claims could increase and this could further exhaust our financial and management resources. Further, during the course of any litigation, we may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of our common stock may decline.

Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims (regardless of their merit) and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have an adverse effect on our business, financial condition, and results of operations.

We may become subject to significant product liability costs.

If our products malfunction or contain errors or defects, we could be subject to significant liability for personal injury and property damage and, under certain circumstances, could be subject to a judgment for punitive damages. We maintain insurance against accident-related risks involving our products. However, there can be no assurance that such insurance would be sufficient to cover the cost of damages to others or that such insurance will continue to be available at commercially reasonable rates. In addition, insurance coverage may not cover awards of punitive damages and may not cover the cost of associated legal fees and defense costs, which could result in lower margins. If we are unable to maintain sufficient insurance to cover product liability costs or if our insurance coverage does not cover the award, this could have a material adverse impact on our business, financial condition, and results of operations.

Losses or unauthorized access to or releases of proprietary or confidential information, including personal information, could result in significant reputational, financial, legal, and operational consequences.

We may experience malicious attacks and other attempts to gain unauthorized access to our systems that seek to compromise the confidentiality, integrity, or availability of proprietary and confidential information. A breach of our security systems and procedures or those of others in our global supply chain could result in significant data losses or theft of our intellectual property, confidential and proprietary information, or that of our business partners, as well as our users’ or employees’ personal information, which could compromise our competitive position, reputation, business, financial condition, and results of operations. Also, if we fail to reasonably maintain the security of our intellectual property, confidential and proprietary information, or that of our business partners, or the personal information of our users or employees, we may be subject to private litigation, government investigations, regulatory proceedings, and enforcement actions, and such failure could cause us to incur potentially significant liability, damages, or remediation costs. Although we maintain cyber insurance coverage that, subject to policy terms and conditions and significant self-insured retentions, is designed to address certain aspects of cyber risks, such insurance coverage may be insufficient to cover all losses or all types of claims that may arise.

Some of our solutions integrate with third-party technologies and if our solutions become incompatible with these technologies, our solutions would lose functionality and our customer acquisition and retention could be adversely affected.

Some of our solutions integrate with third-party software and devices to allow our solutions to perform key functions. Errors, viruses or bugs may be present in third-party software that our customers use in conjunction with our solutions. Changes to third-party software that our customers use in conjunction with our solutions could also render our solutions inoperable. Customers may conclude that our software is the cause of these errors, bugs, or viruses and terminate their subscriptions. The inability to easily integrate with, or any defects in, any third-party software could result in increased costs, or in delays in software releases or updates to our products until such issues have been resolved, which could have a material adverse effect on our business, financial condition, results of operations, cash flows, and future prospects, and could damage our reputation.

Our software may contain undetected errors, defects, or other software problems, and if we fail to correct any defect or other software problems, we could lose customers or incur significant costs, which could result in damage to our reputation or harm to our operating results.

Although we warrant that our software will be free of defects for various periods of time, our software platforms and their underlying infrastructures are inherently complex and may contain material defects or errors. We must update our solutions quickly to keep pace with the rapidly changing market and the third-party software and devices with which our solutions integrate. We have from time to time found defects in our software and may discover additional defects in the future, particularly as we continue to migrate our product offerings to new platforms or use new devices in connection with our services and solutions. We may not be able to detect and correct defects or errors before customers begin to use our platforms or our applications.

Consequently, our solutions could contain undetected errors or defects, especially when first introduced or when new versions are released or when new hardware or software is integrated into our solutions. We implement bug fixes and upgrades as part of our regular system maintenance, which may lead to system downtime. Even if we are able to implement the bug fixes and upgrades in a timely manner, any history of defects or inaccuracies in the performance of our software for our customers could result in damage to our reputation or harm to our operating results.

Our products may contain undetected security vulnerabilities, which could result in damage to our reputation, lost revenues, diverted development resources, increased warranty claims, and litigation.

Undiscovered vulnerabilities in our products could expose them to hackers or other unscrupulous third parties who develop and deploy viruses and other malicious software programs that could attack our products. Actual or perceived security vulnerabilities in our products could harm our reputation and lead some customers to return products, to reduce or delay future purchases, or use competing products.

Some of our products rely on GNSS and our business is subject to risks from interruption of such services or changes in policies related to their operation.

Global Navigation Satellite Systems (“GNSS”) are satellite-based navigation and positioning system consisting of a constellation of orbiting satellites. The satellites and their ground control and monitoring stations are maintained and operated by the different governments and agencies. These satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. GNSS satellites have a limited lifespan and are subject to damage by the hostile space environment in which they operate. Operators of these systems continuously launch new satellites to replace retired and aged satellites.

Despite ongoing efforts to repair, maintain, and replace non-operational satellites, if a significant number of satellites were to become inoperable, there could be a substantial delay before they are replaced with new satellites. A reduction in the number of operating satellites may impair the current utility of GNSS and the growth of current and additional market opportunities. Furthermore, as GNSS satellites and ground control components are being modernized, software updates can cause problems. We depend on public access to open technical specifications in advance of GNSS updates.

If GNSS operators change policies affecting commercial access or cost, for example if user fees were imposed, it could have a material adverse effect on our business, financial condition, and results of operations.

We use certain software governed by open source licenses from time to time, which under certain circumstances could materially and adversely affect our business, financial condition, and results of operations.

From time we use, and our customers and vendors may use, software that is generally made available to the public by its authors and/or other third parties. Open source software is made available under licenses that impose certain obligations on us in the event we were to distribute derivative works of the open source software. These obligations may require us to make source code for the derivative works available to the public and/or license such derivative works under a particular type of license, rather than the forms of license we customarily use to protect our intellectual property. In the event that the copyright holder of any open source software were to successfully establish in court that we had not complied with the terms of a license for a particular work, we could be required to release the source code of that work to the public and/or stop distribution of that work if the license is terminated, which could adversely impact our business, financial condition, and results of operations.

While we take steps to monitor the use of all open source software in our products, processes and technology and try to ensure that no open source software is used in such a way as to require us to disclose the source code to the related product, processes or technology when we do not wish to do so, such use could inadvertently occur. Additionally, if a third-party software provider has incorporated certain types of open source software into software we license from such third party for our products, processes or technology, we could, under certain circumstances, be required to disclose the source code to our products, processes or technology. This could harm our intellectual property position and have a material adverse effect on our business, financial condition, and results of operations.

Further, although some open source vendors provide warranty and support agreements, it is common for such software to be available “as-is” with no warranty, indemnity or support. Although we monitor our use of such open source code to avoid subjecting our products to unintended conditions, such use, under certain circumstances, could materially and adversely affect our business, financial condition, and results of operations, including if we are required to take remedial action that may divert resources away from our development efforts.

Risks Related to Financial, Accounting and Tax Matters

We identified a material weakness in our internal controls as of December 31, 2022. If we fail to address material weaknesses in our internal controls, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our securities may be adversely affected.

In connection with the audit of Movella’s consolidated financial statements, we and our independent registered public accounting firm identified a material weakness in Movella’s internal controls as of December 31, 2022.

The material weakness identified related to lack of effective management review controls due to insufficient finance staff levels, which resulted in errors in financial reporting and disclosures not being timely identified.

We have begun, and will continue, to implement measures to remediate the material weakness. Remediation measures taken to address the material weakness have included the hiring of additional staff with requisite training and expertise and performing additional reviews, engaging third-party resources to supplement our internal staffing and expertise, and implementing additional control processes. However, the implementation of those measures may not fully remediate this material weakness in a timely manner. In the future, we may determine that we have additional deficiencies, or our independent registered public accounting firm may disagree with our management’s assessment of the effectiveness of our internal controls. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended and anticipate that we will continue to expend significant resources, including accounting-related costs, and provide significant management oversight. Any failure to maintain the adequacy of our internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially and adversely affect our ability to operate our business. If our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition or results of operations.

Events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, could adversely affect our liquidity. For example, on March 10, 2023, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver, due to liquidity concerns, leading to large scale confusion and uncertainty around the ability to access funds and potential loss of deposits exceeding FDIC insured amounts. This was followed by the closure and appointment of the FDIC as receiver for Signature Bank, and broader uncertainties about the viability of certain banks. Factors contributing to the distress of these institutions included financial concerns as well as widespread negative reactions to news and social media coverage. The failure of other financial institutions may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The distress or failure of one or more banks with which we have a commercial relationship could adversely affect, among other things, our ability to pursue key strategic initiatives, our ability to access funds, or our ability to borrow from financial institutions on favorable terms. In addition, our deposits will be at risk to the extent they exceed available FDIC insurance limits. If a bank with which we have a commercial relationship has failed or is otherwise distressed (including for example, as a result of large scale depositor withdrawals), or if market activity leads to threat of distress resulting in regulator control, the loss or restriction of access to our cash and liquidity resources could, among other things, adversely impact our ability to meet our operating expenses and financial obligations, or fulfill other obligations, and result in breaches of our contractual obligations or violations of federal or state wage and hour laws. Our ability to spread banking relationships among multiple institutions may be limited by practical considerations or our lender’s suitability requirements for deposit and custodial account institutions. Any of these effects could have a material adverse effect on our financial condition and results of operations.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on terms favorable to us, or at all. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our business, financial condition or results of operations.

We may not be able to accurately predict our future capital needs, and we may not be able to obtain additional financing to fund our operations.

We will need to raise additional funds in the future. Additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities or convertible debt, investors may experience significant dilution of their ownership interest, and the newly issued securities may have rights senior to those of the holders of our common stock. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to incur additional interest expense. If additional financing is not available when required or is not available on acceptable terms, we may have to scale back our operations or limit our production activities, and we may not be able to expand our business, develop or enhance our solutions, take advantage of business opportunities, respond to competitive pressures, or repay or refinance our existing debt obligations, which could negatively impact our revenues and the competitiveness of our products and services.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

As previously disclosed, in connection with the audit of Movella’s consolidated financial statements, we and our independent registered public accounting firm identified a material weakness in Movella’s internal controls as of December 31, 2022 related to lack of effective management review controls due to insufficient finance staff levels, which resulted in errors in financial reporting and disclosures not being timely identified. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. We have begun, and will continue, to implement measures to remediate the material weakness. However, the implementation of those measures may not fully remediate this material weakness in a timely manner or at all. In the future, we may determine that we have additional deficiencies or material weaknesses, or our independent registered public accounting firm may disagree with our management’s assessment of the effectiveness of our internal controls.

If we fail to maintain the effectiveness of our internal controls or fail to comply in a timely manner with the requirements of the Sarbanes-Oxley Act, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, this could have a material adverse effect on our business. We could lose investor confidence in the accuracy, timeliness and completeness of our financial reports, which could have an adverse effect on the price of our common stock and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities, which would require additional financial and management resources. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Our failure to maintain effective internal controls over financial reporting as a public company could harm us.

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting. Internal controls over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Under standards established by the Public Company Accounting Oversight Board (“PCAOB”), a deficiency in internal controls over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis. The PCAOB defines a significant deficiency as a deficiency, or a combination of deficiencies, in internal controls over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of a registrant’s financial reporting.

The Sarbanes-Oxley Act requires, among other things, that public companies maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls, internal control over financial reporting, and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers.

Our current controls and any new controls that we develop may be inadequate because of changes in conditions in our business. Further, additional material weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could adversely affect our operating results or cause Movella to fail to meet its reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of Movella’s internal control over financial reporting that it is required to include in the periodic reports Movella will file with the SEC under Section 404 of the Sarbanes-Oxley Act. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information.

Movella’s independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after it is no longer an emerging growth company. At such time, Movella’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which Movella’s controls are documented, designed, implemented or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results.

If we fail to accurately report and present non-GAAP financial measures, together with our financial results determined in accordance with GAAP, investors may lose confidence and our stock price could decline.

In addition to our results determined in accordance with GAAP, we believe certain non-GAAP measures may be useful in evaluating our operating performance. We present certain non-GAAP financial measures in this prospectus and intend to continue to present certain non-GAAP financial measures in future filings with the SEC and other public statements. We may in the future fail to accurately report non-GAAP financial measures we present, or elect not to report or adjust the calculation of certain non-GAAP financial measures we present. Any failure to accurately report and present our non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

The unaudited pro forma financial information included herein is not indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

In preparing our consolidated financial statements, we make good faith estimates and judgments that may change or turn out to be erroneous, which could adversely affect our operating results for the periods in which we revise our estimates or judgments.

In preparing our consolidated financial statements in conformity with GAAP, we must make estimates and judgments in applying our most critical accounting policies. Those estimates and judgments have a significant impact on the results we report in our consolidated financial statements. The most difficult estimates and subjective judgments that we make relate to revenue recognition, inventories, stock-based compensation, useful lives of long-lived assets, annual goodwill impairment assessment, estimating fair value of non-marketable equity securities and income taxes. We base our estimates on historical experience, input from outside experts and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenues, and expenses that are not readily apparent from other sources. We also have other key accounting policies that are not as subjective, and therefore, their application would not require us to make estimates or judgments that are as difficult, but which nevertheless could significantly affect our financial reporting. Actual results may differ materially from these estimates. If these estimates, judgments, or their related assumptions change, our operating results for the periods in which we revise our estimates, judgments, or assumptions could be adversely and perhaps materially affected and may fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.

Changes to financial accounting standards may affect our results of operations and could cause us to change our business practices.

We prepare our consolidated financial statements in accordance with GAAP. These accounting principles are subject to interpretation by the Financial Accounting Standards Board, the SEC, and various bodies formed to interpret and create accounting rules and regulations. Changes in accounting rules can have a significant effect on our reported financial results and may affect our reporting of transactions completed before a change is announced. Changes to those rules or the questioning of current practices may adversely affect our financial results or the way we conduct our business. The issuance of new accounting standards or future interpretations of existing accounting standards, or resulting changes in our business practices or estimates, could result in future changes in our revenue recognition or other accounting policies that could have a material adverse effect on our business, financial condition, and results of operations.

If our long-lived assets, goodwill and acquired intangible assets become impaired, we may be required to record a significant charge to earnings.

Goodwill is required to be tested for impairment at least annually. Factors that may be considered when determining if the carrying value of our goodwill or intangible assets may not be recoverable include a significant decline in our expected future cash flows, or a sustained, significant decline in our stock price and market capitalization.

As a result of our acquisition strategy, we have had and in the future may have significant goodwill and intangible assets recorded on our balance sheets. In addition, significant negative industry or economic trends, such as those that have occurred as a result of the recent economic downturn, including reduced estimates of future cash flows or disruptions to our business, could indicate that goodwill and intangible assets might be impaired. If, in any period our stock price decreases to the point where our market capitalization is less than our book value, this too could indicate a potential impairment and we may be required to record an impairment charge in that period. Our valuation methodology for assessing impairment requires management to make judgments and assumptions based on projections of future operating performance. The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results and market conditions. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit. We operate in highly competitive environments and projections of future operating results and cash flows may vary significantly from actual results. As a result, we may incur substantial impairment charges to earnings in our financial statements should an impairment of our goodwill and intangible assets be determined resulting in an adverse impact on our results of operations.

New or future changes to U.S. and non-U.S. tax laws could materially and adversely affect us.

New or future changes in tax laws, regulations, and treaties, or the interpretation thereof, in addition to tax regulations enacted but not in effect, tax policy initiatives, and reforms under consideration in the United States or related to the Organisation for Economic Co-operation and Development’s, or OECD, Base Erosion and Profit Shifting, or BEPS, Project, the European Commission’s state aid investigations, and other initiatives could have an adverse effect on the taxation of international businesses. Furthermore, countries where we are subject to taxes, including the United States, are independently evaluating their tax policy, and we may see significant changes in legislation and regulations concerning taxation. Certain countries have already enacted legislation, including those related to BEPS Project, which could affect international businesses, and other countries have become more aggressive in their approach to audits and enforcement of their applicable tax laws. In addition, we are unable to predict what future tax reform may be proposed or enacted or what effect such changes would have on our business, but any changes, to the extent they are brought into tax legislation, regulations, policies, or practices, could increase our effective tax rates in the countries where we have operations and have an adverse effect on our overall tax rate, along with increasing the complexity, burden and cost of tax compliance, all of which could impact our business, financial condition, and results of operations.

Tax regulatory authorities may disagree with our positions and conclusions regarding certain tax positions resulting in unanticipated costs or non-realization of expected benefits.

A tax authority may disagree with tax positions that we have taken. For example, the Internal Revenue Service, or IRS, or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to our intellectual property in connection with our intercompany research and development cost sharing arrangement and legal structure. A tax authority may take the position that material income tax liabilities, interest, and penalties are payable by us, in which case, we expect that we might contest such assessment. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could be materially adverse to us and affect our anticipated effective tax rate or operating income, and we could be required to pay substantial penalties and interest where applicable.

Risks Related to Regulatory Matters

We could be adversely affected by violations of applicable anti-corruption laws or anti-bribery laws, or violations of our internal policies designed to ensure ethical business practices.

We operate in a number of countries throughout the world. We are subject to the risk that we, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti- corruption laws in any jurisdiction in which we conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”) and the U.K. Bribery Act, as well as other similar anti-bribery and anti-kickback laws and regulations. In addition, we operate in certain countries in which the government may take an ownership stake in an enterprise and such government ownership may not be readily apparent, thereby increasing the risk of potential FCPA violations. Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil penalties, criminal penalties, and curtailment of operations in certain jurisdictions and might adversely affect our business, financial condition, and results of operations. In addition, we have internal ethics policies that we require our employees to comply with in order to ensure that our business is conducted in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could be substantially harmed.

We are subject to and impacted by government regulation and policies, including U.S. or foreign trade policy, tariffs, import, export, and economic sanctions laws and regulations, that may expose us to liability and increase our costs. Failure to comply with these laws and regulations or changes in such laws, regulations, or policies, may have a material adverse effect on our business, financial condition, and results of operations.

Our products and technology are subject to U.S. export controls, including the U.S. Department of Commerce’s Export Administration Regulations, and economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. These regulations may limit the export of our products and technology, and provision of our services outside of the United States, or may require export authorizations, including by license, a license exception, or other appropriate government authorizations, including annual or semi-annual reporting and the filing of an encryption registration. Export control and economic sanctions laws may also include prohibitions on the sale or supply of certain of our products to, or prohibitions or restrictions from engaging in transactions with, certain countries, regions, governments, persons, and entities, including those that are embargoed or sanctioned. In addition, various countries regulate the importation of certain products, through import permitting and licensing requirements, and have enacted laws that could limit our ability to distribute our products. The exportation, re-exportation, and importation of our products and technology and the provision of services, including by our partners, must comply with these laws or else we may be adversely affected, through reputational harm, government investigations, penalties, and a denial or curtailment of our ability to export our products and technology. Complying with export control and sanctions laws may be time-consuming and may result in the delay or loss of sales opportunities. In addition, the economic sanctions and related laws of different jurisdictions in which we conduct business may conflict with one another, such that compliance with all applicable laws may be difficult. Although we take precautions to prevent our products and technology from being provided in violation of such laws, our products and technology may have previously been, and could in the future be, provided inadvertently in violation of such laws, despite the precautions we take. If we are found to be in violation of U.S. sanctions or export control laws, it could result in substantial fines and penalties for us and for the individuals working for us. Changes in export or import laws or corresponding sanctions, may adversely impact our operations, delay the introduction and sale of our products in international markets, or, in some cases, prevent the export or import of our products and technology to certain countries, regions, governments, persons, or entities altogether, which could adversely affect our business, financial condition, and results of operations.

In addition, changes in U.S. or international tax, social, political, regulatory, and economic conditions or in laws and policies governing foreign trade, manufacturing, development, and investment in the territories or countries where we currently or may sell our products or conduct our business have and could in the future adversely affect our business. For example, although we do not currently expect Russia’s invasion of Ukraine or the related current or future export and other business sanctions on Russia to materially impact us directly due to our limited sales to Russia, we are unable at this time to predict the ultimate impact this conflict will have on our company, the global economy or the stock markets. The prior U.S. presidential administration instituted or proposed changes in trade policies that included the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the United States, economic sanctions on individuals, corporations or countries, and other government regulations affecting trade between the United States and other countries where we conduct our business. Any new tariffs and other changes in U.S. trade policy could trigger retaliatory actions by affected countries, and certain foreign governments have instituted or are considering imposing trade sanctions on certain U.S. goods. The prior U.S. presidential administration also focused on policy reforms that discouraged corporations from outsourcing manufacturing and production activities to foreign jurisdictions, including through tariffs or penalties on goods manufactured outside the United States, which required us to change the way we conduct business. The current U.S. presidential administration has continued certain import tariffs and export restrictions against certain foreign manufacturers initiated by the prior administration.

Trends and uncertainties related to U.S. trade policy, tariff, and import or export regulations may have a material adverse effect on our business, financial condition, and results of operations. In addition, political changes and trends such as populism, protectionism, economic nationalism, and sentiment toward multinational companies and resulting changes to trade, tax or other laws and policies may be disruptive to our businesses. These changes in U.S. and foreign laws and policies have the potential to adversely impact the U.S. economy or certain sectors thereof, our industry, and the global demand for our products, and as a result, could have a material adverse effect on our business, financial condition, and results of operations.

Our business is currently, and may in the future become, subject to a variety of United States and international laws, regulations, and other legal obligations regarding data and privacy protection and the failure to comply with such laws, regulations and other legal obligations could materially and adversely affect our business, financial condition, and results of operations.

We collect, store, process, and use personal information and other user data. For example, some of our products include the collection and use of users’ information, which may include names, addresses, phone numbers, email addresses, payment account information, height, weight, age, gender, heart rates, sleeping patterns, location-based services, and activity patterns. In addition, some of our products interface with other suppliers’ products that collect, store, process or use a customer’s user data. While we take measures to protect the security of, and prevent unauthorized access to, personal and proprietary information, the security controls for our systems, as well as other security practices we follow, may not prevent unauthorized access to, damage to, disablement or encryption of, use or misuse of, disclosure of, modification of, destruction of or loss of our data or the data of others (including personally identifiable information and proprietary information). Any actual or perceived security incident could harm our business and operating results and could result in, among other things, unfavorable publicity, governmental inquiry and oversight, difficulty in marketing our services, allegations by our customers that we have not performed our contractual obligations, litigation by affected parties including our customers and possible financial obligations for damages related to the theft or misuse of such information or inventory, any of which could negatively impact our business, financial condition, and results of operations.

As described below, we are required to comply with numerous data privacy and security requirements that are subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions and countries in which we operate. We are, and may in the future become, subject to a variety of local, state, national and international laws, directives and regulations that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data in the different jurisdictions in which we operate. Data privacy laws and regulations, including the regulations promulgated by the U.S. Department of Health & Human Services, under the provisions of the Health Insurance Portability and Accountability Act of 1996 relating to Administrative Simplification and the provisions of the Health Information Technology for Economic and Clinical Health (“HITECH”) Act relating to the privacy and security of health information (collectively, “HIPAA”), the California Consumer Privacy Act (“CCPA”), the California Privacy Rights Act of 2020 (“CPRA”), the GDPR and its equivalent in the United Kingdom, pose increasingly complex compliance challenges, which may increase compliance costs, and any failure to comply with data privacy laws and regulations could result in significant penalties and reputational damage.

We are a “Business Associate” as defined under HIPAA, and the U.S. Department of Health and Human Services Office of Civil Rights, or OCR, may impose penalties on a Business Associate for a failure to comply with applicable requirements of HIPAA. Penalties will vary significantly depending on factors such as the date of the violation, whether the Business Associate knew or should have known of the failure to comply, or whether the Business Associate’s failure to comply was due to willful neglect. Currently, these penalties include civil monetary penalties for violations. However, a single breach incident can result in violations of multiple requirements, resulting in possible penalties in excess of preset annual limits. Further, a person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty of up to $50,000 and imprisonment up to one year. The criminal penalties increase to $100,000 and up to five years’ imprisonment if the wrongful conduct involves false pretenses, and to $250,000 and up to 10 years’ imprisonment if the wrongful conduct involves the intent to sell, transfer, or use identifiable health information for commercial advantage, personal gain, or malicious harm. The U.S. Department of Justice, or the DOJ, is responsible for criminal prosecutions under HIPAA. State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states. While HIPAA does not create a private right of action that would allow individuals to sue in civil court for HIPAA violations, its standards have been used as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing individuals’ health information. Furthermore, in the event of a breach as defined by HIPAA, the Business Associate may have to comply with specific reporting requirements under HIPAA regulations. Please see “Business—Healthcare laws and regulations” for more about how HIPAA and HITECH may affect our business.

Numerous other federal and state laws may apply that restrict the use and protect the privacy and security of personally identifiable information, as well as employee personal information. These include state medical privacy laws, state social security number protection laws and federal and state consumer protection laws. These various laws in many cases are not preempted by HIPAA and may be subject to varying interpretations by the courts and government agencies, creating complex compliance issues for us and our partners and potentially exposing us to additional expense, adverse publicity and liability, any of which could adversely affect our business. Federal and state consumer protection laws are increasingly being applied by the United States Federal Trade Commission, or FTC, and states’ attorneys general to regulate the collection, use, storage and disclosure of personal or personally identifiable information, through websites or otherwise, and to regulate the presentation of website content.

The security measures that we and our third-party vendors and subcontractors have in place to ensure compliance with privacy and data protection laws may not protect our facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar events. Under the HITECH Act, as a Business Associate we may also be liable for privacy and security breaches and failures of our subcontractors. Even though we provide for appropriate protections through our agreements with our subcontractors, we still have limited control over their actions and practices. A breach of privacy or security of individually identifiable health information by a subcontractor may result in an enforcement action, including criminal and civil liability, against us. We are not able to predict the extent of the impact such incidents may have on our business. Our failure to comply may result in criminal and civil liability because the potential for enforcement action against Business Associates is now greater. Enforcement actions against us could be costly and could interrupt regular operations, which may adversely affect our business. While we have not received any notices of violation of the applicable privacy and data protection laws and believe we are in compliance with such laws, there can be no assurance that we will not receive such notices in the future.

There is ongoing concern from privacy advocates, regulators and others regarding data privacy and security issues, and the number of jurisdictions with data privacy and security laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for de-identification, anonymization or pseudonymization of health information are sufficient, and the risk of re-identification sufficiently small, to adequately protect patient privacy. We expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, including the CCPA, which requires, among other things, that covered companies provide disclosures to California consumers and affords such consumers with certain rights, including the ability to opt out of certain sales of their personal information. The CCPA prohibits discrimination against individuals who exercise their privacy rights and provides for civil penalties for violations, as well as a private right of action for certain data breaches. Additionally, the CPRA, which will become effective in most material respects starting on January 1, 2023, further expands the CCPA with additional compliance requirements that may impact our business and establishes a regulatory agency dedicated to enforcing the CCPA and CPRA. Aspects of the interpretation and enforcement of the CCPA and CPRA remain uncertain and will impose additional compliance requirements that may impact our business. In addition, we may be subject to other new data privacy laws, such as the Virginia Consumer Data Protection Act and the Colorado Privacy Act in the United States as well as the European Union Regulation on Privacy and Electronic Communications (or ePrivacy Regulation). Further, in the United States, emerging state data privacy laws may encourage other states and the federal government to pass comparable legislation, introducing the possibility of greater penalties and more rigorous compliance requirements.

The GDPR regulates the collection, control, sharing, disclosure, use, and other processing of data that can directly or indirectly identify a living individual that is located in the European Union and imposes stringent data protection requirements with significant penalties and the risk of civil litigation, for noncompliance. Through international treaties, the GDPR has also been implemented in the other countries of the European Economic Area (“EEA”), which currently includes the countries of the European Union as well as Iceland, Liechtenstein, and Norway. Failure to comply with the GDPR may result in fines of up to 20 million euros or up to 4% of the annual global revenue of the infringer, whichever is greater. It may also lead to civil litigation, with the risks of damages, injunctive relief, or regulatory orders adversely impacting the ways in which our business can use personal data. The GDPR regulates cross-border transfers of personal data to countries outside of the EEA also in respect of which the European Commission or other relevant regulatory body has not issued a so called ‘adequacy decision’, unless the parties to the transfer have implemented specific safeguards to protect the transferred personal data. Recent legal developments in Europe have created complexity and uncertainty regarding such transfers, in particular in relation to transfers to the United States. Further, any subsequent adequacy decision for the United States is still at risk of challenge which may create further disruptions in relation to data transfers. Complying with regularly shifting requirements could result in increased compliance costs. Moreover, following the UK’s exit from the European Union, the GDPR was transposed into UK law (“UK GDPR”) as supplemented by the UK Data Protection Act 2018, which currently imposes the same obligations as the GDPR in most material respects and provides for fines of up 17.5 million British pounds sterling or 4% of global turnover, whichever is greater, for non-compliance. We cannot predict how the UK GDPR and other UK data protection laws or regulations may develop, including as compared to the GDPR, nor can we predict the effects of divergent laws and related guidance. Additionally, the UK Government has launched a public consultation on proposed reforms to the data protection framework in the UK. This may lead to future divergence and variance between the two regimes.

In addition to government regulation, we are subject to self-regulatory standards and industry certifications that legally or contractually apply to us. These include the Payment Card Industry Data Security Standards, or PCI-DSS, and HITRUST certification. In the event we fail to comply with the PCI-DSS or HITRUST certification requirements, we could be in breach of our obligations under customer and other contracts, fines and other penalties could result, and we may suffer reputational harm and damage to our business. Further, our clients may expect us to comply with more stringent privacy and data security requirements than those imposed by laws, regulations or self-regulatory requirements, and we may be obligated contractually to comply with additional or different standards relating to our handling or protection of data on or by our offerings.

Compliance with U.S. and international data protection laws and regulations could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business. Any inability to adequately address data privacy or data protection, or other information security related concerns, even if unfounded, or to successfully negotiate privacy, data protection or information security related contractual terms with customers, or to comply with applicable laws, regulations and policies relating to privacy, data protection and information security, could result in additional cost and liability to us, harm our reputation and brand, and could negatively impact our business, financial condition, and results of operations. These risks are particularly relevant to us, given that we may process biometric data and also data concerning health. These so called “sensitive” or “special” categories of personal data are afforded more stringent protections under various global data privacy laws.

If our products become subject to regulation by the Food and Drug Administration (the “FDA”) or similar agencies in the future, achieving and maintaining compliance and approval under applicable regulations may be difficult to achieve.

As our products and services, including those for the health and sports market, are not intended to be used for medical purposes, including the diagnosis or treatment of injury or disease, we do not believe they fall within the FDA clearance requirements for medical devices. However, it is possible that in the future we may decide to pursue business opportunities in those markets and our products and services could then become subject to regulation by the FDA or other federal, state, and local agencies. In that event, we would intend to comply with such regulations, including FDA clearance requirements, to the extent they become applicable to us. Compliance with such regulations might impose additional costs on us, which could adversely affect our financial performance and results of operations.

We are subject to environmental, health, and safety laws, which could increase our costs, restrict our operations and require expenditures that could have a material adverse effect on our business, financial condition, and results of operations.

We are subject to a variety of laws and regulations relating to the use, disposal, clean-up of and human exposure to hazardous materials. Compliance with environmental, health, and safety requirements could, among other things, require us to modify our manufacturing processes, restrict our ability to expand our facilities or require us to acquire pollution control equipment, all of which can be very costly. Any failure by us to comply with such requirements could result in the limitation or suspension of the manufacture of our products and could result in litigation against us and the payment of significant fines and damages by us in the event of a significant adverse judgment. In addition, complying with any cleanup or remediation obligations for which we are or become responsible could be costly and have a material adverse effect on our business, financial condition, and results of operations.

Changing requirements relating to the materials composition of the semiconductor products that we source for our products, including the restrictions on lead and certain other substances in electronic products sold in various countries, including the United States, the PRC, Japan, and in the European Union, increase the complexity and costs of our product design and procurement operations and may require us to re-engineer our products. Such re- engineering may result in excess inventory or other additional costs and could have a material adverse effect on our business, financial position, and results of operations. We may also experience claims from employees from time to time with regard to exposure to hazardous materials or other workplace related environmental claims.

Social and environmental responsibility regulations, policies and provisions, as well as customer and investor demands, may make our supply chain more complex and may adversely affect our relationships with customers and investors.

There is an increasing focus on corporate social and environmental responsibility in our industry, and the industries that we rely upon for components of our products. A number of our customers have adopted, or may adopt, procurement policies that include social and environmental responsibility provisions or requirements that their suppliers should comply with, or they may seek to include such provisions or requirements in their procurement terms and conditions. An increasing number of investors are also requiring companies to disclose corporate social and environmental policies, practices, and metrics. Legal and regulatory requirements, as well as investor expectations, on corporate social responsibility practices and disclosure, are subject to change, can be unpredictable, and may be difficult and expensive for us to comply with, given the complexity of our supply chain and our significant outsourced manufacturing. If we are unable to comply, or are unable to cause our suppliers to comply, with such policies or provisions or meet the requirements of our customers and our investors, a customer may stop purchasing products from us or an investor may sell their shares, and may take legal action against us, which could harm our reputation, revenues, business, financial condition, and results of operations.

In addition, as part of their corporate social and environmental responsibility programs, an increasing number of OEMs are seeking to source products that do not contain minerals sourced from areas where proceeds from the sale of such minerals are likely to be used to fund armed conflicts, such as in the Democratic Republic of Congo and certain other adjoining countries. This could adversely affect the sourcing, availability and pricing of minerals used in the manufacture of semiconductor devices, including those we rely upon for our products. As a result, we may face difficulties in satisfying these customers’ demands, which may harm our sales and operating results. Since our supply chain is complex, we may face reputational challenges with our customers, shareholders, and other stakeholders if we are unable to sufficiently verify the origins for any conflict minerals used in the products that we sell.

Regulations related to conflict minerals may cause us to incur additional expenses and could limit the supply and increase the costs of certain metals used in the manufacturing of its products.

As a public company, we will become subject to the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, that will require it to determine, disclose, and report whether its products contain conflict minerals. The implementation of these requirements could adversely affect the sourcing, availability, and pricing of the materials used in the manufacture of components used in our products. In addition, we will incur additional costs to comply with the disclosure requirements, including costs related to conducting diligence procedures to determine the sources of conflict minerals that may be used in or necessary to the production of its products and, if applicable, potential changes to products, processes, or sources of supply as a consequence of such verification activities. It is also possible that our reputation may be adversely affected if we determine that certain of our products contain minerals not determined to be conflict-free or if we are unable to alter our products, processes, or sources of supply to avoid use of such materials.

Risks Related to Movella’s International Operations

Significant portions of our operations are located outside of the United States, which subjects us to additional risks, including increased complexity and costs of managing international operations and geopolitical instability.

We outsource the manufacture and assembly of many of our products to third parties that are primarily located in Europe and Asia. In addition, we conduct research and development and sales and marketing activities in North America, Europe and Asia. Economic weakness or constrained consumer and business spending internationally has resulted in periods of decreased revenues in the past, and could in the future result in decreased revenues, problems with our ability to manage inventory levels, and difficulty in collecting customer receivables. As a result of our international focus, we face numerous challenges and risks, including:

•	complexity and costs of managing international operations, including manufacturing, assembly, and testing of our products and associated costs;

•	geopolitical and economic instability and trade and military conflicts, such as the Russian invasion of Ukraine;

•	potential implications related to geopolitical tensions between Taiwan and the People’s Republic of China in connection with Taiwan’s independence;

•	limited protection for, and vulnerability to theft of, our intellectual property rights, including our trade secrets;

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compliance with local laws and regulations and unanticipated changes in local laws and regulations, including tax laws and regulations, including uncertainty surrounding the United Kingdom’s decision to exit the European Union;

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trade and foreign exchange restrictions and higher tariffs, including the recent trade tensions between the United States and China that has resulted in higher tariffs on certain semiconductor products;

•	timing and availability of import and export licenses and other governmental approvals, permits, and licenses, including export classification requirements;

•	foreign currency fluctuations and exchange losses relating to our international operating activities;

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restrictions imposed by the U.S. government or foreign governments on our ability to do business with certain companies or in certain countries as a result of international political conflicts and the complexity of complying with those restrictions;

•	transportation delays and other consequences of limited local infrastructure, and disruptions, such as large-scale outages or interruptions of service from utilities or telecommunications providers;

•	difficulties in staffing international operations;

•	changes in immigration policies or in any labor laws or regulations, which may impact our ability to hire personnel;

•	local business and cultural factors that differ from our normal standards and practices;

•	differing employment practices and labor relations;

•	heightened risk of terrorist acts;

•	regional health issues, travel restrictions, power outages, and natural disasters; and

•	work stoppages.

These risks could harm our international operations, delay new product releases, increase our operating costs, and hinder our ability to grow our operations and business and, consequently, our business, financial condition, and results of operations could suffer.

Uncertainties with respect to the legal system of the People’s Republic of China (the “PRC”) and tax regime, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in policies, laws, and regulations in the PRC could adversely affect us.

While the majority of our operations, revenues, and assets are conducted or located outside of mainland China and Hong Kong, we are subject to certain legal and operational risks associated with having subsidiaries located in mainland China and Hong Kong. In the years ended December 31, 2022 and 2021, Legacy Movella derived 16% and 15% of its revenues from mainland China, respectively, and 2% and 0% of its revenues from Hong Kong, respectively. Although the majority of our operations are conducted outside of mainland China and Hong Kong, our operations in mainland China are governed by the PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since the PRC legal system continues to rapidly evolve, the interpretations of many laws and regulations are not always uniform and enforcement of these laws and regulations involves uncertainties. In addition, any new PRC laws or changes in PRC laws and regulations related to, among other things, its tax regime or foreign investment and manufacturing in the PRC could have a material adverse effect on our business, financial condition, results of operations, and our ability to operate our business in mainland China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in mainland China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy, than in more developed legal systems. These uncertainties may impede our ability to enforce contracts in the PRC and could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis, or at all, and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights and any failure to quickly respond to changes in the regulatory environment in the PRC could adversely affect our business, financial condition, and results of operations, and impede our ability to continue our operations in mainland China and proceed with our future business plans in mainland China.

The PRC government may intervene or influence our operations through our China and Hong Kong subsidiaries at any time as the PRC government deems appropriate to further regulatory, political and societal goals, which may potentially result in a material adverse effect on our operations. We cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition, and results of operations. Further, currently under the Basic Law of the Hong Kong Special Administrative Region of the PRC, Hong Kong is self-governed by its own government under the PRC framework of “one country two systems” with a high degree of autonomy under its local constitution. We cannot assure you, however, that the PRC will maintain the “one country two systems” framework, and the PRC government may seek to further influence the business conduct of entities organized under the laws of Hong Kong, including our Hong Kong subsidiary. If the PRC government were to enact laws and regulations in the future that resulted in significant oversight or other restrictions on the conduct of the business of our Hong Kong subsidiary, it could materially and adversely affect our business, financial condition, and results of operations.

Current or future laws, regulations, or policies enacted by the PRC government could impact our ability to access cash and cash equivalents held through our subsidiaries in China and Hong Kong, or through the Qingdao JV.

As of December 31, 2022, approximately $0.7 million of Legacy Movella’s cash and cash equivalents was held by our subsidiaries in China and Hong Kong and approximately $1.5 million of Legacy Movella’s cash and cash equivalents was held by our Qingdao JV in China. We have not relied, and do not expect to rely, on dividends or other distributions on equity from any of our subsidiaries for our cash requirements. Our ability to access cash and cash equivalents held through our subsidiaries in China and the Qingdao JV are subject to various regulations and policies as described below. Further, if the PRC government were to enact laws and regulations in the future that resulted in significant oversight or other restrictions on the conduct of the business of our Hong Kong subsidiary, including with respect to our ability to access cash and cash equivalents held by our Hong Kong subsidiary, our ability to access cash and cash equivalents held by our Hong Kong subsidiary could also be restricted, which could materially and adversely affect our business, financial condition, and results of operations. In addition, there are restrictions on the ability of our PRC subsidiaries (including, for purposes of this discussion, the Qingdao JV) to pay dividends under current PRC laws and regulations. In particular, our PRC subsidiaries may pay dividends only out of their respective accumulated after-tax profits after making up losses as determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Such reserve funds cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary common reserve. In addition, cash held at the Qingdao JV is considered restricted, as such cash may only be used in connection with the joint venture’s operations. Cash held at our China subsidiaries may be used for permitted purposes, such as payments to overseas vendors or for goods and services provided by other Movella subsidiaries, provided the required supporting documentation, such as import custom declarations or contracts for services, are in place. While we do not currently rely or expect to rely on our subsidiaries in China and Hong Kong or on the Qingdao JV for our cash requirements, we cannot predict if this may change in the future or the impact any new regulations or policies may have on our ability to access cash and cash equivalents in these entities.

Our PRC subsidiaries may hold limited amounts of cash in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use Renminbi to pay dividends to us. In addition, the enterprise income tax law in the PRC and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Furthermore, if certain procedural requirements are satisfied, the payment of current account items, as defined in the relevant PRC laws and regulations, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from the PRC’s State Administration of Foreign Exchange or its local branches. However, where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or their authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. To the extent we desire to use funds from our PRC subsidiaries to fund our operations, the foreign exchange control system could prevent us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, and we may not be able to pay dividends in foreign currencies to our offshore intermediate holding companies or ultimate parent company, or to our stockholders or investors in our common stock. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of Renminbi into or out of the PRC or which may otherwise restrict our ability to access cash and cash equivalents held through our subsidiaries in Hong Kong or China or our Qingdao JV.

Uncertainties with respect to geopolitical developments related to the China and Taiwan, including sudden or unexpected changes in policies or outbreak of hostilities, could adversely affect our business, financial condition, and results of operations.

We have an engineering facility in Taipei, Taiwan and a sales and engineering facility in Shanghai, China. Political, military, and economic tensions between the United States and China, including with respect to Taiwan’s independence, cybersecurity and espionage matters, China’s relationship with Russia in relation to Russia’s invasion of Ukraine, or other factors, may result in military or other responses by either nation, including the adoption of laws, regulations, or policies that make it more difficult, impossible or impractical for us to continue to conduct operations in one or both of China or Taiwan. Such events could harm our business, financial condition, and results of operations.

As a business that operates worldwide, we are subject to complex and changing global laws and regulations, which exposes us to potential liabilities, increased costs and other adverse effects on our business.

Our global operations are subject to complex and changing laws and regulations, including those in the following areas: telecommunications, environmental, health and safety, labor and employment, antitrust, data privacy and security, consumer protection, product liability, anticorruption, import, export and trade, foreign exchange controls, anti–money laundering, and tax. Compliance with these laws and regulations is onerous and expensive, increasing the cost of conducting our global operations. We have implemented policies and procedures designed to ensure compliance with applicable global laws and regulations, but there can be no assurance that at all times we will be in compliance with all global regulations given their multitude, complexity, and ever-changing nature. If we are found to have violated laws and regulations, it could materially and adversely affect our business, reputation, financial condition, and results of operations.

Our financial condition and results of operations are subject to fluctuations in foreign currency translation.

The movement of foreign currencies relative to the U.S. Dollar affects the U.S. Dollar value of the Company’s foreign currency-denominated sales. The weakening of foreign currencies relative to the U.S. Dollar could have a significant impact on our revenues, gross margin, and profitability, or may cause the Company to raise international pricing, which could potentially reduce demand for our products. Conversely, a strengthening of certain foreign currencies relative to the U.S. Dollar could increase product costs and operating expenses denominated in those currencies, thus adversely affecting gross margins and profitability. We have not historically used financial instruments to hedge our foreign currency exchange rate risks.

We have experienced significant foreign currency gains and losses due to the strengthening and weakening of the U.S. Dollar relative to certain other currencies. The majority of our consolidated foreign currency gain or loss is typically driven by exchange rate impacts on the significant cash, receivables, and payables held in a currency other than the functional currency at a given legal entity. Such gain or loss will create variations in our earnings per share. However, because there is minimal cash impact caused by such exchange rate variations, management will continue to focus on our operating performance before the impact of foreign currency gains and losses.

Changes to trade regulations, including trade restrictions, sanctions, or tariffs, could significantly harm our results of operations.

Changes to trade regulations and other international disputes can result in tariffs, sanctions, and other measures that restrict international trade and can adversely affect our business. For example, tensions between the United States and China have led to a series of tariffs being imposed by the United States on imports from the PRC. Many other countries have considered or imposed similar measures. The imposition of additional governmental controls or regulations that create new or enhanced restrictions on free trade, trade sanctions, or tariffs, particularly those applicable to materials or goods from China, could have a substantial adverse effect on our business, financial condition, and results of operations.

Risks Related to Being a Public Company

The price of our common stock and our warrants may fluctuate significantly and you could lose all or part of your investment as a result.

The trading prices of our common stock and our warrants have been volatile and are likely to be volatile in the future. The stock market has recently experienced extreme volatility. This volatility has often been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed elsewhere in this “Risk Factors” section, as well as in the following factors:

•	our results of operations may vary from the expectations of securities analysts and investors;

•	our results of operations may vary from those of our competitors;

•	any changes in the industries in which we and our customers operate;

•	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	any significant change in our management;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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changes in general economic or market conditions or trends in our industry or markets, such as recessions, interest rates, local and national elections, international currency fluctuations, corruption, political instability, and acts of war or terrorism or other outbreaks of hostilities, such as the Russian invasion of Ukraine, or responses or reactions to these or similar events;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	future sales of common stock or other securities;

•	investor perceptions or the investment opportunity associated with our securities relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

•	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	the development and sustainability of an active trading market for our securities;

•	actions by institutional or activist stockholders;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	our ability to maintain the listing of our common stock on Nasdaq;

•	other events or factors, including those resulting from natural disasters, climate change, pandemics, and similar events.

These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

In addition, the stock market in general, and the Nasdaq in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our shares of common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If we fail to meet the continued listing standards for Nasdaq, Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We are required to meeting ongoing listing standards to maintain our listing on Nasdaq, including maintaining an average closing price above $1.00 per share for any 30 consecutive trading days. Our stock price has fluctuated significantly since the closing of the Business Combination and has ranged from a high of $8.58 per share as of the closing of the Business Combination to a closing price as low as $1.27 per share as of April 25, 2023.

If we fail to satisfy the continued listing standards of Nasdaq, Nasdaq may take steps to de-list our common stock. Such a de-listing would most likely have a negative effect on the price of our common stock and would impair shareholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would attempt to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price, improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum average closing price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

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a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	a limited amount of news and analyst coverage for the Company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Our units, common stock, rights, and warrants will be covered securities because they are listed on Nasdaq. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our shares are delisted from Nasdaq and become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not maintain a listing on Nasdaq and if the price of our common stock is less than $5.00 at such time, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our ordinary shares, and therefore stockholders may have difficulty selling their shares.

We incur increased costs and are subject to additional regulations and requirements as a result of being a public company, which could have a material adverse effect on our business, financial condition, and results of operations, and make it more difficult to run our business or divert management’s attention from our business.

We are currently subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the rules and regulations of Nasdaq. As a public company, we are required to commit significant resources and management time and attention to the requirements of being a public company, which may cause us to incur significant legal, accounting and other expenses that Legacy Movella did not incur as a private company, including costs associated with public company reporting requirements. We also incur costs associated with the Sarbanes-Oxley Act and related rules implemented by the SEC and Nasdaq, and compliance with these requirements place significant demands on our legal, accounting and finance staff and on our accounting, financial and information systems. In addition, we might not be successful in implementing these requirements. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation, any of which could have a material adverse effect on our business, financial condition, and results of operations.

We intend to continue to hire additional accounting and finance personnel with system implementation experience and expertise regarding compliance with the Sarbanes-Oxley Act. We may be unable to locate and hire qualified professionals with requisite technical and public company experience when and as needed. In addition, new employees will require time and training to learn our business and operating processes and procedures. If we are unable to recruit and retain additional finance personnel or if our finance and accounting team is unable for any reason to respond adequately to the increased demands that will result from being a public company, the quality and timeliness of our financial reporting may suffer, which could result in the identification of material weaknesses in our internal controls. Any consequences resulting from inaccuracies or delays in our reported financial statements could cause our stock price to decline and could harm our business, financial condition, and results of operations.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Pursuant to our certificate of incorporation and bylaws, our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of our common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.

An active, liquid trading market for our common stock may not be sustained, which may adversely affect the value of our common stock.

Upon the Closing, our common stock commenced trading on Nasdaq under the symbol “MVLA.” An active trading market for our shares may not be developed or sustained, which in turn would likely have a material adverse effect on the value of our common stock. The market price of our common stock may decline below the initial public offering price, and you may not be able to sell your shares of our common stock at or above the price you paid, or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

As we have no current plans to pay regular cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any regular cash dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors as that our board of directors may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur.

Movella qualifies as an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies” it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

Movella qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in Movella’s periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, Movella’s stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find Movella’s securities less attractive because it will rely on these exemptions. If some investors find Movella’s securities less attractive as a result of our reliance on these exemptions, the trading prices of Movella’s securities may be lower than they otherwise would be, there may be a less active trading market for Movella’s securities and the trading prices of Movella’s securities may be more volatile.

Movella will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Pathfinder ordinary shares in the IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Movella is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, Movella may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make comparison of Movella’s financial statements with the financial statements of other companies who comply with public company adoption dates difficult or impossible because of the potential differences in accounting standards used. Investors may find our common stock less attractive because it will rely on these exemptions, which may result in a less active trading market for our common stock and its price may be more volatile.

Additionally, Movella qualifies as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Movella will remain a smaller reporting company for so long as either (i) the market value of its common stock held by non-affiliates does not exceed $250 million as of the prior June 30 or (ii) its annual revenues do not exceed $100 million during such completed fiscal year and the market value of its common stock held by non-affiliates does not exceed $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

Our management team has limited experience managing a public company.

Some members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, financial condition, and results of operations.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendation regarding our common stock or if our results of operations do not meet their expectations, including projections in those reports that differ from our actual results, our share price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. Securities and industry analysts do not currently, and may never, publish research on Movella. If no securities or industry analysts commence coverage of Movella, the trading price of our common stock would likely be negatively impacted. In the event securities or industry analysts initiated coverage, and one or more of these analysts cease coverage of Movella or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price of our common stock or trading volume to decline.

Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, the price of our common stock could decline. Securities research analysts may establish and publish their own periodic projections for Movella. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts.

Sales of a substantial number of our shares of our common stock in the public market could cause the price of our shares of our common stock to fall.

Sales of a substantial number of our shares of common stock in the public market or the perception that these sales might occur could depress the market price of our shares of common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price.

The common stock offered by the selling stockholders represent approximately 38.2% of our outstanding common stock, not including the common stock underlying any of our outstanding Warrants. Our public warrants became exercisable on the effectiveness of the registration statement that we filed with the SEC to register the shares underlying the public warrants. The exercise price of the Warrants is currently $11.50 per share. To the extent the public warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the existing holders of our common stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the selling stockholders upon termination of applicable contractual lock-up agreements or by holders of the public warrants, could increase the volatility of the market price of our common stock and/or adversely affect the market price of our common stock.

As of February 10, 2023, after the completion of the Business Combination, we had outstanding approximately 50,693,308 shares of common stock, and warrants to purchase approximately 10,750,000 shares of common stock. In addition, we intend to register for sale our shares of common stock issuable under our equity compensation plans, including 12,732,592 shares of common stock available for future issuance under our 2022 Stock Incentive Plan (the “2022 Plan”) and 1,017,550 shares of common stock available for future issuance under our 2022 Employee Stock Purchase Plan (the “ESPP”). The sale or the availability for sale of a large number of our common stock in the public market could cause the price of our shares of common stock to decline.

Ownership of our common stock is concentrated, and as a result, certain stockholders may exercise significant influence over us.

Our directors, officers and holders of over 5% of our common stock own approximately 59% of our outstanding common stock as of April 20, 2023. As a result, these holders have the ability to significantly influence the outcome of any matter submitted for the vote of holders of our common stock.

The concentration of voting power could exert substantial influence over our business. For example, the concentration of voting power could delay, defer or prevent a change of control, entrench our management and the board of directors or delay or prevent a merger, consolidation, takeover or other business combination involving us on terms that other security holders may desire. In addition, conflicts of interest could arise in the future between us on the one hand, and our investors, on the other hand, concerning potential competitive business activities, business opportunities, capital financing, the issuance of additional securities, and other matters.

Movella’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause Movella to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our common stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the board of directors’ attention and resources from Movella’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to Movella’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, Movella may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making those warrants worthless.

The Private Warrants will not be redeemable by us so long as they are held by their initial purchasers or their permitted transferees. We will have the ability to redeem outstanding warrants (including Private Warrants if they are sold to a holder who is not a permitted transferee under the terms of the Private Warrants) at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of shares of common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we give notice of redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

General Risks

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our business may suffer if we are not able to hire and retain sufficient qualified personnel or if we lose our key personnel.

Our future success depends significantly on the continued contribution of our key executive, engineering, sales, marketing, manufacturing, and administrative personnel. From time to time, there may be changes in our executive management team or other key personnel, which could disrupt our business. Recruiting and retaining the skilled personnel we require to maintain and grow our market position has been and is expected to continue to be difficult. The overall shortage in qualified workforce personnel has, and in the future may continue, to increase our compensation costs in order for us to retain such personnel. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees or we have breached legal obligations, resulting in a diversion of our time and resources. In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity awards declines, it may adversely affect our ability to recruit and retain highly skilled employees. Further, changes in immigration policies may negatively impact our ability to attract and retain personnel, including personnel with specialized technical expertise. If we fail to attract new personnel or fail to retain or motivate our current personnel, our business and future growth prospects could be adversely affected.

We do not have employment agreements with our executive officers or other key personnel that require them to continue to work for us for any specified period and, therefore, they could terminate their employment with us at any time. We do not have key person life insurance on any of our key executive officers and do not currently intend to obtain such insurance. The loss of the services of any of our senior level management, or other key employees, could harm our business.

Our business and reputation may be impacted by information technology system failures, delays and network disruptions.

We regularly evaluate our systems and make changes to improve them as necessary. Consequently, we periodically implement new, or upgrade or enhance existing, operational, and information technology systems, procedures, and controls. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures, or controls, could harm our ability to record and report financial, management, or operational information on a timely and accurate basis.

In addition, we and our global supply chain have experienced and are expected to continue to be exposed to information technology system failures and network disruptions including those caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, and ransomware or other cybersecurity incidents.

We have technology and processes in place designed to detect and respond to such failures and disruptions. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, and the nature of other potential incidents changes frequently and may be difficult to detect for long periods of time, our detection and response measures may be ineffective or inadequate. Furthermore, even with appropriate training conducted in support of such measures, human errors, and omissions may still occur resulting in system failures and/or disruptions to our information technology infrastructure. Therefore, our business continuity and disaster recovery planning, or those of others in our global supply chain, may not be able to sufficiently mitigate all threats.

Such failures or disruptions can materially and adversely affect our reputation, business, financial condition, and results of operations through, among other things, a disruption of internal operations, including order processing, invoicing, and manufacturing and distribution of products, and a loss of functionality of critical systems and online services. Actual or anticipated attacks and risks have caused, and are expected to continue to cause, us to incur increasing costs, including costs to deploy additional personnel and protection technologies, to conduct additional employee training, and to engage third party security experts and consultants. Although we maintain cyber insurance coverage that, subject to policy terms and conditions and significant self-insured retentions, is designed to address certain aspects of cyber risks, such insurance coverage may be insufficient to cover all losses or all types of claims that may arise.

If disruptions in our transportation network occur or our shipping costs substantially increase, we may be unable to sell or timely deliver our products, and our operating expenses could increase.

We are highly dependent upon the transportation systems we use to ship our products, including surface and air freight. Our attempts to closely match our inventory levels to our product demand intensify the need for our transportation systems to function effectively and without delay. For example, the outbreak of the COVID-19 pandemic has led to significant limitations on the availability of key transportation resources and an increase in the cost of land, air, and ocean freight. These developments negatively impact our profitability as we seek to transport an increased number of products from manufacturing locations in Asia to other markets around the world as quickly as possible.

The transportation network is subject to disruption or congestion from a variety of causes, including labor disputes or port strikes, acts of war or terrorism, natural disasters, pandemics like COVID-19 and congestion resulting from higher shipping volumes. Labor disputes among freight carriers and at ports of entry are common, particularly in Europe, and we expect labor unrest and its effects on shipping our products to be a continuing challenge for us. A port worker strike, work slowdown or other transportation disruption could significantly disrupt our business. Additionally, our international freight is regularly subjected to inspection by governmental entities. If our delivery times increase unexpectedly for these or any other reasons, our ability to deliver products on time would be materially and adversely affected and result in delayed or lost revenues as well as customer imposed penalties. In addition, if increases in fuel prices continue to occur, our transportation costs would likely increase. Moreover, the cost of shipping our products by air freight is greater than other methods. To the extent we must rely more heavily upon air freight to deliver our products, our overall shipping costs will increase. A prolonged transportation disruption or a significant increase in the cost of freight could severely disrupt our business and harm our operating results.

Our business is subject to the risks of natural catastrophic events, including those caused by climate change, and to interruption by man-made problems such as power disruptions.

A significant natural disaster, such as an earthquake, a fire, a flood, or significant power outage could have a material adverse impact on our business, financial condition, and results of operations. Natural disasters could affect our personnel, supply chain, or logistics providers’ ability to provide materials and perform services. In addition, climate change could result in an increase in the frequency or severity of natural disasters. In the event that our infrastructure, or the information technology systems, supply chain, or logistics of our service providers, are hindered by any of the events discussed above, the results could be missed financial targets, such as revenues, for a particular quarter. Likewise, we could be subject to other man-made problems, including but not limited to power disruptions.

We face risks related to recession, inflation, weak global growth, and other economic conditions.

Customer demand for our products may be impacted by weak economic conditions, inflation, weak global growth, recession, equity market volatility, or other negative economic factors in the United States or other nations. For example, under these conditions, our distributors, resellers, and end customers may delay purchasing decisions or reduce their purchases of our products. Further, in the event of a recession our manufacturing partners, suppliers, distributors, resellers, and other third-party partners may suffer their own financial and economic challenges and as a result they may demand pricing accommodations, delay payment, or become insolvent, which could harm our ability to meet our customer demands or collect revenues or otherwise could harm our business, financial condition, and results of operations. Similarly, disruptions in financial and credit markets may impact our ability to manage normal commercial relationships with our customers, suppliers, and lenders and might cause us to not be able to access sources of liquidity, and our borrowing costs could increase. If general macroeconomic conditions deteriorate, our business, financial condition, and results of operations could be materially and adversely affected.

In addition, we are also subject to risk from inflation and increasing market prices of certain components, supplies, and commodity raw materials, which are incorporated into our products or used by our suppliers to manufacture our products. These components, supplies, and commodities may from time to time become restricted, or general market factors and conditions may affect pricing of such components, supplies and commodities, such as inflation or supply chain constraints.

Litigation and other legal proceedings may adversely affect our business, financial condition, and results of operations.

From time to time we may become involved in legal proceedings relating to patent and other intellectual property matters, product liability claims, employee claims, tort or contract claims, federal regulatory investigations, securities class action litigation, and other legal proceedings or investigations, including those related to our acquired businesses, which could have an adverse impact on our business, financial condition, and results of operations, and divert the attention of our management from the operation of our business. For example, in February 2020, TAS filed a lawsuit in the California State Court in Los Angeles against our wholly-owned subsidiary, Movella Technologies N.A. Inc. (formerly Xsens North America, Inc.), alleging tort and contract-based causes of action arising from TAS purchases of allegedly defective Xsens North America IMUs. TAS never deployed IMUs in its military aircraft. In response, Xsens North America removed the case to the California Federal District Court in Los Angeles based upon the party’s diversity of citizenship. Xsens North America filed a motion to dismiss each of TAS’ alleged non-contract-based claims and its prayers for damages in excess of the approximately $40,000 TAS paid for the IMUs. The motion to dismiss alleged non-contract-based claims was granted on September 3, 2020. On December 22, 2022, the parties entered into a settlement agreement including mutual releases and the lawsuit was dismissed. We agreed to pay a settlement amount of $0.3 million which has been accrued on the December 31, 2022 consolidated balance sheet of Legacy Movella. Although Movella does not believe that any currently known legal matters will have a material impact to its financial statements, there can be no assurance regarding the ultimate outcome of any litigation matter.

Litigation and similar proceedings are inherently unpredictable and can result in excessive or unanticipated verdicts and/or injunctive relief that affect how we operate our business. We could incur judgments or enter into settlements of claims for monetary damages or for agreements to change the way we operate our business, or both. There may be an increase in the scope of these matters or there may be additional lawsuits, claims, proceedings or investigations in the future, which could have a material adverse effect on our business, financial condition, and results of operations. Adverse publicity about regulatory or legal action against us could damage our reputation and brand image, undermine our customers’ confidence and reduce long-term demand for our products, even if the regulatory or legal action is unfounded or not material to our operations.

Climate change may have an adverse impact on our business.

Risks related to rapid climate change may have an increasingly adverse impact on our business and those of many of our customers, suppliers, or the foundries utilized by our suppliers to source the semiconductor components for incorporation into our products, including over the longer term. Any of our primary locations and the locations of our customers, suppliers, or foundries utilized by our suppliers may be vulnerable to the adverse effects of climate change. Furthermore, it is more difficult to mitigate the impact of these events on our employees while they work from home as a result of the COVID-19 pandemic. Changing market dynamics, global policy developments, and the increasing frequency and impact of extreme weather events on critical infrastructure in the United States and elsewhere have the potential to disrupt our business and the business of our customers, suppliers, or foundries utilized by our suppliers, and may cause us to experience higher attrition, losses and additional costs to maintain our operations. Further, the effects of climate change may negatively impact regional and local economic activity, which could lead to an adverse effect on our customers, suppliers, or foundries utilized by our suppliers, and impact the communities in which we operate. Overall, climate change, its effects, and the resulting, unknown impact could have a material adverse effect on our business, financial condition, and results of operations.

COVID-19 and any future widespread public health crisis could negatively affect various aspects of our business, make it more difficult for us to meet our obligations to our customers, and result in reduced demand for our products and services.

Widespread public health emergencies or outbreaks of epidemics, pandemics, or contagious diseases, such as the COVID-19 pandemic, have had, and will likely continue to have, significant impacts on our business. In an effort to halt the outbreak of COVID-19, a number of countries, including the United States, placed significant restrictions on travel, many businesses announced extended closures, and many businesses and governmental agencies have allowed employees to work remotely, which in some cases may reduce the effectiveness of those employees. These travel restrictions and business closures have impacted and may in the future adversely affect our operations locally and worldwide, including our ability to obtain regulatory approvals and to manufacture, market, sell or distribute our products, which could materially and adversely affect our business. We cannot predict the impact that remote work will have on our culture and our employee retention.

On May 5, 2020, Legacy Movella received loan proceeds in the amount of $0.6 million under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable as long as the borrower uses the loan proceeds for certain eligible purposes. On September 22, 2021, the outstanding principal balance and related accrued interest were forgiven by the lender and the Small Business Administration (“SBA”). Although Legacy Movella believed it was eligible to participate in PPP, calculated the loan amount correctly, spent loan proceeds on allowable uses, and are entitled to loan forgiveness, it is possible that the SBA could subsequently audit the forgiven loans.

Many of our customers and suppliers worldwide were affected by COVID-19 and temporarily closed their facilities, which impacted the speed of our customer engagement and research and development. The impact of COVID-19 on our operational and financial performance will depend on various future developments, including the duration and spread of the outbreak and impact on regulatory agencies, customers, suppliers and employees, all of which remain uncertain at this time. Potential future health emergencies may present risks and impacts similar to the ongoing COVID-19 pandemic. If we are unable to manage these risks and uncertainties, our business, financial condition, and results of operations could be materially impacted.

Our Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. In addition, our Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal courts is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus if sold will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales. However, if and to the extent any FP VLN Shares are sold, a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) will be applied as a credit against the outstanding obligations under the VLN Facility upon the repayment of the VLN Facility in full or a refinancing event. The selling stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such selling stockholders in disposing of their shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. Additionally, we will receive up to an aggregate of approximately $49.0 million from the exercise of the warrants and the options, assuming the exercise in full of all the warrants and options for cash. If the warrants or options are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants and options, if any, for general corporate purposes.

DETERMINATION OF OFFERING PRICE

Our common stock and warrants are listed on Nasdaq under the symbols “MVLA” and “MVLAW,” respectively. The offering price of the shares of common stock underlying the warrants offered hereby is determined by reference to the exercise price of the warrants of $11.50 per share.

We cannot currently determine the price or prices at which our shares of common stock may be sold by the selling stockholders under this prospectus. The actual offering price by the selling stockholders of the shares of common stock covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the selling stockholders or as otherwise described in the section entitled “Plan of Distribution.”

MARKET INFORMATION FOR SHARES OF COMMON STOCK AND DIVIDEND POLICY

Market Information

Pathfinder’s Class A ordinary shares, public warrants and units (consisting of one Class A ordinary share and one-fifth of one public warrant) were historically listed on the Nasdaq Capital Market under the symbols “PFDR,” “PFDRW,” and “PFDRU,” respectively. On February 10, 2023, the units automatically separated into the component securities and, as a result, no longer trade as a separate security. As a result of the Business Combination, all of Pathfinder’s Class A ordinary shares and Class B ordinary shares automatically converted into shares of common stock on a one-for-one basis. Pathfinder’s public warrants and private placement warrants became warrants to purchase common stock. On February 13, 2023, our common stock and public warrants began trading on the Nasdaq Global Market and Nasdaq Capital Market, respectively, under the new trading symbols “MVLA” and “MVLAW,” respectively.

As of April 20, 2023, the Company had 50,907,431 shares of common stock issued and outstanding held of record by approximately 43 holders, and 10,749,961 warrants outstanding held of record by approximately two holders. We believe a substantially greater number of beneficial owners hold shares of common stock or public warrants through brokers, banks or other nominees.

Dividend Policy

We have not paid any cash dividends on the shares of common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the shares of common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2022, we did not have any securities authorized for issuance under equity compensation plans. In connection with the Business Combination, our stockholders approved the 2022 Plan and the ESPP.

We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of common stock issued or issuable under the 2022 Plan, the 2022 ESPP and the assumed Legacy Movella Options (as defined herein). Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and is for informational purposes only. The combined financial information presents the pro forma effects of the following transactions, collectively referred to as the “Transactions” for purposes of this section, and certain other related events as described in Note 1 to the accompanying Notes to the unaudited pro forma condensed combined financial information.

As contemplated by the Business Combination Agreement dated October 3, 2022, following the Domestication of Pathfinder, a Cayman Islands exempted company, Merger Sub merged with and into Movella, where upon the separate existence of Merger Sub ceased and Movella is the surviving corporation and a wholly owned subsidiary of Pathfinder, and Pathfinder changed its name to “Movella Holdings Inc.” (“New Movella”) (referred to herein as the “Merger” or “Business Combination”).

The unaudited pro forma condensed combined balance sheet of New Movella as of December 31, 2022 combines the historical consolidated balance sheet of Movella as of December 31, 2022 and the historical balance sheet of Pathfinder as of December 31, 2022, adjusted to give pro forma effect to the Business Combination on a pro forma basis as if the Transactions and the other events, summarized below, had been consummated on December 31, 2022.

The unaudited pro forma condensed combined statement of operations of New Movella for the year ended December 31, 2022 combines the historical consolidated statement of operations of Movella for the year ended December 31, 2022 and the historical statement of operations of Pathfinder for the year ended December 31, 2022, on a pro forma basis as if the Transactions and the other events, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	the accompanying Notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of Pathfinder as of and for the year ended December 31, 2022, included in elsewhere herein.

•	the historical audited consolidated financial statements of Movella as of and for the year ended December 31, 2022 included elsewhere herein.

•

Other information related to Pathfinder and Movella included in the Proxy Statement incorporated herein by reference, including the Business Combination Agreement attached to the Original 8-K as Exhibit 2.1 and the description of certain terms thereof set forth under “Proposal No. 1 – The Business Combination Proposal” beginning on page 138 of the Proxy Statement.

Business Combination

On October 3, 2022, Pathfinder, and its wholly owned subsidiary, Merger Sub, entered into the Business Combination Agreement with Movella. In connection with the Business Combination Agreement, Pathfinder, Merger Sub and Movella entered into the Commitment Letter with FP Credit Partners, L.P., an affiliate of Francisco Partners Management, L.P. (FP Credit Partners, L.P. and/or its managed funds, affiliates, financing parties or investment vehicles, collectively, “Francisco Partners”), pursuant to which Francisco Partners committed to provide $75.0 million of financing to support the Business Combination. Under the terms of the Commitment Letter, Francisco Partnerscommitted (i) to provide the Pre-Close Notes prior to Closing, (ii) to launch a tender offer to acquire up to $75 million of Pathfinder’s Class A ordinary shares (the “ Tender Offer”), and (iii) to the extent the total amount tendered and actually purchased upon expiration of the Tender Offer was less than $75.0 million, to purchase an amount of New Movella common stock (“New Movella Common Stock”) equal to the difference between $75 million and the amount of Pathfinder’s Class A ordinary shares purchased by in the Tender Offer (the “FP Private Placement”), which occurred substantially concurrently with the Merger (and, for the avoidance of doubt, after the Domestication). The shares of New Movella Common Stock purchased by the FP Purchasers in the FP Private Placement were purchased at a price of $10.00 per share and were not registered with the SEC at the Effective Time, subject to registration rights pursuant to the Shareholder Rights Agreement. On November 14, 2022, Movella entered into the Note Purchase Agreement with the other parties thereto, and Movella received the net proceeds from the issuance of the Pre-Close Notes. The shares of New Movella Common Stock purchased in the FP Private Placement are collectively referred to herein as the “FP VLN Shares.” In exchange for the entry into a transaction support agreement for the FP VLN Shares, pursuant to which the FP Purchasers agreed to, among other matters, refrain from redeeming the FP Shares (outside of certain circumstances), the Note Purchase Agreement provides, subject to customary conditions, that Movella will be deemed to issue and the FP Purchasers will be deemed to purchase notes evidencing the VLN Facility, the deemed proceeds of which shall be used to, among other things, refinance the Pre-Close Note in its entirety. Pursuant to the VLN Facility, New Movella will have the right, subject to certain exceptions, to cause the FP Purchasers to sell all or a portion of the FP VLN Shares at any time at its sole discretion over the life of the VLN Facility, and a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) of any such sale shall be applied as a credit against the outstanding obligations under the VLN Facility upon a repayment of the VLN Facility in full or a refinancing event. The VLN Facility will mature five years after the Closing Date.

On December 5, 2022, the FP Purchasers commenced (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Tender Offer. On the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, each dated as of December 5, 2022, the Tender Offer was due to expire at the Expiration Time. Prior to the Expiration Time, on January 4, 2023, the FP Purchasers irrevocably and unconditionally terminated the Tender Offer. As a result of this termination, no Class A ordinary shares were purchased in the Tender Offer, all Class A ordinary shares previously tendered and not withdrawn were promptly returned to tendering holders and the FP Purchasers purchased $75.0 million of shares of New Movella Common Stock in the FP Private Placement.

Concurrently with the execution of the Business Combination Agreement, the Sponsor forfeited approximately 50.0 percent, or 4,025,000 shares of Pathfinder Class B ordinary shares held by Sponsor (“Sponsor Shares”) at the closing in accordance with Sponsor Letter Agreement for no consideration. The forfeited Sponsor Shares were then cancelled in connection with the closing of the Business Combination.

In connection with the Note Purchase Agreement, Pathfinder and the FP Purchasers entered into an Equity Grant Agreement that provides for the issuance of 1.0 million shares of New Movella Common Stock by New Movella to the FP Purchasers at the Effective Time, subject to and conditioned upon the Merger occurring, and the full deemed funding of the VLN Facility and the acquisition by the FP Purchasers or its affiliates of $75.0 million shares of New Movella Common Stock in the FP Private Placement. In connection with the Domestication, Pathfinder ordinary shares were converted into shares of common stock of New Movella (the “Domestication Common Stock”).

(i)	Pathfinder became a Delaware corporation pursuant to the Domestication and, in connection with the Domestication:

(A) Pathfinder’s name changed to “Movella Holdings Inc.”;

(B) Each then-issued and outstanding Class A ordinary share, par value of $0.0001 per share, converted automatically, on a one-for-one basis, into a share of Domestication Common Stock;

(C) Each then-issued and outstanding Class B ordinary share, par value of $0.0001 per share, converted automatically, on a one-for-one basis, into a share of Domestication Common Stock;

(D) Each then-issued and outstanding public warrant represents a right to acquire one share of Domestication Common Stock for $11.50 (the “Domestication Public Warrants”);

(E) Each then-issued and outstanding private placement warrant represents a right to acquire one share of Domestication Common Stock for $11.50 (the “Domestication Private Warrants”); and

(ii)

Following the Domestication, Merger Sub merged with and into Movella, with Movella as the surviving company in the merger, and after giving effect to such merger, continuing as a wholly owned subsidiary of New Movella.

In connection with the Business Combination, New Movella adopted a single class stock structure pursuant to which:

(i)	The Class A ordinary shares and the Class B ordinary shares of Pathfinder outstanding prior to the Business Combination were converted into Domestication Common Stock;

(ii)	Movella convertible notes were converted into Movella Common Stock pursuant to the terms of each of the Movella convertible notes;

(iii)	Each Movella warrant was net exercised in exchange for Movella Common Stock pursuant to the terms of the applicable warrant agreement; and

(iv)

The shares of Movella capital stock, including the issued outstanding preferred stock and Movella Common Stock were exchanged (including the Movella Common Stock resulting from conversion of Movella convertible notes and net exercise of the Movella warrants) at an exchange ratio (the “Exchange Ratio”) of 0.48874 set forth in the Business Combination Agreement, for Domestication Common Stock. The shares of Movella Series D-1 preferred stock were further adjusted based on the conversion premium of approximately 1.01.

Each Movella Option outstanding immediately prior to the Closing was assumed by New Movella and exchanged into an option exercisable for Domestication Common Stock based on the Exchange Ratio of 0.48874. Additionally, the exercise price of each converted option was determined by dividing the exercise price of the respective Movella Options by the Exchange Ratio, rounded up to the nearest whole cent.

Accounting Treatment of the Business Combination

The Business Combination between Movella and Pathfinder was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Pathfinder was treated as the “acquired” company for financial reporting purposes. Movella was determined to be the accounting acquirer based on a number of considerations, including but not limited to:

i)	Movella former management making up the majority of the management team of New Movella;

ii)	Movella former management nominating or representing the majority of New Movella’s board of directors; and

iii)

Movella representing the majority of the continuing operations of New Movella. Management determined Movella to be the accounting predecessor entity to the Business Combination Agreement based on the same considerations listed above.

Accordingly, for accounting purposes, the reverse recapitalization was treated as the equivalent of Movella issuing stock for the net assets of Pathfinder, accompanied by a recapitalization. Operations prior to the reverse recapitalization are those of Movella.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pathfinder has elected not to present Management’s Adjustments and only presents Transaction Accounting Adjustments in the following unaudited pro forma combined financial information to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this prospectus and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers the basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. Movella has not had any historical relationship with Pathfinder prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Transactions taken place on December 31, 2022, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and certain other related events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2022

(in thousands)

	Movella (Historical)	Pathfinder (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$14,334	$76	$328,636	(A)	$62,937
			75,000	(B)
			(27,257)	(C)
			(8,307)	(D)
			(25,300)	(E)
			(294,245)	(N)
Accounts receivable, net	6,690	—	—		6,690
Inventories	5,164	—	—		5,164
Prepaid expenses and other assets	3,274	83	—		3,357

Total current assets	29,462	159	48,527		78,148
Investments held in Trust Account	—	328,636	(328,636)	(A)	—
Property and equipment, net	2,361	—	—		2,361
Goodwill	36,381	—	—		36,381
Intangibles, net	5,807	—	—		5,807
Non-marketable equity securities	25,285	—	—		25,285
Capitalized debt and equity issuance costs and other assets	4,265		(4,124)	(C)	141
Right-of-use assets	3,281	—	—		3,281
Deferred tax assets, net	86				86

Total Assets	$106,928	$328,795	$(284,233)		$151,490

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,967	$301	$(2,066)	(C)	$3,901
			(301)	(D)
Accrued expenses and other current liabilities	7,944	6,945	(1,068)	(C)	6,876
			(6,945)	(D)
Line of credit and current portion of long-term debt	148	—	—		148
Current portion of deferred revenue	3,334	—	—		3,334
Payable to Kinduct sellers – current	4,303	—	—		4,303
Due to related party	—	61	(61)	(D)	—
Note payable	—	1,000	(1,000)	(D)	—

Total current liabilities	21,696	8,307	(11,441)		18,562
Long-term portion of term debt	25,649	—	(25,300)	(E)	349
Convertible notes	6,186	—	(6,186)	(G)	—
VLN Facility	—	—	75,000	(B)	75,000
Deferred revenue, net of current portion	1,344	—	—		1,344
Deferred tax liabilities, net	—	—	—		—
Other non-current liabilities	3,088	—	—		3,088
Derivative warrant liabilities	—	2,473	—		2,473

Total liabilities	57,963	10,780	32,073		100,816

	Movella (Historical)	Pathfinder (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Commitments and contingencies
Mezzanine Equity:
Class A ordinary shares subject to possible redemption	—	328,536	(328,536)	(F)	—
Movella Series D-1 convertible preferred stock	41,991	—	(41,991)	(H)	—
Movella Series A convertible preferred stock	9,950	—	(9,950)	(H)	—
Movella Series B convertible preferred stock	24,680	—	(24,680)	(H)	—
Movella Series C convertible preferred stock	37,032	—	(37,032)	(H)	—
Movella Series D convertible preferred stock	30,780	—	(30,780)	(H)	—
Movella Series E convertible preferred stock	40,750	—	(40,750)	(H)	—
Stockholders’ (deficit) equity:
Class A ordinary shares	—	—	3	(F)	—
			(3)	(K)
Class B ordinary shares	—	1	—	(J)	—
			(1)	(K)
Movella Common Stock	1	—	3	(H)	—
			—	(I)
			(4)	(M)
Domestication Common Stock	—	—	1	(B)	6
			4	(K)
			4	(M)
			(3)	(N)
Additional paid-in capital	692	—	(1)	(B)	196,928
			(19,117)	(C)
			328,533	(F)
			6,405	(G)
			185,180	(H)
			—	(I)
			—	(J)
			(10,522)	(L)
			(294,242)	(N)
Accumulated other comprehensive income	(1,646)	—	—		(1,646)
Accumulated deficit	(142,016)	(10,522)	(9,130)	(C)	(151,365)
			(219)	(G)
			10,522	(L)

Total stockholders’ (deficit) equity	(142,969)	(10,521)	197,413		43,923
Non-controlling interest in subsidiaries	6,751	—	—		6,751

Total stockholders’ (deficit) equity	(136,218)	(10,521)	197,413		50,674

Total liabilities, mezzanine equity and stockholders’ equity	$106,928	$328,795	$(284,233)		$151,490

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share amounts)

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2022			For the Year Ended December 31, 2022
	Movella (Historical)	Pathfinder (Historical)	Pro Forma Transactions Accounting Adjustments		Pro Forma Combined
Revenues
Product	$34,283	$—	$—		$34,283
Service	6,183	—	—		6,183

Total revenues	40,466	—	—		40,466

Cost of revenues
Product	15,223	—	—		15,223
Service	6,071	—	—		6,071

Total cost of revenues	21,294	—	—		21,294

Gross profit	19,172	—	—		19,172

Operating expenses:
Research and development	13,258	—	—		13,258
Sales and marketing	12,324	—	—		12,324
General and administrative	14,697	8,040	—		22,737
Impairment of intangible assets	7,164	—	—		7,164

Total operating expenses	47,443	8,040	—		55,483

Loss from operations	(28,271)	(8,040)	—		(36,311)
Other income (expense):
Loss on debt extinguishment	(646)	—	646	(bb)	—
Debt issuance costs	(2,389)	—	—		(2,389)
Revaluation of pre-close note	(300)	—	300	(cc)	—
Interest (expense) income, net	(2,167)	3,608	(3,608)	(aa)	(7,546)
			1,586	(bb)
			(6,938)	(ee)
			(27)	(hh)
Other income (expense), net	613	346	(9,130)	(dd)	(8,566)
			(395)	(ii)
Change in fair value of derivative warrant liabilities	—	3,870	—		3,870

(Loss) Income from continuing operations before income taxes	(33,160)	(216)	(17,566)		(50,942)
Income tax benefit	(113)	—	—		(113)

Net (loss) income	(33,047)	(216)	(17,566)		(50,829)
Net loss attributable to non-controlling interests	(632)	—	—		(632)

Net (loss) income attributable to controlling interests	(32,415)	(216)	(17,566)		(50,197)
Deemed dividends from accretion of Series D-1 Preferred Stock	(2,684)	—	2,684	(gg)	—

Net (loss) income attributable to common stockholders	$(35,099)	(216)	$(14,882)		$(50,197)

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2022		For the Year Ended December 31, 2022
	Movella (Historical)	Pathfinder (Historical)	Pro Forma Transactions Accounting Adjustments	Pro Forma Combined
Weighted average shares of Movella ordinary shares outstanding – basic and diluted	11,285,170
Net loss per share of Movella ordinary shares – basic and diluted	$(3.11)
Weighted average shares of Class A shares outstanding – basic and diluted		32,500,000
Net loss per Class A ordinary share – basic and diluted		$(0.01)
Weighted average shares of Class B ordinary shares – basic and diluted		8,125,000
Net loss per Class B ordinary share – basic and diluted		$(0.01)
Weighted average shares of Domestication Common Stock Outstanding, basic and diluted				50,877,511
Net loss per share of Domestication Common Stock – basic and diluted				$(0.99)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1—Description of the Merger

Merger between Pathfinder and Movella—Business Combination

Pursuant to the Business Combination Agreement, Merger Sub merged with and into Movella (the “Company”), whereupon the separate existence of Merger Sub ceased, and Movella was the surviving corporation and a wholly owned subsidiary of New Movella.

The aggregate consideration for the Business Combination paid to holders of Movella capital stock includes Domestication Common Stock, after giving effect to the Exchange Ratio. The Exchange Ratio was equal to 0.48874. The total merger consideration is as follows:

in thousands (except share and per share data)
Shares transferred at Closing(1)	38,129,770
Value per share(2)	$10.00

Share consideration	$381,298

(1)

The number of shares presently transferred to holders of Movella capital stock upon consummation of the Business Combination include (i) 34.7 million shares of Domestication Common Stock, including shares converted from Movella preferred stock and Movella Common Stock, Movella convertible notes and Movella warrants, and (ii) 3.4 million assumed Movella Options. In the table above, the value allocable to assumed Movella Options is determined based on the treasury stock method.

(2)

Share consideration is calculated using a $10.00 reference price. The actual total value of share consideration will be dependent on the value of the Domestication Common Stock at the Closing; however, no expected change from any change in the trading price of the Domestication Common Stock is reflected on the pro forma financial statements as the Business Combination will be accounted for as a reverse recapitalization.

The unaudited pro forma combined information contained herein reflects Pathfinder’s shareholders’ approval of the Business Combination on February 8, 2023, and that Pathfinder’s public shareholders holding 28,961,090 Pathfinder Class A ordinary shares elected to redeem their shares prior to the Closing. The following summarizes the pro forma Domestication Common Stock issued and outstanding immediately after the Business Combination, after giving effect to the Exchange Ratio:

	Pro Forma Combined	% Ownership
Movella(1)(2)(3)	34,738,601	68.3%
Holders of Class A ordinary shares	3,538,910	7.0%
Holders of Class B ordinary shares(6)	4,100,000	8.1%
FP VLN Shares(4)	7,500,000	14.6%
New Shares to the FP Purchasers(5)	1,000,000	2.0%

Pro Forma Common Stock at Closing	50,877,511

(1)	Includes 56,438,820 shares of Movella convertible preferred stock, which were exchanged for Domestication Common Stock at the Exchange Ratio of 0.48874 pursuant to the Business Combination Agreement.
(2)

Includes 1,333,712 shares of Movella Common Stock resulting from conversion of Movella convertible notes, which were exchanged for Domestication Common Stock at the Exchange Ratio of 0.48874 pursuant to the Business Combination Agreement.

(3)

Includes 546,056 shares of Movella Common Stock resulting from net exercise of Movella common and preferred stock warrants, which were exchanged for Domestication Common Stock at the Exchange Ratio of 0.48874 pursuant to the Business Combination Agreement.

(4)	Represents 7,500,000 shares of Domestication Common Stock purchased by the FP Purchasers in the FP Private Placement under the Note Purchase Agreement.
(5)	Represents 1,000,000 shares of Domestication Common Stock issued to the FP Purchasers as consideration pursuant to the Note Purchase Agreement.
(6)

Includes (i) 4,025,000 Class B ordinary shares held by sponsor after giving effect to the forfeiture of 4,025,000 Class B ordinary shares held by Sponsor forfeited at Closing pursuant to the Sponsor Letter Agreement and (ii) 75,000 Class B ordinary shares held by Pathfinder’s independent directors.

Note 2—Accounting Policies

Based on analysis of Movella and Pathfinder’s policies, Movella and Pathfinder did not identify any differences in accounting policies that would have an impact on the unaudited pro forma condensed combined consolidated information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3—Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 has been prepared for informational purposes only. The unaudited pro forma condensed combined balance sheet as of December 31, 2022 includes Transaction Accounting Adjustments that are directly attributable to the Business Combination and certain other related events.

The pro forma transaction accounting adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)

Reflects the release of $328.6 million of investments held in the trust account that became available at the Closing. Amounts available to New Movella were reduced as a result of redemptions by Pathfinder shareholders.

(B)

Reflects the net proceeds of $75.0 million from the FP Private Placement and the issuance of 7,500,000 shares of Domestication Common Stock to the FP Purchasers pursuant to the Note Purchase Agreement, as well as the recognition of the liability associated with the issuance of the VLN Facility. As consideration for the financing commitment provided by the FP Purchasers pursuant to the Note Purchase Agreement, New Movella issued 1,000,000 shares of the Domestication Common Stock to the FP Purchasers at the Effective Time.

(C)

Reflects settlements of approximately $28.2 million of acquisition-related transaction costs incurred in connection with the Merger. These acquisition-related transaction costs are in connection with the closing and related transactions and are deemed to be direct and incremental costs of the Business Combination or acquisition of VLN Facility. The total estimated transaction costs are $28.2 million, of which approximately $19.1 million of these total transaction costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction in cash with a corresponding decrease to additional paid-in-capital. The remaining transaction costs of $9.1 million were allocated to the VLN Facility and Pathfinder Warrants, and pursuant to the Company’s election of the fair value option, immediately expensed. The total transaction costs are comprised of banker fees of $8.0 million, legal expenses of $15.2 million, and professional accounting and finance services of $5.0 million. Of the $28.2 million total transaction costs, $1.0 million were paid by Movella prior to December 31, 2022. The remaining transaction costs of $27.2 were paid subsequent to December 31, 2022 by New Movella. In addition, reflects the elimination of $4.1 million in capitalized debt and equity issuance costs and other assets, $2.1 million in accounts payable, and $1.1 million in accrued expenses and other current liabilities for transaction costs deferred as of December 31, 2022.

(D)	Reflects the settlement of Pathfinder’s historical liabilities that were settled at transaction close.

(E)

Reflects repayment of the Pre-Close Notes received by Movella in November 2022 pursuant to the Note Purchase Agreement with principal of approximately $25.0 million and accrued interest of approximately $0.3 million for total payment of approximately $25.3 million upon completion of the Merger.

(F)	Reflects the recapitalization of Class A ordinary shares subject to possible redemption to permanent equity at $0.0001 par value.

(G)

Reflects the conversion of Movella convertible notes and related accrued interest into shares of Movella Common Stock, and such shares were cancelled and converted into the right to receive shares of Domestication Common Stock pursuant to the Exchange Ratio concurrent with the Closing.

(H)

Reflects the conversion of Movella convertible preferred stock into shares of Movella Common Stock, and such shares were cancelled and converted into the right to receive shares of Domestication Common Stock pursuant to the Exchange Ratio concurrent with the Closing.

(I)

Reflects the net exercise of Movella warrants into shares of Movella Common Stock, and such shares were cancelled and converted into the right to receive shares of Domestication Common Stock pursuant to the Exchange Ratio concurrent with the Closing.

(J)	Reflects the retirement of approximately 4.0 million Class B ordinary shares.

(K)	Reflects the recapitalization of Class A ordinary shares and Class B ordinary shares converted into Domestication Common Stock.

(L)	Reflects the reclassification of Pathfinder’s historical accumulated deficit to additional paid-in capital as part of the Merger.

(M)	Reflects the conversion of Movella Common Stock into Domestication Common Stock upon consummation of the Business Combination.

(N)

Represents 28,961,090 Class A ordinary shares that were redeemed for $294.2 million allocated to common stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of approximately $10.16 per share.

Note 4—Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 are as follows:

(aa) Reflects elimination of interest income on Pathfinder’s Trust Account.

(bb) Reflects elimination of interest expense on Movella’s term loans and Movella’s convertible notes, including the loss on debt extinguishment of the term loans that was recognized in the consolidated statement of operations for the year ended December 31, 2022 upon prepayment of Movella’s term loans in November 2022 with proceeds received from the Pre-Close Notes.

(cc) Reflects elimination of the expense recognized upon revaluation of the Pre-Close Notes.

(dd) Reflects the transaction expense allocated to the Pathfinder Warrants and the VLN Facility.

(ee) Represents the recognition of interest expense associated with the VLN Facility issued in connection with the Business Combination, as discussed in note (B). The interest expense was calculated using the 9.25% interest rate.

(ff) Reflects the estimated change in fair value of VLN Facility. No adjustment to fair value was recorded, as the VLN Facility was deemed to be at $75.0 million during the periods presented.

(gg) Reflects elimination of deemed dividends from accretion of Series D-1 redeemable convertible preferred stock.

(hh) Reflects elimination of gain from exchange of convertible notes.

(ii) Reflects the elimination of the change in fair value of the Movella derivative warrant liability.

Given Movella’s history of net losses and valuation allowance, Movella assumed an effective tax rate of 0%. Therefore, the pro forma adjustments to the statement of operations resulted in no additional income tax adjustment to the pro forma financials. The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company and Movella filed consolidated income tax returns during the annual period presented.

Note 5—Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, the FP Private Placement, and certain other related events, assuming such additional shares were outstanding since January 1, 2022. The Business Combination, the FP Private Placement, and certain other related events are reflected as if they had occurred as of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination, the FP Private Placement and certain other related events have been outstanding for the entire periods presented.

The unaudited pro forma combined financial information for the year ended December 31, 2022 has been prepared based on the following information:

For the year ended December 31, 2022
(in thousands, except share and per share data)	Pro Forma Combined
Numerator:
Pro forma net loss attributable to common stockholders, basic and diluted	$(50,197)
Denominator:
Weighted average shares of Domestication Common Stock outstanding – basic and diluted	50,877,511
Net loss per share of Domestication Common Stock – basic and diluted	$(0.99)
Weighted average shares of Domestication Common Stock outstanding – basic and diluted
Movella Capital Stock	34,738,601
Holders of Class A ordinary shares	3,538,910
Holders of Class B ordinary shares	4,100,000
FP VLN Shares	7,500,000
New Shares to the FP Purchasers	1,000,000

Weighted average shares of Domestication Common Stock outstanding – basic and diluted	50,877,511

The following outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

For the year ended December 31, 2022
Pro Forma Combined
Pathfinder warrants to purchase shares of Domestication Common Stock	10,750,000
Movella Options that converted into the right to purchase shares of Domestication Common Stock(1)	5,691,544

Total	16,441,544

(1)

All outstanding options exercisable for shares of Movella Common Stock (“Movella Option”), whether vested or unvested, were assumed by Pathfinder and automatically converted into an option to purchase shares of Domestication Common Stock, determined in accordance with the Exchange Ratio.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which Movella’s management believes is relevant to an assessment and understanding of Movella’s consolidated results of operations and financial condition. The discussion should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus. The discussion and analysis should also be read together with our pro forma financial information for the year ended December 31, 2022. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus. This discussion and analysis reflects our historical results of operations and financial position, and, except as otherwise indicated below, does not give effect to the Business Combination. Historic results are not necessarily indicative of future results. As used in discussion, unless the context requires otherwise, references to “Legacy Movella,” “Movella,” “we,” “us,” and “our” are intended to refer to the business and operations of Movella Inc. prior to the Business Combination.

Emerging Growth Company Status

We are an emerging growth company (“EGC”), as defined in the JOBS Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an EGC under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the first sale of our shares of common stock in our initial public offering, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. We expect this to occur during fiscal year 2026.

Basis of Presentation

The Annual Consolidated Financial Statements and accompanying notes of the Company include the accounts of Movella and its consolidated subsidiaries and were prepared in accordance with U.S. Generally

Accepted Accounting Principles (“GAAP”). Our Annual Consolidated Financial Statements are as of and for the years ended December 31, 2022 and 2021. Intercompany transactions and balances are eliminated in consolidation. The Annual Consolidated Financial Statements include 100% of the accounts of wholly-owned and majority-owned subsidiaries.

The Company operates in one operating segment. The chief operating decision maker (“CODM”) for the Company is the Chief Executive Officer (“CEO”). The CEO reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance.

Overview of our Business

Movella is a global full-stack provider of integrated sensors, software, and analytics that enable the digitization of movement. Our solutions accelerate innovation and enable our customers, partners, and users to create extraordinary outcomes. Movella powers real-time character movement in digital environments, transforms movement into digital data that provides meaningful and actionable insights, renders digitized movement to enable the creation of sophisticated and true-to-life animated content, creates new forms of monetizable intellectual property with unique biomechanical digital content, and provides spatial movement orientation and positioning data. Partnering with leading global brands such as Electronic Arts, EPIC Games, 20th Century Studios, Netflix, Toyota, and Siemens and over 2,000 customers in total, we currently serve the entertainment, health and sports, and automation and mobility markets.* Additionally, we believe we are well-positioned to provide critical enabling solutions for applications in emerging high-growth markets such as the Metaverse, next-generation gaming, live streaming, digital health, and autonomous robots with recently introduced offerings and products currently in development.

Our full-stack product portfolio includes differentiated sensor fusion modules, motion capture systems, visualization software, and AI cloud analytics enabled by our proprietary technologies. By offering full-stack solutions, we provide our customers and partners with significant technology advantages in the areas of magnetic immunity, accuracy, and ease of use, among others. Our technologies are protected by our broad IP portfolio including 161 issued patents, 15 pending patent applications, extensive trade secrets, and decades of know-how.

We serve large and growing markets where digitized movement is critical to our customers’ success. In the entertainment market, our sensors and software are used by leading global motion picture studios, video game publishers and virtual creators for 3D character animation, and other applications such as virtual concerts. In the health and sports market, our solutions are used to provide actionable movement insights for applications such as elite athlete performance and recovery, patient injury prevention and rehabilitation, and ergonomic studies. In the automation and mobility market, our sensors are used as the movement and orientation intelligence in applications such as robotics and unmanned vehicles. We believe the addressable market opportunity of our current products is approximately $14 billion today and expected to scale to $20 billion in the next five years, with emerging high-growth markets representing additional meaningful upside to that.

We plan to continue to scale within our existing markets through global channel expansion and growth in our direct salesforce, further development and expansion of our independent application developer platform (which currently supports an ecosystem of 700+ third-party application developers), introductions of new products and software upgrades, enrichment of vTuber and Influencer applications, and potential new strategic partnerships.

In addition to our established markets, our solutions are a critical enabling technology for applications with significant potential in the Metaverse, next-generation gaming, live streaming, and other large, high-growth end markets. Applications include live streaming, virtual performances, monetizable “motion IP,” and virtual

*	We believe these customers reflect those with which we are currently actively engaged in terms of our innovation and strategic opportunities across our target markets.

meetings with real-time digital representation. Our technology enables the creation and control of life-like digital characters and avatars with real-time 3D human body and facial movement. According to Bloomberg Intelligence, Metaverse and next-generation gaming have the potential to become $856 billion and $457 billion markets by 2025, respectively.

We derive our revenues from the sales of our integrated suite of sensors and right-to-use software licenses. We are in the process of transitioning from a one-time license to an annual subscription model. We sell our products through our direct global sales organization and through regional channel partners around the world. In 2022, approximately 39% of revenues were from our channel partners and the rest was direct, with both sales channels contributing GAAP gross margins of approximately 50% and non-GAAP gross margins of approximately 65%. See “—Non-GAAP Financial Measures” for a reconciliation of non-GAAP gross margin to GAAP gross margin. We utilize an “asset-light” contract manufacturer model for the manufacturing of our sensor modules and wearable sensor systems and perform final calibration in-house to maintain consistently high quality and ensure the performance of the solutions.

We believe these customers reflect those with which we are currently actively engaged in terms of our innovation and strategic opportunities across our target markets.

Our success in developing our technologies, scaling our channel relationships globally, and expanding our applications has led to a continued track record of growth. For the years ended December 31, 2022 and 2021, our total revenues were $40.5 million and $34.4 million, respectively. We are headquartered in Henderson, Nevada with offices in Los Angeles and San Jose, California, Canada, the Netherlands, China, India and Taiwan. As of December 31, 2022, we had 221 employees worldwide.

Impact of COVID-19

As a result of COVID-19, we have taken precautionary measures in order to minimize the risk of the virus to our employees, our customers, and the communities in which we operate. Although the majority of our workforce now works remotely, there has been minimal disruption in our ability to ensure the effective operation of our software platforms and of the business overall. For more information on our operations and risks related to the COVID-19 pandemic, please see the section of this prospectus entitled “Risk Factors.”

Comparability of Financial Information

Movella’s results of operations and statements of assets and liabilities may not be comparable between periods as a result of the Business Combination described below.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets, in accordance with GAAP. Under this method of accounting, Pathfinder was treated as the “acquired” company for financial reporting purposes, and Movella was treated as the accounting acquirer based on a number of considerations, including but not limited to:

i)	Legacy Movella former management making up the majority of the management team of Movella;

ii)	Legacy Movella former management nominating or representing the majority of Movella’s board of directors; and

iii)

Legacy Movella representing the majority of the continuing operations of Movella. Management determined Legacy Movella to be the accounting predecessor entity to the Business Combination Agreement based on the same considerations listed above.

In accordance with this accounting, the reverse recapitalization was treated as the equivalent of Movella issuing stock for the net assets of Pathfinder, accompanied by a recapitalization. Operations prior to the reverse recapitalization are those of Legacy Movella.

As a consequence of the Business Combination, Movella became an SEC-registered and Nasdaq-listed company, which will require it to hire additional talent and implement procedures and processes to address public company regulatory requirements and customary practices. Movella has incurred and expects to continue to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Factors Affecting Our Financial Condition and Results of Operations

As a result of multiple factors, our historical results of operations may not be comparable from period to period or going forward. Set forth below is a brief discussion of the key factors and variables that could impact our results of operations:

•

Customer Relationships: We have strong customer relationships in the markets we serve. We derive our revenues from the sale of sensors solutions, and software licenses and subscriptions, and no individual customer represents 5% or more of our total revenues and many of our customers are reoccurring in nature.

•

Investment in Research and Development and New Product Introductions: We have a strong track record of innovation and new product introductions (sensors and software) to maintain our position in the markets we serve. We remain committed to delivering market-leading technology that creates strong return on investment for our customers. We believe that establishing and maintaining a leading position as a full-stack provider is imperative to our growth.

•

Investment in Sales and Marketing: Our sales and marketing efforts are a key component of our growth strategy. Our investments in this area have enabled us to build and sustain our customer base while creating long-term customer relationships. We plan to continue to invest in our sales and marketing efforts to grow our sales capacity, expand globally, enter new markets, scale our channel partner relationships, and advance our newer products.

•

Business Combination with Pathfinder: On February 10, 2023, the previously announced business combination contemplated by the Business Combination Agreement, dated October 3, 2022, was consummated, pursuant to which Pathfinder domesticated as a Delaware corporation and was renamed Movella Holdings Inc. (“New Movella”), and Merger Sub merged with and into Movella (the “Merger”) with Movella surviving the Merger as a wholly owned subsidiary of New Movella. In connection with the business combination, pursuant to the Note Purchase Agreement (as defined below), on November 14, 2022, Movella issued and sold to FP Credit Partners II AIV, L.P. and FP Credit Partners Phoenix II AIV, L.P. (the “Purchasers”), and the Purchasers purchased, senior secured notes of Movella in an aggregate original principal amount of $25.0 million (the “Pre-Close Facility”). Upon the consummation of the business combination, the FP Purchasers purchased 7,500,000 shares of New Movella common stock at a purchase price of $10.00 per share for an aggregate purchase price of $75.0 million pursuant to the FP Private Placement, the net proceeds of the FP Private Placement were received by New Movella and Movella was deemed to have issued to the Purchasers, and the Purchasers were deemed to have purchased, a 5-year $75.0 million venture-linked secured note in an aggregate original principal amount of $75.0 million (the “VLN Facility”) under the Note Purchase Agreement. A portion of the proceeds of the FP Private Placement made available through the VLN Facility was used by New Movella to prepay the Pre-Close Facility in full and to pay transaction expenses associated with the financing arrangements contemplated by the Note Purchase Agreement. Upon consummation of the business combination, New Movella received approximately $48.6 million of net cash proceeds after transaction costs and payment of Pathfinder liabilities. New Movella will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect New Movella to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Coronavirus (“COVID-19”) Impact

As a result of COVID-19, we have taken precautionary measures in order to minimize the risk of the virus to our employees, our customers, and the communities in which we operate. Although the majority of our workforce now works remotely, there has been minimal disruption in our ability to ensure the effective operation of our software platforms and of the business overall. For more information on our operations and risks related to the COVID-19 pandemic, please see the section of the Proxy Statement entitled “Risk Factors.”

Components of Results of Operations

Revenues

Product

Our Product revenues are primarily derived from the sale of Motion Capture Systems, Sensor Modules, and DOT Wearables. Motion Capture Systems include wearable sensors bundled with licensed software for character animation or human motion analysis. Sensor Modules include embedded algorithms and firmware for sensor fusion and software to produce useful information from raw sensor data. DOT Wearables include wearable sensors and a software development kit. Our Product revenues are generally recognized at a point in time.

Service

Our Service revenues are primarily derived from support contracts that are sold with our Motion Capture Systems and licensed on-premise software that entitle the customer to receive software updates to their on-premise license as well as access to our product support, software-as-a-service subscription revenues from our Kinduct Human Performance Software, and non-recurring engineering services we provide to certain customers that is generally for customization. The average term of both our support and software-as-a-service contracts is approximately 18 months, including both new contracts and renewals. Our Service revenues are generally recognized over time. Our MotionCloud platform is currently under development and available only in beta version to solicit initial customer feedback. As a result, we have received de minimis revenues to date from fees related to our MotionCloud platform.

While we continue to focus on increasing all of our revenue streams, we currently anticipate our Service revenue to increase as a percentage of total revenues as we transition our existing on-premise software to the cloud, and add new customers and as our existing customers continue to add new services and renew their subscriptions and support contracts.

Cost of Revenues

Product

Cost of Product revenues consist primarily of costs associated with the procurement of raw materials and manufacture of our sensor module solutions, amortization of certain acquired intangibles, shipping costs, and personnel-related expenses associated with manufacturing employees including salaries, benefits, and bonuses. Sensor hardware costs and the resultant gross margin may vary over time due to component pricing, supply chain variances, obsolescence, and product mix.

Service

Cost of Service revenues consist primarily of cost associated with hosting and delivery services for our platform to support our subscribers, software licensing fees, personnel-related expenses associated with our customer support operations, and amortization of certain acquired intangibles.

We currently expect cost of revenues, exclusive of amortization of acquired intangibles, to increase in absolute dollars as we continue to hire personnel, utilize additional cloud infrastructure, and incur higher software licensing fees in support of our revenue growth, and to fluctuate from period to period but generally decreasing over time as a percentage of revenues as we scale our business, and increase production at new lower cost third party contract manufacturers and shift to higher margin products.

Operating Expenses

Research and Development

Research and development expense consists primarily of personnel costs and related expenses, as well as costs related to third-party tools and labor. We continue to focus our research and development efforts on adding new features and products and increasing the functionality and enhancing the ease of use of our existing products.

We expect research and development expense to generally increase in absolute dollars as we continue to dedicate substantial resources to develop, improve and expand the functionality of our solutions, and to fluctuate from period to period but decrease generally over time as a percentage of revenues.

Sales and Marketing

Sales and marketing expenses consist primarily of personnel costs and related expenses, travel, advertising, marketing, promotional events and brand awareness activities.

We expect sales and marketing expenses to generally increase in absolute dollars as we continue to invest in acquiring new customers, and maintaining and growing our existing customer relationships, and to fluctuate from period to period but decrease generally over time as a percentage of revenues.

General and Administrative

General and administrative expenses consist primarily of personnel costs and related expenses for our administrative, legal, human resources, information technology, finance and accounting employees, and executives. Additionally, general and administrative expenses include professional service fees, insurance premiums, and other corporate expenses that are not allocated to the above expense categories.

We plan to continue to expand our business both domestically and internationally, and we expect to increase the size of our general and administrative function to support the growth of our business. We also expect that we will incur additional general and administrative expenses as a result of being a public company. We also expect to incur increased expenses related to accounting, tax and auditing activities, directors’ and officers’ insurance, SEC compliance, investor relations, and internal control compliance. We expect general and administrative expenses to fluctuate from period to period but decrease generally over time as a percentage of revenues.

Other Income (Expense)

Interest Expense, net

Interest expense, net consists primarily of cash and non-cash interest on our debt instruments, partially offset by the interest earned from our daily sweep accounts.

Other Income (Expense), net

Other Income (Expense), net, consists primarily of sale of non-core assets and government subsidies as well as gain (loss) on foreign exchange transactions consisting of currency movements on transactions settled in other currencies during the year.

Income Tax Provision (Benefit)

Income tax provision (benefit) consists primarily of income taxes in the United States and incomes taxes in certain foreign jurisdictions in which we conduct business. Earnings from our non-U.S. activities are subject to local country income tax and may be subject to current U.S. income tax.

Income (loss) from discontinued operations (net of tax)

Income (loss) from discontinued operations (net of tax) consists primarily of income or loss from our legacy components business that was licensed to MEMSIC in 2020 and exited in 2021.

Net loss attributable to non-controlling interests

Net loss attributable to non-controlling interests consists primarily of losses attributable to non-controlling interests in our consolidated variable interest entity, the Qingdao Joint Venture.

Results of Operations

The following table summarizes our results of operations in dollars (in thousands) and expressed as a percentage of revenues, derived from the accompanying audited consolidated financial statements for the years ended December 31, 2022 and 2021 included elsewhere herein. The period-to-period comparison of results is not necessarily indicative of results to be expected for future periods and the results for any interim period are not necessarily indicative of results to be expected for a full fiscal year.

	Year Ended December 31,
	2022		2021
Statement of Operations Data:
Revenues
Product	$34,283	84.7%	$28,848	83.8%
Service	6,183	15.3%	5,566	16.2%

Total revenues	40,466	100.0%	34,414	100.0%

Cost of revenues
Product	15,223	37.6%	12,049	35.0%
Service	6,071	15.0%	4,412	12.8%

Cost of revenues	21,294	52.6%	16,461	47.8%

Gross profit	19,172	47.4%	17,953	52.2%

Operating expenses
Research and development	13,258	32.8%	14,014	40.7%
Sales and marketing	12,324	30.5%	10,710	31.1%
General and administrative	14,697	36.3%	12,943	37.6%
Impairment of intangible assets	7,164	17.7%	—	—

Total operating expenses	47,443	117.2%	37,667	109.5%

Loss from operations	(28,271)	(69.9%)	(19,714)	(57.3%)

	Year Ended December 31,
	2022		2021
Other (expense) income
Loss on debt extinguishment	(646)	(1.6%)	—	—
Debt issuance costs	(2,389)	(5.9%)	—	—
Revaluation of debt	(300)	(0.7%)	—	—
Interest expense, net	(2,167)	(5.4%)	(1,965)	(5.7%)
Other income, net	613	1.5%	2,148	6.2%

Total other (expense) income	(4,889)	(12.1%)	183	0.5%

Loss from continuing operations before provision	(33,160)	(81.9%)	(19,531)	(56.8%)
Income tax benefit	(113)	(0.3%)	(728)	(2.1%)

Net loss from continuing operations	(33,047)	(81.7%)	(18,803)	(54.6%)
Loss from discontinued operations (net of tax)	—	(0%)	(156)	(0.5%)

Net loss	$(33,047)	(81.7%)	$(18,959)	(55.1%)
Net loss attributable to noncontrolling interests	(632)	(1.6%)	(1,300)	(3.8%)

Net loss attributable to Movella Inc.	(32,415)	(80.1%)	(17,659)	(51.3%)
Deemed dividends from accretion of Series D-1 Preferred Stock	(2,684)	(6.6%)	(2,511)	(7.3%)

Net loss attributable to common stockholders	(35,099)	(86.7%)	(20,170)	(58.6%)

Loss per share from continuing operations, basic and diluted	$(3.11)		$(2.20)

Loss per share from discontinued operations, basic and diluted	$—		$(0.02)

Net loss per share, basic and diluted	$(3.11)		$(2.22)

Weighted average shares outstanding, basic and diluted	11,285,170		9,101,819

Non-GAAP Financial Measures

We use the financial measures set forth below, which are non-GAAP financial measures, to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP. The information in the table below sets forth the non-GAAP financial measures along with the most directly comparable GAAP financial measures.

Non-GAAP Net Loss. We define non-GAAP net loss as our net loss attributable to common stockholders, excluding the impact of deemed dividends on the Series D-1 Preferred Stock, stock-based compensation, loss from discontinued operations, loss on debt extinguishment, debt issuance costs, revaluation of debt, and impairment of intangible assets.

Non-GAAP Gross Margin. We define non-GAAP gross margin as our gross margin, excluding amortization of acquired intangible assets.

EBITDA and Adjusted EBITDA. We define EBITDA as our net loss, excluding the impact of interest expense, net, income tax expense (benefit), gain or loss from discontinued operations, and depreciation and amortization. We define Adjusted EBITDA as our net loss attributable to common stockholders, excluding the impact of deemed dividends on the Series D-1 Preferred Stock, interest expense, net, income tax expense (benefit), gain or loss from discontinued operations, depreciation and amortization, stock-based compensation, impairment of intangible assets, loss on debt extinguishment, debt issuance costs, revaluation of debt, and other income, net.

These non-GAAP financial measures have limitations as analytical tools, including the following:

Non-GAAP Cost of Revenues: The limitations of non-GAAP cost of revenues include the following:

•

The amortization of acquired intangible assets related to the purchase of Kinduct and Xsens is being excluded due to the non-recurring nature of the transactions that capitalized the developed technology intangible assets on the balance sheet, and the non-cash nature of the amortization expense being recorded as the developed technology intangible assets are being amortized over their useful lives. The result of the exclusion of amortization of acquired intangible assets is a decreased cost of revenues. The exclusion does not take into account the possibility that we may have to internally develop or externally acquire developed technology in the future in order to derive revenues from such assets.

Non-GAAP Gross Margin: The limitations of non-GAAP gross margin include the following:

•

The amortization of acquired intangible assets related to the purchase of Kinduct and Xsens is being excluded due to the non-recurring nature of the transactions that capitalized the developed technology intangible assets on the balance sheet, and the non-cash nature of the amortization expense being recorded as the developed technology intangible assets are being amortized over their useful lives. The result of the exclusion of amortization of acquired intangible assets is an improved gross margin. The exclusion does not take into account the possibility that we may have to internally develop or externally acquire developed technology in the future in order to derive revenues from such assets.

Non-GAAP Net Loss: The limitations of non-GAAP net loss include the following:

•

The exclusion of deemed dividends from Series D-1 Preferred Stock accretion, which has been a recurring expense. We expect that the deemed dividends on Series D-1 Preferred Stock will cease with consummation of the Business Combination Agreement and conversion of the Preferred Stock into common stock. We believe the exclusion of the deemed dividends on Series D-1 Preferred Stock to be useful to investors as it is non-cash and not related to the core operations of the business. The result of excluding deemed dividends on Series D-1 Preferred Stock is an improvement to net income; however, the result of the accretion of the Series D-1 Preferred Stock is expected to be additional shares granted to the holders of such Preferred Stock upon consummation of the Business Combination Agreement;

•

The exclusion of stock-based compensation expense, which has been a recurring expense. We expect that stock-based compensation will increase in significance in the foreseeable future, as equity awards are expected to continue to be an important component of our compensation strategy. Although stock-based compensation is an important aspect of the compensation paid to our employees, there are multiple factors that are accounted for in determining a fair value of such compensation due to varying valuation methodologies, subjective assumptions and the difference in award types. This makes the comparison of our current financial results to previous and future periods difficult to interpret; therefore, we believe it is useful to exclude stock-based compensation from our non-GAAP financial measures in order to highlight the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. The result of excluding stock-based compensation is an improvement to net income; however, non-GAAP net loss does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations. Additionally, we expect stock-based compensation to be a part of our expenses going forward; however, the final figures are subject to change each period;

•

The exclusion of loss from operations of discontinued operations, which was excluded in the presentation of our financial results due to the fact that we have exited the legacy components business and will not be incurring related expenses on a go-forward basis. We determined that excluding the impact of discontinued operations would be beneficial to investors as they evaluate performance of our continuing operations on a historical basis. Excluding losses from discontinued operations improves net income; however, investors should note that all of the revenues from discontinued operations were earned from MEMSIC, an entity with which we have a licensing agreement and in whose business we have an equity stake;

•

The exclusion of loss on debt extinguishment, which was excluded in the presentation of our financial results due to the fact that we have extinguished our previous debt agreements with the issuance of the Pre-Close Notes. We determined that excluding the impact of loss on debt extinguishment would be beneficial to investors as they evaluate performance of our continuing operations on a historical basis. Excluding the loss on debt extinguishment improves net income; however, investors should note that the Company may incur debt extinguishment costs in the future;

•

The exclusion of debt issuance costs, which was excluded in the presentation of our financial results due to the fact that such costs are expected to be non-recurring in nature after the series of transactions (Pre-Close Notes, Venture Linked Notes, and consummation of the Business Combination Agreement) is complete. We determined that excluding the impact of debt issuance costs would be beneficial to investors as they evaluate performance of our continuing operations on a historical basis. Excluding debt issuance costs improves net income; however, investors should note that the Company expects to incur debt issuance costs associated with closing of the Venture Linked Notes;

•

The exclusion of revaluation of debt, which was excluded in the presentation of our financial results due to the fact that such revaluation is non-cash in nature. We determined that excluding the impact of debt revaluation would be beneficial to investors as they evaluate performance of our continuing operations on a historical basis. Excluding debt issuance costs improves net income; however, investors should note that the Company expects to record gains or losses associated with revaluation of debt each quarter that the Pre-Close Notes are outstanding; and

•

The exclusion of impairment of intangible assets, which was excluded in the presentation of our financial results due to the fact that such impairment is non-cash in nature. We determined that excluding the impact of impairment of intangible assets would be beneficial to investors as they evaluate performance of our continuing operations on a historical basis. Excluding impairment of intangible assets improves net income; however, investors should note that the Company has significant goodwill and intangible assets remaining on the balance sheet that may be subject to future impairment.

EBITDA: The limitations of EBITDA include the following:

•

The exclusion of deemed dividends from Series D-1 Preferred Stock accretion, which has been a recurring expense. We expect that the deemed dividends on Series D-1 Preferred Stock will cease with consummation of the Business Combination Agreement and conversion of the Preferred Stock into common stock. We believe the exclusion of the deemed dividends on Series D-1 Preferred Stock to be useful to investors as it is non-cash and not related to the core operations of the business. The result of excluding deemed dividends on Series D-1 Preferred Stock is an improvement to net income; however, the result of the accretion of the Series D-1 Preferred Stock is expected to be additional shares granted to the holders of such Preferred Stock upon consummation of the Business Combination Agreement;

•

The exclusion of interest expense, net and income tax expense (benefit), which includes expenses associated with our capital and tax structures, specifically cash and non-cash interest on our debt instruments, any offset from interest earned from our daily sweep accounts, and income taxes in the United States and certain foreign jurisdictions in which we conduct business. Thus EBITDA and Adjusted EBITDA do not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt, nor does it reflect tax payments that may represent a reduction in cash available to us;

•

The exclusion of loss from discontinued operations, which was excluded in the presentation of our financial results due to the fact that we have exited the legacy components business and will not be incurring related expenses on a go-forward basis. We determined that excluding the impact of discontinued operations would be beneficial to investors as they evaluate the performance of our continuing operations on a historical basis. Excluding losses from discontinued operations improves EBITDA; however, investors should note that all of the revenues from discontinued operations were earned from MEMSIC, an entity with which we have a licensing agreement and in whose business we have an equity stake; and

•

The exclusion of certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements.

Adjusted EBITDA: The limitations of Adjusted EBITDA include the foregoing limitations with respect to EBITDA, as well as the following:

•

The exclusion of stock-based compensation expense, which has been a recurring expense. We expect that stock-based compensation will increase in significance in the foreseeable future, as equity awards are expected to continue to be an important component of our compensation strategy. Although stock-based compensation is an important aspect of the compensation paid to our employees, there are multiple factors that are accounted for in determining a fair value of such compensation due to varying valuation methodologies, subjective assumptions and the difference in award types. This makes the comparison of our current financial results to previous and future periods difficult to interpret; therefore, we believe it is useful to exclude stock-based compensation from our non-GAAP financial measures in order to highlight the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. The result of excluding stock-based compensation is an improvement to Adjusted EBITDA; however, Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations. Additionally, we expect stock-based compensation to be a part of our expenses going forward; however, the final figures are subject to change each period;

•

The exclusion of loss on debt extinguishment, which was excluded in the presentation of our financial results due to the fact that we have extinguished our previous debt agreements with the issuance of the Pre-Close Notes. We determined that excluding the impact of loss on debt extinguishment would be beneficial to investors as they evaluate performance of our continuing operations on a historical basis. Excluding the loss on debt extinguishment improves net income; however, investors should note that the Company may incur debt extinguishment costs in the future;

•

The exclusion of debt issuance costs, which was excluded in the presentation of our financial results due to the fact that such costs are expected to be non-recurring in nature after the series of transactions (Pre-Close Notes, Venture Linked Notes, and consummation of the Business Combination Agreement) is complete. We determined that excluding the impact of debt issuance costs would be beneficial to investors as they evaluate performance of our continuing operations on a historical basis. Excluding debt issuance costs improves net income; however, investors should note that the Company expects to incur debt issuance costs associated with closing of the Venture Linked Notes;

•

The exclusion of revaluation of debt, which was excluded in the presentation of our financial results due to the fact that such revaluation is non-cash in nature. We determined that excluding the impact of debt revaluation would be beneficial to investors as they evaluate performance of our continuing operations on a historical basis. Excluding debt issuance costs improves net income; however, investors should note that the Company expects to record gains or losses associated with revaluation of debt each quarter that the Pre-Close Notes are outstanding;

•

The exclusion of impairment of intangible assets, which was excluded in the presentation of our financial results due to the fact that such impairment is non-cash in nature. We determined that excluding the impact of impairment of intangible assets would be beneficial to investors as they evaluate performance of our continuing operations on a historical basis. Excluding impairment of intangible assets improves net income; however, investors should note that the Company has significant goodwill and intangible assets remaining on the balance sheet that may be subject to future impairment; and

•

The exclusion of other income (expense), net, which includes income from the sale of non-core assets and government subsidies, as well as realized and unrealized gains and losses on foreign exchange transactions consisting of currency movements on transactions settled in other currencies during the year. Accordingly, Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs, if any.

In addition, EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments or changes in, or cash requirements for, our working capital needs.

Other companies, including those in our industry, may calculate non-GAAP net loss, non-GAAP gross margin, EBITDA, and Adjusted EBITDA differently than we do, limiting the usefulness of these non-GAAP financial measures as comparative measures. Because of these limitations, you should consider non-GAAP net loss, non-GAAP gross margin, EBITDA, and Adjusted EBITDA alongside, and not in lieu of, other financial performance measures, including net loss and gross margin, and our other GAAP results. The non-GAAP financial measures presented in this prospectus should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP. Specifically, these non-GAAP financial measures should be considered as supplemental in nature, and are not intended, and should not be construed, as a substitute for the related financial information calculated in accordance with GAAP. A reconciliation of these non-GAAP financial measures to their corresponding GAAP measures, specifically non-GAAP net loss to net loss, non-GAAP gross margin to gross margin, and EBITDA and Adjusted EBITDA to net loss, are set forth below.

Reconciliation of Non-GAAP Financial Measures

The following tables reconcile the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

	Years Ended December 31,
	2022	2021
	(unaudited) (in thousands)
Non-GAAP net loss:
Net loss attributable to common shareholders	$(35,099)	$(20,170)
Deemed dividends from Series D-1 Preferred Stock	2,684	2,511
Stock-based compensation	1,699	786
Loss on debt extinguishment	646	—
Debt issuance costs	2,389	—
Revaluation of debt	300	—
Impairment of intangible assets	7,164	—
Loss from discontinued operations	—	156

Non-GAAP net loss attributable to Movella Inc.	$(20,217)	$(16,717)
EBITDA and Adjusted EBITDA:
Net loss attributable to common shareholders	$(35,099)	$(20,170)
Deemed dividends from Series D-1 Preferred Stock	2,684	2,511
Interest expense, net	2,167	1,965
Income tax benefit	(113)	(728)
Loss from discontinued operations	—	156
Depreciation and amortization	7,919	7,280

EBITDA	$(22,442)	$(8,986)
Stock-based compensation	1,699	786
Impairment of intangible assets	7,164	—
Loss on debt extinguishment	646	—
Debt issuance costs	2,389	—
Revaluation of debt	300	—
Other expenses (income), net	(613)	(2,148)

Adjusted EBITDA	$(10,857)	$(10,348)

	Year Ended December 31, 2022
		Adjustments
	GAAP Financials	Stock-Based Compensation	Amortization of Intangibles	Impairment of Intangibles	Non-GAAP Financials
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product	$34,283	—	—	—	$34,283
Service	6,183	—	—	—	6,183

Total revenues	40,466				40,466
Cost of revenues
Product	15,223	—	2,191	—	13,032
Service	6,071	—	3,093	—	2,978

Total cost of revenues	21,294	—	5,284	—	16,010
Gross profit
Product	19,060	—	—	—	21,251
Service	112	—	—	—	3,205

Total gross profit	19,172	—	—	—	24,456

	Year Ended December 31, 2022
		Adjustments
	GAAP Financials	Stock-Based Compensation	Amortization of Intangibles	Impairment of Intangibles	Non-GAAP Financials
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Gross margin
Product	55.6%				62.0%
Service	1.8%				51.8%
Total gross margin	47.4%				60.4%
Operating expenses
Research and development	13,258	398	—	—	12,860
Sales and marketing	12,324	468	1,441	—	10,415
General and administrative	14,697	833	352	—	13,512
Impairment of intangible assets	7,164	—	—	7,164	—

Total operating expenses	$47,443	$1,699	$1,793	$7,164	$36,787

Total		$1,699	$7,077	$7,164

Loss from operations	$(28,271)				$(12,331)

	Year Ended December 31, 2021
		Adjustments
	GAAP Financials	Stock-Based Compensation	Amortization of Intangibles	Non-GAAP Financials
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product	$28,848			$28,848
Service	5,566			5,566

Total revenues	34,414	—	—	34,414
Cost of revenues
Product	12,049		2,440	9,609
Service	4,412		2,350	2,062

Total cost of revenues	16,461	—	4,790	11,671
Gross profit
Product	16,799			19,239
Service	1,154			3,504

Total gross profit	17,953			22,743
Gross margin
Product	58.2%			66.7%
Service	20.7%			63.0%
Total gross margin	52.2%			66.1%
Operating expenses
Research and development	14,014	143	—	13,871
Sales and marketing	10,710	175	1,573	8,962
General and administrative	12,943	469	295	12,179

Total operating expenses	$37,667	$787	$1,868	$35,012

Total		$787	$6,658

Loss from operations	$(19,714)			$(12,269)

Comparison of the Years Ended December 31, 2022 and 2021

Revenues

	Years Ended December 31,		Change
	2022	2021	$	%
	(dollars in thousands)
Revenues
Product	$34,283	$28,848	$5,435	19%
Service	6,183	5,566	617	11%

Product

Product revenue increased by $5.4 million in the year ended December 31, 2022 as compared to the corresponding period in 2021, primarily due to a $3.5 million increase from higher volume shipments of our wearable solutions product and associated license revenue which generally increases ratably with sales of the wearable solutions product, $0.8 million increased sales of our inertial sensor modules, and $1.1 million increased sales at the Qingdao Joint Venture, as well as the effect of higher average selling prices. The effect of unfavorable foreign currency exchange rates contributed to headwinds of $1.6 million to Product revenue, primarily attributable to the Euro to United States dollar currency pair. The effect of Covid-related shutdowns in certain geographies negatively impacted top-line revenues as potential customers were prevented from engaging in activities that require the use of our products, such as motion capture filing, thus temporarily reducing shipment volume in certain geographies that experienced Covid-related shutdowns.

Service

Service revenue increased by $0.6 million in the year ended December 31, 2022 as compared to the corresponding period in 2021, primarily due to increased sales of support and maintenance service contracts at higher average selling prices. The effect of Covid-related shutdowns in certain geographies negatively impacted top-line revenues as potential customers were prevented from engaging in activities that require the use of our products, such as motion capture filming, thus temporarily reducing product shipment volume and the accompanying service revenue in certain geographies that experienced Covid-related shutdowns.

Cost of Revenues, Gross Profit and Gross Margin

	Years Ended December 31,		Change
	2022	2021	$	%
	(dollars in thousands)
Cost of revenues
Product	$15,223	$12,049	$3,174	26%
Service	6,071	4,412	1,659	38%
Gross profit
Product	19,060	16,799	2,261	13%
Service	112	1,154	(1,042)	NM

Product

Product cost of revenues increased by $3.2 million and gross profit increased by 13% in the year ended December 31, 2022 compared to the corresponding period in 2021. The increase in Product cost of revenues was primarily due to higher volume sales of finished goods associated with the growth in revenues, as well as higher raw materials input costs. The increase in Product gross profit was primarily due to higher volume sales of our wearable solutions products and associated on-premise license revenue. The effect of COVID-related supply chain disruptions also negatively impacted our Product cost of revenues through an increase in unplanned materials cost as we sought to obtain critical components that were in short supply at inflated market prices.

Service

Service cost of revenues increased $1.7 million and gross profit decreased by $1.0 million in the year ended December 31, 2022 compared to the corresponding period in 2021 due primarily to the effect of a reduction in the estimated useful life of acquired developed technology intangible assets that contributed an additional $0.7 million of non-cash expense in the year ended December 31, 2022.

Operating Expenses

	Years Ended December 31,		Change
	2022	2021	$	%
	(dollars in thousands)
Research and development	$13,258	$14,014	$(756)	(5)%
Sales and marketing	12,324	10,710	1,614	15%
General and administrative	14,697	12,943	1,754	14%
Impairment of intangible assets	7,164	—	7,164	NM

Research and development expense decreased $0.8 million in the year ended December 31, 2022 compared to the corresponding period in 2021, primarily due to decreased payroll of $0.9 million as we realized the effects of our cost saving measures implemented in the second quarter, increased stock-based compensation of $0.3 million, and severance of $0.3 million as we focused our research and development efforts to our most promising projects, partially offset by a reduction in payroll expenses of $0.6 million from receipt of cash from the Digital Media Tax Credit (“DMTC”) government subsidy, which we are eligible for due to activities our personnel engage in developing digital media in Nova Scotia, that was applied against payroll expenses pro rata in the year ended December 31, 2022 as compared to the year ended December 31, 2021.

Sales and marketing expense increased $1.6 million in the year ended December 31, 2022 compared to the corresponding period in 2021, primarily due to increased payroll of $0.6 million as our full time equivalents increased by approximately 20% in order to further build brand awareness in the marketplace, $0.6 million increased spend related to a branding project, increased stock-based compensation of $0.3 million, and severance of $0.3 million which occurred late in the second quarter as we focused our sales and marketing efforts on our most promising projects in the year ended December 31, 2022 as compared to the year ended December 31, 2021, partially offset by a reduction in payroll expenses of $0.7 million from receipt of the DMTC government subsidy, which we are eligible for due to activities our personnel engage in developing digital media in Nova Scotia, that was applied against payroll expenses pro rata.

General and administrative expense increased $1.8 million in the year ended December 31, 2022 compared to the corresponding period in 2021, primarily due to an increase of $1.4 million in auditing and accounting, consulting, and legal fees in preparation for the contemplated business combination transaction, such as an uplift of the auditing standards to PCAOB compliance, $0.6 million of increased spend related to legal matters, as well as an increase of $0.4 million in stock-based compensation expense, partially offset by a reduction in travel expenses of $0.3 million and a reduction in payroll expenses of $0.3 million as we realized the effects of our cost saving measures implemented in the second quarter reducing full time equivalents by approximately 10%, and $0.1 million from receipt of the DMTC government subsidy, which we are eligible for due to activities our personnel engage in developing digital media in Nova Scotia, that was applied against payroll expenses pro rata in the year ended December 31, 2022 as compared to the year ended December 31, 2021.

Impairment of intangible assets increased $7.2 million in the year ended December 31, 2022 compared to the corresponding period in 2021, primarily due to a strategic shift in the intended use of certain acquired intangible assets to reduce customer acquisition costs and target a wider spectrum of users than was previously possible due to high touch onboarding, through additional software development that allows for seamless self-service implementation, that resulted in an impairment in the year ended December 31, 2022. Such expense did not occur in the year ended December 31, 2021.

Other Income (Expense)

	Years Ended December 31,		Change
	2022	2021	$	%
	(dollars in thousands)
Loss on debt extinguishment	$(646)	—	$(646)	NM
Debt issuance costs	(2,389)	—	(2,389)	NM
Revaluation of debt	(300)	—	(300)	NM
Interest expense, net	(2,167)	$(1,965)	202	10%
Other income, net	613	2,148	(1,535)	(70)%

Loss on debt extinguishment for the year ended December 31, 2022 consists of $0.4 million of prepayment fees related to the early repayment of the Eastward and SVB term loans, and $0.2 million of unamortized debt discount and issuance costs that were expensed upon extinguishment of the Eastward and SVB term loans. Such expense did not occur in the year ended December 31, 2021.

Debt issuance costs for the year ended December 31, 2022 consists of $2.4 million of direct and incremental costs incurred to issue the Pre-Close Notes and in advance of issuance of the Venture Linked Notes. Such expense did not occur in the year ended December 31, 2021.

Revaluation of debt for the year ended December 31, 2022 consists of $0.3 million of change in the fair value of the Pre-Close Notes as we elected the fair value option, primarily related to the accretion of interest. Such expense did not occur in the year ended December 31, 2021.

Interest expense, net consists of interest incurred from outstanding debt and notes payable. Interest expense increased $0.2 million in the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily as a result of our changing debt and notes payable structure year over year, which includes entering into the Pre-Close Notes agreement and concurrent extinguishment of the Eastward and SVB term loans on November 14, 2022, issuance of the convertible notes in March 2022, and the deferred payout owed to the sellers of Kinduct which began accruing interest in March 2022.

We also earn interest income from depository accounts. Interest income was nominal in the years ended December 31, 2022 and 2021.

Other income, net primarily reflects recognition of government subsidies and foreign currency exchange gains and losses. The $1.5 million decrease for the year ended December 31, 2022 compared to the corresponding period in 2021 was primarily due to a $0.7 million non-cash gain on the dissolution of Ten Degrees Inc. and a $0.6 million non-cash gain on forgiveness of the Paycheck Protection Program loan in the year ended December 31, 2021 which did not occur in the year ended December 31, 2022, and a decrease in the amount of other income recognized from government subsidies for the year ended December 31, 2022 as compared to the year ended December 31, 2021.

Income Tax Expense

	Years Ended December 31,		Change
	2022	2021	$	%
	(dollars in thousands)
Income tax benefit	$(113)	$(728)	$615	NM

Our effective tax rate differs from statutory rate of 21% for U.S. federal income tax purposes due to the effects of the valuation allowance and certain permanent differences as it pertains to book-tax differences in the value of client equity securities received for services.

We file income tax returns in the United States and state and foreign jurisdictions. To the extent we have tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service or state or foreign tax authorities to the extent utilized in a future period.

Income (loss) from discontinued operations (net of tax)

	Years Ended December 31,		Change
	2022	2021	$	%
	(dollars in thousands)
Income (loss) from discontinued operations (net of tax)	$—	$(156)	$156	NM

Income (loss) from discontinued operations consists primarily of the results of the discontinued operations of the legacy microelectromechanical systems business that was licensed to MEMSIC in 2020. For the year ended December 31, 2021 the loss from discontinued operations consisted primarily of efforts to fully divest and wind down the business. There was no such activity in the year ended December 31, 2022.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily through the net proceeds we have received from the sales of our convertible preferred stock and common stock and through payments received from customers and borrowings under our credit facilities. Since our inception, we have generated losses from our operations as reflected in our accumulated deficit of $142.0 million as of December 31, 2022 and negative cash flows from operating activities. We expect to continue to incur operating losses and generate negative cash flows from operations for the foreseeable future due to the investments we will continue to make in research and development and sales and marketing and due to additional general and administrative costs we expect to incur as a public company. As a result, we may require additional capital resources to execute strategic initiatives to grow our business.

As of December 31, 2022, we had cash and cash equivalents of $14.3 million, including $2.2 million held in China and subject to transfer and other restrictions as described below, of which $1.5 million was held by the Qingdao JV and $0.7 million was held by our wholly owned entities in China and Hong Kong, and debt outstanding of $32.0 million, as well as a deferred payout owed to the sellers of Kinduct in the amount of $4.3 million.

On February 10, 2023 we consummated the Business Combination Agreement with Pathfinder Acquisition Corporation whereby through a series of transactions, New Movella received approximately $48.6 million of net cash proceeds after transaction costs and payment of Pathfinder liabilities. The Note Purchase Agreement also contains a financial covenant requiring us to achieve positive EBITDA on a consolidated basis for the most recently ended four-quarter period, commencing with the last day of the fiscal quarter ending June 30, 2024 and as of the last day of each fiscal quarter thereafter. While there has been substantial doubt in prior periods about our ability to continue as a going concern, given the above we believe we have sufficient liquidity to continue as a going concern for at least one year from the date of issuance of these financial statements. In addition, we hold a substantial amount of non-marketable equity securities that could be divested in order to provide liquidity as we deem fit. Our future capital requirements will depend on many factors, including: our growth rate; the timing and extent of spending to support our research and development efforts; capital expenditures to build out new facilities and purchase hardware and software; the expansion of sales and marketing activities; and our continued investment in our IT infrastructure to support our growth. In addition, we may enter into additional strategic partnerships as well as agreements to acquire or invest in complementary products, teams and technologies, including intellectual property rights, which could increase our cash requirements. As a result of these and other factors, we may be required to seek additional equity or debt financing sooner than we currently anticipate. If additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us, or at all. In particular, the COVID-19 pandemic, which has caused disruption in the global financial markets, and rising interest rates may reduce our ability to access capital and negatively affect our liquidity in the future. If we are unable to raise additional capital when required, or if we cannot expand our operations or otherwise capitalize on our business opportunities because we lack sufficient capital, our business, results of operations, and financial condition would be materially and adversely affected.

Approximately $4.1 million and $5.1 million of our cash and cash equivalents balance were held outside of the United States as of December 31, 2022 and 2021, respectively. There are restrictions on our ability to transfer cash and cash equivalents of $2.2 million held outside of the U.S. by our subsidiaries in China and Hong Kong and the Qingdao JV as of December 31, 2022. These restrictions include restrictions on the ability of these entities to pay dividends under current People’s Republic of China (“PRC”) laws and regulations, restrictions on foreign currency exchange, and, for the Qingdao JV, requirements that the cash held by the Qingdao JV be used solely in connection with the joint venture’s operations. As of December 31, 2022, $1.5 million in cash and cash equivalents held by the Qingdao JV were subject to such requirements. In addition, the PRC government may take measures at its discretion from time to time to restrict access to cash held in our China subsidiaries and the Qingdao JV, and may take similar measures in the future with respect to cash held in our Hong Kong subsidiary. See “Risk Factors—Risks Related to Movella’s International Operations—Current or future laws, regulations, or policies enacted by the PRC government could impact our ability to access cash and cash equivalents held through our subsidiaries in China and Hong Kong, or through the Qingdao JV.”

Cash Flows

The following table summarizes our cash flows for the years ended December 31, 2022 and 2021:

	Year Ended December 31,
	2022	2021
	(in thousands)
Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$(14,550)	$(10,759)
Investing activities	(753)	7,809
Financing activities	18,190	(6,685)
Effect of foreign exchange rate changes on cash and cash equivalents	281	(40)

Net increase (decrease) in cash and cash equivalents	$3,168	$(9,675)

Operating Activities

We have historically used cash in operating activities due to our net losses, adjusted for changes in our operating assets and liabilities, particularly from accounts receivable, inventories, prepaid expenses and other assets, accounts payable and accrued expenses, deferred revenue and non-cash expense items such as depreciation and amortization, stock-based compensation expense, impairment of intangible assets, and the issuance of convertible preferred stock.

For the year ended December 31, 2022 cash used in operating activities was $14.6 million which was primarily the result of a net loss of $33.0 million, partially offset by non-cash expenses such as depreciation and amortization of $7.9 million, the impairment of intangible assets of $7.2 million, debt issuance costs of $2.4 million, share-based compensation of $1.7 million, non-cash interest expense of $1.2 million, loss on debt extinguishment of $0.6 million, with cash used in working capital of $2.1 million.

For the year ended December 31, 2021, cash used in operating activities was $10.8 million which was primarily the result of $19.0 million net loss in the period, $1.7 million cash provided by working capital, $0.6 million gain on government assistance related to the forgiveness of the PPP Loan and $0.6 million gain on dissolution of Ten Degrees Inc., partially offset by non-cash items such as $7.3 million depreciation and amortization and $0.8 million of share-based compensation.

Investing Activities

Our investing activities consist of capital expenditures for property and equipment purchases and IP licenses. Our capital expenditures for property and equipment have primarily been for general business purposes, including machinery and equipment, leasehold improvements, software and computer equipment used internally, and production masks to manufacture our products.

For the year ended December 31, 2022, cash used in investing activities was $0.8 million and consisted primarily of, $0.6 million cash used to purchase property and equipment.

For the year ended December 31, 2021, cash provided by investing activities was $7.8 million and consisted primarily of $9.7 million of proceeds from the licensing of MEMSIC IP, partially offset by $1.9 million purchase of property and equipment for general business purposes.

Financing Activities

Cash generated by financing activities includes proceeds from borrowings under our credit facilities, proceeds from our issuance of common stock following employee stock option exercises, and proceeds from the issuance of convertible preferred stock. Cash used in financing activities primarily includes repayment of debt under our credit facilities.

For the year ended December 31, 2022, cash provided by financing activities was $18.2 million, consisting of $25.0 million proceeds from the Pre-Close Notes, $4.9 million proceeds from the convertible notes, $1.7 million proceeds from the exercise of stock options, $0.5 million proceeds from the SVB term loan and TD BCRS revolving line of credit, partially offset by $9.5 million repayment of the Eastward and SVB term loans and TD BCRS revolving line of credit concurrent with execution of the Pre-Close Notes, $1.5 million paid for debt discount and issuance costs, $1.0 million repayment of the deferred payout owed to Kinduct sellers, $1.0 million paid for equity issuance costs in advance of an offering, $0.5 million cash paid for debt extinguishment costs, and $0.3 million principal payment of loans.

For the year ended December 31, 2021, cash used in financing activities was $6.7 million, consisting of $14.9 million principal repayments of long-term debt, partially offset by $8.3 million proceeds from a term loan.

Debt Obligations

As of December 31, 2022, we had the following debt obligations outstanding (in thousands):

Lender	Agreement Date	Maturity Date	Annual Interest Rate	Maximum Borrowing Amount(2)	Amount Outstanding at December 31, 2022(3)
Pre-Close Notes(4)	Nov. 14, 2022	Nov. 14, 2025	9.25%	$25,000	$25,300
Convertible notes(1)	Mar. 12, 2022	Sep. 1, 2023	6%	6,021	6,345
ACOA	2011, 2013, and 2019	2024, 2024, and 2029	Varies	526	497

(1)	The Convertible notes converted to common stock at $4.79 per share prior to application of the exchange ratio upon the consummation of the Business Combination Agreement on February 10, 2023.
(2)	Maximum borrowing amount includes principal only.
(3)	Amount outstanding at December 31, 2022 includes principal and accrued interest, as applicable.
(4)	A portion of the proceeds of the Venture Linked Notes were used to repay in full the Pre-Close Notes on February 10, 2023 concurrent with the consummation of the Business Combination Agreement.

Borrowings

Pre-Close Notes and Venture Linked Notes

Pre-Close Notes

On November 14, 2022, we and certain of our subsidiaries, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and FP Credit Partners II AIV, L.P. and FP Credit Partners Phoenix II AIV, L.P., as purchasers (the “Purchasers”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which, (a) we issued and sold to the Purchasers, and the Purchasers purchased, our senior secured notes in an aggregate original principal amount of $25 million (the “Pre-Close Facility”), and (b) subject to the fulfillment of certain conditions precedent (including the consummation of the Merger), we agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase, on the Closing Date, senior secured venture-linked notes in an aggregate original principal amount of $75 million (the “VLN Facility”), in each case, for the consideration (including via a deemed sale and purchase, as applicable), as set forth in the Note Purchase Agreement.

Our obligations under the Note Purchase Agreement are guaranteed by certain of our subsidiaries and secured by substantially all of our and our subsidiaries’ assets. Upon consummation of the Merger, New Movella will also be required to become a secured guarantor of the obligations under the Note Purchase Agreement.

The commitment to provide the VLN Facility terminates upon the earliest to occur of (i) the termination of the Business Combination Agreement in accordance with its terms prior to the Closing Date and (ii) April 30, 2023, if the Merger has not been consummated on or prior to April 30, 2023 (the “VLN Termination Date”).

The proceeds of the Pre-Close Facility were used, in part, to refinance certain of our and our subsidiaries’ existing debt and to pay a portion of the transaction expenses associated with the financing arrangements contemplated by the Commitment Letter (the “FP Financing”), with the remaining proceeds available for growth and working capital and general corporate purposes. A portion of the proceeds of the VLN Facility will be used on the Closing Date to refinance the Pre-Close Facility and to pay transaction expenses associated with the FP Financing. After the Closing, the remaining proceeds of the VLN Facility will be available for growth and working capital and general corporate purposes.

The interest rate per annum applicable to notes under the Note Purchase Agreement is 9.25%; provided, however, if the VLN Termination Date occurs, interest on the notes evidencing the Pre-Close Facility will bear interest at our option, at either an alternate base rate plus an applicable margin initially of 8.25% per annum or a term SOFR rate, plus an applicable margin initially of 9.25% per annum. The applicable margin on the notes evidencing Pre-Close Notes increases by 0.50% in each year on the November 14 anniversary of the entry into the Note Purchase Agreement. With respect to the notes evidencing the VLN Facility, interest is paid in kind on the last business day of each calendar quarter commencing with the calendar quarter ending immediately after the first to occur of the Closing Date and the VLN Termination Date. Interest is also payable in cash on the VLN Termination Date, the Closing Date and the date of any prepayment or repayment of notes (subject however, in certain cases, to the payment of a contractual return, if such contractual return is greater than the amount of all accrued and unpaid interest (other than default interest, if any)). Subject to certain exceptions in connection with certain qualified refinancing events and the repayment of the Pre-Close Facility on the Closing Date, on the date of any voluntary or mandatory prepayment or acceleration of the notes under the Note Purchase Agreement, a scheduled contractual return is required to be paid, if greater than the amount of all accrued and unpaid interest (other than default interest, if any). When such contractual return is paid, such contractual return will be deemed to constitute payment of all accrued and unpaid interest (other than default interest, if any) on the principal amount of notes so prepaid, repaid or accelerated, as applicable, including all interest on the notes that was previously paid in kind. After the Closing, New Movella will have the right, subject to certain exceptions, to cause the Grantees (or their permitted assignees) to sell all or a portion of the shares purchased by such entities in the Tender Offer and the Private Placement at any time in its sole discretion over the life of the VLN Facility, and a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) of any such sale shall be applied as a credit against the outstanding obligations under of the VLN Facility upon a repayment of the VLN Facility in full or a refinancing event.

As the Closing occurred in February 2023, the maturity of the VLN Facility is five years after the Closing Date, or February 2028. There are no regularly scheduled amortization payments on either the Pre-Close Facility or the VLN Facility until the maturity date therefor, however, there are customary mandatory prepayment events in connection with the receipt of net proceeds from extraordinary receipts and dispositions (subject, in the case of dispositions, to certain customary exceptions and customary reinvestment rights), debt issuances and upon events specified in the Note Purchase Agreement to be a change of control, and the Pre-Close Facility is required to be refinanced in full on the Closing Date with a portion of the proceeds of the VLN Facility. The Pre-Close Facility and VLN Facility may be optionally prepaid in whole or in part. All such prepayments are required to be accompanied by accrued and unpaid interest on the amount prepaid or if greater (excluding default interest, if any), payment of the contractual return.

Venture Linked Notes

On the Closing Date, the net proceeds of the FP Private Placement were received by the Company and Movella was deemed to have issued to the Purchasers, and the Purchasers were deemed to have purchased, a 5-year $75 million venture-linked secured note (the “VLN Facility”) under the Note Purchase Agreement. A portion of the proceeds of the FP Private Placement made available through the VLN Facility was used by the Company to prepay the Pre-Close Facility in full and to pay transaction expenses associated with the financing arrangements contemplated by the Note Purchase Agreement. The remaining proceeds of the VLN Facility are available for growth and working capital and general corporate purposes.

The obligations of Movella under the Note Purchase Agreement are guaranteed by certain of its subsidiaries and secured by substantially all of Movella’s and such subsidiaries’ assets. New Movella is also required to become a secured guarantor of the obligations under Note Purchase Agreement.

The notes evidencing the VLN Facility (the “VLN Notes”) bear interest at a per annum rate equal to 9.25% and interest is paid in kind on the last business day of each calendar quarter commencing with the first calendar quarter following the Closing Date. Interest is also payable in cash on the date of any prepayment or repayment of the VLN Notes (subject however, in certain cases, to the payment of a contractual return, if such contractual return is greater than the amount of all accrued and unpaid interest (other than default interest, if any)). Subject to certain exceptions in connection with certain qualified refinancing events, on the date of any voluntary or mandatory prepayment or acceleration of the VLN Notes, a scheduled contractual return is required to be paid, if greater than the amount of all accrued and unpaid interest (other than default interest, if any). When paid, such contractual return will be deemed to constitute payment of all accrued and unpaid interest (other than default interest, if any) on the principal amount of the VLN Notes so prepaid, repaid or accelerated, as applicable, including all interest on the VLN Notes that was previously paid in kind. The Company has the right, subject to certain exceptions, to cause the FP Purchasers (or their permitted assignees) to sell all or a portion of the FP VLN Shares at any time in its sole discretion over the life of the VLN Facility, and a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) of any such sale shall be applied as a credit against the outstanding obligations under of the VLN Facility upon a repayment of the VLN Facility in full or a refinancing event.

The VLN Facility will mature on February 10, 2028. There are no regularly scheduled amortization payments on the VLN Facility until the maturity date, however, there are customary mandatory prepayment events in connection with the receipt of net proceeds from extraordinary receipts and dispositions (subject, in the case of dispositions, to certain customary exceptions and customary reinvestment rights), debt issuances and upon events specified in the Note Purchase Agreement to be a change of control. The VLN Facility may be optionally prepaid in whole or in part. All such prepayments are required to be accompanied by accrued and unpaid interest on the amount prepaid or if greater (excluding default interest, if any), payment of the contractual return.

The Note Purchase Agreement contains a number of covenants that, among other things, restrict, in each case subject to certain exceptions, the ability of the Company and its subsidiaries to:

•	create, assume or suffer to exist liens and indebtedness;

•	make investments;

•	engage in mergers or consolidations, liquidations, divisions or the disposal of all or substantially all of such person’s assets;

•	make dispositions or have subsidiaries that are not wholly-owned;

•	declare or make dividends or other distributions or certain restricted payments to or on account of equity holders, or prepay indebtedness;

•	make material changes to its line of business;

•	engage in affiliate transactions; and

•	with respect to New Movella, conduct or engage in any business or operations, other than in its capacity as a holding company and activities incidental thereto.

The Note Purchase Agreement also contains a financial covenant requiring the Company and its subsidiaries to achieve positive EBITDA on a consolidated basis for the most recently ended four-quarter period, commencing with the last day of the fiscal quarter ending June 30, 2024 and as of the last day of each fiscal quarter thereafter.

The Note Purchase Agreement contains customary events of default, including nonpayment of principal, interest or other amounts; material inaccuracy of a representation or warranty; violation of specific covenants identified in the Note Purchase Agreement; cross default and cross-acceleration to material indebtedness; bankruptcy and insolvency events; unsatisfied material judgments; actual or asserted invalidity of the Note Purchase Agreement, related note documents or other material documents entered into in connection with transactions contemplated by the Note Purchase Agreement, and events specified to be a change of control.

Convertible notes

In March 2022, we entered into convertible promissory note agreements with two of our existing preferred stock investors and received aggregate cash proceeds of $4.9 million, and exchanged an additional $1.1 million of convertible promissory notes to the sellers of Kinduct for extinguishment of $1.1 million of the deferred payout liability owed to them. Of the $1.1 million in convertible notes issued in exchange to the sellers of Kinduct,

$1.0 million were issued to a related party. The convertible promissory notes shall bear an interest rate of 6.0% per annum. The outstanding principal amount and all accrued but unpaid interest on the notes shall be mandatorily converted into our common stock at a conversion price of $4.79 per share upon the earlier of i) maturity in September 2023 or ii) the occurrence of a capital markets transaction such as an initial public offering or acquisition by a special purpose acquisition company; or upon a change of control as defined in the convertible promissory note agreements, at the discretion of the noteholder, the notes would either convert into our common stock at a conversion price of $4.79 per share, or would be repayable at 1.5 times the outstanding principal amount plus all accrued and unpaid interest. On February 10, 2023 concurrent with the consummation of the Business Combination Agreement, 100% of the outstanding principal and accrued interest on the convertible notes were mandatorily converted into 1,333,712 shares of Movella common stock at $4.79 per share per the original terms of the notes on a pre-converted basis.

Atlantic Canada Opportunities Agency

Kinduct has applied for non-interest bearing, unsecured term loans with a monthly installment repayment from the Atlantic Canada Opportunities Agency (“ACOA”) in 2011, 2013, and 2019. These three loans are scheduled to be repaid in 2024, 2024, and 2029, respectively. As of December 31, 2022 and 2021, we had recorded a total debt of $0.5 million and $0.5 million related to these loans.

Off-Balance Sheet Arrangements

During the periods presented, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

Our audited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Actual results may differ from these estimates. To the extent that there are material differences between these estimates and our actual results, our future financial statements will be affected.

The critical accounting policies requiring estimates, assumptions, and judgments that we believe have the most significant impact on our audited consolidated financial statements are described below.

Revenue Recognition

We follow the guidance in ASC 606, Revenue from contracts with customers (“ASC 606”). Per ASC 606, revenue is recognized when a customer obtains control of promised products and services and we have satisfied our performance obligations. The amount of revenue recognized reflects the consideration which we expect to be entitled to receive in exchange for the products and services. To achieve this core principle, we apply the five step revenue recognition model prescribed by ASC 606:

Step 1. Identification of the contract(s) with a customer;

Step 2. Identification of the performance obligations in the contract(s);

Step 3. Determination of the transaction price;

Step 4. Allocation of the transaction price to the performance obligation(s);

Step 5. Recognition of the revenue when, or as, we satisfy a performance obligation.

We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

Our performance obligations are established when a customer submits a purchase order notification (in writing, electronically or verbally) for goods and services, and we accept the order. We identify performance obligations as the delivery of the requested product or service in appropriate quantities and to the location specified in the customer’s contract and/or purchase order. We generally recognize revenue upon the satisfaction of these criteria when control of the product or service has been transferred to the customer at which time it has an unconditional right to receive payment. Our prices are fixed and have no history of being affected by contingent events that could impact the transaction price. We do not offer price concessions and does not accept payment that is less than the price stated when we accepts the purchase order.

Revenue is recognized upon transfer of control of products or services to customers in an amount that reflects the consideration we expect to receive in exchange for those products or services. We enter into contracts that may include various combinations of products and services which are generally capable of being distinct and accounted for as separate performance obligations.

Product revenue

Hardware. Hardware revenue from the sale of our Motion Capture Systems, Sensor Modules, and DOT Wearables is recognized when we transfer control to the customer, typically at the time when the product is delivered or shipped at which time the title passes to the customer, and there are no further performance obligations with regards to the hardware device.

On-premise software licenses. Revenue from on-premise software licenses, which are included with the Motion Capture Systems, Sensor Modules, and DOT Wearables to enable character animation, human motion analysis, sensor fusion, and software to produce useful information from raw sensor data, is recognized when we transfer control to the customer, typically at the time when the software is made available for use by the customer, and there are no further performance obligations with regards to the on-premise software license.

Service revenue

Support and maintenance services. We include 1 to 3 years of support and maintenance services with the motion capture systems hardware offerings, and also separately sells extended support and maintenance services contracts. The support and maintenance services contracts allow customers to receive software updates to their on-premise licenses as well as access to our support team. The separately priced support and maintenance service contracts range from 12 months to 36 months, with the average contract length approximately 18 months. We typically receive payment at the inception of the contract and recognizes revenue on a straight-line basis over the term of the contract.

Software as a Service. Software as a Service (“SaaS”) subscription revenue is primarily composed of Kinduct Human Performance Software and is recognized over time on a ratable basis over the contract term beginning on the date that the service is made available to the customer. Subscription periods range from monthly to multi-year, with the majority of contracts being one to three years and the average contract length approximately 18 months. Our MotionCloud platform is currently under development and available only in beta version to solicit initial customer feedback. As a result, we have received de minimis revenues to date from fees related to the MotionCloud platform.

Non-recurring engineering. From time to time, we enter into special non-recurring engineering design service agreements. Revenues from non-recurring engineering design services are designed to meet specifications of a particular product, and generally do not create an asset with an alternative use. We generally recognize revenue based on the achievement of certain applicable milestones and the amount of payment we determine we are entitled to at the time.

With respect to revenue related to third party product sales or other arrangements that involve the services of another party, for which we do not control the sale or service and acts as an agent to the transaction, we recognize revenue on a net basis. The portion of the gross amount billed to customers that is remitted by us to another party is not reflected as revenue.

Multiple Performance Obligations

Our contracts with customers may include commitments to transfer multiple products and services to a customer. When hardware, software and services are sold in various combinations, judgment is required to determine whether each performance obligation is considered distinct and accounted for separately, or not distinct and accounted for together with other performance obligations. We considered the performance obligations in our contracts and determined that, for the majority of our revenue, we generally satisfy performance obligations at a point in time upon delivery of the hardware or on-premise software to the customer. In instances where the on-premise software license elements sold with hardware for various products are considered to be functioning together with hardware elements to provide the intended benefit to the customer, these arrangements are accounted for as a single distinct performance obligation separately from any service component.

Standalone selling price

Judgment is required to determine the stand-alone selling price (“SSP”) for each distinct performance obligation. When available, we maximize observable inputs to determine SSP. In instances where SSP is not directly observable, such as when we do not sell the product or service separately, we determine the SSP based on a cost-plus model as market and other observable inputs are seldom present based on the proprietary nature of our products.

The transaction price is allocated to each performance obligation in a contract to record revenues in the amount of consideration that a provider expects to be entitled to receive in exchange for transferring goods or services. Generally, this allocation is based on the relative selling price method, where the SSP is determined for each performance obligation at contract inception and is based on observable prices. When contracts include variable consideration such as a discount, the discount is allocated proportionately to all performance obligations in the contract.

For contracts with multiple performance obligations, revenue is allocated to the hardware, on-premise software, SaaS, and support and maintenance performance obligations based on their relative SSP. Judgment is required in estimating SSP for each distinct performance obligation. Management determines SSP by maximizing observable inputs such as standalone sales where they exist. We performed an analysis to determine if our actual sales prices fall within a narrow band of the list price, which in conjunction with other evidence caused us to determine that our list prices for support and maintenance services approximated SSP and therefore may be used in the relative fair value allocation.

Stock-based Compensation

We recognize stock-based compensation expense over the requisite service period on a straight-line basis for all stock-based payments that are expected to vest to employees, non-employees, and directors. Equity-classified awards issued to employees, non-employees and directors are measured at the grant-date fair value of the award. Forfeitures are recognized as they occur. For accounting purposes, we estimate grant-date fair value of stock options using the Black-Scholes option-pricing model. The model requires the input of the fair value of the underlying common stock, the risk-free interest rates, the expected term of the option, the expected volatility of the price of our common stock and the expected dividend yield of our common stock.

Goodwill

Goodwill represents the excess of the purchase price in a business combination over the fair value of net assets acquired. Goodwill amounts are not amortized, but rather tested for impairment at least annually in the fourth quarter of each year.

Acquired Intangible Assets

Our intangible assets include developed technology, customer relationships, patents, and trademarks and non-compete agreements. Intangible assets are stated at cost less accumulated amortization and are amortized over their estimated useful lives using the straight-line method. Acquired intangible assets and long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset group containing these assets may not be recoverable. For the years ended December 31, 2022 and 2021, we recognized $7.2 million and nil, respectively, of impairment losses. The estimated useful lives of intangible assets are as follows:

Estimated useful lives
Developed technology	5 to 10 years
Customer relationships	2 to 3 years
Patents and trademarks	10 years
Non-compete agreements	2 years

Income Taxes

Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the financial statements carrying amounts and the tax basis of assets and liabilities and net operating loss and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

A tax position can be recognized only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. We consider many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes.

Debt and Equity Issuance Costs

Debt and equity issuance costs, which primarily consist of direct and incremental banking, legal, accounting, consulting, and printing fees relating to the merger transaction are capitalized and allocated between the debt and equity elements of the transaction. Debt issuance costs of $2.4 million relating to the issued Pre-Close Notes and unissued Venture Linked Notes have been expensed in the year ended December 31, 2022, as we elected the fair value option for the Pre-Close Notes which closed on November 14, 2022, and subsequently elected the fair value option for the Venture Linked Notes. We have an additional $4.1 million of equity issuance costs allocated to the equity offering capitalized at December 31, 2022, within capitalized equity issuance costs and other assets on the consolidated balance sheet, and will offset this amount of equity issuance costs against proceeds received upon the consummation of the transaction which occurred in February 2023. As of December 31, 2021, we had not incurred such costs.

Debt Instruments

Pre-Close Notes and Venture Linked Notes

As permitted under ASC 825, Financial Instruments we have elected the fair value option to account for our Pre-Merger Senior Secured Notes (the “Pre-Close Notes”) primarily to avoid the separate recognition of certain linked instruments in the consolidated statements of operations. In accordance with ASC 825, we recorded the Pre-Close Notes at fair value with changes in fair value recorded as a component of other income (expense), net in the consolidated statements of operations and comprehensive loss. As a result of applying the fair value option, $0.8 million of direct costs and fees related to the Pre-Close Notes were expensed upon execution of the Note Purchase Agreement. The Venture Linked Notes were issued on February 10, 2023 concurrent with the consummation of the Business Combination Agreement at which time we elected the fair value option for the Venture Linked Notes.

Recently Adopted Accounting Pronouncements

In February 2016, the FASB issued ASC 842, Leases, (“ASC 842”) a new standard requiring lessees to recognize operating and finance lease liabilities on the balance sheet, as well as corresponding right-of-use (“ROU”) assets. This standard also made some changes to lessor accounting and aligns key aspects of the lessor accounting model with the revenue recognition standard. In addition, disclosures are required to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. ASC 842 requires adoption using the modified retrospective approach, with the option of applying the requirements of the standard either i) retrospectively to each prior comparative reporting period presented, or ii) retrospectively at the beginning of the period of adoption. We adopted ASC 842 on January 1, 2022, on a modified retrospective basis, and did not restate prior comparative periods.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. We adopted ASU 2019-12 on January 1, 2022 which did not have a material impact on its consolidated financial statements.

In January 2020, the FASB issued ASU No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The ASU is based on a consensus of the Emerging Issues Task Force and is expected to increase comparability in accounting for these transactions. ASU 2016-01 made targeted improvements to accounting for financial instruments, including providing an entity the ability to measure certain equity securities without a readily determinable fair value at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Among other topics, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting. We adopted ASU 2020-01 on January 1, 2022 which did not have a material impact on its consolidated financial statements.

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the FASB Emerging Issues Task Force). This guidance clarifies certain aspects of the current guidance to promote consistency among reporting of an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. Early adoption is permitted for all entities, including adoption in an interim period. We adopted ASU 2021-04 on January 1, 2022 which did not have a material impact on its consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326) to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. We will be required to use a forward-looking expected credit loss model for accounts receivable and other financial instruments, including available-for-sale debt securities. The standard will be effective for us beginning in 2023, with early adoption permitted. We are currently evaluating the potential impact of this standard on its consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. ASU 2020-06 is effective for private companies’ fiscal years beginning after December 15, 2023, respectively, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the timing of adoption and the impact of this ASU on its consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Concentration of Credit Risk

We are exposed to the credit risk of our customers. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. The Company is exposed to credit risk in the event of default by the financial institutions holding its cash and cash equivalents to the extent recorded in the balance sheets. While the Company has not experienced any losses in such accounts, the recent failure of Silicon Valley Bank (SVB), at which the Company held cash and cash equivalents in multiple accounts, potentially exposed the Company to significant credit risk prior to the completion by the Federal Deposit Insurance Corporation of the resolution of SVB in a manner that fully protected all depositors. We market and sell our products worldwide and attribute revenues to the geography where product is shipped. No single direct or indirect customer accounted for 10% or more of our revenues in the year ended December 31, 2022.

Sales to customers in Europe accounted for approximately 31% and 37% of our revenues for the years ended December 31, 2022 and 2021, respectively. Sales to customers in the United States of America accounted for approximately 27% and 24% respectively for the years ended December 31, 2022 and 2021, respectively, while sales to customers in China accounted for approximately 16% and 15% for the years ended December 31, 2022 and 2021, respectively. Sales to customers in our Asia, other region accounted for approximately 18% and 14% respectively for the years ended December 31, 2022 and 2021, respectively. Sales to customers in our Other region accounted for approximately 8% and 10% in the years ended December 31, 2022 and 2021, respectively.

Concentrations in the Available Sources of Supply of Materials and Product

Although most components essential to our business are generally available from multiple sources, certain components are currently obtained from single or limited sources. We also compete for various components with other participants in the markets for motion sensing components. Therefore, many components used by us, including those that are available from multiple sources, are at times subject to industry-wide shortage and significant commodity pricing fluctuations.

We have entered into agreements for the supply of many components; however, there can be no guarantee that we will be able to extend or renew these agreements on similar terms, or at all.

Substantially all of our hardware products are manufactured by outsourcing partners that are located primarily in Europe with second source manufacturing in Asia.

Foreign Currency Risk

Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Substantially all of our revenues are denominated in Euros, U.S. dollars or Canadian Dollars. Our expenses are generally denominated in the currencies in which our operations are located, which are primarily in the Netherlands, United States and Canada. Our results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. The effect of a hypothetical 10% change in foreign currency exchanges rates applicable to our business would have increased or decreased our revenues by approximately $3.0 million. Actual gains and losses in the future may differ materially from the hypothetical gains and losses discussed above based on changes in the timing and amount of foreign currency exchange rate movements.

Interest Rate Risk

We had cash and cash equivalents of $14.3 million and $11.2 million as of December 31, 2022 and 2021, respectively, consisting of bank deposits, commercial paper, U.S. government securities, corporate bonds, and money market funds. Such interest-earning instruments carry a degree of interest rate risk. To date, fluctuations in interest income have not been significant. As of December 31, 2022, we had total outstanding debt of $32.0 million as well as a deferred payout owed to the sellers of Kinduct in the amount of $4.3 million.

We do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate risk exposure. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in interest rates. Our exposure to interest rates relates to the change in the amounts of interest we must pay on our borrowings to the extent they are subject to variable interest rates. As of December 31, 2022 none of our debt is subject to variable interest rates. The effect of a hypothetical 10% change in interest rates on the fair value of outstanding debt would not result in additional interest expense on our consolidated financial statements. In February 2023, we repaid in full Pre-Close Notes using proceeds from the Venture Linked Notes which currently bears fixed interest at 9.25%. For more information on the structure of interest rates under our debt instruments, see “—Liquidity and Capital Resources—Debt Obligations” above.

Inflation Risk

Our results of operations and cash flows are subject to risks from inflation. We have been able to offset increased costs as a result of inflation through price increases to date. We cannot, however, be certain that we will be able to continue to offset such higher costs as a result of inflationary pressures through price increases. Our inability to do so could harm our business, financial condition, and results of operations.

BUSINESS

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” and “Movella” refer to Movella Holdings Inc. and, as applicable, its consolidated subsidiaries, following the Business Combination. Movella™, Xsens®, MVN™, MTi®, MVN Awinda®, MVN Link™, MVN Analyze™, MVN Animate®, Xsens Motion Cloud®, Xsens DOT®, Movella DOT™, Kinduct®, and OBSKUR™ are among the trademarks, registered trademarks, or service marks owned by Movella.

Recent Developments

On the Closing Date of the Business Combination, Movella consummated the previously announced Business Combination contemplated by that certain Business Combination Agreement, dated October 3, 2022, by and among Pathfinder, Merger Sub and Legacy Movella. In connection with the consummation of the Business Combination, we changed our name from Pathfinder Acquisition Corporation to Movella Holdings Inc.

In connection with the Shareholder Meeting and the Business Combination, holders of 28,961,090 of the 32,500,000 then-outstanding Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.16 per share, for an aggregate redemption amount of approximately $294.2 million.

In connection with the closing of the Business Combination, all of the Class A ordinary shares and Class B ordinary shares automatically converted into shares of common stock on a one-for-one basis. The public warrants and private placement warrants became warrants to purchase common stock. Each outstanding Legacy Movella Option (whether vested or unvested) was cancelled and extinguished in exchange for an option to purchase Movella common stock (on an as-converted basis), subject to the same terms and conditions as applied to the Legacy Movella Options immediately prior to the closing of the Business Combination. The Pathfinder Units automatically separated into the component securities and, as a result, no longer trade as a separate security. On February 13, 2023, our common stock and warrants began trading on the Nasdaq Global Market and the Nasdaq Capital Market (collectively, “Nasdaq”) under the symbols “MVLA” and “MVLAW,” respectively.

Company Overview

Movella is a global full-stack provider of integrated sensors, software, and analytics that enable the digitization of movement. Our solutions accelerate innovation and enable our customers, partners, and users to create extraordinary outcomes. Movella powers real-time character movement in digital environments, transforms movement into digital data that provides meaningful and actionable insights, renders digitized movement to enable the creation of sophisticated and true-to-life animated content, creates new forms of monetizable IP with unique biomechanical digital content, and provides spatial movement orientation and positioning data. Partnering with leading global brands such as Electronic Arts, EPIC Games, 20th Century Studios, Netflix, Toyota, and Siemens and over 2,000 customers in total, we currently serve the entertainment, health and sports, and automation and mobility markets. We believe these customers reflect those with which we are currently actively engaged in terms of our innovation and strategic opportunities across our target markets. Additionally, we believe we are well-positioned to provide critical enabling solutions for applications in emerging high-growth markets such as the Metaverse, next-generation gaming, live streaming, digital health, and autonomous robots with recently introduced offerings and products currently in development.

Our full-stack product portfolio includes differentiated sensor fusion modules, motion capture systems, visualization software, and AI cloud analytics enabled by our proprietary technologies. By offering full-stack solutions, we provide our customers and partners with significant technology advantages in the areas of magnetic immunity, accuracy, and ease of use, among others. Our technologies are protected by our broad IP portfolio including 161 issued patents, 15 pending patent applications, extensive trade secrets, and decades of know-how.

We serve large and growing markets where digitized movement is critical to our customers’ success. In the entertainment market, our sensors and software are used by leading global motion picture studios, video game publishers and virtual creators for 3D character animation, and other applications such as virtual concerts. In the health and sports market, our solutions are used to provide actionable movement insights for applications such as elite athlete performance and recovery, patient injury prevention and rehabilitation, and ergonomic studies. In the automation and mobility market, our sensors are used as the movement and orientation intelligence in applications such as robotics and unmanned vehicles. We believe the addressable market opportunity of our current products is approximately $14 billion today and expected to scale to $20 billion in the next five years, with emerging high-growth markets representing additional meaningful upside to that. For a description of our total addressable market, see “—Total Addressable Market.”

We plan to continue to scale within our existing markets through global channel expansion and growth in our direct sales force, further development and expansion of our independent application developer platform (which currently supports an ecosystem of 700+ third-party application developers), introductions of new products and software upgrades, enrichment of vTuber and Influencer applications, and potential new strategic partnerships.

In addition to our established markets, our solutions are a critical enabling technology for applications with significant potential in the Metaverse, next- generation gaming, live streaming, and other large, high-growth end markets. Applications include live streaming, virtual performances, monetizable “motion IP,” and virtual meetings with real-time digital representation. Our technology enables the creation and control of life-like digital characters and avatars with real-time 3D human body and facial movement. According to Bloomberg Intelligence, Metaverse and next-generation gaming have the potential to become $856 billion and $457 billion markets by 2025, respectively.

We derive our revenues from the sales of our integrated suite of sensors and right-to-use software licenses. We are in the process of transitioning from a one-time license to an annual subscription model. We sell our products through our direct global sales organization and through regional channel partners around the world. In 2022, approximately 39% of Legacy Movella’s revenues were from our channel partners and the rest was direct, with both sales channels contributing GAAP gross margins of approximately 50% and non-GAAP gross margins of approximately 65%. See “—Non-GAAP Financial Measures” for a reconciliation of non-GAAP gross margin to GAAP gross margin. We utilize an “asset-light” contract manufacturer model for the manufacturing of our sensor modules and wearable sensor systems and perform final calibration in-house to maintain consistently high quality and ensure the performance of the solutions.

Our success in developing our technologies, scaling our channel relationships globally, and expanding our applications has led to a continued track record of growth. For the years ended December 31, 2022 and 2021, Legacy Movella’s total revenues were $40.5 million and $34.4 million, respectively. We are headquartered in Henderson, Nevada with offices in Los Angeles and San Jose, California, Canada, the Netherlands, China, India and Taiwan. As of December 31, 2022, Legacy Movella had 221 employees worldwide.

Market Opportunity and Industry Background

We believe the addressable market opportunity of our current products is approximately $14 billion today and expected to scale to $20 billion in the next five years, with emerging markets representing additional meaningful upside to that. For a description of our total addressable market, see “—Total Addressable Market.” Our solutions are a key enabler of existing end markets, such as the $29 billion special effects and $217 billion video game markets, according to Expert Market Research and Mordor Intelligence, respectively. According to Bloomberg Intelligence, the Metaverse and next-generation gaming have the potential to become $856 billion and $457 billion markets by 2025, respectively.

Motion capture is the process of digitally recording the movement of a person. It is used in a variety of entertainment segments, including film, video games, live performances, education, and fashion. In filmmaking and game development, it refers to capturing and digitizing physical actions of actors for the development of animations or visual effects. Well-known movies with substantial animation and visual effects content, such as the Avengers from Marvel Studios, utilize motion capture technology extensively. This same technology is used in the health and sports market to capture movement and kinematics of the human body to provide actionable insights on performance, readiness, and recovery.

Historically, traditional optical camera-based systems were the only motion capture method used by film studios until the advancement of our Xsens™ inertial sensor systems in recent years. While providing a good level of accuracy and performance, these traditional optical systems are relatively inflexible, time-consuming to use, expensive and require a significant investment in infrastructure. Traditional optical systems require a large number of cameras to track predetermined points (markers) on the subject’s body segments, aligned with specific locations on the body. Putting on the markers one-by-one can be time consuming and cumbersome. The positions of the markers are estimated using multiple two-dimensional images of the moving body parts in a predetermined volume of a physical measured facility. It is largely based on computer vision techniques for pattern recognition and often requires high computational resources. Optical systems suffer from occlusion (line of sight) problems whenever a required light path is blocked by another person or an object in the scene. Interference from other light sources or reflections may also be a problem which can result in so-called ghost markers, in addition to markers getting dislodged or falling off subjects and performers.

Inertial sensor systems, such as our Xsens product offerings, represent a newer method of performing motion capture without the use of optical cameras, allowing greater flexibility and portability. Inertial sensor tracking is made possible by advances in miniaturization and micromachined sensor technologies, particularly in silicon-based accelerometers, gyroscopes, and magnetometers. Sensor fusion algorithms combine the data from all three sensor technologies to determine the relative movement of each body part to physical space. Our software integrates the data from all the sensors on the body to recreate a person’s body and movement in a biomechanical model in virtual space. With improved quality and lower costs, inertial sensing has enabled increased adoption and development of new markets and applications, and we believe that inertial sensor systems have been gaining share from traditional camera-based optical systems based on their advantages of greater flexibility, higher portability, ease-of-use, and lower cost.

We believe the market for movement digitization, which is dynamic and rapidly growing, will support the growth of various technological approaches. While we believe that inertial technologies are key to the future of movement digitization and will continue to be among the fastest growing segments of the motion capture market, there may be other approaches that emerge that effectively serve certain use cases in the expanding landscape. For example, advances in artificial intelligence could make it possible to perform gross estimations of human body movement using a single mobile camera with pose estimation AI algorithms, which would be effective for certain use cases. Such “optical plus AI” approaches would be complementary to widely used inertial systems, which we believe will continue to increasingly dominate certain use cases and expand into others. We believe the fusion of inertial sensor technology and “optical plus AI” approaches represent an additional solution that could unlock incremental use cases and opportunities in movement digitization, and we are actively building on our existing technology to develop solutions that could fulfill this extension of our product portfolio.

Prevailing Motion Capture Methods

Optical Inertial

Turns real-life movement into digital data using large number of cameras from different views in a controlled studio environment High fixed costs as it requires many advanced cameras and dedicated studio space Turns real-life movement into digital data using on-body inertial sensors to detect position and movement Lower cost and higher portability; can be used in any indoor or outdoor environment without cameras Limited set of use cases given inflexibility of environment and location Broad set of use cases due to lower cost, greater flexibility, higher portability and ease of use Prevalent motion capture use cases today include:

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Entertainment. Motion capture is primarily used in professional applications today, with customers including movie studios, video game developers, live entertainment, and education platforms. Movie studios utilize motion capture to bring popular superheroes, villains and other digital characters to life. Video game producers utilize motion capture to integrate real human movement into fight sequences and action sports that recreate a true-to-life experience for gamers, with the expansion of recording motion of a single individual to recording the movement of entire teams. Live entertainers in the music industry utilize motion capture to reach fans around the world by performing virtual concerts and performances.

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Health and Sports. Many different disciplines use motion analysis systems to capture movement and kinematics of the human body. Increasingly, researchers endeavor to better appreciate the relationship between the human motor control system and gait dynamics. The most common fields that utilize motion capture are biomechanics, ergonomics, and sport science studies. In addition to motion capture, cloud- based platforms enable users, including athletes, teams, leagues, sports medicine professionals, and orthopedic clinics to make informed decisions based on combined tools, information, and analytics to optimize performance, prevent injury, and accelerate recovery. These systems absorb and process data from a large variety of biomechanical and biometric devices, inertial sensors, and motion capture systems. In addition to the health and sports markets, factories and warehouses in the corporate sector are active users of these systems to measure ergonomics in facilities and workplaces for repetitive motion injury avoidance and workers compensation purposes.

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Automation and Mobility. These markets have long utilized inertial sensors to calculate the position and orientation of vehicles and robotics. Historically these inertial sensors were large, expensive analog devices that were only adopted by the high-end aviation and aerospace industries. With the miniaturization of these inertial devices (accelerometers, gyroscopes, and magnetometers), higher-volume applications such as drones, warehouse robotics, and autonomous vehicles have adopted these sensors. The same core inertial sensors used in motion capture applications are encapsulated in industrial-grade housings to service these markets. In order to enhance location services, geo-spatial and optical mapping technologies have been integrated with these inertial sensor modules.

Emerging high-growth market opportunities include:

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Next-generation entertainment, gaming, and live streaming. With the mass expansion and adoption of streaming platforms in recent years, there has been an increased need for content which includes motion capture, creating a new class of independent creators that generate their own motion capture-based content that they publish directly to their audiences. Virtual streamers, or vTubers, have emerged on popular gaming, entertainment and social media platforms as real-time virtual characters to interact with their audiences. New interactive platforms, such as Twitch, not only create new use cases for motion capture, but also present monetization opportunities for digital asset marketplaces, in-stream advertising, and audience interaction-based revenue.

Metaverse applications. The Metaverse represents an evolution in the way consumers interact with technology in more virtual environments, combining physical and digital worlds. The potential applications within the Metaverse are wide-ranging, including enhanced business and educational collaborations, music, social media, entertainment, industrial functions and digital economies, among others. Despite being early in the evolution, venture capital, growth equity, private equity and the corporate sector have already taken notice with over $120 billion of investment in the Metaverse in 2022, with the potential to generate upwards of $5 trillion of value by 2030 across enterprise and consumer uses, according to McKinsey. In addition, major brands such as Zara, Walmart, Ferrari, Coca-Cola, and Nike have established a presence in the Metaverse.

Digital avatars, or virtual representations of individuals, are the central actors in the Metaverse. We believe that the enablement of avatars to move like their real-life “twins” (either on a real-time controlled basis or on a pre-programmed basis) will be a natural and inevitable evolution in the increasing sophistication of Metaverse functionality, mirroring existing trends in live streaming. While there are a number of active platforms, different virtual environments, various game developers, and different standards with protocols less defined given the early stages of the Metaverse (and inherent uncertainty around which platforms will be winners and losers), we believe that providers of enabling technology such as Movella, which are agnostic to the ultimate winners and losers in the Metaverse, are well-positioned to capture value across the Metaverse ecosystem given our ability to sell to and partner with the full range of ecosystem players.

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Motion IP for content creators. A new frontier of monetizable IP for content creators is now being enabled by motion capture through capturing the movements of professional athletes and performers. Biomechanical models of professional athletes and their signature moves can be immortalized in the digital world to be integrated into virtual games, events or other purposes in the future for royalties or other compensation in the same way that music and other IP are monetized. This represents a potential new use case and revenue stream for sports leagues, athletes, performers and other owners of motion IP. This in turn has the potential to spawn a new ecosystem of supporting businesses, activities, and business models including motion IP marketplaces, brokers, and hosting providers.

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Digital health. Motion capture and inertial sensors are widely used today in many professional sports and health applications. These applications typically require an expert who both understands the human body and the technology used to capture the motion on-site. Over time, with the development and broader adoption of digital health and advanced artificial intelligence, consumer-grade inertial sensors can be marketed directly to consumers for at-home biomechanical evaluations and rehabilitations.

Total Addressable Market

We define our total addressable market (“TAM”) as the addressable market opportunity for our current products in the following target markets: entertainment motion capture (including film, gaming, and education), health and sports motion capture and analytics, sports data services, and automation and mobility sensors. We estimated our TAM based on a combination of market data from third-party sources, including YOLE: Digitizing Movement Market Analysis (April 2022) (“YOLE”) and Data Bridge Market Research: Global Sports Management Software Market (2022) (“Data Bridge”), as well as our internal estimates. Our internal estimates for the TAM for movement analytics reports within the health analytics market were derived based on the number of physiotherapists, practices, and hospitals worldwide, and the amount of other potential locations within the health sector. The internal estimates for movement analytics for the sports market were based on unit volume calculated from public reporting from competitor companies, assuming a set percentage of users of these products are interested in motion capture for sports. We calculated our estimate of the TAM for our movement analytics products by utilizing the unit volume forecasts sourced from World Congress Physiotherapists (2019) (“WCPT”), Cybermetrics Lab, public reports from competitors, and our own customer relationship management data for our target markets, and applying our assumptions as to the rate at which these markets would incorporate the types of products we sell, multiplied by the estimated average selling prices for our products. Our assumptions as to the rate at which these markets will incorporate the types of products we sell reflect our internal estimates of the ability of our products to address each of these markets. Our estimated average selling prices also take into account our internal assumptions as to average selling price trends for the corresponding applications in each of these markets.

Current TAM

We believe our current TAM in the entertainment motion capture, health and sports motion capture and analytics, sports data services, and automation and mobility sensor markets is approximately $14 billion based on the following:

•	Entertainment Motion Capture: $90 million TAM (based on market data from YOLE);

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Health and Sports Motion Capture and Analytics: $5.1 billion TAM (comprised of a $258 million TAM for our human motion measurement based motion capture products and DOT wearables according to YOLE), a $245 million TAM for DOT wearables ecosystem services based on internal estimates and a $4.56 billion TAM for movement analytics, according to models based on WCPT, Cybermetrics Lab, public reports and our internal estimates;

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Health and Sports Data Services: $5.8 billion TAM (comprised of a $5.43 billion TAM according to Data Bridge for Sports Data Services and $335 million TAM for MSK (Musculoskeletal) Enterprise Solutions (non-Sports) based on internal estimates; and

•	Automation and Mobility Sensors: $3.02 billion TAM (based on market data from YOLE).

Estimated TAM over next five years

We believe our estimated TAM in the above markets will reach $20 billion over the next five years based on the following:

•	Entertainment Motion Capture: $228 million TAM by 2025 (based on market data from YOLE);

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Health and Sports Motion Capture and Analytics: $5.7 billion TAM by 2025 (comprised of a $585 million TAM for our human motion measurement based motion capture products and DOT wearables according to YOLE), a $255 million TAM for DOT wearables ecosystem services based on internal estimates and a $4.8 billion TAM for movement analytics, according to models based on WCPT, Cybermetrics Lab, public reports and our internal estimates;

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Health and Sports Data Services: $9.95 billion TAM by 2025 (comprised of a $9.5 billion TAM according to Data Bridge for Sports Data Services and $453 million TAM for MSK (Musculoskeletal) Enterprise Solutions (non-Sports) based on internal estimates; and

•	Automation and Mobility Sensors: $3.8 billion TAM by 2025 (based on market data from YOLE).

Our expectations as to the TAM for our products, and the underlying assumptions, such as unit volume forecasts, our assumptions as to the rate at which these markets will incorporate the types of products we sell, and anticipated average selling prices, are estimates only and accordingly are inherently uncertain and subject to change as a result of several factors, including macroeconomic conditions, geopolitical events, supply chain issues, customer demand and requirements, rapid technological change, regulatory matters, and competitive factors, among others. Many of these factors may be beyond our control and could cause our estimates as to the total addressable market and the related underlying assumptions to vary materially or be significantly lower than anticipated.

Our Solutions

Our full-stack solutions consist of differentiated sensors, software, and analytics that enable the digitization of movement. By offering full-stack solutions, we provide our customers and partners with significant technology advantages in the areas of magnetic immunity, accuracy, and ease of use, among others.

The core elements of our full-stack solutions include:

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Visualization Software. Our desktop and mobile tools, graphics, and animation provide data visualization for a variety of applications. Our widely used motion capture software provides actionable insights into the movement of the human body. Our Xsens software takes the data generated from our motion capture suits (MVN Awinda and MVN Link) to generate biomechanical models of the human body at centimeter-level accuracy. In entertainment applications, this model is used as the source to create avatars and virtual characters with direct integrations to graphic gaming engines, such as Unity and Unreal Engine. Our OBSKUR software is a cloud-based platform developed specifically for live streamers and vTubers. This enabling software will provide streamers with more monetization options for their streams. Additionally, it will feature seamless integration with the Twitch platform, which is a popular platform in the livestreaming entertainment space. In health and sports applications, the software can be used to integrate and process movement information to provide insights into human motion. Our OBSKUR software is currently scheduled for commercial launch during the first half of 2023. See “Risk Factors—Risks Related to Our Business and Industry—If we are not successful in the continued development, timely manufacture, and introduction of new products or product categories, overall demand for our products could decrease and we may fail to compete effectively.” In health and sports, our Xsens software is used by clinical physicians and researchers in numerous applications including to better understand patient recovery and assess propensity for future injuries. Our Kinduct human performance management SaaS platform offers over 50 hardware and software integrations, providing a deeper understanding of human athletic performance.

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Motion Capture Systems. Our patented Xsens motion capture system and software offer a best-in-class motion capture experience powered by integrated inertial sensor and software technology. Our proprietary software solution is catered to movie studios, game developers, and independent creators. This software collects data generated by our motion capture suits and processes it to create a virtual biomechanical double, capturing human movement at centimeter-level accuracy. We believe the real-time performance of our system is regarded as the “gold standard” by many studios in the film and gaming industries.

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AI Cloud Analytics. Our Xsens Motion Cloud analytics provide holistic human body and kinematic insights for athletes, workers, and patients. This information is translated into actionable insights for coaches, trainers, clinicians, and researchers for a variety of applications including assessing performance, readiness, and recovery of individuals. Motion Cloud Reports easily generates automated reports for health, ergonomics and sports by instantly presenting complex movement data in an accessible, easy-to-read interactive report.

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Sensor Fusion Modules. Proprietary sensor fusion algorithms that determine orientation, position, and movement are embedded in our sensor modules and are the core of our wearable sensors and industrial sensors. The Movella DOT sensor pairs high-accuracy wearable inertial sensors with an easy-to-use software development kit (SDK) providing third-party developers the opportunity to create sensor- based applications. These solutions can then be sold to the broader end market as a product enabled by Movella’s technology. Our centimeter-level accurate sensing technology is also applicable in the automation and mobility space. We supply motion tracking solutions that provide best-in-class systems for tracking, navigating, controlling, and detecting movement for all autonomous things. Our Motion Tracker Industrial-grade (“MTi sensors”) series is based on over 20 years of research and development and real-world experience.

Our product families include:

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Xsens 3D Body Motion Systems. We believe our motion capture solutions are virtually unmatched in ease-of-use, robustness, and reliability. These wearable sensor systems and motion capture solutions include MVN Animate or MVN Analyze software, a full-body wearable sensor system, that captures the motion of the human body without the need for markers and cameras or extensive post-capture clean-up or editing. Our Motion Cloud™ analytics platform, which is currently under development and available only in beta version to solicit initial customer feedback, with our HD reprocessing engine, gives users access to smooth motion capture data at a high-level of accuracy.

Sensor Modules. Our sensor modules enable customers to accelerate the development of motion-based applications. End customers use our sensor modules in a “plug and play” manner without having to develop their own orientation sensor technology, so that they can focus their development resources on their core competency in developing end market products. Our sensor modules are designed to be highly accurate and include embedded algorithms and firmware for sensor fusion and software to produce useful information from raw sensor data.

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DOT Wearables. Our wearable sensors are key to our state-of-the-art development platform for independent application developers for the analysis and reporting of human kinematics. This platform features high-accuracy wearable inertial sensors, an easy-to-integrate SDK, and community support from Movella experts. For innovators and developers wanting a wearable piece of tech that easily translates 3D motion data, the DOT provides endless application possibilities. Our built-in sensor fusion technology enables a seamless interface between the digital and physical world to bring their ideas to life.

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Kinduct Human Performance Software. Our desktop and mobile tools, graphics, and animation visualization software complements our 3D body motion systems and wearable sensors. This cloud-based platform consolidates biomechanical, biometric, and objective data surrounding athletic performance, wellness, and injury risk. Athletes, teams, leagues, sports medicine professionals, and medical clinics use this visualization platform to make informed decisions based on combined tools, information, and analytics to optimize performance, prevent injury, and accelerate recovery.

Technology

Our IP portfolio, including our 161 issued patents, 15 pending patent applications, trade secrets, and internal know-how, provides and protects the technology that powers our solutions and creates a significant competitive moat for us. The combination of this IP enables us to offer full-stack solutions, spanning increasing levels of integration, consisting of our sensor fusion modules, motion capture systems and software, and visualization software. This proprietary sensor and sensor fusion technology is highlighted by:

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10+ Years of Technology Development. Our advanced inertial technology, which has been developed and enhanced over 10+ years, represents a differentiated solution compared with other motion capture technology providers.

•	Rich Sensor Heritage. A deep history of sensor development enables us to innovate unique component-level technology that is foundational to high-quality solution performance.

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In-House Know-how and IP. Decades of research and development resulting in proprietary trade secrets and know-how, and a protective IP portfolio including 161 issued patents and 15 pending patent applications, create high barriers to entry. Our IP portfolio extends across the full scope of hardware and software disciplines surrounding motion digitization, including motion sensors, sensor modules, sensor fusion, motion capture, visualization, cloud analytics, and artificial intelligence. Equally as important as the patent portfolio is our deep reservoir of trade secrets and know-how surrounding various aspects of movement digitization, many of which are difficult to achieve and highly exacting. These factors are important to delivering the required performance, functionality and quality at the price points and form factors needed to serve our market as well as emerging applications and use cases. We believe our protective registered IP, trade secrets, and know-how are an important competitive moat and a key factor in the continuous differentiation of our offerings and our ability to generate attractive margins.

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Magnetic Immunity. We believe that our sensors are differentiated by the ability to mitigate magnetic interference, a major quality and performance problem that negatively impacts the efficacy of inertial sensors. The phenomenon of magnetic interference is an important factor that makes inertial sensors an inherently challenging technology to work with, and the technical know-how involved in managing this phenomenon is an important differentiating factor for established competitors in the inertial sector.

We believe inertial technologies are critical to the future of motion capture. To complement our inertial technology, we are developing single camera based optical solutions leveraging the advancements in artificial intelligence (“optical plus AI”) to add additional features and value to our current products. The sensor fusion of both inertial and optical capabilities represents an opportunity to unlock incremental use cases and opportunities in movement digitization.

Partnerships

Over our history, we have established strong partner relationships to reach a broad audience and further improve our solution suites for our customers, and we will continue to do so. Partnerships represent an important lever to drive greater scalability of our business.

Through the Movella DOT independent application developer ecosystem, we have created an open development platform for the analysis and reporting of human kinematics, offering endless application possibilities and a low-touch expansion of Movella’s applications and customer bases. Our platform features high-accuracy wearable inertial sensors, an easy-to-integrate SDK and community support from Movella experts. Developers are able to create solutions based on the low-cost DOT across a variety of industries, with our sensor fusion technology enabling a seamless interface between the digital and physical world to bring their ideas to life. This community has grown to over 700 developers as of December 31, 2022, with wide reaching health and sports applications such as remote physical therapy, posture improvement, sports performance, and weight-lifting technology applications.

We believe we are strategically positioned as an enabler of real-time movement for the Metaverse ecosystem with collaborations and partnerships spanning critical areas including virtual environments, game development, integrations, digital avatars, and development platforms. Our long-term business engagements with top game developers, such as Activision, Electronic Arts, and Epic Games, have enabled us to be at the forefront of character movement in action-orientated video games. As gaming becomes a more important monetizable feature in the Metaverse and virtual worlds, we stand well positioned to actively participate in the creation of avatars and characters. To simplify the development process of virtual characters, we have actively partnered with 3D graphic platforms, such as Unity and Unreal Engine, by providing a seamless interface between our full-body motion capture system and their animator pipelines. This allows live connections or exports of motion capture data in standardized formats.

Why We Win

Our purpose-built full-stack solutions offer our customers highly accurate, easy to use motion capture offerings. Our leadership in motion sensor hardware, software, and data analytics solutions is the result of our competitive strengths in each of our target markets. These competitive strengths allow us to deliver to our customers, partners and users a high level of functionality, features, ease of use, portability and cost-effectiveness, which we believe are the key purchase considerations.

Our competitive strengths include:

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Advanced sensor fusion technology. We believe we possess advanced sensor fusion technology. The centimeter-accuracy of our sensors and magnetic immunity in all conditions differentiate us from our competitors by enabling us to deliver high performance and functionality as an inertial sensor-based provider. We believe our proprietary sensor fusion technology is a critical element of our movement digitization solutions. We have developed our sensor fusion technology in-house and have sought to protect it with patents, trade secrets and know-how. We intend to continue to invest significant resources into the development of our sensor fusion technology.

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Differentiated motion capture software. Our proprietary software, which is built on and integrated with our sensor fusion technology, processes the output from our proprietary sensor modules which capture the motion data, and transforms it into a centimeter-accurate digital model of human movement in real-time or interface directly to popular development platforms. The integration of our software with our sensor technology is a reflection of the strength and differentiation of our full-stack approach.

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Seamless integration into a well-established ecosystem for professional animators in film and game development. Given our history of being interwoven into the fabric of professional character animation development platforms such as Unreal Engine and Unity, we believe we are already an integral part of the ecosystem for film and game development. As the Metaverse further develops, we will be well positioned to enable virtual environments, digital avatars, virtual entertainment, and gamification. The Metaverse use case is a natural extension leveraging the same established ecosystem.

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Ecosystem capability to drive scalability and ubiquity. In 2020, we established an independent app developer ecosystem and platform around our low-cost DOT sensor product family, which is intended to extend our core enabling technology in a seamless fashion and drive scalability of our business and ubiquity of our technology. The broad range of developers using the Movella DOT over a variety of health, sports, gaming, and other applications continues to grow with over 700 developers. Similar to other open development platforms, this results in a variety of companies that can quickly adopt our technology and integrate the software and sensors directly into their end products. As we promote on our website, “your dream application is just a DOT away.” This allows us to scale exponentially on a low-touch, low-cost basis to thousands of potential customers.

Growth Strategies

Our objective is to be the leading provider of full-stack movement digitization solutions. Our innovations enable a wide range of applications inside of the entertainment, health and sports, and automation and mobility markets and can be extended to other markets.

Key elements of our growth strategy are:

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Continue to grow existing solutions. Our technology drives high rates of repeat business with customers, driving a “land and expand” pattern of growth with many customers. We also continue to update our existing product portfolio with new feature sets, which drives increased penetration and expansion of use cases. In addition, we are continuing to invest in and expand our sales force to drive growth in an expanding market, which is facilitated by customers’ preferences shifting towards inertial motion capture solutions over traditional optical solutions.

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Expand internationally through channel partnerships. Legacy Movella grew revenues earned from channel partners by over 20% in 2022 and is continuing to focus on expansion through these channel partnerships in 2023. Channel partners help us target specific geographic regions leading to rapid global expansion. We opened a new office in Bangalore to further target the Indian market and are continuing to expand within Europe, the Middle East, Africa and other (“EMEA”) as well as China.

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Ramp up visibility and sales of newer products. We plan to continue to invest in the development of new products with expanded uses cases and integrations with growth potential. For example, we integrated gloves that enable the digitization of fingers and experienced 52% year-over-year sales growth in 2022 compared to 2021. Our DOT sensor application developer platform is currently being used by over 700 third-party developers who integrate the product within their own solutions. We also plan to generate additional recurring revenues through the introduction of Motion Cloud Reports that provide advanced movement analytics.

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Target emerging high-growth markets with strong tailwinds. In addition to the markets we already serve, our solutions are a critical enabling technology for applications with explosive potential in the

Metaverse, next-generation gaming, live streaming, and other large, high-growth end markets. Our technology enables the creation and control of life-like digital characters and avatars with real-time 3D human body and facial movement. Through our recent acquisition of intangible assets of OBSKUR, we will target the markets of vTubers and influencers through various solutions designed to improve the livestreaming experience for streamers, viewers, and advertisers. Our current products can also be utilized within the Metaverse and other gaming environments, which is facilitated by our numerous integrations with platforms such as Unreal Engine. We are in the process of developing other offerings for these emerging high-growth markets.

Go-to-Market Strategy

We sell our products worldwide through a combination of direct sales and through a network of over 125 channel partners. We have direct sales personnel in Movella offices covering major regions of the world, including the United States, Canada, Europe, Taiwan, China, and India, with our top customers supported by our direct sales teams. These teams also include regional teams of customer success and product specialists that enable our customers to quickly adopt and maximize the value of our products. In addition, our marketing team manages the Movella brand by creating awareness, knowledge and adoption of our products and solutions. We currently support online sales of sensor accessories and motion capture solutions through our web shop.

We supplement our direct sales team with channel partners around the world that include distributors, system integrators, and value-added resellers. These partners resell our products and solutions to both smaller customers and locations where we do not have a direct sales presence. Channel partners represent approximately 39% of Legacy Movella’s revenues today, which we expect to increase in the future as we continue to add new partners.

Our Customers

Our global customer base is diversified with balanced regional and end market exposure. Geographic revenue split for Legacy Movella was 38% from EMEA, 27% from the Americas, and 35% from the Asia-Pacific Region in 2022. The entertainment end market accounted for 40% of Legacy Movella’s revenues in 2022, with our motion capture technology being used by top film and gaming companies such as Electronic Arts, Netflix, and 20th Century Studios. We believe these customers reflect those with which we are currently actively engaged in terms of our innovation and strategic opportunities across our target markets. Legacy Movella’s health and sports end market accounted for 32% of revenues in 2022, with over 550 professional, semi-professional, and NCAA teams using our movement analytics systems and software. Finally, Legacy Movella’s automation and mobility customers accounted for 28% of revenues in 2022, using our proprietary sensors in their warehouse robotics, autonomous vehicles, smart farming products and other applications. With Legacy Movella’s broad portfolio of customers, no single end customer accounted for more than 5% of revenues in 2022.

Competition

The movement digitization market is a highly fragmented space with competitors that provide solutions in three main areas:

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Inertial motion capture. We compete with other inertial motion capture companies such as Noitom Limited and Noraxon USA, Inc. These competitors, which are generally smaller in scale, typically operate in the entertainment and health and sports end markets, and their business strategies tend to be focused on narrow use cases in specific end-markets. We believe we are differentiated by our broader scope and full-stack solution with superior sensor fusion technology and AI/data science capabilities, and we compete favorably based on our product quality, functionality, and performance.

•

Optical motion capture. We compete with traditional optical camera-based motion capture companies such as NaturalPoint, Inc. dba OptiTrack, Qualisys AB, and Vicon Motion Systems Limited. These competitors typically operate in the entertainment and health and sports end markets. Although these companies have strong motion capture and visualization capabilities, we believe they tend to lack AI, cloud and analytics expertise and do not utilize sensors and the associated sensor fusion technology that Movella’s products incorporate. Traditional optical solutions tend to be more expensive to buy and operate and less portable and less flexible than inertial sensor-based solutions and have been losing market share to inertial sensor-based solutions.

•

Inertial sensor modules. We compete with other inertial sensor module providers such as Analog Devices, Inc., Honeywell International Inc., and SBG Systems in the automation and mobility segment. While some of these competitors have greater scale and resources than we do, these competitors tend to focus on investing in and developing their existing sensor technology, rather than expanding to other critical technologies and capabilities such as motion capture, analytics and AI. In addition, we believe they generally cannot provide accurate biometric motion capture data and lack the AI, cloud, and analytics expertise that can be used to generate actionable insights, which we believe provides us with a competitive advantage.

Movella’s key competitive advantage is our ability to provide a full-stack solution that incorporates sensor fusion. The foundation of our full-stack solution is our proprietary sensor modules, which when paired with our patented sensor fusion technology and visualization software, allow us to track the movement of sensors in a 3D space with centimeter-level accuracy. Sensor fusion is a core technology that drives our products, as raw data provided by sensors is processed by our proprietary visualization software that can be used to generate meaningful insights.

Based on these competitive advantages, we believe we compete effectively based our ability to deliver functionality, features, ease of use, portability, and cost-effectiveness relative to competitive offerings.

Our ability to compete successfully depends, in part, on factors that are outside of our control, including industry and general economic trends. The markets for many of our products are highly competitive, and we expect competition to increase in the future. Some of our competitors have significantly greater financial, technical, and marketing resources than we do, and may be able to respond more rapidly to new or emerging technologies. They may also be able to devote greater resources to the development, promotion, and sale of their products. Increased competition could result in price reductions, fewer customer orders, reduced margins, and loss of market share. Our failure to compete successfully could seriously harm our business, financial condition, and results of operations. See “Risk Factors—Risks Related to Our Business and Industry—If we are unable to compete effectively with existing or new competitors, the associated loss of competitive position could result in price reductions, fewer customer orders, reduced margins, and loss of market share.”

Movella Organization

Sales and Marketing

We promote and sell our products worldwide through a combination of our direct sales organization and through a network of over 125 channel partners. We have direct sales personnel in Movella offices covering the Americas in Los Angeles and San Jose, California, and Halifax, Canada; EMEA from our Enschede, Netherlands office; and Asia from Shanghai, Taipei, and Bangalore. The Movella sales and marketing team includes account executives that sell directly to the largest customers in each of our targeted markets. It also includes regional teams of customer success and product specialists that enable our customers to quickly adopt and maximize the value of our products. In addition, our marketing team manages the Movella brand by creating awareness, knowledge, and adoption of our products and solutions.

Research and Development

We have assembled an experienced team of engineers with core competencies in sensor modules and systems, sensor fusion algorithms and software development, and motion capture. Through our research and development efforts, we have created a portfolio of IP, including trade secrets and know- how, that we are able to leverage across our products and our targeted end markets.

Our research and development efforts are generally targeted at four areas:

•	Artificial intelligence and data science for sports and health applications

•	Cloud and data analytics for human performance

•	Motion capture software and hardware, both inertial and optical plus AI

•	Sensor fusion algorithms and software for sensor modules

We have deep expertise in developing solutions to combine data from multiple sensors and process the data to achieve high-accuracy sensors. We have embedded our algorithms and software in our inertial sensor modules which support diverse applications from unmanned and autonomous vehicles, industrial sensor modules, and drones, as well as human body motion tracking.

Through our research and development efforts, we intend to continually expand our portfolio of patents and to enhance our IP position. As of December 31, 2022, we had 92 employees involved in research and development. Our engineering design teams are located in The Netherlands, Taiwan and India.

Supply Chain and Manufacturing

Our supply chain and manufacturing strategy is to outsource substantially all of our manufacturing and distribution activities regionally, beginning with Europe and Asia. The only exception is for in-house calibration of sensor modules in our Enschede, Netherlands office for knowledge and contingency reasons. This strategy allows us to have an asset-light model where the only major capital investment is for testing robots for our in-house calibration. We are experiencing a transition toward increased online ordering, including utilization of resellers and distributors platforms, as well as our internal web shop for end customers. We have established regional distribution centers, beginning with Europe and Asia, to support direct delivery from our factory to distribution centers and from distribution centers to our resellers, distributors, and customers.

For our sensor modules, we work with a contract manufacturer for surface-mount devices and box build manufacturing. We conduct calibration of modules, final assembly and testing of systems, and distribution to our customers in-house to better control the quality and performance of sensor modules and system products. For our higher volume product families, we partner with a contract manufacturer for build and testing capabilities.

Intellectual Property

Our success depends in part upon our ability to protect our IP. To accomplish this, we rely on a combination of IP rights, including patents, copyrights, trademarks, and trade secrets and know-how, as well as customary contractual protections with our customers, suppliers, employees, and consultants that contribute to our material IP.

IP portfolio provides and protects the technology that powers our solutions. The combination of this IP enables us to offer a full-stack of movement digitization solutions, spanning increasing levels of integration, that consists of the sensors IP, sensors, motion capture, and cloud-based analytics. As of December 31, 2022, Legacy Movella had 161 issued patents and 15 pending patent applications covering all levels of the full stack.

Facilities

Our corporate headquarters are located in Henderson, Nevada. We have sales, marketing, and administrative offices in Los Angeles and San Jose, California, an engineering facility in Taipei, Taiwan, and sales and engineering offices in Shanghai, China and Bangalore, India. Our largest facilities are in Halifax, Nova Scotia, Canada, consisting of approximately 9,200 square feet housing sales and engineering teams, and Enschede, The Netherlands, consisting of approximately 42,000 square feet for research and development, engineering, sales and marketing, operations, and administrative teams.

We believe that our existing facilities are sufficient for our current needs. We intend to add new facilities and expand our existing facilities as we continue to add employees and grow our business. We believe that new spaces will be available at reasonable terms in the future in order to meet our needs.

Employees and Human Capital Resources

Our employees are critical to our success. As of December 31, 2022, Legacy Movella had 221 employees worldwide, with 51% based in Europe, 20% based in Asia and 29% based in North America. We also engage consultants and contractors to supplement our permanent workforce.

Our human capital resource objectives include attracting, developing, and retaining personnel and enhancing diversity and inclusion in our workforce to foster collaboration, engagement and creativity among our employees, and support our ability to grow our business. To facilitate these objectives, we seek to foster a diverse, inclusive, and safe workplace, with opportunities for employees to develop their talents and advance their careers. Diversity is both a priority and strength of our company. Our employee base reflects diversity in backgrounds and experiences, and each employee contributes different perspectives, ideas, strengths, and abilities to our business. Movella’s commitment to fostering and promoting a diverse and inclusive workplace is best reflected in Movella’s Diversity Statement:

“We value ingenious ideas, no matter where they come from. We believe diverse thoughts, voices, and backgrounds make us stronger as a company. We know that it is through collaboration with people from all walks of life that we make the most positive impact as an organization.”

Our organizational culture is also strongly impacted and guided by our core values, as follows:

•	Impactful. We transform lives by bringing meaning to movement.

•	Passionate. We are smart, diverse people committed to moving humanity forward.

•	Ingenious. We challenge ourselves to provide innovative technologies.

•	Collaborative. We deliver solutions through teamwork, trust and mutual respect.

•	Fun. We embrace fun as part of everything we do.

Our employees think creatively, act collaboratively, and use technology to solve problems. Our management team’s clear sense of mission, long-term focus, and commitment to our core values are central to our success.

To date, Legacy Movella has not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our employees are represented by a labor union or subject to a collective bargaining agreement. Our human capital resource objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our existing and prospective employees. The principal objectives of our incentive plans are to attract, retain and motivate employees, executive officers and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. These incentives, coupled with an inclusive and engaging work-place culture has made Movella a preferred employer in a competitive industry.

We offer competitive benefits tailored to local markets and laws and designated to support employee health, welfare and retirement; examples of such benefits may include 401(k) or other retirement plans; paid time off; basic and voluntary life, disability and supplemental insurance; medical, dental and vision insurance; and flexible spending accounts. Our global training and development program focuses on harassment-free workplace and diversity topics, as well as ethics and compliance.

Our company-wide compensation structure is intended to align incentives with the success of Movella. This includes our executives, whose incentives are generally the same as the rest of our employees. We believe that this fosters harmony within the company, as all teams are working together towards the same goals. For more details regarding our executive compensation, see Item 11 of this prospectus.

Our ongoing focus on workplace safety and compliance to applicable regulations has enabled us to preserve business continuity while ensuring a safe work environment during the COVID-19 pandemic, including work-from-home arrangements for a substantial portion of our workforce and reduced capacity for those that have returned to the office, adhering to local health authority guidelines. We also comply with applicable laws and regulations regarding workplace safety and are subject to audits by entities such as the Occupational Safety and Health Administration in the United States.

Permissions to Operate Business in the PRC and Hong Kong

Under the current effective PRC laws, our PRC subsidiaries are required to obtain or complete the following primary permissions, filings or procedures for their operations: (i) business license for each of our PRC subsidiaries, (ii) foreign investment reporting; (iii) tax registration; (iv) foreign exchange registration; and (v) customs filings. Our PRC subsidiaries have received all requisite permission as listed above, and none of those permissions has been denied as of the date hereof.

Under the current effective Hong Kong laws, our Hong Kong subsidiaries are required to obtain or complete the following primary permissions, filings or procedures for their operations: (i) Certificate of Incorporation for each of our Hong Kong subsidiaries, and (ii) Business Registration Certificate for each of our Hong Kong subsidiaries. Our Hong Kong Subsidiaries have received all requisite permissions as listed above, and none of those permissions has been denied as of the date hereof.

Government Regulation

Our business activities are worldwide and subject to various federal, state, local and foreign regulations, and our products are governed by a number of rules and regulations. To date, our compliance with these regulations has not had a material impact on our results of operations. New legislation or regulation, the application of laws from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the technology industry generally could result in significant additional compliance costs and responsibilities for our business.

As our products and services, including those for the health and sports market, are not intended to be used for medical purposes, including the diagnosis or treatment of injury or disease, we do not believe they fall within the FDA clearance requirements for medical devices. While we believe we are currently in material compliance with applicable laws and regulations, we intend to continue to monitor our products and services, including those under development, and how our products and services, and future products and services, may be utilized by our customers, and intend to comply with regulations, including FDA clearance requirements, if and to the extent they become applicable to us.

Trade Controls

Our business activities are subject to various restrictions under U.S. export and similar laws and regulations, as well as various economic and trade sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). Further, various countries regulate the import of certain technology and have enacted or could enact laws that could limit our ability to provide customers with our products in those countries.

Economic sanction laws in the United States and other jurisdictions prohibit or otherwise restrict us and our officers, directors, and employees from engaging in transactions in, or relating to, certain countries, territories, individuals, and entities. In the United States, OFAC, the U.S. Department of State, and the U.S. Department of Commerce administer and enforce laws, executive orders, and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit, among other things, transactions with, and the provision of services to, certain countries, territories, individuals, and entities. These persons and entities include specially designated nationals and other persons and entities targeted by OFAC sanctions programs. The lists of OFAC- restricted countries, territories, individuals, and entities, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, can be found on the OFAC website at www.treas.gov/ofac. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. These types of sanctions and similar laws and regulations in non-U.S. jurisdictions may significantly restrict our business activities in certain countries or territories. The economic sanctions and related laws of different jurisdictions in which we conduct business also may conflict with one another, such that compliance with all applicable laws may be difficult. Failure to comply with OFAC or other relevant sanctions could have serious legal and reputational consequences, including civil and criminal penalties.

Anti-Corruption

We are also subject to various domestic and international anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act, as well as other similar anti-bribery and anti-kickback laws and regulations. These laws and regulations generally prohibit companies, their employees, and their intermediaries from authorizing, offering, providing, and/or accepting improper payments or other benefits for improper purposes. Although we take precautions to prevent violations of these laws, we may be exposed to violating these laws due to our international presence.

Privacy

We are or may become subject to a variety of laws and regulations in the United States and abroad regarding privacy, data protection, and data security. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us may be uncertain and conflicting.

In particular, there are numerous local, state, national and international laws, directives and regulations that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data, including biometric information. Data privacy laws and regulations, including but not limited to the GDPR (EU 2016/679), effective May 2018 and the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland, the California Consumer Privacy Act, as amended, effective January 2020, and the California Privacy

Rights Act of 2020, which became effective January 1, 2023, pose increasingly complex compliance challenges, which may increase compliance costs, and any failure to comply with data privacy laws and regulations could result in significant penalties or other legal liabilities.

We strive to comply with all applicable laws and regulations relating to privacy, data security, and data protection. However, governments are continuing to focus on privacy and data security, and it is possible that new privacy or data security laws will be passed, or existing laws will be amended in a way that is material to our business. Any significant change to applicable laws, regulations, or industry practices could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business. Any inability to adequately address data privacy or data protection, or other information security-related concerns, even if unfounded, or to successfully negotiate privacy, data protection or information security-related contractual terms with customers, or to comply with applicable laws, regulations and policies relating to privacy, data protection and information security, could result in additional cost and liability to us, harm our reputation and brand, and could negatively impact our business, financial condition, and results of operations.

United States and International Data Security and Data Privacy Laws

We are or in the future may be subject to diverse laws and regulations relating to data privacy and security, including, in the United States, HIPAA, in the EU, the EU GDPR and, post-Brexit, in the UK, the UK GDPR. Some countries, such as Brazil and Japan, have enacted or amended omnibus laws, and others, such as China and Russia, have also passed laws that require personal data relating to their citizens to be maintained in the country under certain circumstances and impose additional data transfer restrictions. Complying with these numerous, complex and often changing regulations is expensive and difficult, and failure to comply with any privacy laws or data security laws or any security incident or breach involving the misappropriation, loss or other unauthorized use or disclosure of personal data (including sensitive or confidential patient or consumer information), whether by us or a third-party, could have a material adverse effect on our business, reputation, financial condition and results of operations, including but not limited to: material fines and penalties; damages; litigation; consent orders; extensive audits and inspections; bans on all or some processing of personal data carried out by noncompliant actors; and injunctive relief. The EU GDPR and UK GDPR also confer a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the EU GDPR/UK GDPR.

HIPAA, as well as a number of other federal and state privacy-related laws, extensively regulate the use and disclosure of individually identifiable health information, known as “protected health information” or “PHI.” HIPAA applies to health plans, healthcare providers who engage in certain standard healthcare transactions electronically, such as electronic billing, and healthcare clearinghouses, all of which are referred to as “covered entities” under HIPAA. HIPAA also directly regulates “business associates,” which are certain types of entities that act as service providers to covered entities and receive or have access to PHI as part of providing the relevant services to the covered entity customer. Business Associates are responsible for complying with certain provisions of HIPAA and can be subject to direct enforcement for violations of HIPAA. State imposed health information privacy and security laws typically apply based on licensure, for example, licensed providers or licensed entities are limited in their ability to use and share health information.

Additionally, many states have enacted legislation protecting the privacy and/or security of “personal information” such as identifiable financial or health information, social security number and credit card information. These laws overlap in certain circumstances and can apply simultaneously with federal privacy and security requirements and regulated entities must comply with all of them. The CCPA that went into effect January 1, 2020 and was subsequently updated by the California Privacy Rights Act (“CPRA”), is one of the most restrictive state privacy laws, protecting a wide variety of personal information and granting significant rights to California residents with respect to their personal information. In dealing with health information for the development of its technology or for commercial purposes, we will be affected by HIPAA and state-imposed health information privacy and security laws because these laws regulate the ability of our potential customers to share health information with us and may in certain circumstances impose additional direct obligations on us. Additionally, we must also identify and comply with all applicable state laws for the protection of other types of personal information (e.g., consumer, employee, B2B information) that the company collects. In addition to the CCPA, many other states have proposed or already enacted similar data privacy and security laws, including Massachusetts’ Standards for the Protection of Personal Information (MA 201 C.M.R. §§ 17.00 et seq.) and the newly enacted Virginia Consumer Data Protection Act.

In the EU, increasingly stringent data protection and privacy rules that have and will continue to have substantial impact on the use of personal and patient data across the healthcare industry became stronger in May 2018. The EU GDPR applies across the EU (as well as the EEA) and includes, among other things, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances and significant fines for non-compliance. The EU GDPR fine framework can be up to 20 million euros, or up to 4% of the company’s total global turnover of the preceding fiscal year, whichever is higher. The EU GDPR sets out a number of requirements that must be complied with when handling the personal data of individuals (i.e., data subjects) in the EU including: providing expanded disclosures about how their personal data will be used; higher standards for organizations to demonstrate that they have obtained valid consent or have another legal basis in place to justify their data processing activities; the obligation to appoint data protection officers in certain circumstances; new rights for individuals to be “forgotten” and rights to data portability, as well as enhanced current rights (e.g., access requests); the principal of accountability and demonstrating compliance through policies, procedures, training and audit; and the new mandatory data breach regime. In particular, medical or health data, genetic data and biometric data where the latter is used to uniquely identify an individual are all classified as “special category” data under the EU GDPR and are afforded greater protection and require additional compliance obligations. Noncompliance could result in the imposition of fines, penalties, or orders to stop noncompliant activities. We are subject to the EU GDPR since we offer products or services to individuals in the EU or otherwise enter into contracts with EU entities that handle the collection and processing of data of individuals within the EU.

We could also be subject to evolving EU laws on data export, for transfers of data outside the EU to itself or third parties. The GDPR only permits transfers of data outside the EU to jurisdictions that ensure an adequate level of data protection. The United States has not been deemed to offer an adequate level of protection, so in order for us to transfer personal data from the EU to the United States, we must identify a legal basis for data transfer (e.g., the European Union Commission approved Standard Contractual Clauses) and any supplementary measures taken, or to be taken, to provide an adequate level of protection for the data. On July 16, 2020, the Court of Justice of the European Union or the CJEU, issued a landmark opinion in the case Maximilian Schrems vs. Facebook (Case C-311/18), called Schrems II. This decision (a) calls into question commonly relied upon data transfer mechanisms as between the EU member states and the United States (such as the Standard Contractual Clauses) and (b) invalidates the EU-U.S. Privacy Shield, an adequacy decision on which many companies had relied as an acceptable mechanism for transferring such data from the EU to the United States. The CJEU is the highest court in Europe and the Schrems II decision heightens the burden on data exporters and data importers to assess United States national security laws on their business and future actions of EU data protection authorities are difficult to predict.

Further, the UK’s decision to leave the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the UK. At the current time, pursuant to the UK Data Protection Act 2018 (“DPA 2018”) (which enacted the EU GDPR into UK law) and DPPEC Regulations which amended the DPA 2018 to create the UK GDPR regime (“UK GDPR”) that materially mirrors and complements the EU GDPR, legal obligations and risk factors in the UK are similar to those in the EU. However, the UK has seen various developments in 2022 (including a new Information Commissioner regulator, new proposals from government as to possible changes to data laws in the UK and consultation regarding the same) which point to possible divergence in some respects from the EU position. Such changes may present us with additional compliance burdens, costs and risk factors, It is possible that additional issues may also arise from a data privacy perspective between the EU and the UK.

Cybersecurity

We have designed and implemented and continue to maintain a security program consisting of policies, procedures, and technology intended to maintain the privacy, security and integrity of our information, systems, and networks. Among other things, the program includes controls designed to limit and monitor access to authorized systems, networks, and data, prevent inappropriate access or modification, and monitor for threats or vulnerability. See “Risk Factors—General Risks—Our business and reputation may be impacted by information technology system failures, delays and network disruptions.”

Legal Proceedings

We are not currently subject to any material litigation and no material litigation is currently threatened against us which, in the opinion of our management, is likely to materially and adversely affect our business, financial condition, or results of operations. From time to time we may become involved in legal proceedings incident to our business or related to those of the businesses we acquire, including relating to intellectual property matters, product liability claims, employee claims, tort or contract claims, federal regulatory investigations, securities class action litigation, and other legal proceedings or investigations, which could have an adverse impact on our business, financial condition, and results of operations, and divert the attention of our management from the operation of our business. For example, in February 2020, Tactical Air Support (“TAS”) filed a lawsuit in the California State Court in Los Angeles against our wholly-owned subsidiary, Movella Technologies N.A. Inc. (formerly Xsens North America, Inc.), alleging tort and contract-based causes of action arising from TAS purchases of allegedly defective Xsens North America inertial measurement unit devices (“IMUs”). TAS never deployed IMUs in its military aircraft. In response, Xsens North America removed the case to the California Federal District Court in Los Angeles based upon the party’s diversity of citizenship. Xsens North America filed a motion to dismiss each of TAS’ alleged non-contract-based claims and its prayers for damages in excess of the approximately $40,000 TAS paid for the IMUs. The motion to dismiss alleged non-contract-based claims was granted on September 3, 2020. On December 22, 2022, the parties entered into a settlement agreement including mutual releases and the lawsuit was dismissed. We agreed to pay a settlement amount of $0.3 million which has been accrued on the December 31, 2022 consolidated balance sheet of Legacy Movella. Although Movella does not believe that any currently known legal matters will have a material impact to its financial statements, there can be no assurance regarding the ultimate outcome of any litigation matter. See Note 17 to the Notes to our Consolidated Financial Statements as of and for the years ended December 31, 2022 and 2021 elsewhere in this prospectus. Legal or similar proceedings are subject to many uncertainties and outcomes and the outcome, costs, and other impacts and consequences of such matters are not predictable with assurance. Regardless of the outcome, the results of any current or future litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Properties

We currently maintain our executive offices in Henderson, Nevada, under a month to month lease which makes available for our use approximately 3500 square feet. We have sales, marketing, and administrative offices in Los Angeles and San Jose, California, an engineering facility in Taipei, Taiwan, and sales and engineering offices in Shanghai, China and Bangalore, India. Our largest facilities are in Halifax, Nova Scotia, Canada, consisting of approximately 9,200 square feet housing sales and engineering teams, and Enschede, The Netherlands, consisting of approximately 42,000 square feet for research and development, engineering, sales and marketing, operations, and administrative teams.

We believe that our existing facilities are sufficient for our current needs. We intend to add new facilities and expand our existing facilities as we continue to add employees and grow our business. We believe that new spaces will be available at reasonable terms in the future in order to meet our needs.

MANAGEMENT

Executive Officers and Directors

Executive Officers

The following table sets forth certain information regarding the Company’s current directors and executive officers

Name	Age	Position
Executive Officers
Ben A. Lee	57	President, Chief Executive Officer, Director
Stephen Smith	64	Chief Financial Officer
Boele de Bie	61	Chief Operating Officer

Non-Employee Directors
Wen Hsieh(1)	49	Director
Stuart Huizinga(2)	60	Director
Brent Lang(1)(2)(3)	55	Director
Patricia Ross(1)(2)(3)	58	Director
David Chung	55	Director
Eric Salzman(2)	55	Director

(1)	Member of the compensation committee.
(2)	Member of the audit committee.
(3)	Member of the nominating and corporate governance committee.

Ben A. Lee. Mr. Lee has served as Movella’s President and Chief Executive Officer, as well as a member of the board of directors since February 2023. Mr. Lee has served as President and Chief Executive of Legacy Movella, and as a director of Legacy Movella’s board of directors, since January, 2013. Over the past 25 years, Mr. Lee has held senior management roles in the technology industry. Prior to Legacy Movella, he served as Senior Vice President of Worldwide Sales at Cypress Semiconductor Corporation. Prior to Cypress, he served as Vice President of Worldwide Sales at Trident Microsystems and Chief Operating Officer at Apexone Microelectronics. Mr. Lee has also served as Vice President Asia Pacific Sales at Altera Corporation, General Manager of China at National Semiconductor Corporation and Vice President of Worldwide Marketing at Chartered Semiconductor Manufacturing. Mr. Lee began his career as a System Integration Engineer at IBM’s Federal Systems Division in New York. He holds a BSEE from California Polytechnic State University, San Luis Obispo, and an MBA from Golden Gate University, San Francisco. We believe Mr. Lee is qualified to serve on our Board because of his extensive experience as an executive in the technology industry.

Stephen Smith. Mr. Smith has served as Movella’s Chief Financial Officer since February 2023. Mr. Smith has served as Chief Financial Officer of Legacy Movella since October 2021. Prior to joining Legacy Movella, Mr. Smith served as Executive Vice President and Chief Financial Officer of Inseego Corp. (Nasdaq: INSG), a developer and supplier of wireless broadband technology products and services, from August 2017 to December 2020. Prior to that, he served in executive roles in multiple SaaS, medical technology and technology device businesses, including serving as interim Chief Financial Officer of TetraVue Inc., a developer of high definition 4D LIDAR technology, from May, 2016 to August, 2017, and serving as Chief Financial Officer and Head of Operations for Micropower Technologies, a private equity-backed business engaged in the development and sale of platforms enabling extreme low-power wireless video surveillance systems, from 2012 to 2016. From 2005 to 2012, Mr. Smith ran his own consulting business and also served as President of XiTron Technologies, a development stage biotech firm that was sold to ImpediMed Ltd., a publicly-traded medical device company, in 2007. From 1999 to 2005, Mr. Smith served as Senior Vice President and Chief Financial Officer of Applied Micro Circuits Corporation, a publicly-traded semiconductor company that designs network and embedded power architecture, optical transport and storage solutions. Mr. Smith holds a Bachelor of Science degree in Accounting from Arizona State University.

Boele de Bie. Mr. de Bie has served as Chief Operating Officer of Movella since February 2023. Mr. de Bie has served as Chief Operating Officer of Legacy Movella since March, 2021. He is responsible for all operations of business units and product lines at Movella globally. Prior to that, Mr. de Bie served as General Manager of Xsens Holding B.V., a subsidiary of Movella, from January, 2018, and Integration Manager of Legacy Movella from October, 2017. Over the past 25 years, Mr. de Bie has had held roles in general management, sales, and product management in international operating companies primarily in high-tech products and systems. Prior to joining Legacy Movella, Mr. de Bie held several roles as CEO of start-ups and growth companies within Philips Consumer Electronics in Asia, and in companies in The Netherlands, in emerging technology domains. Mr. de Bie holds an MS degree in Engineering from Delft University and an MBA from Indiana University, Kelley School of Management.

Non-Employee Directors

Wen Hsieh. Mr. Hsieh has served as a member of our board of directors since February 2023. Mr. Hsieh has served on Legacy Movella’s board of directors since September 2009. Mr. Hsieh serves as a Managing Member of Kleiner Perkins Caufield & Byers, a venture capital firm he joined in 2006. Mr. Hsieh currently serves on the boards of directors of numerous private companies and Desktop Metal, Inc. (NYSE: DM), a designer and seller of 3D printing systems, since April 2016, as well as Amprius Technologies, Inc. (NYSE: AMPX), a manufacturer of high-energy and high-power lithium-ion batteries. Mr. Hsieh holds a B.S., M.S. and Ph.D. from California Institute of Technology. We believe Mr. Hsieh is qualified to serve on our board of directors due to his extensive experience in identifying, investing in and building next-generation technologies and companies.

Stuart Huizinga. Mr. Huizinga has served as a member of our board of directors since February 2023. Mr. Huizinga has served on Legacy Movella’s board of directors since November 2021. He has been a member of the board of directors and audit committee chair of QuinStreet, Inc. (NASDAQ: QNST), a digital performance marketing company, since April, 2015. Mr. Huizinga currently serves as the Chief Financial Officer of Apollo Neuroscience, Inc., a wearable health technology company. From August 2018 to February 2020, Mr. Huizinga served as Chief Financial Officer of ACME Technologies, Inc., a cloud-based SaaS platform company. Huizinga served as Chief Financial Officer of Sun Basket, Inc., a healthy meal-kit subscription company, in 2017. From 2000 to 2016, Mr. Huizinga served as Senior Vice President and Chief Financial Officer at eHealth, Inc. (NASDAQ: EHTH), an online health insurance brokerage. From 1984 to 2000, Mr. Huizinga served at various positions, including Partner at Arthur Andersen LLP in the firm’s audit business unit, where he also served as a worldwide expert within the firm’s technology practice, primarily in the software and Internet sectors. He is a Certified Public Accountant (inactive) in the State of California. Mr. Huizinga holds a B.S. in Business Administration from San Jose State University. Mr. Huizinga possesses substantial expertise in public company reporting, auditing, and financial accounting. With over 16 years of executive leadership experience at a publicly-held Internet company, we believe Mr. Huizinga is qualified to serve on our board of directors due to his deep knowledge of the online marketing and e-commerce industry, which we believe is valuable to the oversight of Movella’s business, strategy, and operations.

Brent Lang. Mr. Lang has served as a member of our board of directors since February 2023. Mr. Lang has served on Legacy Movella’s board of directors since November, 2021. Mr. Lang presently serves as a Strategic Advisor to Stryker Corporation, a multinational medical technologies corporation. From June, 2013 until February, 2022, he served as President, Chief Executive Officer and Director of Vocera Communications, Inc. (NYSE: VCRA), a healthcare clinical communication and workflow platform which was acquired by Stryker in February 2022. He also served in other executive roles with Vocera since June 2001. He currently serves, and has served since May, 2018, as a Director of USA Gymnastics. Mr. Lang has worked for 3Com Corporation, a networking company, from September 1995 to June 2001, and at Monitor Company, Inc., a consulting firm, advising Fortune 500 companies, from June 1991 to June 1993. Mr. Lang earned a BS degree in Industrial and Operations Engineering from the University of Michigan and an MBA degree from the Stanford University Graduate School of Business. We believe Mr. Lang is qualified to serve as a member of our board of directors based on his strategic advisory, healthcare industry, and business and engineering background, as well as his financial expertise and his extensive corporate management experience at Vocera and other companies.

Patricia Ross. Ms. Ross has served as a member of our board of directors since February 2023. Ms. Ross has served on Legacy Movella’s board of directors since November, 2021. Ms. Ross currently serves as Founder and Principal of PMR Consulting, LLC, a management consulting company. She is an accomplished Senior Executive who leverages her experience, leadership acuity, and definitive record, positioning her as a go-to global strategist in the consumer product industry. Ms. Ross most recently served Apple (NASDAQ: AAPL) as an Executive Advisor for the People organization, where she delivered talent management, retention, inclusion, and diversity strategies across all US and global divisions from November 2019 to February 2020. From 1992 to March 2017, Ms. Ross spent her career with Nike (NYSE: NKE), where she dedicated over 34 years in strategy, process re-engineering, operations, and general management roles, including GM, Asia Pacific Equipment; Senior Director, Global Footwear; VP, Global Product Process Innovation, and VP in Global Operations, Innovation & Technology. She was trusted and relied upon to start up new divisions, functional units, and incubators, charged with implementing change, innovation, and growth. In addition to her professional contributions at Nike, Ms. Ross spearheaded value initiatives such as the first e-commerce B2B website for retailers, Nike’s Product Creation Center of Excellence, Nike’s Workplace of the Future, and the Women of Nike Diversity Network.

Ms. Ross holds a Bachelor of Applied Science degree in Marketing and Finance from Portland State University, a coaching certification in Executive Leadership Development from The Hudson Institute of Coaching, and an Advanced Management certificate in Business Administration and General Management from Harvard Business School. As a global executive, Ms. Ross brings knowledge of public board governance through current board experience, prior interactions with boards and committees as an executive, and the formal training and graduate of the Executive Board Education Certification from Harvard Business School and NACD Directorship Certified™ from the National Association of Corporate Directors. In addition to growing and reshaping organizations as a strategic advisor and operations leader, Ms. Ross is active in various professional boards and speaking engagements. As a current board member, Ms. Ross serves on the Compensation and Chair of the ESOP Committees of MMC Corp, Chair of the Nominating and Governance Committee and member of the Compensation Committee of Nautilus Inc. (NYSE: NLS) and Chair of our Nominating and Governance and member of our Compensation Committee. She is also an active member of the National Association of Corporate Boards (NACD), Athena Alliance, WomenExecs on Boards, and Women Corporate Directors (WCD), and the International Coaching Federation (ICD), where she is committed to the professional development of executives of all ages. We believe Ms. Ross’s considerable experience in consumer products, corporate governance, talent development, and operations expertise, as well as her experience serving on the board and the board committees of other companies, makes her qualified to serve on our board of directors.

David Chung. Mr. Chung has served as a member of our board of directors since February 2023. Mr. Chung was Chief Executive Officer of Pathfinder from the company’s inception in December 2020 and a member of Pathfinder’s board of directors beginning in February 2021 until the closing of the Business Combination. Mr. Chung is a Partner and Co-Chief Investment Officer of HGGC, where he has led the extension of HGGC’s core middle-market private equity strategy to include public/private crossover strategies such as take-private transactions, PIPEs and toehold investments in publicly traded companies. He has over 25 years of experience as a private equity, public equity and crossover public/private investor and dealmaker, through which he has developed a distinctive wide-angle experience set and expertise as an engaged financial sponsor and partnership-oriented investor across the public-private spectrum. He has led or actively participated in a large number of transactions and investments involving private and public companies at different stages of growth across a wide range of industries, including Technology, Software, Technology-enabled Products and Services, Business Services and Consumer. Prior to joining HGGC in December 2016, Mr. Chung was an independent crossover private equity and public market investor through Arrowhead Holdings LLC since January 2013, a Partner at Blum Capital Partners (a hybrid private equity and public equity investment firm) from 2006 to 2012, Managing Member of Perspective Value Partners (startup public/private hybrid investment firm) from 2005 to

2006, a Partner at Standard Pacific Capital (a global long/short hedge fund) from 2002 to 2004, and a Director at KKR (a global private equity firm) from 1995 to 2002. Mr. Chung also served on the board of directors of Blucora, Inc. (NASDAQ: BCOR) from 2013 to 2017 as an independent director. Earlier in his career, he was a strategy consultant at McKinsey & Company and an investment banker at Hambrecht & Quist Inc., which specialized in initial public offerings, follow-on offerings and M&A transactions for emerging growth Technology and Healthcare companies. Mr. Chung is a graduate of Harvard College, where he graduated magna cum laude, and Harvard Business School, where he graduated with high distinction as a Baker Scholar.

Eric Salzman. Mr. Salzman has served as a member of our board of directors since February 2023. Mr. Salzman currently serves as the Chief Executive Officer of Safeguard Scientifics, Inc. (NASDAQ: SFE), an investment firm, which he joined in April, 2020. From October, 2018 to February, 2022, Mr. Salzman served as the chairman of the board of SolAero Technologies Corp., a leading manufacturer of satellite solar array panels serving the defense and communications industry. He has served as Managing Director of SarniHaan Capital Partners LLC, a consulting and advisory firm, since August, 2011. Mr. Salzman has a 25-year track record partnering with public and private growth companies as an investor, board member, and strategic advisor. He has worked in M&A, restructuring, and growth and special situations investing at several investment banks and private equity funds, including Credit Suisse and Lehman Brothers. His industry experience includes technology, software, communications, defense, medical devices, manufacturing, and business services. Since 2008, Mr. Salzman has served as an independent director, executive chairman, non-executive chairman, audit committee chairman, compensation committee chairman, and M&A committee chairman at over 25 public and private companies, including portfolio companies of Carlyle Group, Blackstone, and Francisco Partners. Past board positions include Zenefits, Carnegie Learning, ColorEdge, Capstone Nutrition, FragranceNet, Centinel Spine, ASG Technologies, Sorenson Communications, Syncardia Systems, ShoreTel, and Firth Rixson. He currently serves as an independent director, member of the Audit Committee, and Chairman of the Compensation Committee at 8x8, Inc. (NASDAQ: EGHT). Mr. Salzman earned a B.A. with Honors from the University of Michigan and an MBA from Harvard University. We believe Mr. Salzman is qualified to serve on our board of directors due to his expertise in capital markets, technology, M&A, and corporate governance.

Board Composition

Movella’s business and affairs are organized under the direction of the Board. The Board consists of seven members. Brent Lang serves as Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling, and direction to Movella’s management. The Board will meet on a regular basis and additionally as required.

In accordance with the terms of the Bylaws, the Board is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. The Board is divided into the following classes:

•	Class I, which consists of Mr. Wen Hsieh and Ms. Patricia Ross, whose terms will expire at Movella’s first annual meeting of stockholders held after the consummation of the Business Combination;

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Class II, which consists of Mr. David Chung and Mr. Eric Salzman, whose terms will expire at Movella’s second annual meeting of stockholders held after the consummation of the Business Combination; and

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Class III, which consists of Mr. Ben A. Lee, Mr. Stuart Huizinga and Mr. Brent Lang, whose terms will expire at Movella’s third annual meeting of stockholders held after the consummation of the Business Combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified.

Director Independence and Board Committees

Our board of directors determined that each of the directors other than Mr. Ben A. Lee and Mr. David Chung qualifies as an independent director, as defined under the listing rules of Nasdaq (the “Nasdaq listing rules”), and the board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq listing rules relating to director independence requirements. In addition, the Company is subject to the rules of the SEC and the Nasdaq listing rules relating to the membership, qualifications, and operations of the audit committee, nominating and corporate governance committee, and compensation committee, as discussed below.

We have established an audit committee, a compensation committee and a nominating and governance committee of the board of directors. The audit committee consists of Mr. Stuart Huizinga, Mr. Brent Lang, and Ms. Patricia Ross, with Mr. Stuart Huizinga serving as chair. Mr. Stuart Huizinga qualifies as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. The compensation committee consists of Mr. Wen Hsieh, Ms. Patricia Ross, and Mr. Brent Lang, with Mr. Brent Lang serving as chair. The nominating and corporate governance committee consists of Ms. Patricia Ross and Mr. Brent Lang, with Ms. Patricia Ross serving as chair.

Audit Committee

Our audit committee consists of Mr. Huizinga, Mr. Lang, Ms. Ross and Mr. Salzman. We believe, and the board of directors has confirmed, that each of the members of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Mr. Huizinga is the chair of the audit committee. We believe, and the board of directors has confirmed, that Mr. Huizinga qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our board of directors considered Mr. Huizinga’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with the audit committee.

The functions of this committee will include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain the existing independent auditors or engage new independent auditors;

•	reviewing our financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

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obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•	monitoring the rotation of partners of the Company’s independent auditors on our engagement team as required by law;

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prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•	reviewing our annual and quarterly financial statements and reports, including the disclosures and discussing the statements and reports with our independent auditors and management;

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reviewing with the independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by Movella regarding financial controls, accounting, auditing or other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

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reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us.

Compensation Committee

Our compensation committee consists of Mr. Hsieh, Ms. Ross and Mr. Lang. Mr. Lang serves as the chair of the compensation committee. We believe, and the board of directors has confirmed, that each of the members of the compensation committee are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq. The functions of the committee include, among other things:

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	reviewing and approving the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

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making recommendations to our board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our board of directors;

•	reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans, to the extent such authority is delegated by our board of directors;

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reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for our executive officers;

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reviewing with management, the disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our board of directors.

The composition and function of our compensation committee compiles with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Ross and Mr. Lang. We believe, and the board of directors has confirmed, that each of the members of our nominating and corporate governance committee satisfies the independence requirements of Nasdaq. Ms. Ross serves as the chair of our nominating and corporate governance committee. The functions of this committee include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on our board of directors;

•	evaluating the performance of our board of directors, committees of our board of directors and individual directors and determining whether continued service on our board of directors is appropriate;

•	evaluating nominations by stockholders of candidates for election to our board of directors;

•	evaluating the current size, composition and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;

•	developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;

•	reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors current and emerging corporate governance trends; and

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reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We will comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

None of the intended members of our compensation committee has ever been an executive officer or employee of Movella. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of our board of directors or compensation committee.

Named Executive Officer Compensation

The following tables and accompanying narrative set forth information about the 2021 compensation provided to Movella’s principal executive officer and the two most highly compensated executive officers (other than Movella’s principal executive officer) who were serving as executive officers as of December 31, 2021. These executive officers were Ben Lee, Movella’s Chief Executive Officer, Stephen Smith, Movella’s Chief Financial Officer, and Boele de Bie, Movella’s Chief Operating Officer, and we refer to them in this section as our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ben Lee	2022	$353,375	—	$80,921	$33,635	$467,931
Chief Executive Officer	2021	$330,000	—	$80,916	$33,876	$444,792

Stephen Smith(4)	2022	$270,000	—	—	$23,774	$293,774
Chief Financial Officer	2021	$66,462	$434,688	—	$4,144	$505,294

Boele de Bie	2022	$218,313	—	$43,350	$10,429	$272,092
Chief Operating Officer	2021	$225,657	$103,645	$34,277	$43,531	$407,110

(1)

Amounts represent the aggregate grant date fair value of the stock options awarded to the named executive officer during 2021 in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 2 of the notes to Movella’s financial statements included in this prospectus. Such grant date fair market value does not take into account any estimated forfeitures related to service-vesting conditions.

(2)

The amounts in this column represent annual bonuses earned by each named executive officer in the year in question, and paid in the subsequent year, based on the attainment of individual and company performance metrics as determined by the board of directors in its discretion.

(3)	Includes any cell phone reimbursement, pension contributions, employer-paid health insurance, and employer-paid lodging.
(4)	Mr. Smith commenced employment with us in October 2021 and his 2021 reported salary reflects only the amounts paid between his date of hire and December 31, 2021.

Base Salary

Each named executive officer’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each named executive officer based on his or her position and responsibility. Our board of directors reviews the base salaries for each named executive officer periodically as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, our board of directors considers individual and company performance over the course of the applicable year.

Annual Cash Bonuses

Our named executive officers are eligible to receive annual cash bonuses on terms established annually by our board of directors. The target amount of the annual cash bonuses for Mr. Lee, Mr. Smith and Mr. de Bie are 50%, 30%, and 30%, respectively, of each named executive officer’s base compensation. The amount actually paid to each named executive officer may exceed or be less than the target amount. Payment of annual cash bonuses is discretionary and based in part upon performance criteria established by our board of directors. In order to receive payment of the annual cash bonus for a given calendar year, each named executive officer must be employed by us on the date of payment. For calendar year 2021, our board of directors established annual cash bonuses payable to our named executive officers that were subject to the discretion of our board of directors and based in part upon weighted performance goals established by our board of directors relating to: (i) earnings before interest, tax, depreciation, and amortization; (ii) revenue, (iii) achievement of certain sales, product, and corporate development targets and deliverables; and (iv) the successful execution of certain corporate transactions. For calendar year 2022, our board of directors expects to establish annual bonus goals based upon similar criteria. However, these criteria are subject to change and may differ from the foregoing summary. The actual annual cash bonuses awarded to each named executive officer for 2021 performance are set forth above in the 2021 Summary Compensation Table in the column titled “Nonequity Incentive Plan Compensation.”

Equity Compensation Awards

Our board of directors has, from time to time and in connection with certain executive’s offer of employment, granted equity awards under our 2009 Equity Incentive Plan (the “2009 Plan”) and our 2019 Equity Incentive Plan (the “2019 Plan” and, collectively with the 2009 Plan, the “Predecessor Plans”). We do not currently have a practice of granting periodic awards to named executive officers. We anticipate making further grants as a result of and following this transaction.

The vesting applicable to such awards, which, in some cases, included “double-trigger” acceleration upon an involuntary termination in connection with a corporate transaction, is described below in the Outstanding Equity Awards at Year-End table.

Other Benefits

We offer participation in broad-based retirement, health and welfare plans to eligible employees. In order to encourage employees, including any participating named executive officers, to save for the future, we currently maintain a plan in the United States intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”), pursuant to which employees are allowed to contribute portions of their eligible compensation into a retirement account. In the Netherlands, we provide a defined contribution retirement plan, with our obligations limited to the payment of contributions.

Employment, Severance and Change in Control Agreements

We maintain employment agreements or offer letters with each of our named executive officers, either directly or, in the case of Boele de Bie, through one of our subsidiaries. Executive employment agreements generally provide for an annualized base salary (as described further above under “—Named Executive Officer Compensation—Base Salary”), annual cash incentive bonuses (as described further above under “—Named Executive Officer Compensation—Annual Cash Bonuses”) and eligibility to participate in our benefit plans and programs.

Each employment agreement includes standardized and customary change in control and severance arrangements with our named executive officers which are expected to provide for certain cash benefits upon an involuntary termination, and cash and equity acceleration benefits upon an involuntary termination in connection with a change in control.

Equity Plans

Predecessor Plans

Movella adopted the 2009 Plan and 2019 Plan (the “Predecessor Plans”) for its employees, consultants, and directors who perform services. Set forth below is a summary of the material features of the Predecessor Plans. This summary is qualified in its entirety by reference to the complete text of the Predecessor Plans, copies of which will be included as an exhibit to this prospectus.

The 2009 Plan and 2019 Plan have been terminated in accordance with their terms, and no additional awards will be issued thereunder.

Upon the 2022 Plan’s effective date, shares reserved for issuance under the 2019 Plan and not subject to outstanding awards will become available for issuance under the 2022 Plan as described below. In addition, each outstanding stock option under the Predecessor Plans will be cancelled in exchange for a rollover stock option under the 2022 Plan.

The Predecessor Plans provided for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (including the Code); (ii) stock options that do not qualify as incentive stock options (“nonstatutory options,” and together with incentive stock options, “options”); and (iii) other types of stock awards (referred to collectively herein with the options as the “awards”), to employees, consultants, and non-employee directors of our subsidiaries.

Our board of directors, or a committee thereof (as applicable, the “Administrator”), administers the Predecessor Plans pursuant to their terms and all applicable state, federal, or other rules or laws. The Administrator has the power to determine to whom and when awards will be granted, determine the amount of awards, proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the exercise or settlement terms of an award, delegate duties under the Predecessor Equity Plans, and execute all other responsibilities permitted or required under the Predecessor Equity Plans.

Under the Predecessor Plans, eligible persons have received options including: (i), for employees only, incentive stock options intended to comply with section 422 of the Code; and (ii) nonstatutory options. The exercise price of each option granted under each Predecessor Plan is stated in the applicable option agreement and may vary; however, the exercise price for an option must not be less than the fair market value per share of the common stock as of the date of grant (or 110% of the fair market value for certain incentive options). Options may be exercised as the Administrator determines, but not later than 10 years from the date of grant. The Administrator will determine the methods and form of payment for the exercise price of an option (including, in the discretion of the administrator, payment in our common stock or other property) and the terms and conditions pursuant to which our common stock will be delivered to a participant. The Administrator may modify, extend, or renew outstanding options and may grant new options in substitution or exchange for any other options granted under the Predecessor Plans.

2022 Plan

Stock Awards; Eligibility.

The 2022 Plan provides for incentive stock options, or ISOs, non-qualified stock options, or NSOs, restricted share awards, stock unit awards, stock appreciation rights, other stock-based awards, performance-based stock awards, (collectively, “stock awards”) and cash-based awards (stock awards and cash-based awards are collectively referred to as “awards”). ISOs may be granted only to our employees, including officers, and the employees of our parent or subsidiaries. All other awards may be granted to our employees, officers, our non-employee directors, and consultants and the employees and consultants of our subsidiaries and affiliates. As of December 31, 2022, approximately 253 individuals would have been eligible to participate in the 2022 Plan if the plan were then in effect.

Share Reserve.

The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2022 Plan will not exceed the sum of (w) 12% of our common stock outstanding as of the Closing, up to a maximum of 8,675,568 shares (as adjusted for stock splits, stock dividends, combinations, and the like), plus (x) any shares underlying outstanding awards under the Predecessor Plans that are cancelled in exchange for an option under that 2022 Plan and that are subsequently forfeited or terminated for any reason before being exercised or becoming vested, not issued because an award is settled in cash, or withheld or reacquired to satisfy the applicable exercise, or purchase price, or a tax withholding obligation, plus (y) the number of shares which, but for the termination of the 2019 Plan immediately prior to the completion of the offering, were reserved under the 2019 Plan but not at such time issued or subject to outstanding awards under the 2019 Plan, plus (z) an annual increase on the first day of each calendar year, for a period of not more than 10 years, beginning on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 5% of outstanding shares on the last day of the immediately preceding calendar year or (ii) such lesser amount (including zero) that the compensation committee (as defined below) determines for purposes of the annual increase for that calendar year.

If restricted shares or shares issued upon the exercise of options are forfeited, then such shares will again become available for awards under the 2022 Plan. If stock units, options, or stock appreciation rights are forfeited or terminate for any reason before being exercised or settled, or an award is settled in cash without the delivery of shares to the holder, then the corresponding shares will again become available for awards under the 2022 Plan. Any shares withheld to satisfy the exercise price or tax withholding obligation pursuant to any award of options or stock appreciation rights will again become available for awards under the 2022 Plan. If stock units or stock appreciation rights are settled, then only the number of shares (if any) actually issued in settlement of such stock units or stock appreciation rights will reduce the number of shares available under the 2022 Plan, and the balance (including any shares withheld to cover taxes) will again become available for awards under the 2022 Plan.

Shares issued under the 2022 Plan will be authorized but unissued shares, treasury shares, or previously issued shares. As of the date hereof, no awards have been granted and no shares of our common stock have been issued under the 2022 Plan.

Incentive Stock Option Limit. The maximum number of shares that may be issued upon the exercise of ISOs under the 2022 Plan is equal to four (4) times the number of shares specified in subpart (w) of the 2022 Plan’s share reserve formula as described above under the heading “—Share Reserve,” plus, to the extent allowable under Section 422 of the Code, any shares of common stock that become available for issuance under the 2022 Plan on account of (i) an award being forfeited before all underlying shares have been issued or settled, or (ii) a portion of the shares underlying an award being withheld to satisfy the exercise price or tax withholding of such award.

Grants to Outside Directors.

The sum of (i) the grant date fair value for financial reporting purposes of any awards granted during any calendar year under the 2022 Plan to an outside director as compensation for services as an outside director and (ii) any cash fees paid by us to such outside director during such calendar year for service on our board of directors, may not exceed seven hundred and fifty thousand dollars ($750,000), or, in the calendar year in which the outside director is first appointed or elect to our board of directors, one million dollars ($1,000,000).

Administration.

The 2022 Plan will be administered by the compensation committee appointed by our board of directors or by the board of directors acting as the compensation committee. Subject to the limitations set forth in the 2022 Plan, the compensation committee will have the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards, the term during which an option or stock appreciation right may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The compensation committee also will have the authority to determine the consideration and methodology of payment for awards. To the extent permitted by applicable law, the board of directors or compensation committee may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons subject to a maximum total number of awards.

Repricing; Cancellation and Re-Grant of Stock Awards.

The compensation committee has the authority to modify outstanding awards under the 2022 Plan. Subject to the terms of the 2022 Plan, the compensation committee has the authority to cancel any outstanding stock award in exchange for new stock awards, including awards having the same or a different exercise price cash, or other consideration, without stockholder approval but with the consent of any adversely affected participant.

Stock Options.

A stock option is the right to purchase a certain number of shares of common stock, at a certain exercise price, in the future. Under the 2022 Plan, ISOs and NSOs are granted pursuant to stock option agreements adopted by the compensation committee. The compensation committee determines the exercise price for a stock option, within the terms and conditions of the 2022 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2022 Plan vest at the rate specified by the compensation committee.

Stock options granted under the 2022 Plan generally must be exercised by the optionee before the earlier of the expiration of such option or the expiration of a specified period following the optionee’s termination of employment. The compensation committee determines the term of the stock options up to a maximum of 10 years. Each stock option agreement will also set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient’s service with us, and the right to exercise the option of any executors or administrators of the award recipient’s estate or any person who has acquired such options directly from the award recipient by bequest or inheritance.

Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) future services or services rendered to the company or its affiliates prior to the award, (3) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (4) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (5) by a “net exercise” arrangement, (6) by delivering a full-recourse promissory note, or (7) by any other form that is consistent with applicable laws, regulations, and rules.

Tax Limitations on Incentive Stock Options.

The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own common stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least one 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Share Awards. The terms of any awards of restricted shares under the 2022 Plan will be set forth in a restricted share agreement to be entered into between us and the recipient. The compensation committee will determine the terms and conditions of such restricted share agreements, which need not be identical. A restricted share award may be subject to vesting requirements or transfer restrictions or both. Restricted shares may be issued for such consideration as the compensation committee may determine, including cash, cash equivalents, full recourse promissory notes, past services and future services. Award recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to those shares, provided that dividends and other distributions will not be paid in respect of unvested shares unless otherwise determined by the compensation committee and, in such case, only once such unvested shares vest.

Stock Unit Awards.

Stock unit awards give recipients the right to acquire a specified number of shares of stock (or cash amount) at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the compensation committee and as set forth in a stock unit award agreement. A stock unit award may be settled by cash, delivery of common stock, a combination of cash and common stock as deemed appropriate by the compensation committee. Recipients of stock unit awards generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. At the compensation committee’s discretion and as set forth in the stock unit award agreement, stock units may provide for the right to dividend equivalents. Dividend equivalents may not be distributed prior to settlement of the stock unit to which the dividend equivalents pertain and the value of any dividend equivalents payable or distributable with respect to any unvested stock units that do not vest will be forfeited.

Stock Appreciation Rights.

Stock appreciation rights generally provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The compensation committee determines the exercise price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2022 Plan vests at the rate specified in the stock appreciation right agreement as determined by the compensation committee. The compensation committee determines the term of stock appreciation rights granted under the 2022 Plan, up to a maximum of ten years. Upon the exercise of a stock appreciation right, we will pay the participant an amount in stock, cash, or a combination of stock and cash as determined by the compensation committee, equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised.

Other Stock Awards.

The compensation committee may grant other awards based in whole or in part by reference to our common stock. The compensation committee will set the number of shares under the stock award and all other terms and conditions of such awards.

Cash-Based Awards.

A cash-based award is denominated in cash. The compensation committee may grant cash-based awards in such number and upon such terms as it will determine. Payment, if any, will be made in accordance with the terms of the award, and may be made in cash or in shares of common stock, as determined by the compensation committee.

Performance-Based Awards.

The number of shares or other benefits granted, issued, retainable and/or vested under a stock or stock unit award may be made subject to the attainment of performance goals. The compensation committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

Changes to Capital Structure.

In the event of a recapitalization, stock split, or similar capital transaction, the compensation committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2022 Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.

Transactions.

If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement or merger or reorganization. Subject to compliance with applicable tax laws, such agreement may provide, without limitation, for (1) the continuation of the outstanding awards by us, if we are a surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) the immediate vesting, exercisability, and settlement of the outstanding awards followed by their cancellation, (4) cancellation of the award, to the extent not vested or not exercised prior to the effective time of the merger or reorganization, in exchange for such cash or equity consideration (including no consideration) as the compensation committee, in its sole discretion, may consider appropriate, or (5) the settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards, provided that any such amount may be delayed to the same extent that payment of consideration to the holders of shares in connection with the merger or reorganization is delayed as a result of escrows, earnouts, holdbacks or other contingencies.

Change of Control.

The compensation committee may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to acceleration of vesting and exercisability in the event of a change of control.

Transferability.

Unless the compensation committee provides otherwise, no award granted under the 2022 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will, the laws of descent and distribution, or pursuant to a domestic relations order, provided that all ISOs may only be transferred or assigned only to the extent consistent with Section 422 of the Code.

Amendment and Termination.

Our board of directors will have the authority to amend, suspend, or terminate the 2022 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent.

No ISOs may be granted more than 10 years after years after the later of (i) the approval of the 2022 Plan by the board of directors (or if earlier, the stockholders) and (ii) the approval by the board of directors (or if earlier, the stockholders) of any amendment to the 2022 Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

Recoupment.

To the extent permitted by applicable law, the compensation committee will have the authority to require that, in the event that we are required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, such executive officer will reimburse or forfeit to us the amount of any bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during a fixed period, as determined by the compensation committee, preceding the year the restatement is determined to be required. That executive officer will forfeit or reimburse to us any bonus or incentive compensation to the extent that such bonus or incentive compensation exceeds what the officer would have received in that period based on an applicable restated performance measure or target. We will recoup incentive-

based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act.

Certain Federal Income Tax Aspects of Awards Under the 2022 Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the 2022 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death or purport to describe any applicable employment taxes. The tax consequences of awards under the 2022 Plan depend upon the type of award.

Incentive Stock Options.

The recipient of an ISO generally will not be taxed upon the grant or exercise of the ISO. Federal income taxes are generally imposed only when the ordinary shares from an exercised ISO are disposed of, by sale or otherwise. The amount by which the fair market value of the ordinary shares on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the ISO recipient does not sell or dispose of the ordinary shares until more than one year after the receipt of the shares and two years after the ISO was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the amount realized upon the sale or disposition of such shares will be treated as a long-term capital gain (or loss). If a recipient fails to hold the shares for the minimum required time, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of ordinary shares on the date of exercise (or, if less, the amount realized on the sale or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options.

The recipient of stock options not qualifying as ISOs (“NSOs”) generally will not be taxed upon the grant of the option. Federal income taxes are generally due from an NSO recipient when the NSOs are exercised. The excess of the fair market value of any ordinary shares purchased on such date over the exercise price of the NSO is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient on exercise. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the NSO recipient by reason of the exercise of the NSO.

Other Awards.

Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying ordinary shares on the exercise date over the exercise price. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Application of Section 409A of the Code.

Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. While the awards to be granted pursuant to the 2022 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code if they are not exempt from coverage under such section, if they do not, a participant could be subject to additional taxes and interest.

2022 Plan Benefits

Grants of awards under the 2022 Plan are subject to the discretion of the compensation committee. Therefore, it is not possible to determine the future benefits that will be received by these participants under the 2022 Plan or the estimated amounts that would have been received in 2021 had the 2022 Plan been in effect.

Outstanding Equity Awards at Year-End

The following table sets forth each of our named executive officer’s outstanding Movella equity awards as of December 31, 2022, which share numbers and exercise prices are shown on a pre-conversion basis.

			Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options		Exercise Price ($)	Expiration Date
			Exercisable (#)	Unexercisable (#)
Ben Lee	6/5/2014		722,384	0	$0.37	6/4/2024
	12/11/2014		12,000	0	$0.30	12/10/2024
	12/3/2020	*(1)	633,672	573,750	$0.93	12/2/2030
Stephen Smith	10/21/2021	*(2)	233,333	566,667	$1.58	10/20/2031
Boele de Bie	1/25/2018	(3)	245,833	4,167	$0.76	1/24/2028
	4/22/2021	*(4)	104,166	145,834	$0.93	4/21/2031

*

Option is subject to double-trigger acceleration such that 50% of the unvested portion of the option shall vest upon the holder’s involuntarily termination for reasons other than cause within the 12 months following a deemed liquidation event (as defined in our restated certification of incorporation, as amended from time to time).

(1)	Option vests in equal monthly installments over a 48-month period beginning on June 3, 2020.
(2)	25% of the option vests on October 4, 2022, with the remaining 75% vesting in equal monthly installments thereafter for 36 months.
(3)	20% of the option vested on January 1, 2019, with the remaining 80% vesting in equal monthly installments thereafter for 48 months.
(4)	Option vests in equal monthly installments over a 48-month period beginning on April 22, 2021.

Director Compensation

Non-Employee Director Compensation

We have not historically paid cash retainers or other compensation with respect to service on our board of directors. We have reimbursed (and will continue to reimburse) all of our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

In addition, we have adopted a non-employee director compensation policy that consists of annual retainer fees and long-term equity awards for our non-employee directors.

Under the non-employee director compensation policy, each non-employee director will receive a grant of RSUs (each an “Initial RSU Award”) under the 2022 Plan covering our common stock with an aggregate fair market value of $250,000 determined at the date of grant. Subject to the holder’s continued service, each Initial RSU Award shall vest as to 1/3 of the total number of shares subject to the Initial RSU Award on the earlier of the first anniversary of the date of grant or the next annual meeting of shareholders, and in each of the next two calendar years following the year of the initial vesting date, 1/3 of the total number of shares shall vest on the earlier of the one-year anniversary of the prior annual meeting of shareholders or the current year annual meeting of shareholders. However, for each non-employee director who joins our board of directors prior to the date such RSUs may be issued under applicable U.S. securities laws, for purposes of determining the applicable vesting schedule, the date on which the non-employee director joins our board of directors (or if later, the effective date of the non-employee director compensation policy), shall be treated as the date of grant of the award. Each Initial RSU Award shall become 100% vested if a change in control as defined in the 2022 Plan occurs during such director’s service.

In addition, under the non-employee director compensation policy, following the conclusion of each regular annual meeting of shareholders, commencing with the 2023 annual meeting, each non-employee director who has served as a director for at least 6 months and who will continue serving as a member of the board of directors thereafter shall receive a grant of RSUs (each an “Annual RSU Award”) under the 2022 Plan covering our common stock with an aggregate grant date fair market value of $100,000. Each Annual RSU Award shall become fully vested, subject to the applicable non-employee director’s continued service as a director, on the earliest of the one-year anniversary of the date of grant, the next annual meeting of shareholders following the date of grant or the consummation of a change in control as defined in the 2022 Plan.

The non-employee director compensation policy also contemplates the following cash components, to be paid in quarterly installments in arrears following the end of each quarter in which the service occurred, and pro-rated for any partial months of service.

•	All Non-Employee Directors: $40,000

•	Non-Executive Chair or Lead Independent Director: $20,000

•	Annual Committee Chair:

•	Audit: $15,000

•	Compensation: $10,000

•	Nominating and Corporate Governance: $8,000

•	Non-Chair Committee Member:

•	Audit: $7,000

•	Compensation: $5,000

•	Nominating and Corporate Governance: $4,000

2022 Director Compensation

The table below summarizes the compensation of each person serving as a non-employee director in the year ending on December 31, 2022.

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)	Total ($)
Stuart Huizinga	—	—	—
Brent Lang	—	—	—
Patricia Ross	—	—	—
Weijie Yun	—	6,000	6,000
Joe Zhou	—	—	—
Wen Hsieh	—	—	—

(1)	Our directors did not receive any cash compensation for their service on our board in 2022.

The following table summarizes the equity awards outstanding on December 31, 2022, for each non-employee director, which share numbers are shown on a pre-conversion basis:

Name	Option Awards (#)
Stuart Huizinga	200,000
Brent Lang	200,000
Patricia Ross	200,000
Weijie Yun	200,000

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers. These agreements, among other things, require that we indemnify the our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request.

Our Certificate of Incorporation limits the liability of our directors and officers to the fullest extent permitted under the DGCL. The DGCL provides that directors and officers of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors or officers, as the case may be, except for liability:

•	for any transaction from which the director or officer derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Certificate of Incorporation provides that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by applicable law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

We plan to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Role of the Board in Risk Oversight/Risk Committee

One of the key functions of the Board is informed oversight of Movella’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

The board of directors adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Board also adopted a Code of Ethics for Senior Financial Officers (the “Code of Ethics”) applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions identified by the Board, and other key management employees. The Code of Conduct is available on Movella’s website at www.Movellaphotonics.com. Information contained on or accessible through Movella’s website is not a part of this registration statement, and the inclusion of Movella’s website address in this registration statement is an inactive textual reference only. The audit committee of the Board is responsible for overseeing the Code of Conduct and the Code of Ethics and must approve any waivers of the Code of Conduct for employees, executive officers and directors and the Code of Ethics for senior financial officers. We expect that any amendments to the Code of Conduct and Code of Ethics, or any waivers of their requirements, will be disclosed on our website.

Non-Employee Director Share Ownership Policy

In connection with the closing of the Business Combination, we adopted a share ownership policy (the “Share Ownership Policy”) for its non-employee directors to further align the personal interests of such directors with the interests of Movella.

Under the Share Ownership Policy, each non-employee director is expected to acquire, and continue to hold during the term or his or her service on our board of directors, ownership of our shares of common stock having a value equal to four times the annual cash retainer paid by us to our non-employee directors. For this purpose, shares are considered owned by a non-employee director which are directly owned by such director or subject to vested RSUs. Non-employee directors are required to hold 100% of the shares acquired through any of our equity incentive plans (net of the number applied to pay applicable taxes) until the Share Ownership Policy is satisfied.

Director Nominations

Our nominating and corporate governance committee recommends candidates to the board of directors for nomination for election at the annual meeting of the stockholders. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers several factors, including, without limitation, high personal and professional integrity, strong ethics and values, the ability to make mature business judgments, experience in corporate management such as serving as an officer or former officer of a publicly held company, experience as a board member of another publicly held company, professional and academic experience relevant to our business, leadership skills, experience in finance and accounting, or executive compensation practices, whether candidate has the time required for preparation, participation and attendance at board of directors meetings and committee meetings, if applicable, independence, and the ability to represent the best interests of our stockholders. See “Board Committees—Nominating and Corporate Governance Committee.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.”

Certain Relationships and Related Person Transactions—Movella

Certain relationships and related person transactions with respect to Movella are described in the Proxy Statement in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 361 thereof and is incorporated herein by reference. In addition, the following information regarding certain relationships and related person transactions has been updated since the filing of the Proxy Statement:

March 2022 Convertible Notes

At various points throughout March 2022, we agreed to exchange $1.1 million of deferred consideration owed to related parties for the Kinduct acquisition into $1.1 million of convertible notes. We also issued $4.9 million of convertible notes of the same series to certain related parties. The convertible notes bear interest at 6% per annum and matured at the Effective Time in connection with the Business Combination, at which point they converted into shares of our common stock at a conversion rate of $4.79 per share immediately prior to the Merger. These notes were classified as convertible notes, net related party, in the consolidated balance sheet as of December 31, 2022.

Investor Agreements of Legacy Holders

We previously entered into an amended and restated investors’ rights agreement, an amended and restated voting agreement, and an amended and restated right of first refusal and co-sale agreement with certain holders of our legacy preferred stock, including KPCB, Keytone, IC Fund, Axess II Holdings, and GIC, all of which are beneficial holders of more than 5% of our capital stock or are entities with which certain of our directors are affiliated. These agreements were terminated in connection with the Business Combination and superseded by the Shareholder Rights Agreement.

Shareholder Rights Agreement

On October 3, 2022, we entered into a Shareholder Rights Agreement with Pathfinder, the Sponsor, Francisco Partners, and certain other equityholders of Pathfinder (collectively, the “Investors”) (the “Shareholder Rights Agreement”) to be effective upon the Closing Date pursuant to which, among other things, the Investors were granted certain customary registration rights. Pursuant to the Shareholder Rights Agreement, the Sponsor and the Legacy Pathfinder Holders (as defined in the Shareholder Rights Agreement) agreed not to effect any sale or distribution of any of our equity securities held by any of them during the period commencing on the Closing Date and ending on the earlier of (a) the date that is three hundred and sixty five (365) days following the Closing Date and (b) (i) the first date on which the closing price of our common stock has been greater than or equal to $12.00 per share (as adjusted for share subdivisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) measured using the daily closing price for any 20 trading days within a 30-trading day period commencing at least one hundred and fifty (150) days after the Closing Date or (ii) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all Movella stockholders having the right to exchange their shares of common stock for cash, securities or other property. Except for the FP Purchasers with respect to the FP VLN Shares (as defined below), each other Investor has agreed not to effect any sale or distribution of any of our equity securities held by any of them during the period commencing on the Closing Date and ending on the date that is one hundred and eighty (180) days following the Closing Date.

Pursuant to the Shareholder Rights Agreement, Pathfinder provided certain registration rights to Francisco Partners with respect to the FP VLN Shares and the Equity Grant Shares (as defined below). Substantially concurrently with the Merger (and, for the avoidance of doubt, after the Domestication), the sale of the FP VLN Shares and the grant of the Equity Grant Shares were consummated and the shares were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Equity Grant Agreement

On November 14, 2022, Pathfinder and the FP Purchasers entered into an Equity Grant Agreement (the “Equity Grant Agreement”) that provided for the issuance of 1.0 million shares of our common stock (the “Equity Grant Shares”) by us to the FP Purchasers (the “Equity Grant”) at the Effective Time, subject to and conditioned upon the consummation of the Merger, the full deemed funding of the VLN Facility (as defined below) and the acquisition by the FP Purchasers or its affiliates of $75 million of Pathfinder’s Class A ordinary shares in a tender offer (the “Tender Offer”) and/or shares of our common stock in a private placement.

Subscription Agreement

On January 9, 2023, Pathfinder entered into a Subscription Agreement (the “Subscription Agreement”) with the FP Purchasers, pursuant to which the FP Purchasers agreed to purchase the FP VLN Shares at a purchase price of $10.00 per share for an aggregate purchase price of $75.0 million pursuant to the FP Private Placement. On the Closing Date, the Sponsor forfeited the Forfeiture Shares, we issued the Equity Grant Shares to the FP Purchasers pursuant to the Equity Grant, and the FP Purchasers purchased the FP VLN Shares in the FP Private Placement at a price of $10.00 per share. The FP Shares were not registered with the SEC at the Effective Time, provided, that, such shares of our common stock became subject to registration rights pursuant to the Shareholder Rights Agreement.

Note Purchase Agreement

On November 14, 2022, we entered into that certain Note Purchase Agreement (the “Note Purchase Agreement”), by and among the Legacy Movella, the guarantors party thereto, FP (the “Purchasers”) and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, pursuant to which, we issued and sold to the Purchasers, and the Purchasers purchased, our senior secured notes in an aggregate original principal amount of $25 million (the “Pre-Close Facility”). On the Closing Date, the net proceeds of the FP Private Placement were received by Legacy Movella and we were deemed to have issued to the Purchasers, and the Purchasers were deemed to have purchased, a 5-year $75 million venture-linked secured note (the “VLN Facility”) under the Note Purchase Agreement. A portion of the proceeds of the FP Private Placement made available through the VLN Facility was used by the Company to prepay the Pre-Close Facility in full and to pay transaction expenses associated with the financing arrangements contemplated by the Note Purchase Agreement. The remaining proceeds of the VLN Facility are available for growth and working capital and general corporate purposes.

Our obligations under the Note Purchase Agreement are guaranteed by certain of our subsidiaries and secured by substantially all of our, and our subsidiaries’ assets.

The notes evidencing the VLN Facility (the “VLN Notes”) bear interest at a per annum rate equal to 9.25% and interest is paid in kind on the last business day of each calendar quarter commencing with the first calendar quarter following the Closing Date. Interest is also payable in cash on the date of any prepayment or repayment of the VLN Notes (subject however, in certain cases, to the payment of a contractual return, if such contractual return is greater than the amount of all accrued and unpaid interest (other than default interest, if any)). Subject to certain exceptions in connection with certain qualified refinancing events, on the date of any voluntary or mandatory prepayment or acceleration of the VLN Notes, a scheduled contractual return is required to be paid, if greater than the amount of all accrued and unpaid interest (other than default interest, if any). When paid, such contractual return will be deemed to constitute payment of all accrued and unpaid interest (other than default interest, if any) on the principal amount of the VLN Notes so prepaid, repaid or accelerated, as applicable, including all interest on the VLN Notes that was previously paid in kind. The Company has the right, subject to certain exceptions, to cause the FP Purchasers (or their permitted assignees) to sell all or a portion of the FP VLN Shares at any time in its sole discretion over the life of the VLN Facility, and a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) of any such sale shall be applied as a credit against the outstanding obligations under of the VLN Facility upon a repayment of the VLN Facility in full or a refinancing event.

The VLN Facility will mature on February 10, 2028. There are no regularly scheduled amortization payments on the VLN Facility until the maturity date, however, there are customary mandatory prepayment events in connection with the receipt of net proceeds from extraordinary receipts and dispositions (subject, in the case of dispositions, to certain customary exceptions and customary reinvestment rights), debt issuances and upon events specified in the Note Purchase Agreement to be a change of control. The VLN Facility may be optionally prepaid in whole or in part. All such prepayments are required to be accompanied by accrued and unpaid interest on the amount prepaid or if greater (excluding default interest, if any), payment of the contractual return.

The Note Purchase Agreement contains a number of covenants that, among other things, restrict, in each case subject to certain exceptions, the ability of the Company and its subsidiaries to:

•	create, assume or suffer to exist liens and indebtedness

•	make investments;

•	engage in mergers or consolidations, liquidations, divisions or the disposal of all or substantially all of such person’s assets;

•	make dispositions or have subsidiaries that are not wholly-owned;

•	declare or make dividends or other distributions or certain restricted payments to or on account of equity holders, or prepay indebtedness;

•	make material changes to its line of business;

•	engage in affiliate transactions; and

•	with respect to Movella to conduct or engage in any business or operations, other than in its capacity as a holding company and activities incidental thereto.

The Note Purchase Agreement also contains a financial covenant requiring us and our subsidiaries to achieve positive EBITDA on a consolidated basis for the most recently ended four-quarter period, commencing with the last day of the fiscal quarter ending June 30, 2024 and as of the last day of each fiscal quarter thereafter.

The Note Purchase Agreement contains customary events of default, including nonpayment of principal, interest or other amounts; material inaccuracy of a representation or warranty; violation of specific covenants identified in the Note Purchase Agreement; cross default and cross-acceleration to material indebtedness; bankruptcy and insolvency events; unsatisfied material judgments; actual or asserted invalidity of the Note Purchase Agreement, related note documents or other material documents entered into in connection with transactions contemplated by the Note Purchase Agreement, and events specified to be a change of control.

FP Voting Agreement

On the Closing Date, we entered into a voting agreement with Movella and the FP Purchasers (the “FP Voting Agreement”), effective at Effective Time, pursuant to which the FP Purchasers and certain of their affiliates that may later become a party to the agreement (the “FP Shareholders”) agreed to vote all shares beneficially owned by such FP Shareholders in favor of any and all recommendations of our board of directors at any annual or special meeting, by written consent or otherwise. The FP Voting Agreement automatically terminates upon the FP Purchasers, including any of their affiliates, ceasing to beneficially own any FP VLN Shares in accordance with the terms of the Note Purchase Agreement and related definitive documents.

Policies and Procedures for Related Person Transactions

Movella has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of Movella’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Movella or any of its subsidiaries are participants in which any “related person” has a material interest.

Transactions involving compensation for services provided to Movella as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of Movella’s voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of Movella’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of Movella’s Board) for review. To identify related person transactions in advance, Movella will rely on information supplied by our executive officers, directors and certain significant shareholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to Movella;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

Movella’s audit committee will approve only those transactions that it determines are fair to our shareholders and in Movella’s and the Movella shareholders’ best interests. All of the transactions described above were entered into prior to the adoption of such policy.

Indemnification of Directors and Officers

The Company’s Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, the Company’s Charter provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of common stock as of April 20, 2023 by:

•	each person who is known by the Company to be the beneficial owner of more than 5% of common stock;

•	each of the Company’s current executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under these rules, beneficial ownership also includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options, within 60 days of March 20, 2023. The beneficial ownership percentages below are based on approximately 50,907,431 shares of common stock issued and outstanding as of April 20, 2023.

Unless otherwise indicated, and subject to applicable community property laws, Movella believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
Directors and Executive Officers:
Ben A. Lee(2)	1,541,639	3.0%
Stephen Smith(3)	146,610	*
Boele de Bie(4)	58,542	*
Wen Hsieh	—	—
Stuart Huizinga(6)	34,616	*
Brent Lang(6)	34,616	*
Patricia Ross(6)	34,616	*
Eric Salzman	—	—
David Chung(7)	4,025,000	7.9%
All Directors and Executive Officers as a group (9 individuals)	5,875,639	11.5%
5% Holders:
Pathfinder Acquisition LLC(7)(8)	4,025,000	7.9%
FP Credit Partners, L.P.(1)	8,500,000	16.7%
KPCB Holdings, Inc.(5)	5,189,011	10.2%
Gamnat Pte Ltd(9)	4,110,809	8.1%
Glazer Capital, LLC(10)	3,224,892	6.3%
TSMC Partners, Ltd.(11)	3,095,359	6.1%
Columbia Seligman Communications and Information Fund(12)	3,263,392	6.4%
Alpha Wave Global, LP(13)	3,152,617	6.2%

*	Less than 1%
(1)

Based on a Schedule 13G filed on February 21, 2023. Consists of (i) 7,500,000 shares of common stock that were issued to the FP Purchasers pursuant to the FP Private Placement and (ii) 1,000,000 shares of common stock that were issued to the FP Purchasers under the Equity Grant Agreement. FP Credit Partners GP II, L.P. is the general partner of the FP Purchasers. FP Credit Partners GP II Management, LLC is the general partner of FP Credit Partners GP II, L.P. Francisco Partners Management, L.P. serves as the investment manager for each of the FP Purchasers. As a result, each of FP Credit Partners GP II, L.P., FP Credit Partners GP II Management, LLC, and Francisco Partners Management, L.P. may be deemed to share voting and dispositive power over the shares held by the FP Purchasers, but each disclaims beneficial ownership. Additionally, voting and disposition decisions at Francisco Partners Management, L.P. with respect to the shares held by the FP Purchasers are made by an investment committee, the members of which disclaim beneficial ownership of the reported securities. The address for each of these entities is One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129. Pursuant to the VLN Facility, Movella has the right, subject to certain exceptions, to cause the FP Purchasers to sell all or a portion of the FP VLN Shares at any time at its sole discretion over the life of the VLN Facility, and a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) of any such sale shall be applied as a credit against the outstanding obligations under the VLN Facility upon repayment of the VLN Facility in full or a refinancing event.
(2)	Consists of (i) 1,012,010 shares of common stock and (ii) 529,629 shares of common stock subject to stock options exercisable within 60 days of February 10, 2023.
(3)	Consists of 146,610 shares of common stock subject to stock options exercisable within 60 days of February 10, 2023.
(4)	Consists of 58,542 shares of common stock subject to stock options exercisable within 60 days of February 10, 2023.
(5)

Based on the Schedule 13D filed with the SEC on February 17, 2023 by Kleiner Perkins Caufield & Byers XIII, LLC (“KPCB XIII”) and KPCB XIII Associates, LLC (“Associates”). Consists of 5,189,011 shares of common stock held in the name of KPCB Holdings, Inc. (“KPCB Holdings”), as nominee for KPCB XIII. The managing member of KPCB XIII is Associates and may be deemed to exercise sole voting and dispositive control over such shares. The principal business address for KPCB Holdings, KPCB XIII and Associates is c/o Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, CA 94025.

(6)	Consists of 34,616 shares of Common Stock subject to stock options exercisable within 60 days of February 10, 2023.
(7)

Consists of 4,025,000 shares of Common Stock held by the Sponsor. Mr. Chung serves as the Managing Member of the Sponsor and may be deemed to exercise shared voting and dispositive control over the shares held by the Sponsor. Mr. Chung disclaims beneficial ownership of all shares held by the Sponsor except to the extent of his pecuniary interest therein.

(8)	Based on a Schedule 13G filed on February 10, 2023. The business address for the Sponsor is c/o Pathfinder, 1950 University Avenue, Suite 350, Palo Alto, CA 94303.
(9)

Based on a Schedule 13G filed on February 17, 2023. Gamnat Pte Ltd. shares the power to vote and the power to dispose of these shares with GIC Asset Management Pte. Ltd. (“GAM”) and GIC Pte. Ltd. (“GIC”), both of which are private limited companies incorporated in Singapore. GAM is wholly owned by GIC and is the public equity investment arm of GIC. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The business address of this shareholder is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(10)

Based on a Schedule 13G filed on February 14, 2023. Paul J. Glazer is the managing member of Glazer Capital, LLC and therefore may be deemed to exercise voting and dispositive control over the shares held by Glazer Capital, LLC. The business address of this shareholder is 250 West 55th Street, Suite 30A, New York, New York 10019.

(11)

Based on a Schedule 13G filed on February 17, 2023. FANG Shu-Hua and HUANG Jen-Chau are directors of TSMC Partners, Ltd. (“TPL”) and exercise jointly voting and dispositive control over the shares held by TPL. The business address of TPL is Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Island VG1110.

(12)

Columbia Management Investment Advisers, LLC (“CMIA”) is the investment manager of Columbia Seligman Technology and Information Fund (the “Columbia Fund”) and therefore exercises voting and dispositive control over the shares held by Columbia. Paul Wick is portfolio manager of the Columbia Fund and therefore may be deemed to exercise ultimate investment power of the securities held by the Columbia Fund. Such individual disclaims beneficial ownership of all shares held by the Columbia Fund except to the extent of their pecuniary interest therein. The business address of the Columbia Fund is 290 Congress Street, Boston, MA 02210.
(13)

Based on a Schedule 13G filed on February 14, 2023. Richard Gerson is the Chairman and Chief Investment Officer of Alpha Wave Global, LP and therefore may be deemed to exercise voting and dispositive control over the shares held by Alpha Wave Global, LP. The business address of Alpha Wave Global, LP is 660 Madison Avenue, 19th Floor, New York, NY 10065.

SELLING STOCKHOLDERS

Pursuant to the Shareholder Rights Agreement, we agreed to file a registration statement with the SEC for the purposes of registering for resale the shares of common stock being offered pursuant to this prospectus by the selling stockholders. We are registering for resale an aggregate of 23,523,776 shares of common stock (including shares of common stock underlying warrants held by the Original Holders) that may be sold by the selling stockholders named in this prospectus, as well as the pledgees, donees, transferees, assignees, successors-in-interest, designees and others that receive any of the shares as a gift, pledge, distribution, redemption, repurchase, cancellation, or other non-sale related transfer or who later come to hold any of the selling stockholder’s interest in the shares of common stock other than through a public sale (collectively, the “selling stockholders”). The selling stockholders listed in the table below may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus.

The following table sets forth, based on written representations from the selling stockholders, certain information regarding the beneficial ownership of our shares of common stock by the selling stockholders and the shares of common stock being offered by the selling stockholders. The applicable percentage ownership of shares of common stock is based on approximately 50,907,431 shares of common stock outstanding as of April 20, 2023. Information with respect to shares of common stock owned beneficially after the offering assumes the sale of all of the shares of common stock offered and no other purchases or sales of our shares of common stock. The selling stockholders may offer and sell some, all or none of their shares of common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

	Number of Shares of Common Stock Owned/Held Prior to Offering		Number of Shares of Common Stock to be Offered Pursuant to this Prospectus[2]	Number of Shares of Common Stock Owned/Held After Offering[3]
Name of Selling Stockholder[1]	Number	Percent		Number	Percent
FP Credit Partners II, L.P.[4]	8,106,517	15.9%	8,106,517	—	—
FP Credit Partners Phoenix II, L.P.[4]	393,483	*	393,483	—	—
KPCB Holdings, Inc.[5]	5,564,026	10.9%	5,564,026	—	—
Pathfinder Acquisition LLC[6]	8,275,000	16.3%	8,275,000	—	—
Ben A. Lee[7]	1,541,639	3.0%	1,012,010	529,629	1%
Weijie Yun[8]	97,740	*	97,740	—	—
Steve Walske[9]	25,000	*	25,000	—	—
Omar Johnson[10]	25,000	*	25,000	—	—
Paul Weiskopf[11]	25,000	*	25,000	—	—

*	Represents beneficial ownership of less than 1%.
[1]	Unless otherwise noted, the business address of each of those listed in the table above is 3535 Executive Terminal Drive, Suite 110, Henderson, NV 89052.
[2]

Represents the number of shares of common stock that may be offered by the Selling Stockholders using this prospectus. These amounts do not represent any other shares of common stock that the selling stockholder may own beneficially or otherwise.

[3]

Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the Selling Stockholders acquire additional shares of common stock after the date of this prospectus and prior to completion of this offering.

[4]

FP Credit Partners GP II, L.P. is the general partner of the FP Purchasers. FP Credit Partners GP II Management, LLC is the general partner of FP Credit Partners GP II, L.P. Francisco Partners Management, L.P. serves as the investment manager for each of the FP Purchasers. As a result, each of FP Credit Partners

GP II, L.P., FP Credit Partners GP II Management, LLC, and Francisco Partners Management, L.P. may be deemed to share voting and dispositive power over the shares held by the FP Purchasers, but each disclaims beneficial ownership. Additionally, voting and disposition decisions at Francisco Partners Management, L.P. with respect to the shares held by the FP Purchasers are made by an investment committee, the members of which disclaim beneficial ownership of the reported securities. The address for each of these entities is One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129. Pursuant to the VLN Facility, Movella has the right, subject to certain exceptions, to cause the FP Purchasers to sell all or a portion of the FP VLN Shares at any time at its sole discretion over the life of the VLN Facility, and a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) of any such sale shall be applied as a credit against the outstanding obligations under the VLN Facility upon repayment of the VLN Facility in full or a refinancing event.
[5]

Consists of 5,189,011 shares of common stock held in the name of KPCB Holdings, as nominee for KPCB XIII, and 375,015 shares of common stock held in the name of KPCB Holdings, as nominee for the accounts of certain individuals and entities associated with Kleiner Perkins Caufield & Byers. The managing member of KPCB XIII is Associates and may be deemed to exercise sole voting and dispositive control over the shares held as nominee for KPCB XIII. The principal business address for KPCB Holdings, KPCB XIII and Associates is c/o Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, CA 94025.

[6]

Consists of (i) 4,025,000 shares of common stock and (ii) 4,250,000 shares of common stock underlying warrants. Mr. Chung serves as the Managing Member of the Sponsor and may be deemed to exercise shared voting and dispositive control over the shares held by the Sponsor. Mr. Chung disclaims beneficial ownership of all shares held by the Sponsor except to the extent of his pecuniary interest therein. The business address for the Sponsor is c/o Pathfinder, 1950 University Avenue, Suite 350, Palo Alto, CA 94303.

[7]

Ben Lee serves as Movella’s president, chief executive officer and as a director. Since its inception until the closing of the Business Combination, Mr. Lee served as president, chief executive officer and as a director of Legacy Movella.

[8]	Weijie Yun was an employee of Legacy Movella.
[9]

Steve Walske served as a director of Pathfinder from the company’s inception in December 2020 until the closing of the Business Combination. Mr. Walske’s business address is 1950 University Avenue, Suite 350, Palo Alto, CA 94303.

[10]

Omar Johnson served as a director of Pathfinder from the company’s inception in December 2020 until the closing of the Business Combination. Mr. Johnson’s business address is 1950 University Avenue, Suite 350, Palo Alto, CA 94303.

[11]

Paul Weiskopf served as a director of Pathfinder from the company’s inception in December 2020 until the closing of the Business Combination. Mr. Weiskopf’s business address is 1950 University Avenue, Suite 350, Palo Alto, CA 94303.

Certain Relationships with Selling Stockholders

Shareholder Rights Agreement

Certain of the selling stockholders entered into the Shareholder Rights Agreement, effective upon Effective Time, pursuant to which, among other things, such stockholders have been granted certain customary registration rights. Pursuant to the Shareholder Rights Agreement, the Sponsor and the Legacy Pathfinder Holders (as defined in the Shareholder Rights Agreement) have agreed that, subject to certain customary exceptions, they will not effect any sale or distribution of Movella equity securities during the period commencing on the Closing Date and ending on the earlier of (a) the date that is three hundred and sixty five (365) days following the Closing Date and (b) (i) the first date on which the closing price of common stock has been greater than or equal to $12.00 per share (as adjusted for share subdivisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) measured using the daily closing price for any 20 trading days within a 30-trading day period commencing at least one hundred and fifty (150) days after the Closing Date or (ii) the date on which Movella completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all Movella’s shareholders having the right to exchange their common stock for cash, securities or other property. Except for the FP Purchasers with respect to the FP VLN Shares, each other Investor has agreed that, subject to certain customary exceptions, he, she, or it shall not effect any sale or distribution of Movella equity securities held by them during the period commencing on the Closing Date and ending on the date that is one hundred and eighty (180) days following the Closing Date. See Certain Relationships and Related Party Transactions—Shareholder Rights Agreement.”

Transactions with Francisco Partners

We have entered into various agreements with FP, including the Note Purchase Agreement, the Equity Grant Agreement, the FP Voting Agreement and the Subscription Agreement. See the sections entitled “Certain Relationships and Related Party Transactions—Note Purchase Agreement”, Certain Relationships and Related Party Transactions—FP Voting Agreement”, “Certain Relationships and Related Party Transactions—Subscription Agreement” and “Certain Relationships and Related Party Transactions—Shareholder Rights Agreement.”

For further information regarding transactions between us and the selling stockholders, see the section entitled “Certain Relationships and Related Party Transactions.”

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Certificate of Incorporation and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capitalization

General

The total amount of our authorized share capital consists of 900,000,000 shares of our common stock, par value $0.00001 per share (“common stock”), and 20,000,000 shares of our Preferred Stock, par value $0.00001 per share (“Preferred Stock”). As of April 20, 2023, there were approximately 50,907,431 shares of common stock outstanding which were held of record by approximately 43 holders.

Common Stock

Voting Rights

Except as otherwise required by law or the Certificate of Incorporation, each holder of common stock will be entitled to one (1) vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders.

Dividend Rights

Subject to the preferential rights of the Preferred Stock and except as otherwise required by law or the Certificate of Incorporation, as it may be amended from time to time, holders of common stock will be entitled to receive such dividends and other distributions in cash, stock or property when, as and if declared thereon by our board of directors, in its discretion, from time to time out of our assets legally available therefor.

Rights Upon Liquidation

In the event of any dissolution, liquidation, or winding up of the affairs of the Company, the holders of common stock will be entitled, except as otherwise required by law, to receive an equal amount per share of all of our remaining assets of whatever kind available for distribution to stockholders, after the rights of the holders of Preferred Stock have been satisfied.

Other Rights

The holders of common stock will not be entitled to preemptive or subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock contained in the Certificate of Incorporation or in the Bylaws. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of the Preferred Stock that we may issue in the future.

Preferred Stock

The Board has the authority to issue shares of Preferred Stock from time to time in one or more series, on terms it may determine. The Board is authorized to fix, for each such series, the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences, and relative participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof. The issuance of Preferred Stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company.

Election of Directors and Vacancies

Subject to the rights of the initially appointed directors at the effectiveness of the filing of the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of seven directors, which shall be divided into three classes, designated Class I, II and III, respectively.

Under the Bylaws, at each annual meeting of stockholders, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.

Except as otherwise provided by the Certificate of Incorporation and subject to the rights of the initially appointed directors at the effectiveness of the filing of the Certificate of Incorporation and to the rights, if any, of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause will, unless otherwise required by law or determined by the Board, be filled solely by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Directors so chosen will hold office until the next annual election at which the term of the class to which he or she has been elected expires and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board, may be removed from office only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock (“outstanding voting stock”) then entitled to vote at an election of directors, voting together as a single class. Subject to the rights of the holders of any series of Preferred Stock then outstanding, in case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed.

In addition to the powers and authority expressly conferred upon them by statute or by the Certificate of Incorporation or the Bylaws, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

Quorum

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the rules of any stock exchange upon which our securities are listed, the Certificate of Incorporation or the Bylaws. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairperson of the meeting or the stockholders, by the affirmative vote of a majority of the voting power present in person or represented by proxy, though less than a quorum, or any officer entitled to preside at such meeting, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, a notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some of our stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our common stock (or warrants) remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Special meetings of the stockholders may be called, for any purpose or purposes, only by the Board acting pursuant to a resolution duly adopted by a majority of the Board or by the Chairman of the Board, the Chief Executive Officer, or the President. Unless otherwise required by law, the Certificate of Incorporation or the Bylaws, written or electronic notice of a special meeting of stockholders, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and the purpose or purposes thereof, shall be given in accordance with Section 232 of the DGCL, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Business transacted at any special meeting of stockholders will be limited to the purpose or purposes stated in the notice.

The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission. After such action is taken, the writing or writings or electronic transmission or transmissions will be filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely notice in proper written form to our Secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that the following provisions therein may be amended or repealed only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	the provisions regarding the power, authority, and election of the Board;

•	the provisions regarding stockholder actions without a meeting;

•	the provisions regarding calling special meetings and the annual meeting of stockholders;

•	the provisions regarding the size, term, removal, and filling of vacancies of the Board;

•	the provisions regarding the quorum for a meeting of the Board;

•	the provisions regarding advance notice of stockholder nominations or business to be brought before any meeting of stockholders;

•	the provisions regarding the adoption, amendment, or repeal of the Bylaws;

•	the provisions regarding the limited liability of our directors;

•	the provisions regarding indemnification of our directors, officers, employees and agents;

•	the provisions regarding exclusive forum; and

•	the provisions regarding the amendment or repeal of any of these provisions.

The Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office, without any action on the part of the stockholders or (B) by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock entitled to vote thereon, voting as a single class.

Delaware Anti-Takeover Statute

Section 203 of the DGCL (“Section 203”) generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder) shares owned (a) by persons who are directors and also officers, and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

upon or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. We are subject to Section 203 of the DGCL. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of our directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended, and provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers, as the case may be. The Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by such law. In addition, we expect to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Exclusive Forum of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) will be the sole and exclusive forum for derivative actions brought in our name; any action asserting a claim of breach of a fiduciary duty by any current or former director, officer, employee, agent, or stockholder to us or our stockholders; any action or proceeding arising or asserting a claim pursuant to any provision of the DGCL or the Certificate of Incorporation, any resolution or resolutions by the Board providing for the issue of shares of Preferred Stock or the Bylaws; any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; and any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. If any action the subject matter of which is within such scope is filed in a court other than a court located within the State of Delaware in the name of any stockholder, that stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce such action. The provision would not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum unless we consent in writing to the selection of an alternative forum. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officer.

Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Registration Rights

The Company, Pathfinder Acquisition LLC, Movella Inc., FP Credit Partners, L.P. (together with certain of its affiliates), and certain other of our and Movella Inc.’s stockholders entered into a Shareholder Rights Agreement, pursuant to which, among other things, the parties thereto have been granted certain customary registration rights, pursuant to which, among other things, (a) the stockholders party thereto have agreed not to effect any sale or distribution of any of our common stock held by any of them during the applicable lock-up period described therein, if any, and (b) the stockholders party thereto have been granted certain customary registration rights with respect to their respective shares of common stock.

Warrants

As of April 20, 2023, there were 10,749,961 warrants to purchase our common stock outstanding, consisting of 6,499,961 public warrants and 4,250,000 private warrants.

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after February 10, 2023, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after February 10, 2023, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have filed with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of common stock until the warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if our shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of common stock equals or exceeds $18.00.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of shares of common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-Dilution Adjustments” below) for any 20 trading days within a 30 trading day period ending on the third trading day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to such shares of common stock available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the shares common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-Dilution Adjustments” below, as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of common stock equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of common stock except as otherwise described below;

•

if, and only if, the closing price of our shares of common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-Dilution Adjustments” below) for any 20 trading days within a 30 trading day period ending on the third trading day before we send the notice of redemption to the warrant holders; and

•

if the closing price of our shares of common stock for any 20 trading days within a 30-trading day period ending on the third trading day before the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-Dilution Adjustments” below), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of share of common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our shares of common stock for the 10 trading days immediately following to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to Fair Market Value of shares of common stock expiration of warrants expiration of warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our shares of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.

This redemption feature differs from the typical warrant redemption features used by many other issuers after a business combination with a blank check company, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our shares of common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under

“—Redemption of warrants when the price per share of common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this Report. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when our shares of common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when our shares of common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of common stock than they would have received if they had chosen to wait to exercise their warrants for shares of common stock if and when such shares of common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of common stock to be issued to the holder.

Redemption procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of shares of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of common stock on account of such shares of common stock, other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement, or defective provision (ii) amending the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 65% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the Warrant Agreement, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after February 10, 2023 (except pursuant to limited exceptions, to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by Pathfinder Acquisition LLC or its permitted transferees. Pathfinder Acquisition LLC, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than Pathfinder Acquisition LLC or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants. Any amendment to the terms of the private placement warrants or any provision of the Warrant Agreement with respect to the private placement warrants will require a vote of holders of at least 65% of the number of the then-outstanding private placement warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our public warrants and private placement warrants is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

We are registering the offer and sale by the selling stockholders or their permitted transferees from time to time of up to 23,523,776 shares of common stock (which includes 4,100,000 shares of common stock held by the Original Holders, 4,250,000 shares of common stock issuable upon the exercise of warrants held by the Original Holders, 6,576,036 shares of common stock held by Movella-Related Holders, 8,500,000 shares of common stock held by the FP Purchasers and 97,740 shares of common stock issuable upon the exercise of options held by former employees).

We are required to pay all fees and expenses incident to the registration of the shares of common stock to be offered and sold pursuant to this prospectus.

We will not receive any of the proceeds from the sale of the securities by the selling stockholders. The aggregate proceeds to the selling stockholders will be the purchase price of the securities less any discounts and commissions borne by the selling stockholders. The shares of common stock beneficially owned by the selling stockholders covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be amended and supplemented from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, the Securities Exchange Act of 1934, as amended, or other federal or state law. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) relating to the purchase, ownership, and disposition of shares of our common stock and warrants, or collectively our securities, but does not purport to be a complete analysis of all potential tax effects. We do not discuss other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws. This discussion is based on the Code, U.S. Treasury Department Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our securities.

This discussion is limited to purchasers holding our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).    This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our securities under the constructive sale provisions of the Code;

•

persons subject to the special tax accounting rules of as a result of any item of gross income with respect to our securities being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons who hold or receive our securities pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity (or other arrangement) treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions

The gross amount of distributions made with respect to our common stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. The dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s tax basis in our common stock (but not below zero), and to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of such common stock, as described under “—Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities” below.

With respect to non-corporate U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. If the holding period requirements are not satisfied, corporate U.S. Holders may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities.

Upon a sale or other taxable disposition of our securities, a U.S. Holder generally will recognize capital gain or loss. Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities so disposed of. A U.S. Holder’s adjusted tax basis in its securities generally will equal the U.S. Holder’s adjusted cost less, in the case of a share of our common stock, any prior distributions treated as a return of capital. In the case of any securities originally acquired as part of an investment unit, the acquisition cost for the securities that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the securities so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the securities would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Exercise, Redemption or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of our common stock on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant and the exercise price. The U.S. Holder’s holding period for the share of common stock received upon exercise of the warrant generally will commence on the date of exercise of the warrant or the date following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the share of common stock received would equal the holder’s basis in the warrants used to effect the cashless exercise. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the acquired common stock generally would be treated as commencing on the date following the date of exercise (or possibly on the date of exercise of the warrant). If the cashless exercise were treated as a recapitalization, the holding period of the acquired common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder could be deemed to have surrendered warrants having an aggregate fair market value equal to the exercise price for the total number of warrants deemed to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In that case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised and the exercise price of such warrants. A U.S. Holder’s holding period for the acquired common stock in such case generally would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Our Securities—Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of our common stock for which the warrant may be exercised or to the exercise price of the warrant in certain circumstances as discussed in the section of this registration statement entitled “Description of Our Securities—Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, U.S. Holders of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of our common stock which is taxable to such holders of that common stock as a distribution. Such constructive distributions would generally be subject to tax in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which we may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding

Distributions with respect to our common stock to a U.S. Holder, regardless of whether such distributions constitute dividends, and proceeds from the sale, exchange or redemption of shares of our commons stock by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number and a certification of exempt status (generally on IRS Form W-9) or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our securities that for U.S. federal income tax purposes is neither a U.S. Holder nor an entity (or other arrangement) treated as a partnership.

Taxation of Distributions

Distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s tax basis in our common stock , but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Securities.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30 percent of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30 percent (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain or Loss on Sale, Taxable Exchange, or other Taxable Disposition of Securities

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our securities (including upon expiration or redemption of warrants) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our securities constitute U.S. real property interests by reason of our status as a U.S. real property holding corporation for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30 percent (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30 percent (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our securities, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming a U.S. real property holding corporation. However, because the determination of whether we are a U.S. real property holding corporation depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a U.S. real property holding corporation or will not become one in the future.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Exercise, Redemption or Lapse of a Warrant

The U.S. federal income tax characterization of the exercise, redemption or lapse of a warrant held by a Non-U.S. Holder generally will follow the U.S. federal income tax characterization of the exercise, redemption or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise, Redemption or Lapse of a Warrant” above, and the tax consequences of such characterizations will be as set forth above and below in this “Non-U.S. Holders” section.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Our Securities—Warrants,” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the Non-U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Securities.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events as discussed in the section of this prospectus captioned “Description of Our Securities—Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, Non-U.S. Holders of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Non-U.S. Holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of shares of our common stock, which is taxable to such holders of that common stock as a distribution. Such constructive distribution to a Non-U.S. Holder of warrants would be treated as if such Non-U.S. Holder had received a cash distribution from us equal to the fair market value of such increased interest (taxed as described above under “—Taxation of Distributions”). For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which we may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to a Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our securities conducted through a non-U.S. office of broker that is not such a U.S.-related broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Under U.S. legislation commonly referred to as FATCA, U.S. withholding taxes may be imposed on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30 percent withholding tax may be imposed on dividends on our common stock paid, or constructive distributions deemed paid, if any, with respect to our warrants, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30 percent on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

U.S. Treasury Regulations proposed in December 2018 (and upon which taxpayers and withholding agents are entitled to rely) eliminate possible FATCA withholding on the gross proceeds from any sale or other taxable disposition of our securities, previously scheduled to apply beginning January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR SECURITIES BASED ON THE INVESTOR’S CIRCUMSTANCES.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The consolidated financial statements of Movella as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, included in the prospectus of Movella Holdings Inc., which is referred to and made part of this Registration Statement, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Pathfinder as of December 31, 2022 and 2021 and for each of the years then ended included in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such film as experts in accounting and auditing.

CHANGE IN AUDITOR

On February 10, 2023, Pathfinder and Movella consummated the Business Combination, as a result of which Movella became a wholly owned subsidiary of the Company, and the Company became the holding company listed on Nasdaq.

On February 10, 2023, the audit committee of our board of directors approved the engagement of RSM US LLP (“RSM”) as the independent registered public accounting firm of the Company and its subsidiaries in connection with the Company’s consolidated financial statements for the year ended December 31, 2023. RSM currently also serves as the independent registered public accounting firm of Movella. Accordingly, WithumSmith+Brown, PC (“Withum”), Pathfinder’s independent registered public accounting firm prior to the Closing Date, was informed that it would be dismissed as Pathfinder’s independent registered public accounting firm effective as of February 10, 2023.

The audit reports of Withum included in the financial statements of Pathfinder as of December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2021 and 2020, there were no disagreements (as defined in Item 304(a)(iv) of Regulation S-K) between Pathfinder and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on Pathfinder’s financial statements for such period.

During the years ended December 31, 2021 and 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2021 and 2020, neither Pathfinder nor anyone on its behalf consulted RSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Pathfinder’s financial statements, and neither a written report nor oral advice was provided to Pathfinder that RSM concluded was an important factor considered by Pathfinder in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as defined in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively.

Movella has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish it with a letter addressed to the SEC stating whether it agrees with the statements set forth above and, if not, stating the respects in which it does not agree. A copy of Withum’s letter, dated February 10, 2023, is filed as Exhibit 16.1 to our Current Report on Form 8-K, dated February 13, 2023.

WHERE YOU CAN FIND MORE INFORMATION

We file electronically with the SEC, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make available on our website at www.movella.com, free of charge, copies of these reports as soon as reasonably practicable after filing these reports with, or furnishing them to, the SEC. Our website and the information contained on or through that site are not incorporated into this Report. All website addresses in this Report are intended to be inactive textual references only.

All documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the effectiveness of the registration statement but prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You may request these reports or documents by contacting us at: Movella Holdings Inc., 3535 Executive Terminal Drive Suite 110, Henderson, NV 89052, Attn: Investor Relations, email address: investors@movella.com.

Movella Holdings Inc. (formerly known as Pathfinder Acquisition Corporation)
Consolidated Financial Statement
s as of and
for the Years Ended December 31, 2022 and 2021:

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors
Movella Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Movella Inc. and its subsidiaries (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive loss, mezzanine equity and stockholders’ deficit, and cash flows for each of the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Adoption of New Accounting Policy
As discussed in Note 1 to the financial statements, the Company has changed its method of accounting for leases as of January 1, 2022, due to the adoption of Accounting Standards Codification No. 842, Leases.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the Company’s auditor since 2019.
San Jose, California
March 31, 2023

Consolidated Financial Statements
MOVELLA INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of December 31,
	2022	2021
Current assets:
Cash and cash equivalents	$14,334	$11,166
Accounts receivable, net of allowance for doubtful accounts of $ 144 and $ 20 at December 31, 2022 and 2021	6,690	4,478
Inventories	5,164	4,535
Prepaid expenses and other current assets	3,274	2,308
Current assets from discontinued operations	—	291

Total current assets	29,462	22,778
Property and equipment, net	2,361	2,734
Goodwill	36,381	38,584
Intangible assets, net	5,807	20,902
Non-marketable equity securities	25,285	25,000
Right-of-use assets	3,281	—
Deferred tax assets, net	86	—
Capitalized equity issuance costs and other assets	4,265	110

Total assets	$106,928	$110,108

Liabilities, mezzanine equity and stockholders’ deficit
Current liabilities:
Accounts payable	$5,967	$2,528
Accrued expenses and other current liabilities	7,944	5,622
Line of credit and current portion of long-term debt	148	1,353
Current portion of deferred revenue	3,334	2,422
Deferred payout to Kinduct sellers	4,303	5,954
Current liabilities from discontinued operations	—	357

Total current liabilities	21,696	18,236
Long-term portion of term debt	25,649	8,396
Convertible notes, net – related party (Note 16)	6,186	—
Deferred revenue, net of current portion	1,344	1,170
Deferred tax liabilities, net	—	222
Operating lease liabilities and other non-current liabilities	3,088	371

Total liabilities	57,963	28,395

Commitments and contingencies (Note 17)
Mezzanine equity:
Series D-1 convertible preferred stock, $ 0.0001 par value. 6,562,724 shares authorized, and issued and outstanding at December 31, 2022 and 2021; liquidation preference of $ 30,000 as of December 31, 2022 and 2021	41,991	39,307
Series A convertible preferred stock, $ 0.0001 par value. 10,000,000 shares authorized, and issued and outstanding at December 31, 2022 and 2021; liquidation preference of $ 10,000 as of December 31, 2022 and 2021	9,950	9,950

MOVELLA INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of December 31,
	2022	2021

Series B convertible preferred stock, $ 0.0001 par value. 11,791,929 shares authorized; 8,747,602 and 8,741,929 shares issued and outstanding at December 31, 2022 and 2021; liquidation preference of $ 24,816 and $ 24,800 as of December 31, 2022 and 2 02 1	24,680	24,680
Series C convertible preferred stock, $ 0.0001 par value. 13,122,055 shares authorized, and issued and outstanding at December 31, 2022 and 2021; liquidation preference of $ 37,226 a s of December 31, 2022 and 2021	37,032	37,032
Series D convertible preferred stock, $ 0.0001 par value. 7,470,088 shares authorized, and issued and outstanding at December 31, 2022 and 2021; liquidation preference of $ 31,043 as of December 31, 2022 and 202 1	30,780	30,780
Series E convertible preferred stock, $ 0.0001 par value. 18,024,809 shares authorized; 10,458,755 shares issued and outstanding at December 31, 2022 and 2021; liquidation preference of $ 43,463 a s of December 31, 2022 and 2021	40,750	40,750

Total mezzanine equity	185,183	182,499

Stockholders’ deficit:

Common stock, $ 0.0001 par value. 95,000,000 shares authorized, 12,751,023 and 9,184,092 shares issued and outstanding at December 31, 2022 and 202 1	1	1

Additional paid-in capital	692	—

Accumulated other comprehensive (loss) income	(1,646)	1,431

Accumulated deficit	(142,016)	(109,601)

Total Movella stockholders’ deficit	(142,969)	(108,169)

Non-controlling interest in subsidiaries	6,751	7,383

Total stockholders’ deficit	(136,218)	(100,786)

Total liabilities, mezzanine equity and stockholders’ deficit	$106,928	$110,108

The accompanying notes are an integral part of these consolidated financial statements.

F-
4

MOVELLA INC.
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Years Ended December 31,
	2022	2021
Revenues:
Product	$34,283	$28,848
Service	6,183	5,566

Total revenues	40,466	34,414

Cost of revenues
Product	15,223	12,049
Service	6,071	4,412

Total cost of revenues	21,294	16,461

Gross profit	19,172	17,953

Operating expenses:
Research and development	13,258	14,014
Sales and marketing	12,324	10,710
General and administrative	14,697	12,943
Impairment of intangible assets	7,164	—

Operating expenses	47,443	37,667

Loss from operations	(28,271)	(19,714)
Other income (expense):
Loss on debt extinguishment	(646)	—
Debt issuance costs	(2,389)	—
Revaluation of debt	(300)	—
Interest expense, net	(2,167)	(1,965)
Other income, net	613	2,148

Loss from continuing operations before income taxes	(33,160)	(19,531)
Income tax benefit	(113)	(728)

Net loss from continuing operations	(33,047)	(18,803)
Loss from discontinued operations (net of tax)	—	(156)

Net loss	(33,047)	(18,959)
Net loss attributable to non-controlling interests	(632)	(1,300)

Net loss attributable to Movella Inc.	$(32,415)	$(17,659)
Deemed dividend from accretion of Series D-1 preferred stock	(2,684)	(2,511)

Net loss attributable to common stockholders	$(35,099)	$(20,170)

Net loss per share from continuing operations, basic and diluted	$(3.11)	$(2.20)
Net loss per share from discontinued operations, basic and diluted	$—	$(0.02)
Net loss per share, basic and diluted	$(3.11)	$(2.22)
Weighted average shares outstanding, basic and diluted	11,285,170	9,101,819
The accompanying notes are an integral part of these consolidated financial statements.

F-
5

MOVELLA INC.
Consolidated Statements of Comprehensive Loss
(In thousands)

	Years Ended December 31,
	2022	2021
Net loss	$(33,047)	$(18,959)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments, net of tax	(3,077)	(1,456)

Comprehensive loss	(36,124)	(20,415)
Comprehensive loss attributable to non-controlling interests	(632)	(1,300)

Comprehensive loss attributable to Movella Inc.	$(35,492)	$(19,115)

The accompanying notes are an integral part of these consolidated financial statements.

F-
6

MOVELLA INC.
Consolidated Statements of Mezzanine Equity and Stockholders’ Deficit
(In thousands, except share and per share data)

	Redeemable convertible preferred stock		Non-redeemable convertible preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Non-controlling interests	Total
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, December 31, 2020	6,562,724	$36,796	49,792,827	$143,222	9,050,160	$1	$—	$2,887	$(90,500)	$9,847	$(77,765)
Stock-based compensation expense	—	—	—	—	—	—	786	—	—	—	786
Accretion of Series D-1 convertible preferred stock	—	2,511	—	—	—	—	(1,069)	—	(1,442)	—	(2,511)
Issuance cost of Series E preferred stock	—	—	—	(30)	—	—	—	—	—	—	—
Issuance of common stock for exercise of options	—	—	—	—	133,932	—	58	—	—	—	58
Issuance of common stock warrants to Eastward	—	—	—	—	—	—	225	—	—	—	225
Foreign currency translation adjustment	—	—	—	—	—	—	—	(1,456)	—	—	(1,456)
Dissolution of TDI entity	—	—	—	—	—	—	—	—	—	(1,164)	(1,164)
Net loss	—	—	—	—	—	—	—	—	(17,659)	(1,300)	(18,959)

Balance, December 31, 2021	6,562,724	39,307	49,792,827	143,192	9,184,092	1	—	1,431	(109,601)	7,383	(100,786)

Stock-based compensation expense	—	—	—	—	—	—	1,699	—	—	—	1,699
Accretion of Series D-1 convertible preferred stock	—	2,684	—	—	—	—	(2,684)	—	—	—	(2,684)
Issuance of common stock for exercise of options	—	—	—	—	3,566,931	—	1,659	—	—	—	1,659
Issuance of common stock warrants to lender	—	—	—	—	—	—	18	—	—	—	18
Issuance of Series B convertible preferred stock for exercise of warrants	—	—	5,673	—	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	(3,077)	—	—	(3,077)
Net loss	—	—	—	—	—	—	—	—	(32,415)	(632)	(33,047)

Balance, December 31, 2022	6,562,724	$41,991	49,798,500	$143,192	12,751,023	$1	$692	$(1,646)	$(142,016)	$6,751	$(136,218)

The accompanying notes are an integral part of these consolidated financial statements.

F-
7

MOVELLA INC.
Consolidated Statements of Cash Flows
(In thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(33,047)	$(18,959)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,919	7,280
Stock-based compensation expense	1,699	786
Provision for excess and obsolete inventories	265	—
Impairment of intangible assets	7,164	—
Loss on disposals of property and equipment	—	24
Unrealized loss (gain) on marketable securities	58	(67)
Accretion of convertible notes, net	369	—
Accretion of Kinduct deferred payout	451	543
Amortization of debt discount and debt issuance costs	371	249
Gain on change in fair value of embedded derivative	(396)	—
Deferred income taxes	(308)	(1,037)
Loss on revaluation of debt	300	—
Loss on debt extinguishment	646	—
Debt issuance costs	2,389	—
Unrealized gain on non-marketable equity securities	(285)	—
Gain from dissolution of TDI entity	—	(665)
Gain on forgiveness of PPP loan	—	(612)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(2,351)	(1,100)
Inventories	(1,330)	(2,185)
Government subsidy receivable	(1,416)	—
Prepaid expenses and other assets	182	3,342
Other assets	(31)	28
Other receivables	—	1,086
Accounts payable	564	1,157
Accrued expenses and other liabilities	793	(1,189)
Deferred revenue	1,431	401
Other liabilities	13	159

Net cash used in operating activities	(14,550)	(10,759)

Cash flows from investing activities:
Purchase of intangibles	(153)	—
Proceeds from licensing of IP - MEMSIC	—	9,686
Purchases of property and equipment	(600)	(1,877)

Net cash (used in) provided by investing activities	(753)	7,809

MOVELLA INC.
Consolidated Statements of Cash Flows
(In thousands)

	Years Ended December 31,
	2022	2021
Cash flows from financing activities:

Proceeds from term loans and revolving line of credit, net	547	8,298
Net proceeds from Pre-Close Notes	25,000	—
Payment of debt issuance costs	(1,534)	(118)
Repayment of loans using proceeds from Pre-Close Notes	(9,549)	—
Proceeds from issuance of convertible notes	4,873	—
Principal payments of loans	(346)	(14,893)
Payment of deferred payout to Kinduct sellers (Note 17)	(1,000)	—
Payment of debt extinguishment costs	(470)	—
Payment of equity issuance costs in advance of offering	(990)	—
Proceeds from the exercise of stock options	1,659	58
Costs incurred on issuance of Series E preferred stock	—	(30)

Net cash provided by (used in) financing activities	18,190	(6,685)

Effect of foreign exchange rate changes on cash and equivalents	281	(40)

Net increase (decrease) in cash and cash equivalents	3,168	(9,675)
Cash and cash equivalents:
Beginning of year	11,166	20,841

End of year	$14,334	$11,166

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,051	$863
Cash paid for taxes, net of refunds	217	956
Supplemental disclosure of non-cash financing activity:
Accretion of Series D-1 convertible preferred Stock	2,684	2,511
Issuance of convertible notes in exchange for Kinduct deferred payout	1,148	—
Distribution of equity shares to TDI NCI	—	499
Issuance of warrants to lender	18	225
Right-of-use assets obtained in exchange for operating lease liabilities	4,280	—
Debt and equity issuance costs financed through accounts payable or accrued liabilities	3,989	—
The accompanying notes are an integral part of these consolidated financial statements.

F-
9

MOVELLA INC.
Notes to Consolidated Financial Statements

1.	Overview and Summary of Significant Accounting Policies
Description of Business
Movella is a global full-stack provider of integrated sensors, software, and analytics that enable the digitization of movement. Movella’s solutions accelerate innovation and enable our customers, partners, and users to create extraordinary outcomes. Movella powers real-time character movement in digital environments, transforms movement into digital data that provides meaningful and actionable insights, renders digitized movement to enable the creation of sophisticated and true-to-life
animated content, creates new forms of monetizable IP with unique biomechanical digital content, and provides spatial movement orientation and positioning data. Partnering with leading global brands such as Electronic Arts, EPIC Games, 20th Century Studios, Netflix, Toyota, Siemens and over 2,000 customers in total, Movella currently serves the entertainment, health and sports, and automation and mobility markets. Additionally, Movella believes it is well-positioned to provide critical enabling solutions for applications in emerging high-growth markets such as the Metaverse, next-generation gaming, live streaming, digital health, and autonomous robots with recently introduced offerings and products currently in development.
Movella Inc. (the “Company” or “Movella”) was incorporated in the state of Delaware on August 14, 2009.
 Previously the Company was known as mCube Inc, and on September 27, 2021, the Company was renamed to MovellaTM. The Company is headquartered in Henderson, Nevada and has subsidiaries in the Netherlands, Canada, United States, Taiwan, China, and India.
Merger with Pathfinder Acquisition Corporation
On February 10, 2023 (the “Closing Date”), Movella Holdings Inc., a Delaware corporation (formerly known as Pathfinder Acquisition Corporation (“Pathfinder”)) (“New Movella”), consummated the previously announced business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated October 3, 2022 (the “Business Combination Agreement”), by and among Pathfinder, Motion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pathfinder (“Merger Sub”) and Movella Inc., a Delaware corporation (“Movella”)
.
On the Closing Date, promptly following the consummation of the Domestication, Merger Sub merged with and into Movella (the “Merger”), with Movella continuing as the surviving company in the Merger and, after giving effect to the Merger, Movella became a wholly owned subsidiary of New Movella (the time that the Merger became effective being referred to as the “Effective Time”). Pathfinder’s Class A ordinary shares, public warrants and the Pathfinder Units were historically quoted on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “PFDR,” “PFDRW,” and “PFDRU,” respectively. On the Closing Date, the Pathfinder Units automatically separated into the component securities and, as a result, no longer trade as a separate security. On February 13, 2023, the New Movella Common Stock and warrants began trading on Nasdaq under the symbols “MVLA” and “MVLAW,” respectively. See Note 18.
Subsequent Events
for additional information.
The Company’s basis of presentation within these consolidated financial statements do not reflect any adjustments resulting from the closing of the Business Combination. The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States (“US GAAP”). Under this method of accounting, Movella Inc. will be treated as the accounting acquirer for financial reporting purposes.
As of December 31, 2022, the Company has incurred $6.5 million of business combination related costs which principally consisted of advisory, legal, other professional fees, debt discount and debt issuance costs. The Company has expensed $2.4 million of these costs upon execution of the Pre-Merger Senior Secured Notes (the

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MOVELLA INC.
Notes to Consolidated Financial Statements

“Pre-Close
Notes”) while $4.1 million of costs have been capitalized on the consolidated balance sheet within capitalized equity issuance costs and other assets. As of December 31, 2022, $2.5 million of the business combination related costs have been paid out, with $2.8 million recorded within accounts payable and $1.2 million recorded within accrued expenses and other current liabilities.
Basis of Presentation and Principles of Consolidation
The information contained herein has been prepared by Movella Inc. (the “Company”) in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The consolidated financial statements include the accounts of the Company, its wholly-owned and majority-owned subsidiaries, and joint ventures in which the Company is the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements reflect all adjustments, consisting of only normal recurring accruals, except otherwise disclosed herein, which are, in the opinion of management, necessary for a fair statement of the results of the periods presented. Certain prior period amounts were reclassified to conform to the current period presentation. These reclassifications did not affect total revenues, costs and expenses, net loss, assets, liabilities or stockholders’ deficit.
On June 30, 2021, the Company dissolved its majority owned subsidiary Ten Degrees, Inc. (“TDI”) subsequent to the asset sale to Inpixon on August 19, 2020.
Liquidity
The Company has prepared its consolidated financial statements assuming that the Company will continue as a going concern. The Company has incurred recurring losses from continuing operations and net cash used in operating activities including a net loss from continuing operations of $33.0 million and net cash used in operating activities of $14.6 million for the year ended December 31, 2022. The Company has cash and cash equivalents of $14.3 million; there are restrictions on the Company’s ability to transfer cash and cash equivalents of $0.7 million held outside of the U.S. by its subsidiaries in China and $1.5 million held by its joint venture entity in China as of December 31, 2022. The continuation of the Company as a going concern is dependent upon, among other things, the continued financial support from its investors to fund operations, the ability of the Company to obtain necessary equity or debt financing, and the attainment of profitable operations.
On February 10, 202
3
,
 the Company consummated the Business Combination Agreement with Pathfinder Acquisition Corporation whereby through a series of transactions, the Company received approximately $60.3 million of net cash proceeds after transaction costs. See Note 18.
Subsequent Events
for additional details. The Note Purchase Agreement also contains a financial covenant requiring the Company and its subsidiaries to achieve positive EBITDA on a consolidated basis for the most recently ended four-quarter period, commencing with the last day of the fiscal quarter ending June 30, 2024 and as of the last day of each fiscal quarter thereafter.
With the cash on hand at December 31, 2022, and the net cash received from the consummation of the Business Combination Agreement with Pathfinder Acquisition Corporation, the Company believes the actions it has taken, and the measures it may take in the future, will provide sufficient liquidity to fund operations and capital expenditures over the next twelve months mitigating the conditions that caused there to be substantial doubt about the Company’s ability to continue as a going concern.
The Company may seek to raise additional capital, which could be in the form of loans, convertible debt or equity, to fund future operating requirements and capital expenditures. The Company’s liquidity is highly dependent on its ability to increase revenues, control operating costs, and raise additional capital. The Company

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MOVELLA INC.
Notes to Consolidated Financial Statements

continues to closely monitor expenses to assess whether any immediate changes are necessary to enhance its liquidity. There can be no assurance that the Company will be able to raise additional capital on favorable terms, or execute on any other means of improving liquidity as described above.
Discontinued Operations
In July 2021, the Company discontinued its components business due to recurring operating losses, per the determination of management and the Company’s Board of Directors. In accordance with Accounting Standards Codification (“ASC”)
205-20,
Presentation of Financial Statements – Discontinued Operations
, the result of operations and financial positions of the components business have been reclassified to discontinued operations for all periods presented as the exit of the components business represents a strategic shift that had a major effect on the Company’s results of operations. See Note 5.
Discontinued Operations
for more information.
Reclassifications
Certain reclassifications have been made to the Company’s consolidated financial statements for the year ended December 31, 2021, to conform to the current period’s consolidated financial statement presentation. The reclassifications had no impact on total revenues, expenses, assets, liabilities, stockholders’ deficit, cash flows from operating activities, cash flows from investing activities, or cash flows from financing activities for all periods presented.
Use of Estimates
The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Such estimates include, but are not limited to, measurement of valuation allowances relating to accounts receivable, inventories and deferred tax assets; estimates of future payouts for customer incentives and allowances and warranties; uncertain tax positions; incremental borrowing rates; fair values of stock-based compensation, embedded derivatives, the Pre-Close Notes, and valuation of common stock, preferred stock and warrants; estimates and assumptions used in connection with business combinations; useful lives of long-lived assets including intangible assets and property and equipment; revenue recognition; and future cash flows used to assess and test for impairment of goodwill and long-lived assets, if applicable. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.
Due to the Coronavirus
(“COVID-19”)
pandemic, there has been uncertainty and disruption in the global economy and financial markets. The Company is not aware of any specific event or circumstance that would require a material update to its estimates or judgments or an adjustment of the carrying value of its assets or liabilities as of December 31, 2022. However, these estimates may change as new events occur and additional information is obtained, as well as other factors related to
COVID-19
that could result in material impacts to the Company’s consolidated financial statements in future reporting periods.
Significant Risks and Uncertainties
The Company is subject to those risks common in the technology industry and also those risks common to early stage companies including, but not limited to, the possibility of not being able to successfully develop or

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MOVELLA INC.
Notes to Consolidated Financial Statements

market its products as forecasted, technological obsolescence, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.
Foreign Currency Translation and Transactions
The Company predominantly uses the Euro as its functional currency and the United States Dollar as its reporting currency. Assets and liabilities denominated in
non-U.S.
currencies are remeasured into U.S. dollars at current exchange rates for monetary assets and liabilities and at historical exchange rates for non-monetary
assets and liabilities. Revenue, costs and expenses denominated in
non-U.S.
currencies are recorded in U.S. dollars at the average rates of exchange prevailing during the period. The Company includes gains or losses from foreign currency remeasurement in other income, net in the consolidated statements of operations. Certain
non-U.S.
subsidiaries designate the local currency as their functional currency, and the Company records the translation of their assets and liabilities into U.S. dollars using the current exchange rate at the balance sheet date as translation adjustments and includes them as a component of accumulated other comprehensive income in the consolidated balance sheets.
Segment Reporting
The Company’s Chief Executive Officer (“CEO”) is the Chief Operating Decision Maker (“CODM”). The CODM allocates resources and makes operating decisions based on financial information presented on a consolidated basis. The profitability of the Company’s product group is not a determining factor in allocating resources and the CODM does not evaluate profitability below the level of the consolidated company. Accordingly, the Company has determined that it has a single reportable segment and operating segment structure.
Cash and Cash Equivalents
The Company’s cash and cash equivalents include cash held in checking and savings accounts and highly liquid securities with original maturity dates of three months or less from the original date of purchase. Approximately $4.1 million and $5.1 million of the Company’s cash and cash equivalents balance were held outside of the U.S. as of December 31, 2022 and December 31, 2021, respectively. There are restrictions on the Company’s ability to transfer cash and cash equivalents of $0.7 million held outside of the U.S. by its subsidiaries in China and $1.5 million held by its joint venture entity in China as of December 31, 2022.
Debt Instruments
Convertible Notes
The Company evaluates embedded features within convertible notes that will be settled in shares upon conversion under ASC 815
Derivatives and Hedging
(“ASC 815”) to determine whether the embedded feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If an embedded derivative is bifurcated from share-settled convertible debt, the Company records the debt component at cost less a debt discount equal to the bifurcated derivative’s fair value. The Company amortizes the debt discount over the life of the debt instrument as additional non-cash
interest expense utilizing the effective interest method. The convertible debt and the derivative liability are presented in total on the consolidated balance sheet. The derivative liability will be remeasured at each reporting period with changes in fair value recorded in the consolidated statements of operations in other income (expense), net.

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MOVELLA INC.
Notes to Consolidated Financial Statements

Pre-Close
Notes
As permitted under ASC 825,
Financial Instruments
the Company has elected the fair value option to account for its
Pre-Merger
Senior Secured Notes (the
“Pre-Close
Notes”) primarily to avoid the separate recognition of certain linked instruments in the consolidated statements of operations. In accordance with ASC 825, the Company records the
Pre-Close
Notes at fair value with changes in fair value recorded as a component of other income (expense), net in the consolidated statements of operations and comprehensive loss. As a result of applying the fair value option, $2.4 million of direct costs and fees related to the issued
Pre-Close
Notes and unissued Venture Linked Notes were expensed upon execution of the Note Purchase Agreement in November 2022.
Deferred Payout
On September 23, 2020, the Company acquired 100% of the issued and outstanding equity of Kinduct Technology, Inc. (“Kinduct”), a privately held company, in the business of developing intelligent health, fitness, and sport performance software. Related to the acquisition of Kinduct the Company agreed to three deferred cash installment payments totaling $10.0 million with a fair value of $9.4 million. The deferred payout schedule was $2.0 million due on March 23, 2021, $2.0 million due on September 23, 2021, and $6.0 million due on March 23, 2022. As of December 31, 2022, the Company had paid $4.0 million for the first two deferred cash installment payments with the remaining $6.0 million of installment payments partially satisfied with an exchange of $1.1 million owed under the deferred payout for convertible notes. See Note 6.
Debt
and Note 16.
Related Party Transactions
for more information on the convertible notes. Any amounts that remain due and payable under the deferred payout agreement are accruing interest at 12% until paid in full. On December 16, 2022, the Company reached an agreement with the former owners of Kinduct to satisfy in full the remaining balance of the deferred payout, with $1.0 million paid on Dece
m
ber 20, 2022 and quarterly installments of $0.5 million due beginning March 31, 202
3
unless payment is accelerated under the terms of the deferred payout agreement (an “Acceleration Event”)
. As of December 31, 2022
,
the Company owed $4.3 million to the sellers of Kinduct under the deferred payout agreement. On February 10, 2023
,
 an Acceleration Event occurred and the Company satisfied the deferred payout liability in full on February 13, 2023. Refer to Note 17.
Commitments and Contingencies
and Note 18.
Subsequent Events
for more information on the deferred payout.
Inventories and Provision for Excess and Obsolete Inventory
Inventory consists of raw materials,
work-in-progress
and finished goods representing the sensor modules, components, and motion capture systems. Inventories are stated at lower of standard cost (which approximates actual cost on a first-in,
first-out
basis) or net realizable value determined at an appropriate unit of account. The Company records inventory write-downs for potentially excess or obsolete inventory based on forecasted demand, usage, economic trends, technological obsolescence of its products and transition of inventory related to new product releases. At the point of loss recognition, a new, lower-cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.
Property, Plant and Equipment, net
Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed for financial reporting purposes using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the shorter of their useful life or the remaining lease term. Expenditures for maintenance and repairs are charged to operations in the period in which the expense is incurred. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are

F-
14

MOVELLA INC.
Notes to Consolidated Financial Statements

removed, and any resulting gain or loss is recorded as a component of operating expenses in the consolidated statement of operations. The estimated useful lives of property and equipment are as follows:

Estimated useful lives

Office equipment	5 years
Computer hardware	3 to 5 years
Lab equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	2 to 5 years
Computer software	3 to 5 years
Production equipment	3 years
The Company evaluates the recoverability of the carrying amount of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. A potential impairment charge is evaluated when the undiscounted expected cash flows derived from an asset group are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset group exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment test, the undiscounted cash flows used to assess impairments and the fair value of the asset group.
Goodwill
Goodwill represents the excess of the purchase price in a business combination over the fair value of net assets acquired. Goodwill amounts are not amortized, but rather tested for impairment at least annually in the fourth quarter of each year. For the years ended December 31, 2022 and 2021, the Company performed its annual goodwill impairment assessment and concluded that there was no impairment related to goodwill.
Acquired Intangible Assets
The Company’s intangible assets include developed technology, customer relationships, patents, trademarks and non-compete
agreements. Intangible assets are stated at cost less accumulated amortization and are amortized over their estimated useful lives using the straight-line method. Acquired intangible assets and long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset group containing these assets may not be recoverable. For the years ended December 31, 2022 and 2021, the Company recognized $7.2 million and nil, respectively, of impairment losses. The estimated useful lives of intangible assets are as follows:

Estimated useful lives
Developed technology	5 to 10 years
Customer relationships	2 to 3 years
Patents and trademarks	10 years
Non-compete agreements	2 years
Derivative Financial Instruments
The Company evaluates stock warrants, debt instruments and other contracts to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for under the relevant sections of ASC 815. When contracts contain embedded derivatives that are bifurcated

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15

MOVELLA INC.
Notes to Consolidated Financial Statements

from host contracts, the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market
at each balance sheet date and recorded as an asset or liability. The change in fair value is recorded in the consolidated statements of operations as other income or other expense. Upon conversion, exercise or expiration of a derivative financial instrument, the instrument is marked to fair value.
Non-marketable
Equity Securities
The Company’s
non-marketable
equity securities primarily comprise of shares of a privately held company which the Company received in 2021 as consideration for a licensing arrangement. See Note 5.
Discontinued Operations
for more details on the licensing arrangement. The Company does not have significant influence over the privately held company and these equity securities do not have readily determinable fair values, as such the Company accounted for these equity securities using a measurement alternative in accordance with ASC 321,
Investments—Equity Securities
, which allows entities to measure these investments at cost, less any impairment, adjusted for changes from observable price changes in orderly transactions for identifiable or similar investments of the same issuer.
The Company determined that there were no transactions with observable prices related to the non-marketable
equity securities, and that there were no indicators of impairment related to the non-marketable
equity securities for the years ended December 31, 2022 and 2021.
Revenue Recognition
The Company follows the guidance in ASC 606,
Revenue from contracts with customers
(“ASC 606”). Per ASC 606, revenue is recognized when a customer obtains control of promised products and services and the Company has satisfied its performance obligations. The amount of revenue recognized reflects the consideration which the Company expects to be entitled to receive in exchange for the products and services. To achieve this core principle, the Company applies the five step revenue recognition model prescribed by ASC 606:
Step 1. Identification of the contract(s) with a customer;
Step 2. Identification of the performance obligations in the contract(s);
Step 3. Determination of the transaction price;
Step 4. Allocation of the transaction price to the performance obligation(s);
Step 5. Recognition of the revenue when, or as, the Company satisfies a performance obligation.
The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.
The Company’s performance obligations are established when a customer submits a purchase order notification (in writing, electronically or verbally) for goods and services, and the Company accepts the order. The Company identifies performance obligations as the delivery of the requested product or service in appropriate quantities and to the location specified in the customer’s contract and/or purchase order. The Company generally recognizes revenue upon the satisfaction of these criteria when control of the product or service has been transferred to the customer at which time it has an unconditional right to receive payment. The Company’s prices are fixed and have no history of being affected by contingent events that could impact the transaction price. The Company does not offer price concessions and does not accept payment that is less than the price stated when it accepts the purchase order.

F-
16

MOVELLA INC.
Notes to Consolidated Financial Statements

Revenue is recognized upon transfer of control of products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. The Company enters into contracts that may include various combinations of products and services which are generally capable of being distinct and accounted for as separate performance obligations.
Product Revenue
Hardware.
 Hardware revenue from the sale of the Company’s Motion Capture Systems, Sensor Modules, and DOT Wearables is recognized when the Company transfers control to the customer, typically at the time when the product is delivered or shipped at which time the title passes to the customer, and there are no further performance obligations with regards to the hardware device.
On-premise
Software Licenses
. Revenue from
on-premise
software licenses, which are included with the Motion Capture Systems, Sensor Modules, and DOT Wearables to enable character animation, human motion analysis, sensor fusion, and software to produce useful information from raw sensor data, is recognized when the Company transfers control to the customer, typically at the time when the software is made available for use by the customer, and there are no further performance obligations with regards to the on-premise
software license.
Service Revenue
Support and Maintenance Services
. The Company includes 1 to 3 years of support and maintenance services with the motion capture systems hardware offerings, and also separately sells extended support and maintenance services contracts. The support and maintenance services contracts allow customers to receive software updates to their on-premise
licenses as well as access to the Company’s support team. The separately priced support and maintenance service contracts range from 12 months to 36 months, with the average contract length approximately 18 months. The Company typically receives payment at the inception of the contract and recognizes revenue on a straight-line basis over the term of the contract.
Software as a Service.
 Software as a Service (“SaaS”) subscription revenue is primarily composed of Kinduct Human Performance Software and is recognized over time on a ratable basis over the contract term beginning on the date that the service is made available to the customer. Subscription periods range from monthly to multi-year, with the majority of contracts being one to three years and the average contract length approximately 18 months. The Company’s MotionCloud platform is currently under development and available only in beta version to solicit initial customer feedback. As a result, the Company has received de minimis revenues to date from fees related to the MotionCloud platform.
Non-recurring
Engineering.
From time to time, the Company enters into special
non-recurring
engineering design service agreements. Revenues from
non-recurring
engineering design services are designed to meet specifications of a particular product, and generally do not create an asset with an alternative use. The Company generally recognizes revenue based on the achievement of certain applicable milestones and the amount of payment the Company determines it is entitled to at the time.
With respect to revenue related to third party product sales or other arrangements that involve the services of another party, for which the Company does not control the sale or service and acts as an agent to the transaction, the Company recognizes revenue on a net basis. The portion of the gross amount billed to customers that is remitted by the Company to another party is not reflected as revenue.
Multiple Performance Obligations
The Company’s contracts with customers may include commitments to transfer multiple products and services to a customer. When hardware, software and services are sold in various combinations, judgment is

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MOVELLA INC.
Notes to Consolidated Financial Statements

required to determine whether each performance obligation is considered distinct and accounted for separately, or not distinct and accounted for together with other performance obligations. The Company considered the performance obligations in its contracts and determined that, for the majority of its revenue, the Company generally satisfies performance obligations at a point in time upon delivery of the hardware or on-premise
software to the customer. In instances where the
on-premise
software license elements sold with hardware for various products are considered to be functioning together with hardware elements to provide the intended benefit to the customer, these arrangements are accounted for as a single distinct performance obligation separately from any service component.
Standalone Selling Price
Judgment is required to determine the stand-alone selling price (“SSP”) for each distinct performance obligation. When available, the Company maximizes observable inputs to determine SSP. In instances where SSP is not directly observable, such as when the Company does not sell the product or service separately, it determines the SSP based on a cost-plus model as market and other observable inputs are seldom present based on the proprietary nature of the Company’s products.
The transaction price is allocated to each performance obligation in a contract to record revenues in the amount of consideration that a provider expects to be entitled to receive in exchange for transferring goods or services. Generally, this allocation is based on the relative selling price method, where the SSP is determined for each performance obligation at contract inception and is based on observable prices. When contracts include variable consideration such as a discount, the discount is allocated proportionately to all performance obligations in the contract.
For contracts with multiple performance obligations, revenue is allocated to the hardware, on-premise
software, SaaS, and support and maintenance performance obligations based on their relative SSP. Judgement is required in estimating SSP for each distinct performance obligation. Management determines SSP by maximizing observable inputs such as standalone sales where they exist. The Company performed an analysis to determine if its actual sales prices fall within a narrow band of the list price, which in conjunction with other evidence caused the Company to determine that its list prices for support and maintenance services approximated SSP and therefore may be used in the relative fair value allocation.
Shipping and Handling Costs
The Company has elected to account for shipping and handling costs as fulfillment costs after the customer obtains control of the goods. Shipping and handling of production is recorded as cost of revenues and were $0.5 million and $0.3 million for the years ended December 31, 2022 and 2021, respectively.
Contract Balances
Contract Assets
Under ASC 606, contract assets include amounts related to the contractual right to consideration for both completed and partially completed performance obligations that may not have been invoiced. Timing of revenue recognition may differ from the timing of invoicing to customers. If revenue recognized on a contract exceeds the billings, then the Company records an unbilled receivable for that excess amount, which is included as part of accounts receivable, net in the consolidated balance sheets. The Company had $0.2 million and nil, respectively, of contract assets as of December 31, 2022 and 2021. There were no impairment losses associated with contracts with customers for the years ended December 31, 2022 and
2021.

MOVELLA INC.
Notes to Consolidated Financial Statements

Contract Liabilities
The Company’s contract liabilities primarily consist of deferred revenue arising from billings and payments received in advance of revenue recognition. The Company primarily bills and collects payments in advance from customers for its SaaS subscriptions and services related to maintenance and support. The Company initially records the fees as deferred revenue and then recognizes revenue as performance obligations are satisfied over the subscription or support period. Deferred revenue to be recognized within the next twelve months is included in current deferred revenue, and the remainder is included in long-term deferred revenue in the consolidated balance sheets.
Customer deposits are recorded as other liabilities for refundable amounts that are collected in advance of the satisfaction of performance obligations and as deferred revenue for non-refundable
amounts that are collected in advance of the satisfaction of performance obligations. Customer deposits represents advances paid for certain prototype
testing upon signing of contract. Customer deposits become refundable upon execution of orders. Customers are given 2 years to place an order. If the customer has not placed an order after 2 years, then the customer deposits are recognized as revenue. Customer deposits amounted to $0.4 million and $0.4 million as of December 31, 2022 and 2021, respectively.
Government Subsidies
From time to time the Company receives government subsidies generally in the form of refundable tax credits. Government grants are recorded in the consolidated financial statements in accordance with their purpose, generally as a reduction of expense or as other income. The benefit is recorded when all conditions attached to the incentive have been met or are expected to be met and there is reasonable assurance of their receipt. For the year ended December 31, 2022, the Company recorded $1.4 million of government subsidies pursuant to the Digital Media Tax Credit (“DMTC”) as a reduction in payroll expense and a related receivable, and $0.1 million in other miscellaneous government subsidies as other income, net. In connection with receipt of the DMTC subsidy, the Company incurred
$0.2 million of professional services expense. The DMTC subsidy relates to payroll expenses incurred for the years ended December 31, 2021 and 2020. The Company has no further obligations with respect to the DMTC subsidy and after considering the recapture provisions, determined it would be appropriate to not raise a valuation allowance against the DMTC receivable. For the year ended December 31, 2021, the Company recorded $0.3 million of government subsidies as other income, net.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In the normal course of business, the Company provides non-collateralized
credit terms to its customers. The Company routinely analyzes accounts receivable and considers history, customer creditworthiness, facts and circumstances specific to outstanding balances, current economic trends, and payment term changes when evaluating adequacy of the allowance for doubtful accounts. For the years ended December 31, 2022 and 2021
,
the allowance for doubtful accounts was $0.1 million and insignificant, respectively.
Cost of Revenues
Cost of revenues primarily consist of costs associated with the procurement of raw materials and manufacture of our sensor module solutions, amortization of certain acquired intangibles, hosting and delivery services for our SaaS platform to support our subscribers, personnel-related expenses associated with provision of non-recurring
engineering services, manufacturing, customer support, and employees directly engaged in providing the SaaS service to our customers including salaries, benefits, and bonuses; software licensing fees, and shipping costs

MOVELLA INC.
Notes to Consolidated Financial Statements

Research and Development Costs
The Company’s research and development (“R&D”) efforts are focused on the development and design of sensor fusion modules and motion capture systems, as well as the continued development of advanced software platforms directed to the improvement of the Company’s existing technologies. The R&D organization works with the Company’s manufacturing facilities, suppliers and customers to improve sensor module designs and lower manufacturing costs. Research and development costs are charged to expense as incurred.
Software Development Costs
Generally, the Company’s
external-use
software products are released soon after technological feasibility has been established. As a result, costs incurred between the establishment of technological feasibility and public availability are not material. The Company’s internal-use
software development generally follows the agile methodology, as such the Company has determined that not enough time elapses between the Application Development stage and Operation stage to accumulate material costs for capitalization. Accordingly, the Company expenses internal-use
and
external-use
software development costs as incurred. If material software development costs that are eligible for capitalization are incurred, they would be capitalized. Software development costs are included in R&D expense in the accompanying consolidated statements of operations.
Non-controlling
Interests
Non-controlling
interest represents the equity interest in a subsidiary that is not attributable, either directly or indirectly to the Company and is shown as a component of stockholders’ equity on the consolidated balance sheets. The share of loss attributable to non-controlling
interest is shown as a component of loss in the consolidated statement of operations.
Product Warranty
The Company’s products are sold with a standard limited warranty for a period ranging from one to two years, warranting that the product conforms to specifications and is free from material defects in design, materials and workmanship. The Company estimates the costs of repairing or replacing products under warranty based on the historical average cost. The Company periodically assesses the adequacy of its recorded product warranty liabilities and adjusts the balances as required. At the time revenue is recognized, the Company establishes an accrual for estimated warranty expenses associated with its sales, recorded as a component of cost of revenues. As of both December 31, 2022 and 2021, the Company has established a warranty reserve of $0.1 million, which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets. Warranty expense is recorded as a component of cost of revenues in the consolidated statements of operations. The Company incurred an insignificant amount of warranty expense for the years ended December 31, 2022 and 2021.
Stock-based Compensation
The Company recognizes stock-based compensation expense over the requisite service period on a straight-line basis for all stock-based payments that are expected to vest to employees, non-employees,
and directors. Equity-classified awards issued to employees, non-employees
and directors are measured at the grant-date fair value of the award. Forfeitures are recognized as they occur. For accounting purposes, the Company estimates grant-date fair value of stock options using the Black-Scholes option-pricing model. The model requires the input of the fair value of the underlying common stock, the risk-free interest rates, the expected term of the option, the expected volatility of the price of the Company’s common stock and the expected dividend yield of the Company’s common stock.

MOVELLA INC.
Notes to Consolidated Financial Statements
Fair Value Measurements
The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which to transact and the market-based risk. The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. The carrying amounts reported in the consolidated financial statements approximate the fair value for cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses and other current liabilities, due to their short-term nature.
Income Taxes
Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts or existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment. The Company records a valuation allowance to reduce deferred tax assets to an amount for which realization is more likely than not.
The Company recognizes the tax benefit from an uncertain tax position if it is more likely than not that the tax position will be sustained upon examination by the tax authorities, based on the merits of the position. The Company’s policy is to recognize interest and penalties related to the underpayment of income taxes as a component of income tax expense or benefit.
Debt and Equity Issuance Costs
Debt and equity issuance costs, which primarily consist of direct and incremental banking, legal, accounting, consulting, and printing fees relating to the merger transaction described in Note 18.
Subsequent Events
, are capitalized and allocated between the debt and equity elements of the transaction. Debt issuance costs of $2.4 million relating to the issued
Pre-Close
Notes and unissued Venture Linked Notes have been expensed in the year ended December 31, 2022, as the Company elected the fair value option for the
Pre-Close
Notes which closed on November 14, 2022, and subsequently elected the fair value option for the Venture Linked Notes. The Company has an additional $4.1 million of equity issuance costs allocated to the equity offering capitalized at December 31, 2022, within capitalized equity issuance costs and other assets on the consolidated balance sheet, and will offset this amount of equity issuance costs against proceeds received upon the consummation of the transaction which occurred in February 2023. As of December 31, 2021, the Company had not incurred such costs.
Litigation
The Company is, from time to time, party to various legal proceedings arising in the ordinary course of business. The Company records a loss when information indicates that a loss is both probable and estimable. Where a liability is probable and there is a range of estimated loss with no best estimate in the range, the Company records the minimum estimated liability related to the claim. As additional information becomes available, the Company assesses the potential liability related to the Company’s pending litigation and revises its estimates, if necessary. The Company expenses litigation costs as incurred. Refer to Note 17.
Commitments and Contingencies
.

MOVELLA INC.
Notes to Consolidated Financial Statements

Preferred Stock Redemption and Classification
The Series
D-1
convertible redeemable preferred stock (the “Series
D-1
Preferred Stock”) contains a liquidation preference whereby holders of the Series
D-1
Preferred Stock are entitled to receive consideration equal to their original issue price plus all declared but unpaid dividends, prior to payment to the holders of other series of convertible preferred stock or the holders of common stock. As such, the holders of the Series
D-1
Preferred Stock could receive cash entirely while the holders of subordinated equity instruments could receive nothing or cash plus other assets of the company, which is not the same form of consideration as the holders of the Series
D-1
Preferred Stock. Likewise, the Series E Preferred Stock has a liquidation preference to the Series D Preferred Stock, Series C Preferred Stock, and Series B and Series A Preferred Stock. The Series D Preferred Stock has a liquidation preference to the Series C Preferred Stock, and Series B and Series A Preferred Stock. The Series C Preferred Stock has a liquidation preference to Series B and Series A Preferred Stock. The Series B and Series A Preferred Stock have a liquidation preference to the Common Stock.
The Series
D-1
Preferred Stock is redeemable at a price per share equal to the original issue price of $4.5713 per share, plus an amount per share equal to 8% of the original issue price for each year following the original issue date, not more than 60 days after receipt of a written notice from a majority of the Series
D-1
shareholders by the Company at any time on or after September 28, 2023.
As the preferred stockholders have the ability to control a majority of the votes of the board of directors, a deemed redemption may occur that is in the control of the preferred stockholders and outside the control of the Company, and holders of common stock may not receive the same form of consideration as the holders of the preferred stock, the Company concluded that the preferred stock is redeemable at the option of the holder and should be classified in mezzanine equity on the consolidated balance sheets.
Lease Accounting
The Company determines if an arrangement is a lease at inception. The Company’s operating lease agreements are primarily for real estate and are included within right-of-use
assets, net, accrued expenses and other current liabilities, and other long-term liabilities on the consolidated balance sheets. The Company elected the practical expedient to combine its lease and related non-lease
components for all its leases.
Right-of-use
(“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Variable lease payments that do not depend on an index or rate are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. The Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. ROU assets also include any lease prepayments made and exclude lease incentives. Many of the Company’s lease agreements include options to extend the lease, which are not included in the Company’s minimum lease terms unless they are reasonably certain to be exercised. Rental expense for lease payments related to operating leases is recognized on a straight-line basis over the lease term.
Earnings per Share
Basic and diluted earnings per share attributable to common stockholders is presented in conformity with the two-clas
s
method required for participating securities. The Company considers all series of its convertible preferred stock to be participating securities. Income or loss is attributed to common stockholders and participating securities based on their participation rights. Loss attributable to common stockholders is not allocated to the convertible preferred stock as the holders of the convertible preferred stock do not have a contractual obligation to share in any losses.

MOVELLA INC.
Notes to Consolidated Financial Statements

Under the
two-class
method, basic earnings per share attributable to common stockholders is computed by dividing net income or loss by the weighted-average number of shares of common stock outstanding during the year. Diluted earnings per share attributable to common stockholders adjusts basic earnings per share for the potentially dilutive impact of convertible preferred stock, stock options, preferred stock warrants and common stock warrants.
Comprehensive Income (Loss)
Comprehensive income (loss) includes all temporary changes in equity (net assets) during a period from non-owner
sources.
Recently Adopted Accounting Pronouncements
In February 2016, the FASB issued ASC 842,
Leases
, (“ASC 842”) a new standard requiring lessees to recognize operating and finance lease liabilities on the balance sheet, as well as corresponding right-of-use
(“ROU”) assets. This standard also made some changes to lessor accounting and aligns key aspects of the lessor accounting model with the revenue recognition standard. In addition, disclosures are required to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. ASC 842 requires adoption using the modified retrospective approach, with the option of applying the requirements of the standard either i) retrospectively to each prior comparative reporting period presented, or ii) retrospectively at the beginning of the period of adoption. The Company adopted ASC 842 on January 1, 2022, on a modified retrospective basis, and did not restate prior comparative periods.
In December 2019, the FASB issued ASU
No. 2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
. ASU
2019-12
removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. The Company adopted ASU
2019-12
on January 1, 2022, which did not have a material impact on its consolidated financial statements.
In January 2020, the FASB issued ASU
No. 2020-01,
Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815
. The ASU is based on a consensus of the Emerging Issues Task Force and is expected to increase comparability in accounting for these transactions. ASU
2016-01
made targeted improvements to accounting for financial instruments, including providing an entity the ability to measure certain equity securities without a readily determinable fair value at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Among other topics, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting. The Company adopted ASU
2020-01
on January 1, 2022, which did not have a material impact on its consolidated financial statements.
In May 2021, the FASB issued ASU
No. 2021-04,
Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic
470-50),
Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the FASB Emerging Issues Task Force)
. This guidance clarifies certain aspects of the current guidance to promote consistency among reporting of an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. Early adoption is permitted for all entities, including adoption in an interim period. The Company adopted ASU
2021-04
on January 1, 2022, which did not have a material impact on its consolidated financial statements.

MOVELLA INC.
Notes to Consolidated Financial Statements

Accounting Pronouncements Not Yet Adopted
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments—Credit Losses (Topic 326)
to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivable and other financial instruments, including available-for-sale
debt securities. The standard will be effective for the Company beginning in 2023, with early adoption permitted. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.
In August 2020, the FASB issued ASU
No. 2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
, which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted
method. ASU
2020-06
is effective for private companies’ fiscal years beginning after December 15, 2023, respectively, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the timing of adoption and the impact of this ASU on its consolidated financial statements.

2.	Balance Sheet Components
Inventories
Inventories consisted of the following (in thousands):

	December 31,
	2022	2021
Raw materials	$2,758	$2,040
Work-in-progress	1,132	976
Finished goods	1,274	1,519

	$5,164	$4,535

The amount recorded as charges to cost of revenues, representing inventories considered obsolete and unsaleable was $0.3 million for the year ended December 31, 2022, and insignificant for the year ended December 31, 2021.
Prepaid expenses and other current assets
Prepaid expenses and other current assets consist of the following (in thousands):

	December 31,
	2022	2021
Prepaid expenses	$1,029	$1,006
Value added tax receivable	446	616
Contract assets	197	—
Government tax receivables	1,416	—
Other assets	186	686

	$3,274	$2,308

MOVELLA INC.
Notes to Consolidated Financial Statements

Property and equipment, net
Property and equipment, net consists of the following (in thousands):

	December 31,
	2022	2021
Office equipment	$157	$151
Computer hardware and software	2,017	1,887
Lab equipment	2,864	2,717
Furniture and fixtures	545	529
Leasehold improvements	1,069	1,122

Gross book value	6,652	6,406
Less: accumulated depreciation and amortization	(4,291)	(3,672)

	$2,361	$2,734

Depreciation and amortization expense on property and equipment was $0.8 million and $0.6 million for the years ended December 31, 2022 and 2021, respectively.
Accrued expenses and other current liabilities
Accrued expenses and other current liabilities consists of the following (in thousands):

	December 31,
	2022	2021
Accrued compensation and employee benefits	$2,999	$2,859
Customer advances	—	471
Accrued professional services	1,909	497
Accrued valued added and other taxes	399	400
Accruals for purchases received	751	550
Current operating lease liabilities	593	—
Accrued TAS legal settlement (Note 17)	325	—
Other current liabilities	968	845

	$7,944	$5,622

3.	Fair Value Measurements
The Company categorizes assets and liabilities recorded at fair value on the Company’s consolidated balance sheets based upon the level of judgment associated with inputs used to measure their fair value. The categories are as follows:

•	Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

•
Level 2—Inputs are quoted prices for similar assets and liabilities in active markets or inputs other than quoted prices that are observable for the assets or liabilities, either directly or indirectly through market corroboration, for substantially the full term of the financial instruments.

•	Level 3—Inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. The inputs require significant management judgment or estimation.
This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

MOVELLA INC.
Notes to Consolidated Financial Statements
The carrying amount of the Company’s financial instruments including cash and cash equivalents, accounts receivable, and accounts payable approximate their respective fair values because of their short maturities, the
Pre-Close
Notes are carried at fair value due to the Company’s electing of the ASC 825 fair value option, while the convertible notes and the deferred payout owed to the sellers of Kinduct are carried at amortized cost, with the convertible notes adjusted for changes in fair value of the embedded derivative. It is not practicable to determine the fair value of the convertible notes or the deferred payout owed to the sellers of Kinduct due to the lack of information available to calculate the fair value of such notes. As of December 31, 2022 and 2021, the carrying amount of the
Pre-Close
Notes was $25.3 million and zero, respectively, while the carrying value of the convertible notes was $6.2 million and zero, respectively and the carrying amount of the deferred payout owed to the sellers of Kinduct was $4.3 million and $6.0 million, respectively. See Note 6.
Debt
for additional information on the
Pre-Close
Notes and convertible notes.
The following table sets forth the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2022 (in thousands):

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Financial Assets
Cash equivalents
Money market funds	$11	$—	$—	$11
Marketable equity securities	2	—	—	2

Total assets	$13	$—	$—	$13

Financial Liabilities
Pre-Close Notes	$—	$—	$25,300	$25,300
Embedded derivative in convertible notes	—	—	60	60

Total liabilities	$—	$—	$25,360	$25,360

The following table sets forth the Company’s financial assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021 (in thousands):

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Financial Assets
Cash equivalents:
Money market funds	$11	$—	$—	$11
Marketable equity securities	58	—	—	58

Total assets	$69	$—	$—	$69

Level 1 instruments include highly liquid money market funds classified as cash equivalents, as well as marketable equity securities. The Company utilized the market approach and Level 1 valuation inputs to value its money market mutual funds and marketable equity securities.
As of December 31, 2022 and 2021, the carrying amount of cash equivalents approximated fair value due to the short period of time to maturity. The estimated fair value of the available-for-sale
marketable equity securities may not be representative of values that will be realized in the future.
Level 3 instruments include the
Pre-Close
Notes and an embedded derivative bifurcated from the convertible notes. The Company evaluated the convertible notes under ASC 815,
Derivatives and Hedging
, and

MOVELLA INC.
Notes to Consolidated Financial Statements

identified an embedded derivative that required bifurcation. The derivative embedded in the convertible notes is a contingent put upon change in control that would allow the noteholder to put the convertible notes to the Company at 1.5 times the then-outstanding principal and accrued interest. The estimated fair value of the embedded derivative at December 31, 2022 was determined using significant assumptions which include management estimates on the probability of a contingent event occurring, the term of the instrument, present value of common stock, rate of return on common stock, future value of common stock, and the discount rate. Changes in the fair value of the embedded derivative totaling a gain of

$0.4 million and zero for the years ended December 31, 2022 and 2021 are included in the Company’s consolidated statement of operations within other income (expense), net. As of December 31, 2022, the embedded derivative had a fair value of $0.1 million. The Company elected the fair value option per ASC 825 for the
Pre-Close
Notes, accordingly the estimated fair value of the
Pre-Close
Notes at December 31, 2022 was determined using significant assumptions which include management estimates on the probability of a contingent event occurring, the term of the instrument, market yield, spread, short rate volatility, and the discount rate. Changes in the fair value of the
Pre-Close
Notes totaling a loss of $0.3 million and zero for the years ended December 31, 2022 and 2021 are included in the Company’s consolidated statement of operations within other income (expense), net within the caption “Revaluation of debt”. As of December 31, 2022, the
Pre-Close
Notes had a fair value of $25.3 million of which $0.3 million related to a change in fair value.
There were no transfers between fair value measurement levels during any presented period.

4.	Joint Venture
On October 26, 2018, the Company, through its wholly-owned subsidiary, mCube Hong Kong, entered into an Equity Joint Venture Contract (“JV”) with a Chinese entity Qingdao Microelectronics Innovation Center Co., Ltd. (“QMICC”) to form Qingdao Hygealeo Technology Co. Ltd. (“Qingdao JV”). The Company contributed know-how for 70% ownership of the Qingdao JV and QMICC agreed to contribute approximately $16.5 million based on then-prevailing foreign exchange currency rates for 30%
ownership. Qingdao JV is engaged in research and development, application and sale of intelligent sensor module turnkey solutions. Qingdao JV was formed and headquartered in Laoshan District, Qingdao, Shandong Province, People’s Republic of China (“PRC”).
On April 6, 2020, Golden Maple, Inc., a company headquartered in Zhejiang, China (“Golden Maple”), merged with Qingdao JV. Golden Maple investors exchanged its equity capital valued at approximately $8.3 million at then-prevailing foreign currency exchange rates for 14% of Qingdao JV’s equity interest. Immediately following the effectiveness of the merger between both entities, the current Qingdao JV shareholders, mCube Hong Kong Limited and QMICC, own approximately 60% and 26% of the Company’s subsidiary interest, respectively.
Based on the Company’s analysis of the JV under ASC 810 –
Consolidation
, the Company has determined that Qingdao JV is a variable interest entity (“VIE”) based on the fact the Qingdao JV does not have sufficient equity to operate without financial support from the Company. Further, the Company concluded that Movella is Qingdao JV’s primary beneficiary based on two conditions. Movella occupies two of three member seats in Qingdao JV’s managing committee and has majority ownership interest in Qingdao JV, therefore, has the power to direct the activities of Qingdao JV that most significantly impact its economic performance, including establishing the strategic, operating and capital decisions of Qingdao JV in the ordinary course of business. In addition, Movella has an obligation to absorb potential losses of Qingdao JV or the right to receive potential benefits from Qingdao JV in proportion to its equity interest. As the primary beneficiary, the Company consolidated the results of Qingdao JV for financial reporting purposes under the variable interest consolidation model guidance in ASC 810 for the years ended December 31, 2022 and 2021.

MOVELLA INC.
Notes to Consolidated Financial Statements
As of December 31, 2022, Qingdao JV had received total proceeds to date of approximately $7.9 million from QMICC which has been recorded as non-controlling
interests. The cash received from QMICC is restricted for use by Qingdao JV.
During the years ended December 31, 2022 and 2021, Qingdao JV received government subsidies of $0.1 million and $0.3 million, respectively, which were recorded as other income, net in the accompanying consolidated statements of operations.

5.	Discontinued Operations
On June 8, 2020, the Company’s subsidiary mCube International Limited and a privately-held company based in China, MEMSIC Semiconductor (Tianjin) Co. Ltd. (“MEMSIC”) entered into a License Agreement whereby the Company granted MEMSIC and its subsidiaries an exclusive, non-transferable,
worldwide, fully paid up, royalty free, irrevocable and perpetual license to certain intellectual property rights and technology assets in the field of accelerometers, gyroscopes, and other inertial sensing devices (“components business”). Under this agreement, the Company continues to retain sole ownership of the licensed intellectual property rights, and no rights are granted to the MEMSIC outside of the MEMSIC licensed field. Pursuant to the agreement, MEMSIC agreed to pay Company a maximum consideration valued at $75.0 million as follows (in thousands):

Due Date	Consideration	Amount

June 2020	Cash	$15,000
June 2020	Equity of MEMSIC	25,000
June 2021	Cash	10,000
June 2021	Equity of MEMSIC (maximum amount contingent achieving on targets)	8,000
June 2022	Equity of MEMSIC (maximum amount contingent achieving on targets)	8,000

June 2023	Equity of MEMSIC (maximum amount contingent achieving on targets)	9,000

		$75,000

On June 8, 2020, the Company also entered an office sublease agreement and a transition service agreement with MEMSIC. The term of this Lease (the “Term”) commenced on June 8, 2020 and was renewed through March 31, 2023. The transition service agreement include (1) All personnel salaries and the related overheads will be billed at costs + 3% from the Company’s Hsinchu office, (2) half of the Hsinchu office lease costs at costs +3%, (3) IT and software subscription service, (4) equipment leases, (5) laboratory services at actual costs +3%, and (6) legal, administrative and accounting service at actual costs +3%.
As of December 31, 2020, the Company received the first tranche cash payment of $12.6 million which was net of withholding tax of $2.4 million, of which $0.8 million was recorded as other receivable. The Company received the remaining $10.0 million cash installment in June 2021 and received the non-marketable
equity securities with an initial fair value of $25.0 million in 2021. See Note 1.
Overview and Summary of Significant Accounting Policies
for further details. The Company does not have significant influence based on its ownership percentage in MEMSIC and accounts for its investment under the cost method. The Company deemed the achievement of targets improbable at December 31, 2022 and 2021, therefore the Company did not accrue for the remaining consideration of MEMSIC equity that might be issued if performance targets were achieved. The component business licensed to MEMSIC did not achieve the minimum performance targets for the period ending June 2022 or June 2021 and accordingly, no additional equity securities were issued to the Company.
In July 2021, the Company decided to exit the remaining components business not licensed to MEMSIC due to continued operating losses incurred and a strategic decision to refocus the business. The decision supports the

MOVELLA INC.
Notes to Consolidated Financial Statements

Company’s strategy to focus on value creation for shareholders by transforming the business from a focus on hardware to a full-stack,
AI-enabled
SaaS software company. As a result of the Company’s decision to refocus the business in July 2021, the Company reviewed the criteria set forth in ASC
205-20
and concluded that the criteria for presenting the results of the components business as a discontinued operations were met during 2021 and accordingly, the Company has classified the assets and liabilities and operating results from the components business as discontinued operations as of and for the years ended December 31, 2022 and 2021. The transition services agreement with MEMSIC ended in December 2020 and the Company has no continuing involvement in the components business as of July 2021.
The following table presents information related to the major classes of assets and liabilities that were classified as assets and liabilities from discontinued operations in the accompanying consolidated balance sheets (in thousands):

	December 31,
	2022	2021
Other receivables - MEMSIC	$—	$291

Current assets of discontinued operations	—	291

Total assets of discontinued operations	$—	$291

Accounts payable	$—	$357

Current liabilities of discontinued operations	—	357

Total liabilities of discontinued operations	$—	$357

The following table provides a summary of operating results included in discontinued operations for the years ended December 31, 2022 and 2021 (in thousands):

	Years Ended December 31,
	2022	2021
Revenue	$—	$293
Cost of revenues	—	181
Research and development	—	103
General and administrative	—	135

Loss from discontinued operations	—	(126)
Other expense	—	(30)

Loss from discontinued operations before income taxes	—	(156)
Provision for income taxes	—	—

Loss from discontinued operations, net of tax	$—	$(156)

MOVELLA INC.
Notes to Consolidated Financial Statements

6.	Debt
The following table summarizes the outstanding borrowings as of December 31, 2022 and December 31, 2021 (in thousands):

	December 31,
	2022	2021
Pre-Close Notes	$25,300	$—
Eastward Term Loan	—	8,000
Convertible notes – related party	6,345	—
TD BCRS Line of credit	—	1,069
SVB Term Loan	—	398
ACOA Loans	497	532
Add: fair value of embedded derivative in convertible notes	60	—
Less: unamortized debt discounts and issuance costs	(219)	(250)

Total debt	$31,983	$9,749

Classification:
Line of credit and current portion of long-term debt	$148	$1,353
Long-term portion of term debt	$25,649	$8,396
Convertible notes, net – related party	$6,186	$—
Contractual future principal payments on outstanding debt obligations, excluding accrued interest and the convertible notes due to their mandatory conversion into common stock upon the passage of time or a capital markets transaction, as of December 31, 2022 are as follows (in thousands):

Year Ended December 31,
2023	$148
2024	105
2025	25,049
2026	49
2027	49
Thereafter	97

Total	$25,497

Term loans
Pre-Close
Notes
On November 14, 2022, Movella and certain of its subsidiaries, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and FP Credit Partners II AIV, L.P. and FP Credit Partners Phoenix II AIV, L.P., as purchasers (the “Purchasers”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which, (a) Movella issued and sold to the Purchasers, and the Purchasers purchased, senior secured notes of Movella in an aggregate original principal amount of $25.0 million (the
“Pre-Close
Facility”), and (b) subject to the fulfillment of certain conditions precedent (including the consummation of the Merger), Movella agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase, on the Closing Date, senior secured venture-linked notes in an aggregate original principal amount of $75.0 million (the “VLN Facility”), in each case, for the consideration (including via a deemed sale and purchase, as applicable), as set forth in the Note Purchase Agreement.

MOVELLA INC.
Notes to Consolidated Financial Statements
The obligations of Movella under the Note Purchase Agreement are guaranteed by certain of its subsidiaries and secured by substantially all of Movella’s and such subsidiaries’ assets. Upon consummation of the Merger, New Movella will also be required to become a secured guarantor of the obligations under the Note Purchase Agreement.
The commitment to provide the VLN Facility terminates upon the earliest to occur of (i) the termination of the Business Combination Agreement in accordance with its terms prior to the Closing Date and (ii) April 30, 2023, if the Merger has not been consummated on or prior to April 30, 2023 (the “VLN Termination Date”).
The proceeds of
the Pre-Close Facility
were used, in part, to refinance certain existing debt of Movella and its subsidiaries and to pay a portion of the transaction expenses associated with the financing arrangements contemplated by the Commitment Letter (the “FP Financing”), with the remaining proceeds available for growth and working capital and general corporate purposes. A portion of the proceeds of the VLN Facility were used on the Closing Date to refinance the Pre-Close Facility
and to pay transaction expenses associated with the FP Financing. After the Closing, the remaining proceeds of the VLN Facility will be available growth and working capital and general corporate purposes.
The interest rate per annum applicable to notes under the Note Purchase Agreement is 9.25%; provided, however, if the VLN Termination Date occurs, interest on the notes evidencing the Pre-Close Facility
will bear interest at Movella’s option, at either an alternate base rate plus an applicable margin initially of 8.25% per annum or a term SOFR rate, plus an applicable margin initially of 9.25% per annum. The applicable margin on the notes evidencing the
Pre-Close Notes
increases by 0.50%
in each year on the November 14 anniversary of the entry into the Note Purchase Agreement. With respect to the notes evidencing the VLN Facility, interest is paid in kind on the last business day of each calendar quarter commencing with the calendar quarter ending immediately after the first to occur of the Closing Date and the VLN Termination Date. Interest is also payable in cash on VLN Termination Date, the Closing Date and the date of any prepayment or repayment of notes (subject however, in certain cases, to the payment of a contractual return, if such contractual return is greater than the amount of all accrued and unpaid interest (other than default interest, if any)). Subject to certain exceptions in connection with certain qualified refinancing events and the repayment of the
Pre-Close
Facility on the Closing Date, on the date of any voluntary or mandatory prepayment or acceleration of the notes under the Note Purchase Agreement, a scheduled contractual return is required to be paid, if greater than the amount of all accrued and unpaid interest (other than default interest, if any). When such contractual return is paid, such contractual return will be deemed to constitute payment of all accrued and unpaid interest (other than default interest, if any) on the principal amount of notes so prepaid, repaid or accelerated, as applicable, including all interest on the notes that was previously paid in kind. After the Closing, New Movella will have the right, subject to certain exceptions, to cause the Grantees (or their permitted assignees) to sell all or a portion of the shares purchased by such entities in the Tender Offer and the Private Placement at any time in its sole discretion over the life of the VLN Facility, and a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) of any such sale shall be applied as a credit against the outstanding obligations under of the VLN Facility upon a repayment of the VLN Facility in full or a refinancing event.

As the Closing occurred on February 10, 2023, the maturity of the VLN Facility will be five years after the Closing Date on February 10, 2028. There are no regularly scheduled amortization payments on either the Pre-Close Facility
or the VLN Facility until the maturity date therefor, however, there are customary mandatory prepayment events in connection with the receipt of net proceeds from extraordinary receipts and dispositions (subject, in the case of dispositions, to certain customary exceptions and customary reinvestment rights), debt issuances and upon events specified in the Note Purchase Agreement to be a change of control, and the
Pre-Close
Facility is required to be refinanced in full on the Closing Date with a portion of the proceeds of the VLN Facility.
The Pre-Close Facility
and VLN Facility may be optionally prepaid in whole or in part. All such

MOVELLA INC.
Notes to Consolidated Financial Statements

prepayments are required to be accompanied by accrued and unpaid interest on the amount prepaid or if greater (excluding default interest, if any), payment of the contractual return.
The Company elected the fair value option to account for the
Pre-Close
Notes. The Company recorded the
Pre-Close
Notes at fair value upon issuance of $25.0 million and subsequently remeasured them to fair value at December 31, 2022 in the amount of $25.3 million. The change in fair value of the
Pre-Close
Notes of $0.3 million was primarily attributable to interest accretion, therefore there was an insignificant difference between the aggregate fair value and the aggregate unpaid principal and accrued interest on the
Pre-Close
Notes at December 31, 2022. The $0.3 million change in fair value of the
Pre-Close
Notes was recognized as a component of other income (expense), net in the consolidated statements of operations and comprehensive loss within the caption “Revaluation of debt”.
On February 10, 2023, the Closing occurred and the outstanding principal and accrued interest related to the
Pre-Close
Notes was repaid in full from a portion of the proceeds of the deemed issuance of the Venture Linked Notes. See Note 18.
Subsequent Events
.
Silicon Valley Bank
In February 2022, the Company fully repaid the amounts owed to Silicon Valley Bank (“SVB”) per the previous agreement and entered into amendments to the Loan and Security Agreement with SVB and subsequently received cash proceeds of $1.0 million and issued warrants to purchase 16,321 shares of the Company’s common stock at a purchase price of $1.58 per share. The term loan was repayable over 30 months starting October 2022 and would have matured in March 2025. The term loan bore a floating interest rate equal to the greater of the prime rate plus 1.75% per annum or 5.0% payable monthly. In the third quarter of 2022, the Company was not in compliance with the adjusted quick ratio debt covenant of the SVB term loan; SVB issued a debt covenant waiver for the breach of the covenant. On November 14, 2022, the Company repaid the SVB Loan in full using a portion of the proceeds from the
Pre-Close
Facility.
Eastward Fund Management, LLC
On December 10, 2021, the Company entered into a new loan and security agreement with Eastward in an aggregate original principal amount of $8.0 million. The proceeds were used to pay off the existing Eastward debt with the principal amount of $4.4 million and to provide working capital for business growth. The loan bore interest at prime rate plus 8.25% floating with a prime floor of 3.25%. The repayment term included the first

18 months of interest-only payments followed by 30 consecutive equal monthly installments of principal and interest payments and a final payment due upon maturity equal to 2.5% of the advance or $0.2 million. The Company had the option to prepay the entirety of the debt with written notice at least 45 days prior to such prepayment. The prepayment amount includes i) the outstanding principal plus accrued and unpaid interest plus ii) the prepayment premium, plus iii) the final payment, plus iv) all other sums, including interest at the default rate with respect to any past due amounts owed. As part of the agreement, the Company issued Eastward warrants to purchase 215,054 shares of common stock at an exercise price of $0.93 per share on December 10, 2021. On November 14, 2022, the Company repaid the Eastward Loan in full using a portion of the proceeds from the
Pre-Close
Facility.
Paycheck Protection Program (“PPP”)
On May 5, 2020, the Company received loan proceeds in the amount of $0.6 million under the Paycheck Protection Program (“PPP”). On September 22, 2021, the outstanding principal balance and related accrued interest were forgiven by the lender and the Small Business Administration (“SBA”). The Company recorded the

MOVELLA INC.
Notes to Consolidated Financial Statements

loan
 forgiveness as other income of $
0.6
 million in the consolidated statements of operations in September 2021. The related accrued interest for the PPP loan was not material.
The Atlantic Canada Opportunities Agency loan (“ACOA” Loan)
Kinduct applied for
non-interest
bearing, unsecured term loans with a monthly installment repayment from the Atlantic Canada Opportunities Agency (ACOA) in 2011, 2013, and 2019. These three loans are scheduled to be repaid in 2024, 2024, and 2029, respectively. In 2021, Kinduct entered into an amendment to reduce the monthly repayments to $200 for these outstanding ACOA loans for the period from July 2021 to December 2022, July 2021 to December 2022, and October 2021 to December 2022, respectively. As of December 31, 2022 and 2021, the Company had recorded a total debt of $0.5 million and $0.5 million on the accompanying consolidated balance sheets related to these loans.
Convertible notes – related party
In March 2022, the Company entered into convertible promissory note agreements with two of its existing preferred stock investors and received aggregate cash proceeds of $4.9 million. The Company exchanged an additional $1.1 million of convertible promissory notes to the sellers of Kinduct for extinguishment of $1.1 million of the deferred payout liability owed to them. The convertible note exchange was accounted for as a troubled debt restructuring pursuant to FASB ASC Topic
470-60,
Troubled Debt Restructurings by Debtors
. As the future undiscounted cash flows of the Convertible notes were greater than their carrying amount, the carrying amount was not adjusted and no gain was recognized as a result of the modification of terms. Of the $1.1 million in convertible notes issued in exchange to the sellers of Kinduct, $1.0 million were issued to a related party. The convertible promissory notes shall bear an interest rate of 6.0% per annum. The outstanding principal amount and all accrued but unpaid interest on the notes shall be mandatorily converted into the Company’s common stock at a conversion price of $4.79 per share upon the earlier of i) maturity in September 2023 or ii) the occurrence of a capital markets transaction such as an initial public offering or acquisition by a special purpose acquisition company; or upon a change of control as defined in the convertible promissory note agreements, at the discretion of the noteholder, the notes would either convert into the Company’s common stock at a conversion price of $4.79 per share, or would be repayable at 1.5 times the outstanding principal amount plus all accrued and unpaid interest. The convertible notes contain an embedded derivative that is measured at fair value on a recurring basis, with changes in fair value of the embedded derivative recorded within other income (e xpense) on the consolidated statements of operations. The convertible notes are presented as of December 31, 2022, net of unamortized debt discount of $
0.2

million and the fair value of the embedded derivative of $0.1 million within the consolidated balance sheet. At issuance of the convertible notes in March 2022 the embedded derivative was valued at $0.5 million. Refer to Note 3.
Fair Value Measurements
for additional details on the bifurcated embedded derivative. Total interest expense on the convertible notes for the year ended December 31, 2022, was $0.5 million of which $0.5 million was to related parties. Interest expense related to amortization of debt discount was $0.2 million and interest expense related to accretion of the convertible notes was $0.4 million for the year ended December 31, 2022.

On February
 10, 2023, as the Company completed its acquisition by a special purpose acquisition company which qualified as a Maturity Date of the convertible notes, 100% of the outstanding principal and accrued interest on the convertible notes were mandatorily converted into 1,333,712 shares of Movella common stock at $4.79 per share per the original terms o
f the
notes.

MOVELLA INC.
Notes to Consolidated Financial Statements

Revolving lines of credit
Silicon Valley Bank (SVB)
In February 2022, the Company entered into amendments to the SVB Loan Agreement with SVB that raised the maximum amount available under the revolving line of credit to $3.0 million. The principal amount outstanding under the revolving line of credit shall accrue interest at a floating per annum rate equal to the greater of 1% above the prime rate, or 4.25%; the rate in effect at December 31, 2022, would have been 7.25% if the Company had borrowings on the SVB revolving line of credit. The amendment modified the borrowing base. The maximum amount available for borrowing under the revolving line of credit is 65% of eligible accounts receivable of the Company, provided that total advances made against Xsens eligible accounts receivable shall not exceed $1.5 million, the portion of the borrowing base comprised of eligible foreign accounts shall not exceed 25%, and advances made against eligible foreign accounts shall not exceed $0.8 million. There were no amounts outstanding under the SVB line of credit as of December 31, 2022, or

2021. On November 14, 2022, the SVB revolving line of credit agreement was terminated concurrently with the execution of the
Pre-Close
Notes.
TD BCRS Revolving Line of Credit
On June 9, 2020, the Company’s wholly-owned subsidiary Kinduct entered into a line of credit facility with TD Ameritrade Commercial Banking, Canada. The credit limit was the lesser of $1.5 million or the previous quarter’s Borrowing Base Condition. Borrowing Base Condition was calculated using the monthly recurring revenue multiplied by 5, less the amount of any statutory claims including government remittances. The interest rate was Prime Rate plus 1.55% per annum. On November 14, 2022, the Company repaid the TD BCRS Revolving Line of Credit in full using a portion of the proceeds from the
Pre-Close
Notes.

7.	Goodwill and Acquired Intangible Assets
Goodwill
The following table summarizes the activity related to the carrying value of goodwill during the years ended December 31, 2022 and 2021 (in thousands):

Balance at December 31, 2020	$39,595
Effect of change in foreign currency exchange rates	(1,011)

Balance at December 31, 2021	38,584
Effect of change in foreign currency exchange rates	(2,203)

Balance at December 31, 2022	$36,381

The Company did
no
t record any impairment charges for goodwill during the years ended December 31, 2022 and 2021.

F-
34

MOVELLA INC.
Notes to Consolidated Financial Statements

Intangibles
Intangible assets as of December 31, 2022, consisted of the following (in thousands):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Weighted Average Remaining Life
Developed technology	$16,422	$(12,537)	$3,885	3.68
Customer relationships	1,451	(1,036)	415	0.75
Trademarks	2,374	(867)	1,507	6.76

	$20,247	$(14,440)	$5,807

The change in definite-lived intangible assets from December 31, 2021 to December 31, 2022 was primarily composed of an impairment loss of $7.2 million, amortization expense of $7.1 million, foreign currency translation adjustments of $1.0 million and acquisition of intangible assets of $0.2 million.
Intangible assets as of December 31, 2021, consisted of the following (in thousands):

	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Weighted Average Remaining Life

Developed technology	$30,335	$(14,238)	$16,097	3.67
Customer relationships	5,510	(2,974)	2,536	1.75
Trademarks	2,900	(631)	2,269	7.81

	$38,745	$(17,843)	$20,902

The change in definite-lived intangible assets from December 31, 2020 to December 31, 2021 was primarily composed of amortization expense of $6.7 million and foreign currency translation adjustments of $0.2 million.
As of December 31, 2022, future amortization expense related to the intangible assets is as follows (in thousands):

Years ending December 31,

2023	$1,681
2024	1,265
2025	1,265
2026	989
2027	228
Thereafter	379

Total	$5,807

Amortization expense for intangible assets was $7.1

million and $6.7
million for the years ended December 31, 2022, and 2021, respectively, using the straight-line method. The Company recorded impairment on intangible assets of $7.2 million and nil in the years ended December 31, 2022 and 2021. The impairment recognized in the year ended December 31, 2022, related to a strategic shift in the intended use of certain acquired intangible assets and was calculated by a third party using significant assumptions provided by

F-
35

MOVELLA INC.
Notes to Consolidated Financial Statements

management that allowed for calculation of fair value of the intangible assets, which when compared to the carrying value resulted in the impairment charge. In connection with the impairment of intangible assets in the year ended December 31, 2022, the Company removed $9.2 million of accumulated amortization to establish a new cost basis for the impacted intangible assets.
The
Company has recorded the amortization of developed technology as cost of revenues in the accompanying consolidated statements of operations of $5.3 million and $4.8 million for the years ended December 31, 2022 and 2021, respectively. The Company has recorded the amortization of customer relationships and trademarks assets within operating expenses of $1.8 million and $1.9 million for the years ended December 31, 2022 and 2021, respectively.

8.	Revenues
A typical sales arrangement involves multiple elements, such as sales of the Company’s inertial motion sensor units, motion capture suits, software licenses, professional services, cloud-based subscription, and subscription and support services which entitles customers to unspecified upgrades, patch releases and telephone-based support. The following table depicts the disaggregation of revenue according to revenue type (in thousands):

	Years Ended December 31,
	2022	2021
Revenues:
Product	$34,283	$28,848
Service	6,183	5,566

Total revenues	$40,466	$34,414

The Company’s Product revenues are generally recognized at a point in time, while Service revenues are generally recognized over time.
Revenue recognized during the year ended December 31, 2022, from deferred revenue balances as of December 31, 2021 was $2.4 million. Revenue recognized during the year ended December 31, 2021, from deferred revenue balances as of December 31, 2020 was $2.0 million.

9.	Stock-based Compensation
Stock-based compensation expense
Stock-based compensation expense included in the accompanying consolidated statements of operations for the years ended December 31, 2022 and 2021 are as follows (in thousands):

	Years ended December 31,
	2022	2021
Research and development	$398	$143
Sales and marketing	468	175
General and administrative	833	468

Total stock-based compensation	$1,699	$786

F-
36

MOVELLA INC.
Notes to Consolidated Financial Statements

Equity incentive plan
In August 2009, the Company adopted an equity incentive plan (the “2009 Plan”), which is a broad-based, long-term program intended to attract, retain and motivate talented employees and align stockholder and employee interests. The 2009 Plan provides for the issuance of incentive stock options or nonqualified stock options, and restricted stock units, or RSUs to employees, officers, directors, and consultants of the Company.
Under the 2009 Plan, incentive stock options can be granted with an exercise price not less than the fair value of the stock at the date of grant as determined by the Board of Directors. For incentive stock options granted to a person who, at the time of the grant, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company, the per share exercise price must be no less than 110% of the fair value on the date of the grant as determined by the Board of Directors. All awards have ten-year
terms and vest and generally become fully exercisable after five years of service from the date of grant.
The 2009 Plan also allows for the issuance of restricted common stock upon early exercise of nonvested stock options subject to the repurchase right of the Company. The repurchase right lapses in accordance with the vesting schedule of the original option. Shares of restricted stock were awarded to certain senior executives of the Company and 1,348,887 restricted stock units were issued and fully vested prior to 2018.
In September 2019, the board approved the 2019 Equity Incentive Plan (the “2019 Plan”) that increased the number of shares of Common Stock that are reserved and available for issuance under the 2019 Plan by 5,500,000 shares. The 2019 Plan increases the maximum number of shares that may be issued under the 2019 Plan pursuant to the exercise of “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended. Whereas, the Board has determined to (a) terminate the 2009 Equity Incentive Plan and (b) adopt the 2019 Plan in order to continue to provide equity incentives to attract, retain and motivate eligible service providers of the Company. Stock options previously granted under the 2009 Plan will remain outstanding until either exercised or canceled
. All the remaining available shares under the 2009 Plan will be allocated to the 2019 Plan. In January 2022, the board approved an increase to the number of shares of Common Stock that are reserved and available for issuance under the 2019 plan by 1,500,000 shares.
The Company records stock-based compensation awards based on fair value of the stock-based awards as of the grant date using the Black-Scholes option-pricing model. The Company recognizes such costs as compensation expense on a straight-line basis over the employee’s requisite service period, which is generally five years.
At December 31, 2022, there are 1,923,128 shares available for future grant under the 2009 and 2019 Equity Incentive Plans.

MOVELLA INC.
Notes to Consolidated Financial Statements

The following table summarizes the Company’s stock option activity under both plans for the years ended December 31, 2022 and 2021:

	Shares Available For Grant	Stock Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)

Balance outstanding at December 31, 2020	3,827,465	11,941,846	$0.66	6.36
Granted	(4,049,000)	4,049,000	0.93
Exercised	—	(133,932)	0.44
Canceled	825,358	(825,358)	0.64
Expired	32,500	(32,500)	0.25

Balance outstanding at December 31, 2021	636,323	14,999,056	$0.73	6.54
Increased option pool	1,500,000	—	—
Granted	(2,013,000)	2,013,000	1.65
Exercised	—	(3,566,931)	0.47
Cancele d	1,086,505	(1,086,505)	0.81
Expired	713,300	(713,300)	0.43

Balance outstanding at December 31, 2022	1,923,128	11,645,320	$1.05	7.34

Exercisable at December 31, 2022		6,520,050	$0.89	6.43

Vested and expected to vest at December 31, 2022		11,645,320	$1.05	7.34

The weighted-average grant date fair value per share of options granted were $1.04 and $0.63 for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, total compensation cost related to unvested stock-based awards granted to employees under the Company’s stock plan but not yet recognized were $3.4 million and is expected to be recognized on a straight-line basis over a weighted-average period of 2.41 years. The aggregate intrinsic value of options exercised for the years ended December 31, 2022 and 2021 was $3.9 million and $0.1 million, respectively.
On October 2, 2022, the Company modified 1,535,000 stock options that were granted in 2021 at an exercise price of $0.93 to a modified exercise price of $1.58 based on the results of an updated 409A valuation. The modification resulted in a reduced fair value, and the repricing was a Type 1 probable-to-probable
modification and no change to the accounting for the original stock option issuance was recorded, because the initial accounting considered the updated valuation.
Determination of Fair Value
The following assumptions were used to calculate the fair value of the stock-based awards:

	Years Ended December 31,
	2022	2021

Fair value per share of common stock	$1.58-$3.20	$1.58
Expected term (years)	5.28-10.00	5.52-10.00
Expected volatility	43%-69%	43%-45%
Risk-free interest rate	1.63%-4.20%	0.92%-1.56%
Expected dividend yield	0%	0%

MOVELLA INC.
Notes to Consolidated Financial Statements
The Company records stock-based compensation awards based on fair value of the stock-based awards as of the grant date using the Black-Scholes option-pricing model. The Company recognizes such costs as compensation expense on a straight-line basis over the employee’s requisite service period, which is generally five years.
10.	Stockholders’ Equity and Mezzanine Equity
Convertible Preferred Stock
As of December 31, 2022, the Company’s outstanding convertible preferred stock, both redeemable and non-redeemable,
consisted of the following (in thousands, except share and purchase price per share data):

	Shares Authorized	Shares Issued and Outstanding	Aggregate Liquidation Value	Carrying Value	Purchase Price Per Share

Series A*	10,000,000	10,000,000	$10,000	$9,950	$1.0000
Series B*	11,791,929	8,747,602	24,816	24,680	2.8369
Series C*	13,122,055	13,122,055	37,226	37,032	2.8369
Series D*	7,470,088	7,470,088	31,043	30,780	4.1557
Series D-1**	6,562,724	6,562,724	30,000	41,991	4.5713
Series E*	18,024,809	10,458,755	43,463	40,750	4.1557

Total	66,971,605	56,361,224	$176,548	$185,183

As of December 31, 2021, the Company’s outstanding convertible preferred stock, both redeemable and non-redeemable,
consisted of the following (in thousands, except share and purchase price per share data):

	Shares Authorized	Shares Issued and Outstanding	Aggregate Liquidation Value	Carrying Value	Purchase Price Per Share

Series A*	10,000,000	10,000,000	$10,000	$9,950	$1.0000
Series B*	11,791,929	8,741,929	24,800	24,680	2.8369
Series C*	13,122,055	13,122,055	37,226	37,032	2.8369
Series D*	7,470,088	7,470,088	31,043	30,780	4.1557
Series D-1**	6,562,724	6,562,724	30,000	39,307	4.5713
Series E*	18,024,809	10,458,755	43,463	40,750	4.1557

Total	66,971,605	56,355,551	$176,532	$182,499

*	Convertible and non-redeemable
**	Convertible and redeemable
Significant terms of the outstanding convertible preferred stock series are as follows:
Dividends
—
Holders of the preferred stock are entitled to receive, pari passu but in preference to the common stockholders, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, non-cumulative
cash dividends at the annual rate of 8.0% of the original issue price. However, the holders of Series
D-1
and Series E shall first receive dividends in full preferential amounts before any class or series of capital stock. No dividends have been declared to date.
Holders of the Series E are entitled to receive the special stock dividends which begin to accrue on a daily basis and be payable in additional shares at a rate of 7.0% of the original issue price per annum contingent on if

F-
39

MOVELLA INC.
Notes to Consolidated Financial Statements

the Company does not have an effective registration of its common stock by September 2023 as set forth in the registration rights agreement.
Voting
—Each holder of outstanding shares of any series of preferred stock has voting rights equivalent to the number of shares of common stock into which such preferred shares could be converted. For the election of members of the Board of Directors, the number of authorized directors shall not be less than the number of directors that the holders of one or more classes or series of capital stock are entitled to elect. For so long as at least

4,800,000 shares of preferred stock is outstanding, the holders of preferred stock, exclusively and as a separate voting class on an as-converted
basis, shall be entitled to elect six directors. The holders of common stock, voting as a single class, shall be entitled to elect two directors. The holders of common stock and preferred stock, voting together as a single class on an as-if
converted basis, shall be entitled to elect the remaining numbers of directors.
Liquidation
—In the event of liquidation, dissolution or
winding-up
of the Company, either voluntary or involuntary, the holders of the Series
D-1,
shall be entitled to receive, prior and in preference to any distribution to the holders of Series E, Series D, Series C, Series B, Series A or common stock, an amount per share equal to the greater of the original issue price of $4.5713 per share, plus all declared but unpaid dividends, or amount per share assuming conversion of all Series
D-1
into common stock. If the distribution is insufficient to permit the payment to such holders of the full Series
D-1
preference amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series
D-1,
in proportion to the number of shares of Series
D-1
held by each.
After payment in full to the holders of the Series
D-1,
the holders of Series E shall be entitled to receive, prior and in preference to any distribution to the holders of Series D, Series C, Series B, Series A or common stock, an amount per share equal to the greater of the original issue price of $4.1557 per share, plus all declared but unpaid dividends, or amount per share assuming conversion of all Series E into common stock. If the distribution is insufficient to permit the payment to such holders of the full Series E preference amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series E, in proportion to the number of shares of Series E held by each.
After payment in full to the holders of the Series
D-1
and Series E, the holders of Series D shall be entitled to receive, prior and in preference to any distribution to the holders of Series C, Series B, Series A or common stock, an amount per share equal to the greater of the original issue price of $4.1557 per share, plus all declared but unpaid dividends, or amount per share assuming conversion of all Series D into common stock. If the distribution is insufficient to permit the payment to such holders of the full Series D preference amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series, in proportion to the number of shares of Series D held by each.
After payment in full to the holders of the Series
D-1,
Series E, and Series D, the holders of Series C shall be entitled to receive, prior and in preference to any distribution to the holders of Series B, Series A or common stock, an amount per share equal to the greater of the original issue price of $2.8369 per share, plus all declared but unpaid dividends, or amount per share assuming conversion of all Series
D-1
into common stock. If the distribution is insufficient to permit the payment to such holders of the full Series C preference amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C, in proportion to the number of shares of Series C held by each.
After payment in full to the holders of the Series
D-1,
Series E, Series D and Series C, the holders of Series B and Series A shall be entitled to receive, prior and in preference to any distribution to the holders of common stock, an amount per share equal to the greater of the original issue price of $2.8369 per share for Series B and

MOVELLA INC.
Notes to Consolidated Financial Statements
$1.00 per share for Series A, plus all declared but unpaid dividends, or amount per share assuming conversion of all Series B and Series A into common stock. If the distribution is insufficient to permit the payment to such holders of the full Series B and Series A preference amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B and Series A, in proportion to the number of shares of Series B and Series A held by each.

Upon completion of the distribution of proceeds to the holders of Series
D-1,
Series E, Series D, Series C, Series B and Series A, the remaining proceeds available for distribution shall be distributed among the holders of common stock pro rata based on the number of shares of common stock held by each.
Redemption
—Series A, Series B, Series C, Series D, and Series E convertible preferred stocks are not redeemable.
Series
D-1
convertible preferred stock is redeemable at a price per share equal to the original issue price of $4.5713 per share, plus an amount per share equal to 8% of the original issue price for each year following the original issue date, not more than 60 days after receipt of a written notice from shareholders of Series
D-1
by the Company at any time on or after September 28, 2023 from the holders of at least a majority of the then outstanding shares of Series
D-1.
The instrument was not redeemable as of December 31, 2022 and 2021. Therefore, the Company classified the Series
D-1
convertible preferred stock as mezzanine equity in the consolidated balance sheets at December 31, 2022 and 2021. The resulting changes in the estimated redemption amount are recorded within retained earnings or, in the absence of retained earnings, additional paid-in-capital.
As of December 31, 2022 and 2021, the carrying amount of the Series
D-1
convertible preferred stock was $42.0 million and $39.3 million. The accretion of the Series
D-1
convertible preferred stock to redemption value during the years ended December 31, 2022 and 2021 was $2.7 million and $2.5 million, respectively.
Conversion
—Each share of a series of preferred stock shall be convertible, at any time after the date of issuance, into the number of shares of fully paid and nonassessable shares of common stock as determined from dividing the original issue price for such series of preferred stock by the conversion price in effect at the time of conversion. The conversion price is subject to adjustment for certain dilutive issuances.
Each share of a series of preferred stock shall automatically be converted into shares of common stock immediately upon the earlier of i) the Company’s sale of its common stock for its own account in a firm-commitment underwritten public offering pursuant to an effective registration in which the gross proceeds equal or exceed $50.0 million or ii) the date specified by written consent or agreement of the holders of at least the majority the then outstanding shares of preferred stock voting as a single-class on an as-converted
basis.
If the share price of common stock offered in such public offering is less than the original issue price per share for Series
D-1,
a written consent of the holders of at least a majority of the original Series
D-1
is required. Upon closing of the Company’s next sale of its preferred stock in a single transaction or in a series of related transactions, at a price per share of at least 1.25 times the original issue price per share of Series
D-1,
and which results in at least $28.0 million of gross proceeds, this consent shall immediately terminate and following such next qualified financing, no separate Series
D-1
conversion approval shall be required in connection with any conversion of shares of preferred stock into shares of common stock.
Warrants
The Company issued warrants in prior years to purchase convertible preferred stock and common stock in conjunction with the borrowing arrangements with SVB and Eastward. The warrants are equity classified and are exercisable any time at the option of the holder and expire on the earlier of the tenth anniversary of the date of

F-
41

MOVELLA INC.
Notes to Consolidated Financial Statements

issuance or upon the closing of an acquisition of the Company in which the consideration payable for such acquisition is cash.
As of December 31, 2022, the Company’s outstanding warrants are as follows:

Class of Shares	Issuance Date	Expiration Date	No. of Shares	Exercise Price per Share

Common Stock	11/25/2015	11/25/2025	62,500	0.580
Common Stock	3/31/2016	3/31/2026	37,500	0.580
Common Stock	8/30/2019	8/30/2029	265,060	0.830
Common Stock	12/10/2021	12/10/2031	215,054	0.930
Common Stock	2/25/2022	2/25/2032	16,321	$1.58

			596,435

In connection with the Eastward term loan issued in December 2021, the Company issued Eastward a warrant to purchase 215,054 shares of the company’s common stock at the exercise price of $0.93 per share on December 10, 2021, with an expiration date in
December 2031
. The common stock warrants were valued using the Black-Scholes model and the Company recorded the fair value of the warrants of $0.2 million within stockholders’ equity as of December 31, 2021.
The following assumptions were used to calculate the fair value of the common stock warrants issued to Eastward:

Fair value per share of common stock	$1.58
Expected term (years)	10
Expected volatility	43%
Risk-free interest rate	1.47%
Expected dividend yield	0%
Common Stock
As of December 31, 2022 and 2021, the Company was authorized to issue 95,000,000 shares of common stock, with a par value of $0.0001 per share. As of December 31, 2022 and 2021, common shares issued and outstanding were 12,751,023 and 9,184,092, respectively.
The holders of the common stock are entitled to one vote for each share. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of convertible preferred stock outstanding, and are entitled to receive all assets available for distribution to stockholders (after distribution of any preferential amounts to preferred stockholders). There have been no dividends declared to date.

MOVELLA INC.
Notes to Consolidated Financial Statements

The Company’s reserved shares of common stock for future issuance as of December 31, 2022 and 2021 are as follows:

	December 31,
	2022	2021
Options outstanding and available for grant	13,568,448	15,635,379
Conversion of preferred stock	56,361,224	56,355,551
Conversion of convertible notes	1,324,635	—
Warrants to purchase convertible preferred stock	—	50,000
Warrants to purchase common stock	596,435	580,114

	71,850,742	72,621,044

There were no repurchases of common stock for the years ended December 31, 2022 or 2021.

11.	Earnings per share
The following table sets forth the computation of the basic and diluted earnings per share attributable to common stockholders for the years ended December 31, 2022, and 2021 (in thousands except share and per share amounts):

	Years Ended December 31,
	2022	2021
Numerator:
Net loss from continuing operations	$(33,047)	$(18,803)
Less: Net loss from continuing operations, attributable to noncontrolling interest	632	1,300
Deemed dividends from accretion of Series D-1 preferred stock	(2,684)	(2,511)

Loss from continuing operations attributable to common stockholders	(35,099)	(20,014)
Loss from discontinued operations, net of tax	—	(156)

Net loss attributable to common stockholders	$(35,099)	$(20,170)

Denominator:
Weighted-average ordinary shares outstanding, basic and diluted	11,285,170	9,101,819
Basic and diluted net income (loss) per share attributable to common stockholders:
Continuing operations	$(3.11)	$(2.20)
Discontinued operations	$—	$(0.02)

Net loss	$(3.11)	$(2.22)

MOVELLA INC.
Notes to Consolidated Financial Statements

Potentially dilutive securities that were not included in the diluted per share calculations as of December 31, 2022 and 2021 because they would be anti-dilutive were as follows:

	December 31,
	2022	2021
Convertible preferred stock	56,361,224	56,355,551
Outstanding stock options	11,645,320	14,999,056
Convertible notes (a)	1,324,635	—
Common stock warrants (1:1)	596,435	580,114
Preferred stock warrants (1:1)	—	50,000

Total	69,927,614	71,984,721

(a)	Assumes conversion at $4.79 per share.

12.	Leases
The Company has leased office spaces in U.S. locations including San Jose and Los Angeles, California, and Henderson, Nevada. Outside the U.S., leased sites include offices in Netherlands, Nova Scotia Canada, Shanghai, China, Taiwan and Hong Kong. Future minimum lease payments are under non-cancelable
operating leases that expire at various dates through year 2031. Rent expense is recognized using the straight-line method over the term of the lease.
The aggregate future
non-cancelable
minimum rental payments for the Company’s operating leases, as of December 31, 2022, are as follows (in thousands):

Years Ended December 31,
2023	$1,010
2024	734
2025	559
2026	559
2027	559
Thereafter	1,817

Total minimum operating lease payments	$5,238
Less: Amounts representing interest	(1,957)

Present value of net minimum operating lease payments	3,281
Less: Current portion	(593)

Long-term portion of operating lease obligations	$2,688

MOVELLA INC.
Notes to Consolidated Financial Statements

The components of the
right-of-use
assets and lease liabilities were as follows (in thousands):

	Balance Sheet Classification	December 31, 2022	December 31, 2021
Right-of-use assets, net	Right-of-use assets, net	$3,281	$—
Current operating lease liabilities	Accrued expenses and other current liabilities	$(593)	$—
Non-current operating lease liabilities	Operating lease liabilities and other non-current liabilities	(2,688)	—

Total operating lease liabilities		$(3,281)	$—

Weighted average remaining lease term (in years)		6.0	n/a
Weighted-average discount rate		14%	n/a
The components of lease cost were as follows (in thousands):

	Years Ended December 31,
	2022	2021
Operating lease costs included in operating costs and expenses:
Operating leases	$1,302	$1,182

Supplemental cash flow information related to leases was as follows (in thousands):

	Years Ended December 31,
	2022	2021
Cash paid for amounts included in the measurement of operating lease liabilities:
Operating cash flows related to operating leases	$1,429	$1,471
Right-of-use assets obtained in exchange for lease liabilities:
Operating leases	$4,280	n/a

13.	Income Taxes
The income tax provision for the years ended December 31, 2022 and 2021 is primarily related to the profits or losses generated in foreign jurisdictions by the Company’s consolidated subsidiaries.
The following table presents loss from continuing operations before income taxes for the years ended December 31, 2022 and 2021 (in thousands):

	December 31,
	2022	2021
Domestic	$(9,734)	$(5,243)
Foreign	(23,426)	(14,288)

Loss before income taxes	$(33,160)	$(19,531)

MOVELLA INC.
Notes to Consolidated Financial Statements

The components of the Company’s provision (benefit) for income taxes for the years ended December 31, 2022 and 2021 are as follows (in thousands):

	December 31,
	2022	2021
Current
Federal	$(18)	$43
State	11	19
Foreign	202	312

	195	374

Deferred
Federal	16	(20)
State	4	(7)
Foreign	(328)	(1,075)

	(308)	(1,102)

Income tax benefit	$(113)	$(728)

The differences in the income tax benefit that would result from applying the federal statutory income tax rate to the loss from continuing operations before income taxes and the reported income tax benefit for the years ended December 31, 2022 and 2021 are as follows (in thousands):

	December 31,
	2022	2021
Tax benefit at U.S statutory rate	$(6,964)	$(4,102)
State income taxes, net of federal benefit	12	11
Foreign tax differential	(4,876)	(933)
Change in valuation allowance	11,534	4,448
Stock-based compensation	155	39
Other items	26	(191)

Income tax benefit	$(113)	$(728)

MOVELLA INC.
Notes to Consolidated Financial Statements

The tax effects of temporary differences that give rise to significant components of the net deferred tax assets and liabilities as of December 31, 2022 and 2021 are as follows (in thousands):

	December 31,
	2022	2021
Deferred tax assets
Accruals and reserves	$1,375	$586
Net operating losses	26,955	20,618
Research and development credits and other	2,643	2,716
Depreciation and amortization	(128)	(4)
Stock-based compensation	397	298

Gross deferred tax assets	31,242	24,214
Less valuation allowance	(30,156)	(18,622)

Total deferred tax assets	1,086	5,592

Deferred tax liabilities
Intangibles and other	(1,000)	(5,814)

Gross deferred tax liabilities	(1,000)	(5,814)

Net deferred tax assets (liabilities)	$86	$(222)

On March 27, 2020, and December 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) and Consolidated Appropriations Act, 2021 (CAA 2021) were signed into law. These acts include provisions and tax law changes applicable to businesses. Changes in tax law are accounted for in the period of enactment. The Company has evaluated the impact of the CARES Act and CAA 2021 act and has accounted for the impact of the tax law changes in the current year provision to the extent these provisions are applicable.
As of December 31, 2022, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $22.3 million and $15.4 million, respectively, which expire beginning in the year 2030 and 2029 respectively. As of December 31, 2022, the Company’s Hong Kong subsidiary has net operating loss carryforwards of approximately $42.2 million, which are indefinite and have no expiration date.
As of December 31, 2022, the Company has federal and state research and development tax credits of $2.0 million and $1.9 million, respectively. The federal research credits will begin to expire in the year 2029, and the state research credits have no expiration date.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.
As of December 31, 2022, the Company has a valuation allowance of approximately $30.2 million related primarily to its net operating losses and credit carryforwards for which it is more likely than not that the tax benefit will not be realized. The amount of the valuation allowance represented an increase of approximately $11.5 million from the amount recorded as of December 31, 2021 and was primarily due to the additional net operating losses generated in 2022.
The Company had unrecognized tax benefits of $2.7 million and $2.8 million for the years ended December 31, 2022 and 2021. The liabilities of unrecognized tax benefits of $0.3 million and $0.3 million for the

MOVELLA INC.
Notes to Consolidated Financial Statements
years ended December 31, 2022 and 2021 respectively would affect the Company’s effective tax rates if recognized. The liabilities are included within other non-current
liabilities in the accompanying consolidated balance sheets. Unrecognized tax benefits are not expected to change significantly in the next 12 months.
A reconciliation of the beginning and ending amount of the gross unrecognized tax benefits is as follows (in thousands):

	December 31,
	2022	2021
Beginning balance	$2,783	$2,753
Increases (decreases) related to tax positions taken during prior year	(87)	18
Increases related to tax positions taken during current year	24	12

Ending balance	$2,720	$2,783

The Company files federal, state and foreign income tax returns in jurisdictions with varying statutes of limitations. The tax years from 2016 forward remain open to examination due to the carryover of unused net operating losses and tax credits.

14.	Geographic Information and Concentrations of Risk
Concentrations of Risk
Concentration of credit risk
Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains a substantial portion of its cash and cash equivalents in checking and savings accounts with banks. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. The Company is exposed to credit risk in the event of default by the financial institutions holding its cash and cash equivalents to the extent recorded in the balance sheets. While the Company has not experienced any losses in such accounts, the recent failure of Silicon Valley Bank (SVB), at which the Company held cash and cash equivalents in multiple accounts, potentially exposed the Company to significant credit risk prior to the completion by the Federal Deposit Insurance Corporation of the resolution of SVB in a manner that fully protected all depositors. See Note 18.
Subsequent Events
for additional details regarding SVB. The Company generally does not require collateral or other security in support of accounts receivable. The Company periodically reviews the need for an allowance by considering factors such as historical experience, credit quality, the age of the account receivable balances and current economic conditions that may affect a customer’s ability to pay.
As of December 31, 2022 and 2021, no customer represented 10% or more of the Company’s accounts receivable balance.

Concentration of customers
For each of the years ended December 31, 2022 and 2021, no customer represented
10
% or more of the Company’s consolidated revenues.
Concentration of suppliers
For the years ended December 31, 2022 and 2021, one supplier represented
23
% and
22
%, respectively, of the Company’s inventory purchases, accounting for $
6.1
 million and $
4.1
 million in total purchases, respectively.

MOVELLA INC.
Notes to Consolidated Financial Statements

Revenue concentrations
The Company’s revenues by geographical region is as follow (in thousands):

	Years Ended December 31,
	2022	2021
United States	$10,830	$8,370
China	6,645	5,027
Asia, other	7,219	4,833
Europe	12,694	12,762
Other	3,078	3,422

	$40,466	$34,414

Long-lived assets concentrations
The Company’s long-lived assets by geographical region is as follow (in thousands):

	Years Ended December 31,
	2022	2021
United States	$104	$114
China	298	519
Asia, other	100	—
Europe	1,708	1,939
Other	151	162

	$2,361	$2,734

15.	Employee Benefit Plan
The Company has established a 401(k)
tax-deferred
savings plan (the 401(k) Plan), which permits participants to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. The Company is responsible for administrative costs of the 401(k) Plan and has made no contributions to the 401(k) Plan since inception.

The Company maintains
non-US
defined contribution pension plans to certain foreign subsidiaries. Generally, the annual funding of these obligations is equal to the minimum amount legally required in each jurisdiction in which the plans operate. The Company’s pension plans are underfunded by zero and zero as of December 31, 2022 and 2021, respectively.

16.	Related Party Transactions
In March 2022, the Company entered into convertible promissory note agreements with two of its existing preferred stock investors and received aggregate cash proceeds of $4.9 million. The Company exchanged an additional $1.1 million of convertible promissory notes to the sellers of Kinduct for extinguishment of $1.1 million of the deferred payout liability owed to them. The convertible note exchange was accounted for as a troubled debt restructuring pursuant to FASB ASC Topic
470-60,
Troubled Debt Restructurings by Debtors
. As the future undiscounted cash flows of the Convertible notes were greater than their carrying amount, the carrying

MOVELLA INC.
Notes to Consolidated Financial Statements

amount was not adjusted and no gain was recognized as a result of the modification of terms. Of the

$1.1 million in convertible notes issued in exchange to the sellers of Kinduct, $1.0 million were issued to a related party. The convertible promissory notes shall bear an interest rate of 6.0% per annum. For the year ended of December 31, 2022, the Company recorded $0.3 million of interest expense due to accretion of the convertible notes and $0.2 million of interest expense for the non-cash
amortization of debt discount related to the convertible notes on the consolidated statements of operations. The outstanding principal amount and all accrued but unpaid interest on the notes shall be mandatorily converted into the Company’s common stock at a conversion price of $4.79 per share upon the earlier of i) maturity in September 2023 or ii) the occurrence of a capital markets transaction such as an initial public offering or acquisition by a special purpose acquisition company; or upon a change of control as defined in the convertible promissory note agreements, at the discretion of the noteholder, the notes would either convert into the Company’s common stock at a conversion price of $4.79 per share, or would be repayable at 1.5 times the outstanding principal amount plus all accrued and unpaid interest.
On February 10, 2023, as the Company completed its acquisition by a special purpose acquisition company which qualified as a Maturity Date of the convertible notes, 100% of the outstanding principal and accrued interest on the convertible notes were mandatorily converted into 1,333,712 shares of Movella common stock at $4.79 per share per the original terms of the notes.

17.	Commitments and Contingencies
Litigation and Asserted Claims
The Company accrues for contingencies when it believes that a loss is probable and that it can reasonably estimate the amount of any such loss. Although the Company is not currently subject to any material litigation, and no material litigation is currently threatened against the Company, the Company may be subject to legal proceedings, claims and litigation, including intellectual property litigation, arising in the ordinary course of business. Such matters are subject to many uncertainties and outcomes and are not predictable with assurance. The Company accrues amounts that it believes are adequate to address any liabilities related to legal proceedings and other loss contingencies that it believes will result in a probable loss that is reasonably estimable.

In February 2020, Tactical Air Support (“TAS”) filed a lawsuit in the California State Court in Los Angeles against the Company’s wholly-owned subsidiary, Xsens North America, Inc. (“Xsens North America”). In the complaint, TAS alleged tort and contract-based causes of action arising from TAS purchases of allegedly defective Xsens North America inertial measurement unit devices (“IMUs”). TAS never deployed IMUs in its military aircraft. In response, Xsens North America removed the case to the California Federal District Court in Los Angeles based upon the party’s diversity of citizenship. The Company filed a Motion to dismiss each of TAS’ alleged non-contract-based
claims and its prayers for damages in excess of the approximately
$40,000 TAS paid for the IMUs on multiple grounds, prohibiting such claims and limiting TAS’ alleged damages to the purchase amount paid. The Motion to dismiss alleged non-contract-based
claims was granted on September 3, 2020. On December 22, 2022, the parties entered into a settlement agreement including mutual releases and the lawsuit was dismissed. The Company agreed to a settlement agreement in the amount of $0.3 million which has been accrued on the December 31, 2022 consolidated balance sheet.
In April 2022, the Company received a demand letter concerning its alleged failure to make various payments to certain selling shareholders of Kinduct Technologies Inc. (“Kinduct Shareholders”) pursuant to the Amended and Restated Share Purchase Agreement dated as of September 10, 2020 (the “Purchase Agreement”). The Kinduct Shareholders alleged that the Issuer has breached the Purchase Agreement by failing to make certain payments by March 31, 2022. On December 16, 2022, Movella and the Kinduct Shareholders reached an agreement whereby Movella paid $1.0 million on December 20, 2022, and agreed to make quarterly payments of

MOVELLA INC.
Notes to Consolidated Financial Statements
$0.5 million commencing on March 31, 2023 unless an Acceleration Event occurred in which case payment in full would be due. The remaining amount payable to the Kinduct Shareholders at issue in the matter on December 31, 2022, is approximately $4.3 million that is recorded as a current liability in the accompanying consolidated balance sheets and such amount is accruing interest at 12% per annum, pursuant to the Purchase Agreement. On February 10, 2023, Movella completed its acquisition by a special purpose acquisition company which constituted an Acceleration Event and accordingly on February 13, 2023, Movella repaid in full the then-outstanding $4.4 million balance inclusive of principal and accrued interest owed to the former Kinduct shareholders.
Indemnification
The Company has entered into agreements with its current and former executives and directors indemnifying them against certain liabilities incurred in connection with the performance of their duties. The Company’s Certificate of Incorporation and Bylaws contain comparable indemnification obligations with respect to the Company’s current directors and employees.
In the normal course of business, the Company periodically enters into agreements that require the Company to indemnify and defend its customers for, among other things, claims alleging that the Company’s products infringe third-party patents or other intellectual property rights as well as personal injury or property damage. The Company’s maximum exposure under these indemnification provisions cannot be estimated but the Company does not believe that there are any matters individually or collectively that would have a material adverse effect on its consolidated results of operations or financial condition.

18.	Subsequent Events
In preparing the consolidated financial statements as of and for the year ended December 31, 2022, subsequent events were evaluated from the balance sheet date through March 31, 2023, the date these consolidated financial statements were available to be issued.
Business Combination Agreement
On February 10, 2023 (the “Closing Date”), Movella Holdings Inc., a Delaware corporation (formerly known as Pathfinder Acquisition Corporation (“Pathfinder”)) (the “Company” or “New Movella”), consummated the previously announced business combination (the “Business Combination”) contemplated by that certain Business Combination Agreement, dated October 3, 2022 (the “Business Combination Agreement”), by and among Pathfinder, Motion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Pathfinder (“Merger Sub”) and Movella Inc., a Delaware corporation (“Movella”).
In connection with the domestication of Pathfinder as a Delaware corporation (the “Domestication”), on the Closing Date prior to the Effective Time (as defined below): (i) each issued and outstanding Class A ordinary share, $0.0001 par value per share (“Class A ordinary shares”), and each issued and outstanding Class B ordinary share, $0.0001 par value per share (“Class B ordinary shares”), of Pathfinder were converted into one share of common stock, $0.00001 par value per share, of New Movella (“New Movella Common Stock”); (ii) each issued and outstanding whole warrant to purchase Class A ordinary shares of Pathfinder was automatically converted into a warrant to purchase one share of New Movella Common Stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement, dated as of February 16, 2021, between Pathfinder and Continental Stock Transfer & Trust Company (the “Pathfinder Warrant Agreement”); (iii) the governing documents of Pathfinder were amended and restated and became the certificate of incorporation and the bylaws of New Movella; and (iv) Pathfinder’s name changed to “Movella Holdings Inc.” In

MOVELLA INC.
Notes to Consolidated Financial Statements

connection with clauses (i) and (ii) of this paragraph, each issued and outstanding unit of Pathfinder issued in its initial public offering (“Pathfinder Units”) (each Pathfinder Unit consisting of one Class A ordinary share of Pathfinder and one-fifth
of one public warrant) that had not been previously separated into the underlying Class A ordinary shares of Pathfinder and the underlying warrants of Pathfinder prior to the Domestication were cancelled and entitled the holder thereof to one share of New Movella Common Stock
and one-fifth of
one warrant representing the right to purchase one share of New Movella Common Stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Pathfinder Warrant Agreement.
On the Closing Date, promptly following the consummation of the Domestication, Merger Sub merged with and into Movella (the “Merger”), with Movella continuing as the surviving company in the Merger and, after giving effect to the Merger, Movella became a wholly owned subsidiary of New Movella (the time that the Merger became effective being referred to as the “Effective Time”).
In accordance with the terms and subject to the conditions of the Business Combination Agreement, immediately prior to the Effective Time, (i) each share of preferred stock of Movella was converted into a number of shares of common stock, $0.01 par value per share, of Movella (“Movella Common Stock”) set forth on the allocation schedule delivered in connection with Business Combination Agreement, (ii) each warrant to purchase shares of Movella Common Stock was net exercised in exchange for a number of shares of Movella Common Stock determined in accordance with the terms of the warrant agreements under which such warrants were issued; and (iii) each convertible note issued by Movella was automatically and fully converted into a number of shares of Movella Common Stock in accordance with the terms of such notes. Thereafter, at the Effective Time, each share of Movella Common Stock outstanding as of immediately prior to the Effective Time (other than any shares held by dissenting holders of shares of Movella Common Stock who demanded appraisal of such shares and complied with Section 262 of the General Corporation Law of the State of Delaware) was exchanged for shares of New Movella Common Stock and each outstanding Movella option to purchase a share of Movella Common Stock (a “Movella Option”) (whether vested or unvested) was cancelled and extinguished in exchange for an option to purchase New Movella Common Stock (on an as-converted basis)
in each case, under the Movella Holdings Inc. 2022 Stock Incentive Plan and subject to the same terms and conditions as applied to the Movella Option immediately prior to the Effective Time (other than those rendered inoperative by the transactions contemplated by the Business Combination Agreement), with the new number of options and exercise price as set forth therein, and based on an implied Movella
pre-transaction
equity value of $
375 million, subject to certain adjustments.
Sponsor Letter Agreement
In connection with the Business Combination Agreement, on October 3, 2022, Pathfinder Acquisition LLC (the “Sponsor”), Pathfinder, and each of Pathfinder’s directors and officers (collectively, the “initial shareholders”) entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”), pursuant to which, among other things, Sponsor agreed, solely in the circumstances described in the Sponsor Letter Agreement, to forfeit 50% of its Class B ordinary shares (the “Forfeiture”), or 4,025,000 Class B ordinary shares (the “Forfeiture Shares”).
Shareholder Rights Agreement
Concurrently with the execution of the Business Combination Agreement, on October 3, 2022, Pathfinder, the Sponsor, Movella, FP Credit Partners, L.P. (together with certain of its affiliates, “Francisco Partners”), and certain other equityholders of Pathfinder (collectively, the “Investors”) entered into a Shareholder Rights Agreement (the “Shareholder Rights Agreement”) to be effective upon closing of the Business Combination (the “Closing”) pursuant to which, among other things, the Investors have been granted certain customary registration

MOVELLA INC.
Notes to Consolidated Financial Statements

rights. Pursuant to the Shareholder Rights Agreement, the Sponsor and the Legacy Pathfinder Holders (as defined in the Shareholder Rights Agreement) have agreed not to effect any sale or distribution of any equity securities of New Movella held by any of them during the period commencing on the Closing Date and ending on the earlier of (a) the date that is three hundred and sixty five
(
365) days following the Closing Date and (b) (i) the first date on which the closing price of the New Movella Common Stock has been greater than or equal to $12.00 per share (as adjusted for share subdivisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) measured using the daily closing price for any 20 trading days within a
30-trading
day period commencing at least one hundred and fifty
(
150) days after the Closing Date or (ii) the date on which New Movella completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all New Movella’s stockholders having the right to exchange their New Movella Common Stock for cash, securities or other property. Except for the FP Purchasers with respect to the FP VLN Shares (as defined below), each other Investor has agreed not to effect any sale or distribution of any equity securities of New Movella held by any of them during the period commencing on the Closing Date and ending on the date that is one hundred and eighty
(
180) days following the Closing Date.
Pursuant to the Shareholder Rights Agreement, Pathfinder provided certain registration r
i
ghts to
Francisco Partners
with respect to the FP Shares (as defined below). Substantially concurrently with the Merger (and, for the avoidance of doubt, after the Domestication), the sale of the FP VLN Shares and the grant of the Equity Grant Shares were consummated and the shares were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.
Equity Grant Agreement and Subscription Agreement
On November 14, 2022, Pathfinder and the FP Purchasers entered into an Equity Grant Agreement (the “Equity Grant Agreement”) that provided for the issuance of 1.0 million shares of New Movella Common Stock (the “Equity Grant Shares”) by New Movella to the FP Purchasers (the “Equity Grant”) at the Effective Time, subject to and conditioned upon the consummation of the Merger, the full deemed funding of the VLN Facility (as defined below) and the acquisition by the FP Purchasers or its affiliates of $75.0 million of Pathfinder’s Class A ordinary shares in a tender offer (the “Tender Offer”) and/or shares of New Movella Common Stock in a private placement. On January 9, 2023, Pathfinder entered into a Subscription Agreement (the “Subscription Agreement”) with the FP Purchasers, pursuant to which the FP Purchasers agreed to purchase 7,500,000 shares of New Movella Common Stock (the “FP VLN Shares” and, together with the Equity Grant Shares, the “FP Shares”) at a purchase price of $10.00 per share for an aggregate purchase price of $75.0 million (the “FP Private Placement”). On the Closing Date, the Sponsor forfeited the Forfeiture Shares, New Movella issued the Equity Grant Shares to the FP Purchasers pursuant to the Equity Grant, and the FP Purchasers purchased shares of New Movella Common Stock in the FP Private Placement at a price of $10.00 per share. The FP VLN Shares were not registered with the SEC at Closing, provided, that, such shares of New Movella Common Stock became subject to registration rights pursuant to the Shareholder Rights Agreement.
Pathfinder’s Class A ordinary shares, public warrants and the Pathfinder Units were historically quoted on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “PFDR,” “PFDRW,” and “PFDRU,” respectively. On the Closing Date, the Pathfinder Units automatically separated into the component securities and, as a result, no longer trade as a separate security. On February 13, 2023, the New Movella Common Stock and warrants began trading on Nasdaq under the symbols “MVLA” and “MVLAW,” respectively.
Note Purchase Agreement
On November 14, 2022, Movella entered into that certain Note Purchase Agreement (the “Note Purchase Agreement”), by and among Movella, the guarantors party thereto, the Purchasers and Wilmington Savings Fund

MOVELLA INC.
Notes to Consolidated Financial Statements

Society, FSB, as administrative agent and collateral agent, pursuant to which, Movella issued and sold to the Purchasers, and the Purchasers purchased, senior secured notes of Movella in an aggregate original principal amount of $
25.0
 million
(the “Pre-Close Facility”).
On the Closing Date, the net proceeds of the FP Private Placement were received by the Company and Movella was deemed to have issued to the Purchasers, and the Purchasers were deemed to have purchased, a 5-year $75.0 million
venture-linked secured note (the “VLN Facility”) under the Note Purchase Agreement. A portion of the proceeds of the FP Private Placement made available through the VLN Facility was used by the Company to prepay the Pre-Close Facility
in full and to pay transaction expenses associated with the financing arrangements contemplated by the Note Purchase Agreement. The remaining proceeds of the VLN Facility are available for growth and working capital and general corporate purposes.
The obligations of Movella under the Note Purchase Agreement are guaranteed by certain of its subsidiaries and secured by substantially all of Movella’s and such subsidiaries’ assets. New Movella also became a secured guarantor of the obligations under Note Purchase Agreement.
The notes evidencing the VLN Facility (the “VLN Notes”) bear interest at a per annum rate equal to 9.25% and interest is paid in kind on the last business day of each calendar quarter commencing with the first calendar quarter following the Closing Date. Interest is also payable in cash on the date of any prepayment or repayment of the VLN Notes (subject however, in certain cases, to the payment of a contractual return, if such contractual return is greater than the amount of all accrued and unpaid interest (other than default interest, if any)). Subject to certain exceptions in connection with certain qualified refinancing events, on the date of any voluntary or mandatory prepayment or acceleration of the VLN Notes, a scheduled contractual return is required to be paid, if greater than the amount of all accrued and unpaid interest (other than default interest, if any). When paid, such contractual return will be deemed to constitute payment of all accrued and unpaid interest (other than default interest, if any) on the principal amount of the VLN Notes so prepaid, repaid or accelerated, as applicable, including all interest on the VLN Notes that was previously paid in kind. The Company has the right, subject to certain exceptions, to cause the FP Purchasers (or their permitted assignees) to sell all or a portion of the FP VLN Shares at any time in its sole discretion over the life of the VLN Facility, and a percentage of the proceeds (which percentage is a function of when proceeds are generated, based on a predetermined schedule with a sliding scale) of any such sale shall be applied as a credit against the outstanding obligations under of the VLN Facility upon a repayment of the VLN Facility in full or a refinancing event.

The VLN Facility will mature on February 10, 2028. There are no regularly scheduled amortization payments on the VLN Facility until the maturity date, however, there are customary mandatory prepayment events in connection with the receipt of net proceeds from extraordinary receipts and dispositions (subject, in the case of dispositions, to certain customary exceptions and customary reinvestment rights), debt issuances and upon events specified in the Note Purchase Agreement to be a change of control. The VLN Facility may be optionally prepaid in whole or in part. All such prepayments are required to be accompanied by accrued and unpaid interest on the amount prepaid or if greater (excluding default interest, if any), payment of the contractual return.
The Note Purchase Agreement contains a number of covenants that, among other things, restrict, in each case subject to certain exceptions, the ability of the Company and its subsidiaries to:

•	create, assume or suffer to exist liens and indebtedness;

•	make investments;

•	engage in mergers or consolidations, liquidations, divisions or the disposal of all or substantially all of such person’s assets;

MOVELLA INC.
Notes to Consolidated Financial Statements

•	make dispositions or have subsidiaries that are not wholly-owned;

•	declare or make dividends or other distributions or certain restricted payments to or on account of equity holders, or prepay indebtedness;

•	make material changes to its line of business;

•	engage in affiliate transactions; and

•	with respect to New Movella, conduct or engage in any business or operations, other than in its capacity as a holding company and activities incidental thereto.
The Note Purchase Agreement also contains a financial covenant requiring the Company and its subsidiaries to achieve positive EBITDA on a consolidated basis for the most recently ended four-quarter period, commencing with the last day of the fiscal quarter ending June 30, 2024 and as of the last day of each fiscal quarter thereafter.
The Note Purchase Agreement contains customary events of default, including nonpayment of principal, interest or other amounts; material inaccuracy of a representation or warranty; violation of specific covenants identified in the Note Purchase Agreement; cross default and cross-acceleration to material indebtedness; bankruptcy and insolvency events; unsatisfied material judgments; actual or asserted invalidity of the Note Purchase Agreement, related note documents or other material documents entered into in connection with transactions contemplated by the Note Purchase Agreement, and events specified to be a change of control.
Upon the closing of the

transactions, the Company received total gross proceeds of $109.4 million, which consisted of $75.0 million from the Venture Linked Notes and $34.4
 million from Pathfinder’s trust. Total transaction costs were approximately $28.7 million including costs incurred by Pathfinder
, of which $6.5 million was incurred
by the company

in the year ended December 31, 2022, which principally consisted of advisory, legal and other professional fees. Debt repayments made with the proceeds of the Venture Linked Notes in February 202
3
, inclusive of accrued but unpaid interest, consisted of a $25.7 million repayment of the
Pre-Close
Notes, $4.4 million paid to the Kinduct sellers to settle the deferred payout obligation, and $1.5 million paid to settle a Pathfinder loan assumed in the business combination. The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Pathfinder will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on:

•	former Company stockholders having the largest voting interest in Movella Holdings Inc.;

•	the board of directors of Movella Holdings Inc. having seven members, six of which were appointed by the Company’s former stockholders;

•	the Company’s management continuing to hold executive management roles for the post-combination company and being responsible for the day-to-day operations;

•	the post-combination company assuming the Movella name;

•	Movella Holdings Inc. maintaining the pre-existing headquarters; and

•	the intended strategy of Movella Holdings Inc. being a continuation of the Company’s strategy.
Accordingly, the business combination will be treated as the equivalent of the Company issuing stock for the net assets of PFDR, accompanied by a recapitalization. The net assets of PFDR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of the Company.

MOVELLA INC.
Notes to Consolidated Financial Statements

On March 10, 2023, SVB was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. The Company held cash and cash equivalents in multiple accounts at SVB which potentially exposed the Company to significant credit risk. On March 12, 2023, the FDIC acted to fully protect all insured and uninsured depositors by guaranteeing all deposits, alleviating such credit risk. Subsequent to March 13, 2023, the Company currently holds substantially all of its cash and cash equivalents at multiple other financial institutions in custodial accounts in order to further alleviate its credit risk.
Management has evaluated subsequent events and transactions that occurred after the balance sheet date through the date the consolidated financial statements were available for issuance. Based upon this review, except as noted above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of
Movella Holdings Inc. (fka Pathfinder Acquisition Corporation)
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Movella Holdings Inc. (fka Pathfinder Acquisition Corporation) (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2022 and 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.
Emphasis of the Matter - Restatement of Interim Financial Statements
As disclosed in Note 2 of the consolidated financial statements, the unaudited interim financial statements as of and for the periods ended September 30, 2022 have been restated to correct the accounting for the settlement of the deferred underwriter’s commission. This matter is described in more detail in Note 2 of the consolidated financial statements.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2021.
New York, New York
March 31, 2023
PCAOB ID Number 100

MOVELLA HOLDINGS INC.
(FORMERLY KNOWN AS PATHFINDER ACQUISITION CORPORATION)
CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
Assets:
Current assets:
Cash	$76,535	$21,217
Prepaid expenses	82,593	713,426

Total current assets	159,128	734,643
Investments held in Trust Account	328,636,388	325,028,452

Total Assets	$328,795,516	$325,763,095

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$301,335	$200,984
Accrued expenses	6,945,000	330,565
Due to related party	61,116	61,116
Note payable	1,000,000	250,000

Total current liabilities	8,307,451	842,665
Derivative warrant liabilities	2,472,500	6,342,500
Deferred underwriting commissions	—	11,375,000

Total liabilities	10,779,951	18,560,165
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 32,500,000 shares at redemption value of approximately $10.11 and $10.00 as of December 31, 2022 and 2021, respectively	328,536,388	325,000,000
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of December 31, 2022 and 2021	—	—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; no non-redeemable shares issued and outstanding as of December 31, 2022 and 2021	—	—
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 8,125,000 shares issued and outstanding as of December 31, 2022 and 2021	813	813
Additional paid-in capital	—	—
Accumulated deficit	(10,521,636)	(17,797,883)

Total shareholders’ deficit	(10,520,823)	(17,797,070)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$328,795,516	$325,763,095

The accompanying notes are an integral part of these consolidated financial statements.

F-
58

MOVELLA HOLDINGS INC.
(FORMERLY KNOWN AS PATHFINDER ACQUISITION CORPORATION)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2022	2021

General and administrative expenses	$7,920,300	$1,367,321
General and administrative expenses-related party	120,000	110,000

Loss from operations	(8,040,300)	(1,477,321)
Other income (expenses):
Change in fair value of derivative warrant liabilities	3,870,000	9,997,500
Gain from settlement of deferred underwriting commissions	345,800	—
Offering costs associated with derivative warrant liabilities	—	(575,330)
Income from investments held in Trust Account	3,607,935	28,452

Net income (loss)	$(216,565)	$7,973,301

Weighted average shares outstanding of Class A ordinary share, basic and diluted	32,500,000	28,136,986

Basic net income (loss) per share, Class A ordinary share	$(0.01)	$0.22

Weighted average shares outstanding of Class B ordinary share, basic	8,125,000	8,041,096

Basic net income (loss) per share, Class B ordinary share	$(0.01)	$0.22

Weighted average shares outstanding of Class B ordinary share, diluted	8,125,000	8,125,000

Diluted net income (loss) per share, Class B ordinary share	$(0.01)	$0.22

The accompanying notes are an integral part of these consolidated financial statements.

F-
59

MOVELLA HOLDINGS INC.
(FORMERLY KNOWN AS PATHFINDER ACQUISITION CORPORATION)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Class A		Class B
	Shares	Amount	Shares	Amount

Balance-December 31, 2020	—	$—	8,625,000	$863	$24,137	$(8,000)	$17,000
Excess cash received over the fair value of the private warrants	—	—	—	—	2,040,000	—	2,040,000
Accretion of Class A ordinary shares subject to possible redemption amount	—	—	—	—	(2,064,137)	(25,763,234)	(27,827,371)
Forfeiture of Class B ordinary shares	—	—	(500,000)	(50)	50	—	—
Subsequent measurement of Class A ordinary shares subject to redemption against additional paid-in capital	—	—	—	—	(50)	50	—
Net income	—	—	—	—	—	7,973,301	7,973,301

Balance-December 31, 2021	—	—	8,125,000	813	—	(17,797,883)	(17,797,070)
Adjustment for accretion of Class A ordinary shares subject to possible redemption amount	—	—	—	—	—	7,492,812	7,492,812
Net loss	—	—	—	—	—	(216,565)	(216,565)

Balance-December 31, 2022	—	$—	8,125,000	$813	$—	$(10,521,636)	$(10,520,823)

The accompanying notes are an integral part of these consolidated financial statements.

F-
60

MOVELLA HOLDINGS INC.
(FORMERLY KNOWN AS PATHFINDER ACQUISITION CORPORATION)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$(216,565)	$7,973,301
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	(3,870,000)	(9,997,500)
Gain from settlement of deferred underwriting commissions allocated to derivative warrant liabilities	(345,800)	—
Offering costs associated with derivative warrant liabilities	—	575,330
Income from investments held in Trust Account	(3,607,935)	(28,452)
Changes in operating assets and liabilities:
Prepaid expenses	630,832	(696,426)
Accounts payable	100,350	200,984
Accrued expenses	6,614,436	235,566

Net cash used in operating activities	(694,682)	(1,737,197)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(325,000,000)

Net cash used in investing activities	—	(325,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	750,000	392,358
Repayment of note payable to related party	—	(129,181)
Proceeds received from initial public offering	—	325,000,000
Proceeds received from private placement	—	8,500,000
Offering costs paid	—	(7,004,763)

Net cash provided by financing activities	750,000	326,758,414

Net increase in cash	55,318	21,217
Cash-beginning of the year	21,217	—

Cash-end of the year	$76,535	$21,217

Supplemental disclosure of noncash financing activities:
Offering costs included in accrued expenses	$—	$70,000
Offering costs paid by related party under promissory note	$—	$47,937
Deferred underwriting commissions in connection with the initial public offering	$—	$11,375,000
Extinguishment of deferred underwriting commissions allocated to Public Shares	$11,029,200	$—
The accompanying notes are an integral part of these consolidated financial statements.

F-
61

MOVELLA HOLDINGS INC.
(FORMERLY KNOWN AS PATHFINDER ACQUISITION CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note
1-Description
of Organization and Business Operations
Movella Holdings Inc., formerly known as Pathfinder Acquisition Corporation prior to February 10, 2023 (“Closing Date”) (the “Company”), was a blank check company incorporated as a Cayman Islands exempted company on December 18, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
Business Combination
On the Closing Date, the Company consummated the previously announced Merger pursuant to that certain Business Combination Agreement dated October 3, 202
2
 (the “Business Combination Agreement”) between Pathfinder, Motion Merger Sub, Inc. (“Merger Sub”), and Movella Inc
.
In connection with the domestication of Pathfinder as a Delaware corporation (the “Domestication”), on the Closing Date prior to the Effective Time (as defined below): (i) each issued and outstanding Class A ordinary share, $0.0001 par value per share (“Class A ordinary shares”), and each issued and outstanding Class B ordinary share, $0.0001 par value per share (“Class B ordinary shares”), of Pathfinder were converted into one share of common stock, $0.00001 par value per share, of New Movella (“New Movella Common Stock”); (ii) each issued and outstanding whole warrant to purchase Class A ordinary shares of Pathfinder was automatically converted into a warrant to purchase one share of New Movella Common Stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement, dated as of February 16, 2021, between Pathfinder and Continental Stock Transfer & Trust Company (the “Pathfinder Warrant Agreement”); (iii) the governing documents of Pathfinder were amended and restated and became the certificate of incorporation and the bylaws of New Movella; and (iv) Pathfinder’s name changed to “Movella Holdings Inc.” In connection with clauses (i) and (ii) of this paragraph, each issued and outstanding unit of Pathfinder issued in its initial public offering (“Pathfinder Units”) (each Pathfinder Unit consisting of one Class A ordinary share of Pathfinder and one-fifth of
one public warrant) that had not been previously separated into the underlying Class A ordinary shares of Pathfinder and the underlying warrants of Pathfinder prior to the Domestication were cancelled and entitled the holder thereof to one share of New Movella Common Stock and one-fifth of
one warrant representing the right to purchase one share of New Movella Common Stock at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Pathfinder Warrant Agreement.
On the Closing Date, promptly following the consummation of the Domestication, Merger Sub merged with and into Movella (the “Merger”), with Movella continuing as the surviving company in the Merger and, after giving effect to the Merger, Movella became a wholly owned subsidiary of New Movella (the time that the Merger became effective being referred to as the “Effective Time”).
See the Company’s Current Report on Form
8-K filed
with the SEC on February 13, 2023 for more details.
Business Prior to the Business Combination
As of December 31, 2022, the Company had not yet commenced operations. All activity for the period from December 18, 2020 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and since the Company’s Initial Public Offering, the search for a business combination target. The Company had not generated any operating revenues as of December 31, 2022. The Company generated non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.

F-
62

The Company’s sponsor was Pathfinder Acquisition LLC, a Delaware limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on February 16, 2021. On February 19, 2021, the Company consummated its Initial Public Offering of 32,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 2,500,000 additional Units to partially cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $325.0 million, and incurring offering costs of approximately $18.5 million, of which approximately $11.4 million was for deferred underwriting commissions (see Note
6
). The underwriters had 45 days from the effective date
of the prospectus to exercise the remaining portion of its option to purchase up to
2,000,000

Units at the Initial Public Offering price to cover over-allotments, if any. On April 2, 2021, the over-allotment option on the remaining Units expired unexercised by the underwriters. On September 27, 2022, Deutsche Bank Securities, Inc. irrevocably waived its rights to the deferred underwriting commissions in the amount of approximately
$
6.3
 million due under the underwriting agreement consummated in connection with the Initial Public Offering. On October 12, 2022, RBC Capital Markets, LLC irrevocably waived its rights to the deferred underwriting commissions due under the underwriting agreement in connection with the Initial Public Offering. On October 29, 2022, Stifel, Nicolaus & Company, Inc. irrevocably waived its rights to the deferred underwriting commissions in the amount of approximately $
5.1

million due under the underwriting agreement consummated in connection with the Initial Public Offering (see Note
6
).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 4,250,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $2.00 per Private Placement Warrant, generating gross proceeds to the Company of

$8.5 million

(Note
5
).
Upon the closing of the Initial Public Offering and the Private Placement, $325.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (“Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, which are invested only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
Liquidity and Capital Resources
As of December 31, 2022, the Company had approximately $77,000 in its operating bank accounts and a working capital deficit of approximately $8.1 million
Prior to the completion of the Initial Public Offering, the Company’s liquidity needs had been satisfied through the payment of $25,000 from the Sponsor to cover for certain expenses on behalf of the Company in exchange for the issuance of the Founder Shares, and a loan of approximately $129,000 pursuant to the IPO Note issued to the Sponsor (as defined in Note
5
). The Company repaid the IPO Note in full on February 19, 2021. Subsequent to the consummation of the Initial Public Offering and Private Placement, the Company’s liquidity needs have been satisfied with the proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor provided the Company Working Capital Loans (as defined in Note
5
). As of December 31, 2022 and 2021, we had borrowed $1.0 million and $250,000 in Working Capital Loans under the Promissory Note, respectively (as defined in
Note
5
).
On February 10, 2023, the Company completed a Business Combination with Movella Inc. and closed the related financing agreements in connection therewith. As a result, management believes that the Company will have sufficient liquidity to fund its operations through one year from the date of this filing.

F
-
63

Note
2-Restatement
of Previously Issued Financial Statements
The Company had recognized a liability upon closing of their initial public offering in February 2021 for a portion of the underwriter’s commissions which was contingently payable upon closing of a future business combination, with the offsetting entry resulting in an initial discount to the securities sold in the initial public offering. On September 27, 2022, Deutsche Bank Securities, Inc. irrevocably waived its rights to the deferred underwriting commissions due under the underwriting agreement. The Company recognized the waiver as an extinguishment, with a resulting non-operating
gain recognized in its statements of operations for the three and nine months ended September 30, 2022. Upon subsequent review and analysis, management concluded that the Company should have recognized the portion allocated to Public Shares as an adjustment to the carrying value of the Class A ordinary shares subject to possible redemption and the remaining balance as a gain from extinguishment of deferred underwriting commissions allocated to derivative warrant liabilities.
Therefore, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that the Company’s previously issued interim financial statements as of September 30, 2022 (the “Quarterly Report”) should no longer be relied upon and that it is appropriate to restate the Quarterly Report. As such, the Company will restate its financial statements in this
Form 10-K.
The previously filed financial statements for the three and nine months ended September 30, 2022, as filed with the Securities and Exchange Commission (“SEC”) on November 14, 2022 (the “Original Filing”) should no longer be relied upon.
Impact of the Restatement
The impact of the restatement on the statements of operations, statement of changes in stockholders’ deficit and statement of cash flows for the affected period is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.
Statements of Operations:

	For the Three Months Ended September 30, 2022
	As Previously Reported	Restatement Adjustment	As Restated
Loss from operations	(2,302,238)	—	(2,302,238)
Other income (expenses)
Change in fair value of derivative warrant liabilities	1,159,920	—	1,159,920
Gain from extinguishment of deferred underwriting commissions allocated to derivative warrant liabilities	6,256,250	(6,066,060)	190,190
Offering costs associated with derivative warrant liabilities	—	—	—
Income from investments held in Trust Account	1,108,635	—	1,108,635
Net income	6,222,567	(6,066,060)	156,507
Weighted average shares outstanding of Class A ordinary share, basic and diluted	32,500,000	—	32,500,000
Basic net income per share, Class A ordinary share	0.15	(0.15)	0.00
Weighted average shares outstanding of Class B ordinary share, basic	8,125,000	—	8,125,000
Basic net income per share, Class B ordinary share	0.15	(0.15)	0.00
Weighted average shares outstanding of Class B ordinary share, diluted	8,125,000	—	8,125,000
Diluted net income per share, Class B ordinary share	0.15	(0.15)	0.00

F-
6
4

	For the Nine Months Ended September 30, 2022
	As Previously Reported	Restatement Adjustment	As Restated
Loss from operations	(2,851,917)	—	(2,851,917)
Other income (expenses):
Change in fair value of derivative warrant liabilities	6,104,920	—	6,104,920
Gain from extinguishment of deferred underwriting commissions allocated to derivative warrant liabilities	6,256,250	(6,066,060)	190,190
Offering costs associated with derivative warrant liabilities	—	—	—
Income from investments held in Trust Account	1,323,982	—	1,323,982
Net income	10,833,235	(6,066,060)	4,767,175
Weighted average shares outstanding of Class A ordinary share, basic and diluted	32,500,000	—	32,500,000
Basic net income per share, Class A ordinary share	0.27	(0.15)	0.12
Weighted average shares outstanding of Class B ordinary share, basic	8,125,000	—	8,125,000
Basic net income per share, Class B ordinary share	0.27	(0.15)	0.12
Weighted average shares outstanding of Class B ordinary share, diluted	8,125,000	—	8,125,000
Diluted net income per share, Class B ordinary share	0.27	(0.15)	0.12
Statement of Changes in Shareholders’ Deficit:

	For the Nine Months Ended September 30, 2022
	As Previously Reported	Restatement Adjustment	As Restated
Adjustment for accretion of Class A ordinary shares subject to possible redemption amount - accumulated deficit	(1,252,434)	6,066,060	4,813,626

Statement of Cash Flows:

	For the Nine Months Ended September 30, 2022
	As Previously Reported	Restatement Adjustment	As Restated
Net income	10,833,235	(6,066,060)	4,767,175
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	(6,104,920)	—	(6,104,920)
Gain from extinguishment of deferred underwriting commissions allocated to derivative warrant liabilities	(6,256,250)	6,066,060	(190,190)
Offering costs associated with derivative warrant liabilities	—	—	—
Income from investments held in Trust Account	(1,323,982)	—	(1,323,982)
Changes in operating assets and liabilities:
Prepaid expenses	458,459	—	458,459
Accounts payable	7,679	—	7,679
Accrued expenses	1,906,957	—	1,906,957
Net cash used in operating activities	(478,822)	—	(478,822)

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Note
3-Basis
of Presentation and Summary of Significant Accounting Policies
Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC.
Principles of Consolidation
The consolidated financial statements of the Company include its wholly-owned subsidiaries in connection with the Business Combination. All inter-company accounts and transactions are eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2022 and 2021.

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Investments Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of
$250,000
. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.
Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements” approximate the carrying amounts represented in the consolidated balance sheets, except for derivative warrant liabilities (see note
10
).
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to FASB ASC Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.

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The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period until they are exercised or expire. The initial fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using a binomial lattice model in a risk-neutral framework. The fair value of the Public Warrants as of December 31, 2022 and 2021 is based on observable listed prices for such warrants. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating
expenses in the consolidated statements of operations. Offering costs associated with the Class A ordinary shares issued were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly,
32,500,000
 Class A ordinary shares subject to possible redemption is presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s consolidated balance sheets.
The Company has elected to recognize changes in redemption value immediately as they occur and adjust the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in
capital (if available) and accumulated deficit.
Net income per ordinary share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income per ordinary share is calculated by dividing the net income by the weighted average shares of ordinary shares outstanding for the respective period.
The calculation of diluted net income does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering (including the Over-allotment Units) and the private placement warrants to purchase an aggregate of 10,750,000
Class A ordinary shares in the calculation of diluted income per share, because in the calculation of diluted income per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income per share is the same as basic net income per share for the years ended December 31, 2022 and 2021. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value. The Company has considered the effect of Class B ordinary shares that were excluded from weighted average number as they were contingent on the exercise of the over-allotment option by the underwriters. Since the contingency was satisfied, the Company included these shares in the weighted average number as of the beginning of the interim period to determine the dilutive impact of these shares.
The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share of ordinary shares:

	For The Years Ended December 31,
	2022		2021
	Class A	Class B	Class A	Class B
Net income (loss) per ordinary share:
Numerator:
Allocation of net income (loss), basic	$(173,252)	$(43,313)	$6,201,121	$1,772,180
Allocation of net income (loss), diluted	$(173,252)	$(43,313)	$6,186,773	$1,786,528
Denominator:
Basic weighted average ordinary shares outstanding	32,500,000	8,125,000	28,136,986	8,041,096
Diluted weighted average ordinary shares outstanding	32,500,000	8,125,000	28,136,986	8,125,000

Basic net income (loss) per ordinary share	$(0.01)	$(0.01)	$0.22	$0.22

Diluted net income (loss) per ordinary share	$(0.01)	$(0.01)	$0.22	$0.22

Income Taxes
The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes” (“ASC 740”), which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes were not levied on the Company for the year ended December 31, 2022. Consequently, income taxes are not reflected in the Company’s consolidated financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
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Recent Accounting Pronouncements
In June 2022, the FASB issued ASU
2022-03,
ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU amends ASC 820 to clarify that a contractual sales restriction is not considered in measuring an equity security at fair value and to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. The ASU applies to both holders and issuers of equity and equity-linked securities measured at fair value. The amendments in this ASU are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is still evaluating the impact of this pronouncement on the consolidated financial statements.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the Company’s consolidated financial statements.
Note
4-Initial
Public Offering
On February 19, 2021, the Company consummated its Initial Public Offering of
32,500,000

Units, including
2,500,000

Over-Allotment Units, at $
10.00

per Unit, generating gross proceeds of $
325.0
 million, and incurring offering costs of approximately $
18.5

million, of which approximately $11.4 million was for deferred underwriting commissions. The underwriters have 45 days from the effective date of the prospectus to exercise the remaining portion of its option to purchase up to
2,000,000
 Units at the Initial Public Offering price to cover over-allotments. On April 2, 2021, the over-allotment option on the remaining Units expired unexercised by the underwriters; thus,
500,000

Class B ordinary shares were forfeited. On September 27, 2022, Deutsche Bank Securities, Inc. irrevocably waived its rights to the deferred underwriting commissions in the amount of approximately $
6.3

million due under the underwriting agreement consummated in connection with the Initial Public Offering. On October 12, 2022, RBC Capital Markets, LLC irrevocably waived its rights to the deferred underwriting commissions due under the underwriting agreement in connection with the Initial Public Offering. On October 29, 2022, Stifel, Nicolaus & Company, Inc. irrevocably waived its rights to the deferred underwriting commissions in the amount of approximately $
5.1

million due under the underwriting agreement consummated in connection with the Initial Public Offering (see Note
6
).
Each Unit consists of one Class A ordinary share and
one-fifth
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note
9
).
Note
5-Related
Party Transactions
Founder Shares
On December 28, 2020, the Sponsor paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of 7,906,250 Class B ordinary shares (the “Founder Shares”). On February 16, 2021, the Company effected a share dividend of 718,750 Class B ordinary shares to the Sponsor, resulting in there being an aggregate of 8,625,000 Class B ordinary shares outstanding. The Sponsor agreed to forfeit up to an aggregate of 1,125,000 Founder Shares to the extent that the option to purchase additional Units is not exercised in full by the underwriters or is reduced, so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters partially exercised their over-allotment option to purchase an additional 2,500,000 Units on February 19, 2021 and on April 2, 2021, the over-allotment option on the remaining Units expired unexercised by the underwriters; thus, 500,000 Class B ordinary shares were forfeited by the Sponsor.
The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or earlier if, subsequent to the initial

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70

Business Combination, the closing price of the Class A ordinary share equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
capitalization of shares, share dividends, rights issuances, subdivisions reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, and (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property
.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 4,250,000 Private Placement Warrants to the Sponsor, each exercisable to purchase one Class A ordinary share at $11.50 per share, at a price of $2.00 per Private Placement Warrant, generating gross proceeds to the Company of $8.5 million.
Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
except as described below in Note
10
and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On December 23, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering pursuant to a promissory note (the “IPO Note”). The IPO Note was non-interest
bearing, unsecured and due upon the closing of the Initial Public Offering. Prior to the closing of the Initial Public Offering, the Company borrowed approximately $129,000 under the IPO Note. The IPO Note was fully repaid on February 19, 2021. Subsequent to the repayment, the facility was no longer available to the Company.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors will loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $2.00 per warrant. The warrants would be identical to the Private Placement Warrants.
Promissory Note
On July 15, 2021, the Company issued a promissory note (the “Promissory Note”) to the Sponsor providing for borrowings by the Company in an aggregate principal amount of up to $500,000, which was subsequently amended and restated to increase available borrowings to up to $750,000 on May 24, 2022. The Promissory Note was issued to allow for borrowings from time to time by the Company for working capital expenses.

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On October 3, 2022, the Company amended and restated the Promissory Note issued to the Sponsor to allow for an increase in available borrowings from time to time of an additional $500,000, for an aggregate principal amount of up to $1,250,000. The Promissory Note was issued to allow for borrowings from time to time by the Company for working capital expenses. The Promissory Note (i) bears no interest, (ii) is due and payable upon the earlier of (a) February 19, 2023 and (b) the date that the Company consummates an initial business combination and (iii) may be prepaid at any time. As of December 31, 2022 and 2021, the Company had borrowed $1.0 million and $250,000 in loans under the Promissory Note, respectively.
On January 27, 2023, the Company amended and restated the Promissory Note (the “A&R Promissory Note”) issued to the Sponsor to allow for an increase in available borrowings from time to time of an additional $250,000, for an aggregate principal amount of up to $1,500,000. The A&R Promissory Note was issued to allow for borrowings from time to time by the Company for working capital expenses. The A&R Promissory Note (i) bears no interest, (ii) is due and payable upon the earlier of (a) April 30, 2023 or (
b
) the date that the Company consummates an initial business combination and (iii) may be repaid at any time. As of January 31, 2023, there was $1.25 million outstanding under the A&R Promissory Note.
Administrative Services Agreement
Commencing on the date that the Company’s securities were first listed on Nasdaq through the earlier of consummation of the initial Business Combination and the liquidation, the Company agreed to pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to the Company. For the years ended December 31, 2022 and 2021, the Company incurred expenses of $120,000 and $110,00 under this agreement, respectively. As of December 31, 2022 and 2021, the Company had accrued approximately $169,000 and $100,000 respectively, for services in connection with such agreement on the accompanying consolidated balance sheets in accounts payable.
Due to Related Parties
In addition, the Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in
connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The audit committee will review on a quarterly basis all payments that were made by the Company to the Sponsor, officers or directors, or the Company’s or their affiliates. Any such payments prior to an initial Business Combination will be made from funds held outside the Trust Account. As of December 31, 2022 and 2021 there was approximately $61,000 due to related parties.
Note
6-Commitments
and Contingencies
Registration and Shareholder Rights
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration and shareholder rights agreement entered into on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters were entitled to an underwriting discount of $
0.20
 per unit, or $
6.5
 million in the aggregate, payable upon the closing of
 the Initial Public

Offering. In addition, $
0.35

per unit, or approximately

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72

$
11.4

million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On September 27, 2022, Deutsche Bank Securities, Inc. irrevocably waived its rights to the deferred underwriting commissions due under the underwriting agreement of approximately $6.3 million. The Company derecognized approximately $6.1 million of the commissions waiver allocated to Public Shares to the carrying value of the Class A ordinary shares subject to possible redemption and the remaining balance of approximately $190,000 as a gain from extinguishment of deferred underwriting commissions allocated to derivative warrant liabilities. On October 12, 2022, RBC Capital Markets, LLC irrevocably waived its rights to the deferred underwriting commissions due under the underwriting agreement in connection with the Initial Public Offering. On October 29, 2022, Stifel, Nicolaus & Company, Inc. irrevocably waived its rights to the deferred underwriting commissions due under the underwriting agreement of approximately
$
5.1

million. The Company derecognized approximately $5.0 million of the commissions waiver allocated to Public Shares to the carrying value of the Class A ordinary shares subject to possible redemption and the remaining balance of approximately $156,000 as a gain from extinguishment of deferred underwriting commissions allocated to derivative warrant liabilities.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these consolidated financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements.
Consulting Agreements
The Company has an agreement with third party consultant to provide certain advisory services to the Company relating to identification of and negotiation with potential targets, assistance with due diligence, marketing, financial analyses and investor relations, pursuant to which the consultants have agreed to defer their fees and have payment of such fees to be solely contingent on the Company closing an initial Business Combination. As of December 31, 2022 and 2021, the Company has incurred approximately $
5.2
 million and $
5.0
 million, respectively, in contingent fees pursuant to these agreements. The Company recognized an expense for these services as of December 31, 2022 when the performance trigger was considered probable, which in this case occurred upon the closing of a Business Combination with Movella Inc.
Note
7-Class
A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 300,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 32,500,000 shares of Class A ordinary shares outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the consolidated balance sheets.

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The Class A ordinary shares subject to possible redemption reflected on the consolidated balance sheet is reconciled on the following table:

Gross proceeds	$325,000,000
Less:
Fair value of Public Warrants at issuance	(9,880,000)
Offering costs allocated to Class A ordinary shares subject to possible redemption	(17,947,372)
Plus:
Accretion on Class A ordinary shares subject to possible redemption amount	27,827,372

Class A ordinary shares subject to possible redemption as of December 31, 2021	325,000,000
Plus:
Waiver of offering costs allocated to Class A ordinary shares subject to possible redemption	11,029,200
Less:
Adjustment for accretion of Class A ordinary shares subject to possible redemption amount	(7,492,812)

Class A ordinary shares subject to possible redemption as of December 31, 2022	$328,536,388

Note
8-Shareholders’
Deficit
Preference Shares
-
The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were no
preference shares issued or outstanding.
Class A Ordinary Shares
-
The Company is authorized to issue 300,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 32,500,000 of Class A ordinary shares issued and outstanding. All Class A ordinary shares subject to possible redemption have been classified as temporary equity (see Note

7
).
Class B Ordinary Shares
-
The Company is authorized to issue 30,000,000 Class B ordinary shares with a par value of $0.0001 per share. On December 28, 2020, the Company issued 7,906,250 Class B ordinary shares. On February 16, 2021, the Company effected a share dividend of 718,750 Class B ordinary shares to the Sponsor, resulting in there being an aggregate of 8,625,000 Class B ordinary shares outstanding. Of the of 8,625,000 Class B ordinary shares outstanding, up to 1,125,000 Class B ordinary shares were subject to forfeiture, to the Company by the Initial Shareholders for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Class B ordinary shares would

collectively represent 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. The underwriters partially exercised their over-allotment option to purchase an additional 2,500,000 Units on February 19, 2021 and on April 2, 2021, the over-allotment option on the remaining Units expired unexercised by the underwriters; thus, 500,000 Class B ordinary shares were subsequently forfeited. As of December 31, 2022 and 2021, there were 8,125,000 Class B ordinary shares issued and outstanding.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law; provided that only holders of Class B ordinary shares will have the right to vote on the appointment of directors prior to or in connection with the completion of the initial Business Combination.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all

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Founder Shares will equal, in the aggregate, on an
as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, its affiliates or any member of the management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
Note 9 - Warrants
As of December 31, 2022 and 2021, the Company had 6,500,000 of Public Warrants and 4,250,000 of Private Placement Warrants outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement relating to the Public Warrants. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the
60th
day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $
11.50
per share, subject to adjustments, and will expire
five years
after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the
10-trading
day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination

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(such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price See “- Redemption of warrants when the price per class A ordinary share equals or exceeds $18.00” and “- Redemption of warrants when the price per class A ordinary share equals or exceeds $10.00” as described below.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except (i) that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (ii) except as described below, the Private Placement Warrants will be non-redeemable
so long as they are held by the Sponsor or its permitted transferees and (iii) the Sponsor or its permitted transferees will have the option to exercise the Private Placement Warrants on a cashless basis and have certain registration rights. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price (the “closing price”) of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares;

•
if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

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•
if the closing price of the Class A ordinary shares for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume weighted average price of Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note
10-Fair
Value Measurements
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

December 31, 2022
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account-money market fund	$328,636,388	$—	$—
Liabilities:
Derivative warrant liabilities-Public warrants	$—	$1,495,000	$—
Derivative warrant liabilities-Private placement warrants	$—	$977,500	$—

December 31, 2021
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account-money market fund	$325,028,452	$—	$—
Liabilities:
Derivative warrant liabilities-Public warrants	$—	$3,835,000	$—
Derivative warrant liabilities-Private placement warrants	$—	$2,507,500	$—
Level 1 assets include investments in money market funds that invest solely in U.S. Treasury securities with an original maturity of 185 days or less. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of Public Warrants was transferred from a Level 3 measurement to a Level 1 measurement in April 2021, when the Public Warrants were separately listed and traded in an active market. Subsequently in December 2021, the estimated fair value of Public Warrants was transferred from a Level 1 measurement to Level 2 measurement due to lack of trading activity. The estimated fair value of the Private Placement Warrants was transferred from a

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Level 3 measurement to a Level 2 fair value measurement in April 2021, as the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. There were no other transfers to/from Levels 1, 2, and 3 during the years ended December 31, 2022 and 2021.
The initial fair value of the Public and Private Placement Warrants, issued in connection with the Initial Public Offering, has been estimated using a binomial lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrants’ listed price in an active market was used as the fair value. The estimated fair value of the Public and Private Placement Warrants, prior to Public Warrants being traded in an active market, is determined using Level 3 inputs. Inherent in a binomial lattice model are assumptions related to the Unit price, expected volatility, risk-free interest rate, term to expiration, and dividend yield. The Unit price is based on the publicly traded price of the Units as of the measurement date. The Company estimated the volatility for the Public and Private Placement Warrants based on the implied volatility from the traded prices of warrants issued by other special purpose acquisition companies. The risk-free interest rate is based on interpolated U.S. Treasury rates, commensurate with a similar term to the Public and Private Placement Warrants. The term to expiration was calculated as the contractual term of the Public and Private Placement Warrants, assuming one year to a Business Combination from the IPO date. Finally, the Company does not anticipate paying a dividend. The most significant input was volatility and significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement.

The change in the fair value of the derivative warrant liabilities, measured using Level 3 inputs, for the year ended December 31, 2021 is summarized as follows:

Derivative warrant liabilities at January 1, 2021	$—
Issuance of Public and Private Warrants	16,340,000
Transfer of Public Warrants to Level 1	(8,710,000)
Transfer of Private Warrants to Level 2	(5,695,000)
Change in fair value of derivative warrant liabilities	(1,935,000)

Derivative warrant liabilities at December 31, 2021	$—

Note
11-Subsequent
Events
The Company has evaluated subsequent events and transactions that occurred after the balance sheet date and up to the date consolidated financial statements were available to be issued. Based upon this review, except as noted in Note 1 and Note 5, and as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
On February 8, 2023, the Company held an extraordinary general meeting (the “Extraordinary General Meeting”) at which the Company’s shareholders considered and adopted, among other matters, the Business Combination Agreement and the business combination with Movella Inc. In connection with the Extraordinary General Meeting, holders of 28,961,090 Class A ordinary shares exercised their right to redeem those shares for cash at a redemption price of approximately $10.16 per share, for an aggregate redemption amount of approximately $294.2 million. Following such redemptions, 3,538,910 Class A ordinary shares remained outstanding, representing approximately $36.2 million cash in trust available
to the Company upon consummation of the business combination.

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PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$3,888.48
Legal fees and expenses	$100,000
Accounting fees and expenses	$45,000
Miscellaneous	$100,000
Total	$248,888.48

*	These amounts reflect estimates only, other than the SEC registration fee.

Item 14.	Indemnification of Directors and Officers.

Our amended and restated bylaws limit directors’ liability to the fullest extent permitted under Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our amended and restated bylaws provide that we will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered, and intend to continue to enter, into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believes that these provisions in its amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

On February 10, 2023, the registrant issued and sold 7,500,000 shares of common stock to two accredited investors at a price of $10.00 per share in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 16.	Exhibits.

Exhibit Number	Description
2.1#	Business Combination Agreement, dated as of October 3, 2022, by and among Pathfinder Acquisition Corporation, Movella Inc., and Motion Merger Sub, Inc. (incorporated by reference from Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on October 4, 2022).

3.1	Certificate of Incorporation of Movella Holdings Inc. (incorporated by reference from Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

3.2	Amended and Restated Bylaws of Movella Holdings Inc. (incorporated by reference from Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

4.1	Form of Specimen Common Stock Certificate of Movella Holdings Inc. (incorporated by reference from Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

4.2	Form of Specimen Warrant Certificate of Movella Holdings Inc. (incorporated by reference from Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

4.3#	Warrant Agreement, dated as of February 16, 2021, between Continental Stock Transfer & Trust Company and Pathfinder Acquisition Corporation (incorporated by reference from Exhibit 4.3 to the Registration Statement on Form S-4 (File No. 333-268068).

4.4	Description of Securities (incorporated by reference from Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Form of Indemnification Agreement between Movella Holdings Inc. and its officers and directors (incorporated by reference from Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.2†	Movella Holdings Inc. 2022 Stock Incentive Plan and the Forms of Stock Option Agreement, Restricted Stock Unit Agreement and Restricted Stock Agreement thereunder (incorporated by reference from Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.3†	Movella Holdings Inc. 2022 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.4†	2019 Equity Incentive Plan and Form of Stock Option Agreement thereunder (incorporated by reference from Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.5†	2009 Equity Incentive Plan and Form of Stock Option Agreement thereunder (incorporated by reference from Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.6† +	Employment Agreement, dated as of November 14, 2012, by and between mCube, Inc. and Ben Alexander Lee (incorporated by reference from Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.7† +	Employment Agreement, dated as of October 4, 2021, by and between mCube, Inc. and Stephen Smith (incorporated by reference from Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.8† +	Employment Agreement, dated as of January 19, 2018, by and between Xsens Holding B.V. and Boele de Bie (incorporated by reference from Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.9†+	Side Letter to Employment Agreement, dated as of January 18, 2018, by and between Xsens Holding B.V. and Boele de Bie (incorporated by reference from Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.10#	Equity Joint Venture Contract for M3C Co., Ltd. (“M3C”), dated as of October 26, 2018, by and between mCube HK and Qingdao Microelectronics Innovation Center Co., Ltd. (incorporated by reference from Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.11#	License Agreement, dated as of June 8, 2020, by and among Nexus Way, Camana Bay, mCube, Inc., mCube HK, and MEMSIC Semiconductor (Tianjin) Co. Ltd., MEMSIC Semiconduction (HK) Co., Ltd., and Total Force Limited. (incorporated by reference from Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.12#	Lease Agreement, dated October 11, 2021, by and between Incubator Space LLC and New Incubator Space LLC Member of Cobot Rental Platform (incorporated by reference from Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.13#	Agreement, dated October 10, 2020, by and between Drienerlo Exploitatie B.V. and Xsens Holdings B.V. (incorporated by reference from Exhibit 10.13 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.14#	Lease Agreement, dated March 21, 2017, by and among PSS Investments I, Inc., TPP Investments I, Inc., The Great-West Life Assurances Company, London Life Insurance Company, and Kinduct Technologies, Inc. (incorporated by reference from Exhibit 10.14 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.15#	Lease Extension and Amending Agreement, dated April 28, 2022, by and among PSS Investments I, Inc., TPP Investments I, Inc., The Canada Life Assurance Company, and Kinduct Technologies, Inc. (incorporated by reference from Exhibit 10.15 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.16	Letter Agreement, dated as of February 16, 2021, by and among Pathfinder Acquisition Corporation and certain security holders, officers and directors of Pathfinder Acquisition Corporation (incorporated by reference from Exhibit 10.20 to the Registration Statement on Form S-4 (File No. File No. 333-268068)).

10.17†	Movella Holdings Inc. Non-Employee Director Compensation Policy (incorporated by reference from Exhibit 10.17 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.18	Company Shareholder Transaction Support Agreement, by and among Pathfinder Acquisition Corporation, Movella Inc., Pathfinder Acquisition LLC and certain shareholders of Movella (incorporated by reference from Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 14, 2022).

10.19	Sponsor Letter Agreement, dated as of October 3, 2022, by and among Pathfinder Acquisition Corporation, Pathfinder Acquisition LLC, and each of Richard Lawson, David Chung, Lindsay Sharma, Jon Steven Young, Hans Swildens, Steven Walske, Lance Taylor, Omar Johnson and Paul Weiskopf (incorporated by reference from Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on October 4, 2022).

10.20#	Shareholder Rights Agreement, dated as of October 3, 2022, by and among Movella Inc., Pathfinder Acquisition LLC and the other parties named therein (incorporated by reference from Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on October 4, 2022).

10.21	Supply Agreement, dated June 16, 2015, by and between Xsens Technologies B.V. and Neways Advanced Applications B.V. (incorporated by reference from Exhibit 10.21 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.22	Equity Grant Agreement, dated as of November 14, 2022, by and among Pathfinder Acquisition Corp., FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P. (incorporated by reference from Exhibit 10.22 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.23	Note Purchase Agreement, dated as of November 14, 2022, by and among Movella Inc., Movella Technologies N.A. Inc., Movella Canada Company, Griffin Holdings Limited, Kinduct Technologies Inc., Wilmington Savings Fund Society, FSB, FP Credit Partners II AIV, L.P. and FP Credit Partners Phoenix II AIV, L.P. ((incorporated by reference from Exhibit 10.17 to the registrant’s Current Report on Form 8-K filed on November 18, 2022).

10.24	Form of Assignment and Assumption Agreement (incorporated by reference from Exhibit 10.24 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.25	Voting Agreement, dated as of February 10, 2023, by and among Movella Holdings Inc., Pathfinder Acquisition LLC, Movella Inc. and the parties listed on the signature pages thereto (incorporated by reference from Exhibit 10.25 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

10.26+	Subscription Agreement, dated as of January 9, 2023, by and among Pathfinder Acquisition Corporation, FP Credit Partners II, L.P. and FP Credit Partners Phoenix II, L.P (incorporated by reference from Exhibit 10.26 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

16.1	Letter from WithumSmith+Brown, PC as to the change in certifying accountant, dated February 10, 2023 (incorporated by reference from Exhibit 16.1 to the registrant’s Current Report on Form 8-K filed on February 13, 2023).

21.1	Subsidiaries of the registrant (incorporated by reference from Exhibit 21.1 to the registrant’s Current Report on Form 8-K on February 13, 2023).

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm of the registrant.

23.2*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm of Pathfinder Acquisition Corporation.

23.3*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 hereto).

101	Cover Page Interactive Data File.

107*	Filing Fee Table.

*	Filed herewith.
+	Certain information was redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.
†	Indicates management contract or compensatory plan.
#

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted exhibits and schedules to the SEC upon its request.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, State of Nevada, on April 26, 2023.

MOVELLA HOLDINGS INC.

/s/ Ben A. Lee
Name: Ben A. Lee
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen Smith and Dennis Calderon, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ben A. Lee Ben A. Lee	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2023

/s/ Stephen Smith Stephen Smith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 26, 2023

/s/ Brent Lang Brent Lang	Chairman	April 26, 2023

/s/ Wen Hsieh Wen Hsieh	Director	April 26, 2023

/s/ Stuart Huizinga Stuart Huizinga	Director	April 26, 2023

/s/ Patricia Ross Patricia Ross	Director	April 26, 2023

/s/ David Chung David Chung	Director	April 26, 2023

/s/ Eric Salzman Eric Salzman	Director	April 26, 2023